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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on August 12, 2004.

Registration No. 333–115996–11

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
FORM F-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Concordia Bus Nordic AB (publ) (Exact name of registrant as specified in its charter)
(For co-registrants, please see "Table of co-registrants" on the following page)
Sweden (State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

Solna Strandväg 78, SE-171 54,
Solna, Sweden 011 46 85 46 30 000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

4100
(Primary Standard Industrial Classification Code Number)

CT Corporation System
111 Eighth Avenue, New York, NY 10011 (212) 894-8600
(Address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of Communications to:
Robert S. Trefny, Esq.
Clifford Chance Limited Liability Partnership
10 Upper Bank Street London E14 5JJ United Kingdom

        Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

9.125% Senior Secured Notes Due August 1, 2009	$157,326,000.00(2)	100%	$157,326,000.00	$19,933.20(3)
Guarantees of 9.125% Senior Secured Notes due August 1, 2009(4)	—	—	—	—

(1)
Estimated solely for the purpose of computing the amount of the registration fee.

(2)
The €130,000,000 face amount of the Senior Secured Notes has been translated into dollars at the rate of $1.2102 per €1.00, the noon buying rate for euro published by the Federal Reserve Bank of New York on May 26, 2004.

(3)
In accordance with Rule 457(f)(1) under the Securities Act of 1933, the filing fee has been calculated on the basis of the market value of the Notes to be received by the Registrants in the exchange offer using the noon buying rate for cable transfers of euros as reported by the Federal Reserve Bank of New York as of May 26, 2004 of $1.2102 per €1.00.

(4)
The Guarantees are fully and unconditionally guaranteed by the co-registrants listed on the following page of this registration statement under the caption "Table of Co-Registrants".

        The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Name of Additional Registrant	State of Incorporation/ Formation	Primary Standard Industrial Classification Code	I.R.S. Employer Identification Number
Concordia Bus Nordic Holding AB	Sweden	4100	Not Applicable
Alpus AB	Sweden	4100	Not Applicable
Enköping-Bålsta Fastighetsbolag AB	Sweden	4100	Not Applicable
Interbus AB	Sweden	4100	Not Applicable
Malmfältens Omnibus AB	Sweden	4100	Not Applicable
Swebus AB	Sweden	4100	Not Applicable
Swebus Busco AB	Sweden	4100	Not Applicable
Swebus Express AB	Sweden	4100	Not Applicable
Swebus Fastigheter AB	Sweden	4100	Not Applicable
Concordia Bus Finland Oy Ab	Finland	4100	Not Applicable
Ingeniør M.O. Schøyens Bilcentraler AS	Norway	4100	Not Applicable

Exchange Offer for
€130,000,000
Concordia Bus Nordic AB (publ)

9.125% Senior Secured Notes due August 1, 2009

Guaranteed by Concordia Bus Nordic Holding AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, Interbus AB, Malmfältens Omnibus AB, Swebus AB, Swebus Busco AB, Swebus Express AB, Swebus Fastigheter AB, Concordia Bus Finland Oy Ab and Ingeniør M.O. Schøyens Bilcentraler AS

        We are offering to exchange our 9.125% Senior Secured Notes due August 1, 2009, which we refer to as the Exchange Notes, for all of our 9.125% Senior Secured Notes due August 1, 2009, which we refer to as the Old Notes. An aggregate principal amount of €130,000,000 of the Old Notes are outstanding.

TERMS OF THE EXCHANGE OFFER:

  •
  Exchange Offer Expiration Date
  9:00 a.m. central European time on September 15, 2004, unless extended.

  •
  Exchange Ratio
  You will receive €1,000 principal amount of Exchange Notes for each €1,000 principal amount of Old Notes that you validly tender.

  •
  Withdrawal Rights
  You may withdraw a tender of the Old Notes at any time prior to the expiration date.

TERMS OF THE EXCHANGE NOTES:

  •
  Substantially Identical to Old Notes
  The terms of the Exchange Notes are substantially identical to those of the Old Notes, except that you can freely trade the Exchange Notes in the United States.

  •
  Ranking
  The Exchange Notes will be senior secured debt of Concordia Bus Nordic AB (publ) ("Concordia"), ranking equally with all of its existing and future senior unsecured debt and senior in right of payment to its existing and future subordinated debt, if any.

  The Exchange Notes will rank senior to all of our future junior subordinated indebtedness.

  As of July 9, 2004, there is no debt that is senior or effectively senior to the Exchange Notes.

  •
  Guarantees
  Concordia Bus Nordic Holding AB and all subsidiaries of Concordia, other than minor dormant subsidiaries, have fully and unconditionally guaranteed the Exchange Notes. The guarantees are joint and several and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements".

  •
  Redemption
  The Exchange Notes may be redeemed at any time on or after February 1, 2007 at the redemption prices listed under "Description of Notes—Optional Redemption."

  •
  Listing
  The Exchange Notes will be listed on the Luxembourg Stock Exchange. The Exchange Notes will not be listed on any U.S. exchange.

        This investment involves risks. You should read "Risk Factors" beginning on page 18.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by that broker-dealer as a result of its market-making activities and other trading activities, acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The date of this prospectus is August 16, 2004.

        You can obtain copies of documents described in, but not included or delivered with this prospectus, without charge to you upon written or oral request. You must address your request to Jan Seljemo, Chief Financial Officer, Concordia Bus Nordic AB (publ), Solna Strandväg 78, SE-171 54 Solna, Sweden. To obtain timely delivery, you must request the information no later than August 25, 2004.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to it to any broker-dealer that requests additional copies of the prospectus or the letter of transmittal. Until September 25, 2004, all dealers effecting transactions in the Exchange Notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

TABLE OF CONTENTS

Where You Can Find More Information
Enforcement of Certain Civil Liabilities
Currency and Financial Statement Presentation
Summary
Risk Factors
Cautionary Notice Regarding Forward-Looking Statements
Use of Proceeds From the Exchange Offer
Exchange Rates
Capitalization
Selected Consolidated Historical Financial Data
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Principal Shareholders and Related Party Transactions
Description of Other Material Indebtedness
Description of Notes
The Exchange Offer
Plan of Distribution
Material Tax Considerations
Legal Matters
Experts
General Information
Index to Financial Statements

        You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form F-4 under the Securities Act of 1933 to register the exchange offer contemplated in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information presented in the registration statement. For further information about us, the exchange offer and any document referred to in this prospectus, you should refer to the registration statement and its exhibits.

        The registration statement, its exhibits and schedules, reports and other information that we have filed with or furnished to the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also contact the Commission at 1-800-SEC-0330 and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York, 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can obtain copies of this material by mail from the Public Reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        Concordia is organized under the laws of Sweden and the Guarantors are organized under the laws of Sweden, Norway and Finland. All of our directors, executive officers and our subsidiaries and the independent auditors named in this prospectus are non-residents of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce against any of them judgments of US courts predicated upon civil liabilities under US federal securities laws. Although we agree under the terms of the indenture relating to these Notes to accept service of process in the United States by an agent designated for such purpose, it may not be possible for investors to (i) effect service of process within the United

i

States upon our officers and directors and the independent auditors named herein and to (ii) realize in the United States upon judgments against such persons obtained in such courts predicated upon civil liabilities of such persons, including any judgments predicated upon US federal securities laws to the extent such judgments exceed such person's US assets. There is also doubt as to the enforceability in Sweden, Norway and Finland, in original actions or in actions for enforcement, of judgments of US courts predicted upon the civil liability provisions of the federal securities laws of the United States.

CURRENCY AND FINANCIAL STATEMENT PRESENTATION

        Unless otherwise indicated, references in this prospectus to "SEK," "Swedish Krona" or "Swedish Kronor" are to the lawful currency of Sweden; references to "euro" or "€" are to the single currency of the participating Member States in the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community, as amended from time to time; references to "Norwegian Kroner" or "NOK" are to the lawful currency of Norway; and references to "US dollars" or "$" are to the lawful currency of the United States of America.

        We prepare our consolidated financial statements in Swedish Kronor. For information regarding recent rates of exchange between Swedish Kronor and US dollars, see the section "Exchange Rates."

        The consolidated financial statements of Concordia Bus Nordic Holding AB are prepared in accordance with accounting principles generally accepted in Sweden ("Swedish GAAP"), which differ in certain respects from generally accepted accounting principles in certain other countries. The significant differences between Swedish GAAP and accounting principles generally accepted in the United States of America ("US GAAP") are discussed in Note 32 to the consolidated financial statements of Concordia Bus Nordic Holding AB included elsewhere in this prospectus.

ii

SUMMARY

        The following summary contains basic information about us and the exchange offer. Because this is a summary, it does not contain all the information that may be important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire document, including Concordia Bus Nordic Holding AB's consolidated financial statements included herein and the notes thereto, and the documents we have referred you to.

        The information set out in sections of this prospectus describing clearing arrangements is subject to any change in or reinterpretation of the rules, regulations and procedures of Euroclear or Clearstream, which we refer to as the clearing systems, currently in effect. Investors wishing to use the facilities of any of the clearing systems are advised to confirm the continued applicability of the rules, regulations and procedures of the relevant clearing system. We will have no responsibility or liability for any aspect of the records relating to, or payments made on account of, book-entry-interests held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to these book-entry-interests.

        Unless otherwise stated in this prospectus or unless the context otherwise requires, references to "Concordia," "we," "us" or "our" are to Concordia Bus Nordic AB and, as the context may require, its subsidiaries; references to "our indirect Parent" are to Concordia Bus AB (publ) and, as the context may require, its subsidiaries; references to "our direct Parent" or "the Parent Guarantor" are to Concordia Bus Nordic Holding AB and, as the context may require, its subsidiaries; references to "Swebus" are to Swebus AB; references to "Concordia Finland" are to Concordia Bus Finland Oy Ab; references to "SBC" are to Ingeniør M.O. Schøyens Bilcentraler AS; references to "SG" or the "Schøyen Group" are to Schøyen Gruppen AS; and references to "Bus Holdings" are to Bus Holdings S.a.r.l.

Overview

        We provide public bus transportation services in Sweden, Norway and Finland, operating through our three main operating subsidiaries: Swebus, SBC and Concordia Finland, respectively. We also provide express bus and coach hire services. In Sweden, we currently operate 3,156 buses, and are the largest operator through Swebus, with an estimated market share of approximately 31.3% of the public bus transportation market (measured by the number of buses in operation). This market share data has been calculated based on the share of total number of buses, as provided by the relevant CPTA. In Norway, SBC currently operates 405 buses (of these 405 buses, 94 had been purchased pursuant to a contract entered into in January of 2004 and included in the February 29, 2004 year end totals, though these 94 buses were not delivered to SBC until March of 2004) and has an estimated 20% market share of the public bus transportation market in southeastern Norway, which includes Oslo and neighboring cities. This market share data has been calculated based on the share of total number of buses, as provided by the relevant CPTA. In Finland, Concordia Finland currently operates 347 buses and is the second largest operator in the greater Helsinki area with a market share of approximately 26%. This market share data has been calculated based on the relative number of contract kilometres. This information is made available at each tendering.

        Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization was performed whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

        Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB (publ) from one of its dormant subsidiaries. Concordia Bus Nordic Holding AB is a non-operating holding company that has no assets other than its shares in Concordia Bus Nordic AB (publ).

        For the year ended February 29, 2004, we had net revenue of SEK 4,761 million. We sustained operating losses of SEK 108 million for the year ended February 29, 2004, SEK 123 million for the year ended February 28, 2003 and SEK 115 million for the year ended February 28, 2002. We sustained net losses of SEK 171 million for the year ended February 29, 2004, SEK 179 million for the year ended February 28, 2003 and SEK 173 million for the year ended February 28, 2002.

        Pursuant to an intercompany loan agreement entered into on February 28, 2002, as amended and restated as of the issue date, Concordia Bus AB provided a shareholder loan (the "Subordinated Shareholder Loan") to Concordia of SEK 501 million in aggregate principal amount, comprising a portion of the net proceeds of the Parent Notes issued in 2002. The current outstanding balance of the Subordinated Shareholder Loan is SEK 368 million. The terms of this Subordinated Shareholder Loan, as so amended and restated, provide that (i) interest accrues at a rate of 11% per annum, (ii) the loan is payable on demand and (iii) payments in respect of the Subordinated Shareholder Loan have been subordinated to our obligations under the Notes. The Subordinated Shareholder Loan will mature on February 14, 2010.

Our Address

        Our principal executive office is located at Solna Strandväg 78, SE-171 54, Solna, Sweden, and our telephone number is +46 85 46 30 000. Our Internet address is www.concordiabus.com.

Corporate Structure

        The following chart sets forth the corporate structure of Concordia.

(a)
Bus Holdings is an affiliate of Goldman Sachs International.

(b)
Under the terms of a management services agreement, Concordia Bus Management AS has agreed with Concordia Bus BV to provide specified management services to Concordia Bus BV and its subsidiaries. See "Principal Shareholders and Related Party Transactions" for a description of the management services agreement.

(c)
Pursuant to an intercompany loan agreement entered into on February 28, 2002, as amended and restated, Concordia Bus AB provided the Subordinated Shareholder Loan to Concordia of SEK 501 million in aggregate principal amount, comprising a portion of the net proceeds of the Parent Notes issued in 2002. The current outstanding balance of the Subordinated Shareholder Loan is SEK 368 million. The terms of this Subordinated Shareholder Loan, as so amended and restated, provide that (i) interest accrues at a rate of 11% per annum, (ii) the loan is payable on demand and (iii) payments in respect of the Subordinated Shareholder Loan are subordinated to our obligations under the Notes. The Subordinated Shareholder Loan will mature on February 14, 2010.

(d)
The Notes benefit from (i) a pledge by our direct Parent of the shares in Concordia, (ii) a pledge by Concordia of the shares of all of its operating subsidiaries, (iii) certain other security, including a pledge by Swebus Busco AB of all of the buses it owns (with a book value at November 30, 2003, of approximately SEK 1.3 billion), which represents substantially all of the tangible fixed assets of Concordia and its operating subsidiaries, and a pledge by Swebus AB of a floating charge over its assets securing an amount up to SEK 100 million and (iv) a pledge by Concordia of certain secured intercompany loans to Swebus AB and Swebus Busco AB, in the amounts of SEK 200 million and SEK 800 million, respectively, pursuant to which a second ranking security interest over certain assets of those Guarantors has been granted to Concordia. The Indenture in respect of the Notes includes certain intercreditor arrangements between Concordia and the Trustee with respect to the Collateral securing such intercompany loans. The laws of certain jurisdictions may limit recovery over security constituting the Collateral. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements."

(e)
The Notes are guaranteed on a senior basis by all of Concordia's operating subsidiaries as well as by our direct Parent, Concordia Bus Nordic Holding AB (together, the "Guarantors"). These subsidiaries are: Swebus AB, Swebus Busco AB, Swebus Express AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler AS, Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Malmfältens Omnibus AB and Enköping-Bålsta Fastighetsbolag AB. The laws of certain jurisdictions may limit the enforceability of certain guarantees. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements."

(f)
These companies are dormant and have no material assets. Concordia has designated Arlanda Buss AB, Billingens Trafik AB, Enköping-Bålsta Trafik AB, Gävle Trafik AB, Hälsinge Wasatrafik AB, AB Härnösandsbuss, Karlstadsbuss AB, AB Kristinehamns Omnibusstrafik, Saltsjöbuss AB, Swebus Service AB, Swebus Västerås AB, Tumlare Buss AB, Wasabuss AB and Wasatrafik AB as unrestricted subsidiaries. These companies will not guarantee the Notes.

The Exchange Offer

        The exchange offer applies to the €130,000,000 aggregate principal amount at maturity of the Old Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The Exchange Notes will be entitled to the benefits of the Indenture under which the Old Notes were issued. We sometimes refer to the Old Notes and the Exchange Notes collectively in this prospectus as the "Notes". You should read "Description of Notes" for additional information about the terms of the Notes.

The Exchange Offer	We are offering to exchange each €1,000 principal amount of Exchange Notes for each €1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing €130,000,000 aggregate principal amount at maturity are outstanding.

To be exchanged, an outstanding Old Note must be properly tendered by you and accepted by us. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. If you wish to tender your Old Notes for exchange in the exchange offer, you must send your response to the exchange agent on or prior to the expiration date. We will issue Exchange Notes on or promptly after the expiration of the exchange offer.
Resale of the Exchange Notes
Based on an interpretation by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to third parties, we believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, if you are not our affiliate, the Exchange Notes issued in the exchange offer are being acquired by you in the normal course of business, you are not participating in the distribution of the Exchange Notes, you have no intention of participating in the distribution of Exchange Notes and you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by that broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. You should read "Plan of Distribution". If you are a broker-dealer who purchased Old Notes directly from us for resale, you may not participate in the exchange offer.

Registration Rights Agreements
We sold the Old Notes on January 16, 2004 in a private placement. In connection with the sale, we executed an Exchange and Registration Rights Agreement for the benefit of the purchasers under which we agreed to effect the exchange offer. You should read the information under the heading "Purpose and Effect" in "The Exchange Offer".
Expiration Date
The exchange offer will expire at 9:00 a.m., central European time, September 15, 2004, or at a later date and time to which it is extended. Any Old Notes not accepted for exchange for any reason or properly withdrawn will be returned without expense to you promptly after the expiration or termination of the exchange offer.
Withdrawal	You may withdraw your tender of Old Notes during the exchange offer at any time prior to 9:00 a.m., central European time, on the expiration date.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, some of which may be waived by us. You should read the information under the heading "Conditions" in "The Exchange Offer" for a description of these conditions.
Procedures for Tendering Old Notes
Prior to tendering any Old Notes, you should read this prospectus and the letter of transmittal. In addition, you must comply with the procedures established by Euroclear and/or Clearstream, as the case may be, prior to the expiration date. By executing or agreeing to be bound by the letter of transmittal and by participating in the exchange offer, you will represent to us that, among other things,
	•	the Exchange Notes acquired under the terms of the exchange offer are being obtained by you in the ordinary course of your business,
	•	you do not intend to engage in a distribution of those Exchange Notes,
	•	you do not intend to engage in a distribution of those Exchange Notes,
	•	you do not have an arrangement or understanding with any person to participate in the distribution of those Exchange Notes,
	•	you are not an affiliate of us, and
•
if you are a broker-dealer, you acquired the Old Notes as a result of market-making or other trading activities and will deliver a copy of this prospectus in connection with any resale of Exchange Notes.

Under the terms of the Exchange and Registration Rights Agreement, we are required to file a registration statement for a "shelf" registration providing for the registration and sale on a continuous or delayed basis in respect of the Old Notes if existing interpretations of the Securities and Exchange Commission are changed so that the Exchange Notes received by you in the exchange offer are not or would not be, upon receipt, transferable by you (unless you are our affiliate) without restriction under the Securities Act.
Acceptance of Old Notes and Delivery of Exchange Notes

We will accept for exchange any and all Old Notes which you properly tender prior to 9:00 a.m., central European time, on the expiration date. We will issue the Exchange Notes promptly following the expiration date.
Exchange Agent	Deutsche Bank AG London is serving as exchange agent for the exchange offer. They can be reached by telephone at +(44) 20-7545-8000 for more information.
United States Tax Considerations
The exchange under the terms of the exchange offer will not be a taxable event for US federal income tax purposes. You should read the information under the heading "United States Federal Tax Considerations—Sale, Exchange, Retirement and Other Disposition of the Notes" in "Material Tax Considerations".
Effect of Not Tendering
If you choose not to tender your Old Notes, or if they are not accepted, the existing transfer restrictions will continue to apply. We do not have any further obligation to provide for the registration of the Old Notes under the Securities Act. Old Notes will, following consummation of the exchange offer, bear interest at the same rate as the Exchange Notes.

Summary of Key Terms of the Exchange Notes

        The Exchange Notes are registered under the Securities Act and accordingly are not subject to several restrictions on transfer applicable to the Old Notes. Except as provided in the previous sentence, the Exchange Notes have terms and conditions identical in all material respects to those of the Old Notes. Accordingly, the following description of the Notes applies equally to the Old Notes and the Exchange Notes.

Issuer	Concordia Bus Nordic AB (publ), a Swedish limited liability company.
Notes Offered	€130 million principal amount of 9.125% Senior Secured Notes due August 1, 2009.
Guarantors
Each of our operating subsidiaries (currently Swebus AB, Swebus Busco AB, Swebus Express AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler AS, Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, MalmFältens Omnibus AB and Enköping-Bålsta Fastighetsbolag AB, together, "Subsidiary Guarantors") and our direct Parent (together with the Subsidiary Guarantors, the "Guarantors") will guarantee the Notes on a senior basis (the "Subsidiary Guarantees" and the "Holding Guarantee," respectively, and together the "Note Guarantees"). Under the Indenture, other subsidiaries may also in the future be required to become Subsidiary Guarantors. Each future Subsidiary Guarantor will become a Guarantor upon execution of a supplemental indenture. For each future Guarantor, a supplemental listing prospectus will be filed with the Luxembourg Stock Exchange and notices will be published in accordance with the rules of the Luxembourg Stock Exchange and provided to the Trustee and the Collateral Agent.
Issue Price	100%, plus accrued interest from January 22, 2004.
Maturity Date	August 1, 2009.
Sinking Fund	None.
Interest	Interest accrues at an annual rate of 9.125%.
Payment frequency: every six months on each February 1 and August 1.
First payment August 1, 2004.
Ranking of the Notes and Note Guarantees
The Notes will be our general obligations that rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will be at least pari passu with all our existing and future unsecured liabilities that are not so subordinated and will effectively rank senior in right of payment to our unsecured liabilities with respect to the value of the Collateral securing the Notes and the Note Guarantees (subject to any priority rights for such unsecured liabilities pursuant to applicable law). As of July 9, 2004, there is no debt that ranks senior or effectively senior to the Exchange Notes.

The Note Guarantees will be general obligations of the respective Guarantors, ranking senior in right of payment to any existing and future indebtedness that is expressly subordinated in right of payment to such Note Guarantees. The Note Guarantees will be at least pari passu with all existing and future unsecured liabilities of the respective Guarantors that are not so subordinated and will rank effectively senior in right of payment to the unsecured liabilities of those Guarantors with respect to the value of the Collateral securing the Note Guarantees (subject to any priority rights for such unsecured liabilities pursuant to applicable law).

The Note Guarantees may be limited in amount and enforceability by applicable laws as described under "Risk Factors." In particular, the Note Guarantees could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements."
Release of the Note Guarantees	A Note Guarantee given by a Guarantor may be released in certain circumstances, including:
(1) Upon repayment in full of the Notes;
(2) upon a legal defeasance or covenant defeasance as described under the caption "Description of Notes—Defeasance;"

(3) upon the designation by us of a Subsidiary Guarantor as an Unrestricted Subsidiary (for a definition of Unrestricted Subsidiary please see "Description of Notes—Certain Definitions—Unrestricted Subsidiary") in compliance with the terms of the Indenture;

(4) upon the sale of a Subsidiary Guarantor in compliance with the terms of the Indenture (including the covenant described under the caption "Description of Notes—Certain Covenants—Limitation on sales of Assets and Subsidiary Stock") resulting in such Subsidiary Guarantor no longer being a Restricted Subsidiary, so long as (a) such Subsidiary Guarantor is simultaneously released from its obligations in respect of any of our other indebtedness or any indebtedness of any other Restricted Subsidiary and (b) the proceeds from such sale or disposition are used for the purposes permitted or required by the Indenture; or

(5) upon release or discharge (other than as a result of the payment thereof), to the extent then existing, of the guarantee or security granted by a Subsidiary Guarantor that resulted in the issuance of the Subsidiary Guarantee pursuant to the covenant described under "Description of Notes—Certain Covenants—Limitations on Issuances of Guarantees of Indebtedness; Release of Guarantees."
Security
The Notes will benefit from (i) a pledge by our direct Parent of the shares in Concordia, (ii) a pledge by Concordia of the shares of all of its operating subsidiaries, (iii) certain other security, including a pledge by Swebus Busco AB of all of the buses it owns (with a book value at February 29, 2004 of approximately SEK 1,268 million), which represents substantially all of the tangible fixed assets of Concordia and its operating subsidiaries, and a pledge by Swebus AB of a floating charge over its assets securing an amount up to SEK 100 million and (iv) a pledge by Concordia of certain secured intercompany loans (the "Guarantor Intercompany Loans") to Swebus AB and Swebus Busco AB, in the amounts of SEK 200 million and SEK 800 million, respectively, pursuant to which a second ranking security interest over certain assets of those Guarantors has been granted to Concordia. The Indenture in respect of the Notes will include certain intercreditor arrangements between Concordia and the Trustee with respect to the Collateral securing such intercompany loans. The enforceability of the Security and the amounts recoverable thereunder may be limited by applicable laws. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements." See "Description of Notes."

Optional Redemption
Before February 1, 2007, we may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more public offerings of our or our ultimate parent company's (Concordia Bus BV's) equity at the redemption price listed under "Description of Notes—Optional Redemption."
On or after February 1, 2007, we may redeem some or all of the Notes at any time at the redemption prices listed under "Description of Notes—Optional Redemption."
Repurchase at Option of Holders
If we experience specific kinds of changes of control, such as: a sale, conveyance or other disposition of all or substantially all of the assets of Concordia and its subsidiaries taken as a group, the liquidation or dissolution of any Parent Company, the Permitted Holders (as defined herein) hold less than 51% of the aggregate ordinary voting power of any Parent Company or Concordia prior to a Public Equity Offering (as defined herein) or after such a Public Equity Offering any person or group owns 35% of the aggregate ordinary voting power of any Parent Company or Concordia and their share exceeds that of the Permitted Holders, a majority of the members of the board of directors as of the Issue Date ceases to remain a majority, or upon merger, or if we sell certain assets without having met certain conditions, we must offer to repurchase the Notes at the prices listed under the headings "Change of Control Event" and "Asset Sales" in the section "Description of Notes." There is no other issue of debt of Concordia or its subsidiaries that would be redeemable or in default if a change of control were to occur. However, if a change of control were to occur, the lessor under our operating leases would have the right to terminate such operating leases.
Basic Covenants of Indenture
The Indenture governing the Notes appoints Deutsche Bank Trust Company Americas, as Trustee. The indenture, among other things, restricts our ability and the ability of our subsidiaries to: incur additional debt; pay or repurchase shares or junior debt; make investments; use assets as security in other transactions; enter into transactions with affiliates; issue or sell shares in subsidiaries; dispose of assets; or merge or consolidate with or into other companies. For more details, see "Description of Notes—Asset Sales" and "—Certain Covenants."
Regulatory Requirements
All regulatory requirements, including the requirements of U.S. federal securities laws and the regulatory requirements of Sweden, Norway and Finland, except for subsequent filings with the Central Bank of Sweden (Sw. Sveriges Riksbank) for payment statistics purposes, have been complied with and no further government approvals must be obtained in connection with the transaction.

Listing	The Notes are listed on the Luxembourg Stock Exchange.

Risk Factors

        You should consider carefully all the information set forth in this prospectus and, in particular, should evaluate the specific factors involved with an investment in the Exchange Notes under the section "Risk Factors" beginning on page 18.

Summary Consolidated Historical Financial and Operating Data

        Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization was performed whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

        Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB (publ) from one of its dormant subsidiaries. Concordia Bus Nordic Holding AB is a non-operating holding company that has no assets other than its shares in Concordia Bus Nordic AB (publ). Subsequent to the reorganization, the consolidated financial position, results of operations and cash flows of Concordia Bus Nordic AB (publ) are the same as that of Concordia Bus Nordic Holding AB. Since this was a reorganization of entities under common control, the consolidated financial statements contained in this prospectus are presented as if Concordia Bus Nordic Holding AB was in existence as the shareholder of Concordia Bus Nordic AB (publ) for all periods presented.

        The following tables set forth summary consolidated financial data derived from audited financial statements of Concordia Bus Nordic Holding AB as of and for the years ended February 28, 2002, February 28, 2003 and February 29, 2004. This information should be read in conjunction with the sections "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

        The consolidated financial statements of Concordia Bus Nordic Holding AB have been prepared in accordance with Swedish GAAP, which differ in certain significant respects from US GAAP. The significant differences between Swedish GAAP and US GAAP are discussed in Note 32 to the consolidated financial statements of Concordia Bus Nordic Holding AB included elsewhere in this prospectus.

CONCORDIA BUS NORDIC HOLDING AB

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
(in millions, except per share amounts and operating data)

	As of and for the year ended
	February 28,
			February 29, 2004
	2002	2003
	SEK	SEK	SEK
Statement of Operations
Net revenue	4,226	4,758	4,761
Operating expenses	(3,999)	(4,505)	(4,544)
Gain (loss) on sale of fixed assets	20	(4)	6
Depreciation, amortization and impairments	(362)	(372)	(331)

Operating loss	(115)	(123)	(108)
Financial income and expense, net(a)	(104)	(105)	(146)
Income taxes	46	49	83

Net loss	(173)	(179)	(171)

Net loss per share (in thousands of SEK)	(577)	(596)	(572)

Balance Sheet Data
Total fixed assets	2,321	2,127	1,827
Of which: buses	1,971	1,793	1,491
Total current assets	1,035	757	1,024
Total shareholder's equity	692	412	235
Total provisions	269	198	146
Total non-current liabilities	1,652	858	1,216
Total current liabilities	743	1,416	1,254
Total debt	1,691	1,497	1,589
Of which: Subordinated Shareholder Loan, net(b)	631	494	368
Of which: senior debt(c)	1,060	1,003	1,221
Cash Flow Data
Cash flow from operations	39	(66)	24
Cash flow from investing activities	274	(136)	(11)
Cash flow from financing activities	(78)	(95)	152
Total capital expenditures	43	216	32
Of which: capital expenditures on buses	21	182	15
US GAAP:
Net loss	(188)	(168)	(127)
Basic and diluted loss per share (in thousands of SEK)	(626)	(560)	(425)
Shareholder's equity, end of year	1,231	952	826
Selected Operating Data
Number of buses at year end:
Owned and under financial leases	2,866	2,793	2,591
Under operating leases	784	1,156	1,317

Total buses operated at year end	3,650	3,949	3,908
Average number of employees during the year	6,924	7,484	7,512
Kilometers of service provided during the year (in thousands)	249,169	270,404	257,672
Other Financial Data
Operating lease rental expense	230	350	388
Net present value of operating leases(d)	748	1,003	957
Ratio of earnings to fixed charges under Swedish GAAP(e)	—	—	0.0	x
Ratio of earnings to fixed charges under U.S. GAAP(e)	—	—	0.3	x

(a)
Includes financing costs and other financial charges and unrealized exchange rate gains and losses on loans denominated in foreign currency. The net foreign currency exchange gains and losses represented SEK 3 million, SEK 4 million and SEK (7) million for the years ended February 28, 2002 and 2003 and February 29, 2004, respectively.

        (footnotes continued on following page)

(b)
The Subordinated Shareholder Loan, net, reflects the combination of the net balance of the initial subordinated loan of SEK 501 million and aggregate group contributions received by Concordia Bus AB (publ) from Concordia Bus Nordic Holding AB and its subsidiaries in exchange for tax losses from Concordia Bus AB (publ) and cash payments from Concordia Bus Nordic Holding AB to Concordia Bus AB (publ) relating to servicing the Parent Notes. For a description of the Subordinated Shareholder Loan, see "Description of Other Material Indebtedness—Subordinated Shareholder Loan from Our Indirect Parent."

(c)
Total senior debt includes long-term senior debt and the short-term portion of long-term senior debt including obligations under financial lease arrangements but excluding the Subordinated Shareholder Loan. Concordia Bus Nordic Holding AB believes that total senior debt is a useful supplement to total debt and other balance sheet data as it indicates the amount of debt Concordia Bus Nordic Holding AB owes that historically was ranked pari passu with the Notes.

(d)
Net present value of operating leases represents the net present value of future minimum lease payments for vehicles, real estate and certain other leased assets under operating lease arrangements.

(e)
Ratio of earnings to fixed charges is expressed as net income before taxation plus fixed charges (interest expenses, amortization of financing fees and the interest component of operating leases) divided by fixed charges. Earnings are inadequate to cover fixed charges by SEK 219 million under Swedish GAAP and by SEK 228 million under U.S. GAAP for the year ended February 28, 2002. For the year ended February 28, 2003 earnings were inadequate to cover fixed charges by SEK 228 million under Swedish GAAP and SEK 226 million under U.S. GAAP. For the year ended February 29, 2004 earnings were inadequate to cover fixed charges by SEK 254 million under Swedish GAAP and SEK 198 million under U.S. GAAP. See Exhibit 12.1 to this Form F-4.

RECONCILIATION OF CERTAIN FINANCIAL DATA TO ACCOUNTS OF CONCORDIA BUS AB

        Concordia Bus AB (publ) is subject to certain provisions of the periodic reporting and other information requirements of the Exchange Act. The following table reconciles certain line items of the financial statements of Concordia Bus Nordic Holding AB with the corresponding line items of the accounts of Concordia Bus AB (publ). Amounts in each reconciling line item set forth below were recognized or incurred by Concordia Bus AB (publ) but were not recognized or incurred by Concordia Bus Nordic Holding AB.

	As of and for the year ended
	February 28,		February 29,
	2002	2003	2004
	SEK	SEK	SEK
Operating loss—Concordia Bus Nordic Holding AB	(115)	(123)	(108)
Management charges, net	3	(15)	(11)
Professional fees to third parties(a)	(3)	(2)	(4)
Goodwill amortization	(32)	(32)	(32)

Operating loss—Concordia Bus AB	(147)	(172)	(155)
Financial income and expenses, net—Concordia Bus Nordic Holding AB	(104)	(105)	(146)
Parent Notes interest	(108)	(160)	(161)
Financial income in Concordia Bus AB	5	—	1
Amortization of deferred financing costs	(7)	(10)	(10)
Foreign exchange gains and losses on Parent Notes, net	—	(6)	(15)
Subordinated Shareholder Loan interest elimination, net	(3)	26	23

Financial interest income and expenses net—Concordia Bus AB	(217)	(255)	(308)
Total senior debt—Concordia Bus Nordic Holding AB(b)	1,060	1,003	1,221
Parent Notes	1,454	1,460	1,475

Total debt—Concordia Bus AB	2,514	2,463	2,696
Cash and bank balances—Concordia Bus Nordic Holding AB	480	180	346
Cash and balances in Concordia Bus AB	—	19	—
Utilized overdraft facility in Concordia Bus AB	(58)	—	—

Cash and bank balances—Concordia Bus AB	422	199	346

(a)
Third parties are entities not included in the Concordia Bus BV group of companies (as depicted under the caption "Summary—Corporate Structure").

(b)
Total senior debt includes long-term senior debt and the short-term portion of long term senior debt including obligations under financial lease arrangements but excluding the Subordinated Shareholder Loan.

RISK FACTORS

        Prior to investing in the Notes, prospective investors should consider the following risk factors, together with the other information set forth in this prospectus. This section of the prospectus describes important risks that may cause actual results or performance to differ materially from the results or performance described in the forward-looking statements throughout this prospectus.

Risks Related to the Notes

Concordia is a holding company with no revenue generating operations of its own.

        Concordia is a holding company. Our principal asset is our investment in our subsidiaries. We conduct no business or operations except through direct and indirect subsidiaries. Our ability to service our indebtedness, including the Notes, is entirely dependent upon the receipt of funds from our subsidiaries by means of dividends, interest, intercompany loans or otherwise. The ability of our subsidiaries to make those funds available to us is subject to, among other things, applicable corporate and other laws and restrictions contained in agreements to which such subsidiaries may be subject. We cannot assure you that our subsidiaries will be in a position to make funds available to us. Although the indenture related to the Notes limits the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, such limitations are subject to a number of significant qualifications. See the section "Description of Notes." Also, according to Swedish law, our subsidiaries may only pay dividends to us to the extent that they have distributable earnings. All of our subsidiaries, except for Concordia Bus Finland, have historically had distributable earnings. This could have a material adverse effect on our financial condition.

We expect that our direct Parent and our indirect Parent will seek to cause us to make funds available for interest payments under the Parent Notes.

        We are a wholly-owned indirect subsidiary of our indirect Parent, which is required by the terms of the Parent Notes to make semi-annual interest payments on the Parent Notes, which bear interest at 11%. Currently, the total aggregate amount of Parent Notes outstanding is €160,000,000. Annual interest costs on the Parent Notes currently equal €17,600,000. A portion of the net proceeds received from the issuance of the Parent Notes was loaned to us by our indirect Parent pursuant to the Subordinated Shareholder Loan, which is a subordinated intercompany loan and which bears interest at a rate of 11% and matures on February 14, 2010. The current outstanding balance of the Subordinated Shareholder Loan is SEK 368 million. Payments made by us in respect of the Subordinated Shareholder Loan will not be sufficient to allow our indirect Parent to make interest payments on the Parent Notes. In addition to the payments we make in respect of the Subordinated Shareholder Loan, therefore, we expect that our direct Parent, which is entirely dependent upon the receipt of funds from us and our subsidiaries and whose interests may conflict with holders of the Notes, will seek for us to make funds available to it so that our indirect Parent may make interest payments on the Parent Notes. The terms of the Notes will permit us to make distributions to our Parents, whether in the form of dividends, distributions, advances or otherwise for the purpose of making these semi-annual interest payments. We intend to make such distributions to our Parents via dividends, by making interest payments on the Subordinated Shareholder Loan, or by repaying the principal on the Subordinated Shareholder Loan. However, according to Swedish law, we can only pay dividends to our Parents to the extent that we have distributable earnings. This could have a material adverse effect on our financial condition.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our debt, including the Notes, will depend on our subsidiaries' ability to generate cash in the future and our subsidiaries' ability to generate distributable earnings or other funds available for that purpose. We currently require €11,900,000 to service our debt on an annual basis and are not required to make any payments of principal prior to maturity. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

        Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations and available cash will be adequate to meet our future liquidity and debt service needs. However, we cannot assure you that (1) our business will generate sufficient cash flow from operations, particularly if our bus fleet grows more rapidly than anticipated, with the associated increase in operating lease costs, (2) currently anticipated cost savings, fleet management strategies and operating improvements will be realized on schedule, or at all or (3) future borrowings will be available to us in an amount sufficient to enable us to make required payments on, and redemptions of, our debt, including these Notes, or to fund our other liquidity needs.

        We sustained operating losses of SEK 108 million for the year ended February 29, 2004, SEK 123 million for the year ended February 28, 2003 and SEK 115 million for the year ended February 28, 2002. We sustained net losses of SEK 171 million for the year ended February 29, 2004, SEK 179 million for the year ended February 28, 2003 and SEK 173 million for the year ended February 28, 2002,

        We may need to refinance all or a portion of our and our subsidiaries' debt, including the Notes, on or before maturity. We may not be able to refinance any of such debt, including debt under the Notes, on commercially reasonable terms or at all, which could have a material adverse effect on our business.

        Further, our indirect Parent's ability to make payments on the Parent Notes is currently wholly dependent upon our and our subsidiaries' ability to make payments in connection with the Subordinated Shareholder Loan, as well as our and our subsidiaries' ability to generate distributable earnings for that purpose. Although we believe that, after making payments permitted in respect of the Subordinated Shareholder Loan, we will have available distributable earnings to make payments in respect of the Parent Notes, we cannot assure you we will have sufficient distributable earnings to do so. Any failure to provide funds to our direct Parent sufficient to make interest payments on the Parent Notes could result in a default under the Parent Notes. A default on the Parent Notes could result in an insolvency of our indirect Parent, which would accelerate payment on the Notes in accordance with the terms of the indenture. Even if our indirect Parent did not suffer an insolvency, such default could limit our ability to obtain funding, which could have a material adverse effect on our business.

Our substantial leverage could adversely affect our ability to run our business.

        We have now and will continue to have a significant amount of debt. As of February 29, 2004, our total consolidated debt was approximately SEK 1,589 million, of which total consolidated senior debt was approximately SEK 1,221 million and our shareholders equity was SEK 235 million. We also have substantial liabilities in the form of our operating lease payments. The present value of future lease payments for our operating lease liability for February 29, 2004 was SEK 957 million, SEK 1,003 million for the year ended February 28, 2003 and SEK 748 million for the year ended February 28, 2002.

        In addition, we expect that our direct Parent and our indirect Parent will seek to cause us to make funds available to them, in excess of our obligations in respect of the Subordinated Shareholder Loan, in respect of our indirect Parent's interest payment obligations under the Parent Notes. See "Risk Factors—Risks Related to the Notes—Concordia is a holding company with no revenue generating operations of its own. We expect that our direct Parent and our indirect Parent will seek to cause us to make funds available for interest payments under the Parent Notes."

        Our and our subsidiaries' substantial debt, and such need to provide funds to our direct Parent, could have important consequences for you. For example, it could among other things:

  •
  make it more difficult for us to satisfy our obligations under the Notes;

  •
  limit our ability to fund our working capital, capital expenditures and general corporate requirements;

  •
  limit our ability to borrow additional funds;

  •
  limit our ability to enter into operating leases for buses;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the funds available to us for other purposes;

  •
  make us more vulnerable to economic downturns; and

  •
  reduce our flexibility to respond to changing business and economic conditions.

        In addition, we and our subsidiaries may be able to incur substantial additional debt in the future. The terms of the indenture restrict but do not fully prohibit us and our subsidiaries from borrowing after completion of this offering, and some of those borrowings may be secured. To the extent one or more of the Note Guarantees may be limited in value, or unenforceable, as a result of applicable laws, future borrowings by Subsidiary Guarantors will be effectively senior in right of payment to the Notes. Further, if new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

        Any of the foregoing could have a material adverse effect on our business, our ability to make payments under the Notes and our ability to continue presenting our financial statements under the assumption that we are a going concern.

The terms of our indebtedness restrict our corporate activities.

        The Indenture under which the Notes will be issued, and the indenture under which the Parent Notes were issued, restrict, and in some cases prohibit, among other things, our and our subsidiaries' ability to:

  •
  incur additional debt;

  •
  make prepayments of certain debt;

  •
  pay dividends;

  •
  make investments;

  •
  engage in transactions with affiliates;

  •
  issue capital stock;

  •
  create liens;

  •
  sell assets; and

  •
  engage in mergers and consolidations.

        A failure to comply with these covenants could result in a default under the Notes, which in turn could result in an event of default under our other indebtedness, or an event of default under the Parent Notes.

We may not have the ability to raise the funds necessary to finance the change of control offer or asset sale offers required by the indenture.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes. Furthermore, a change of control may result in a default under and possibly acceleration of other senior debt we may incur. Also, if we or our subsidiaries sell assets we may, subject to conditions, be required to offer to repurchase Notes. It is possible, however, that we will not have sufficient funds at the time we are required to make such an offer to make the required repurchase of Notes. See the heading "Repurchase at the Option of Holders" in the section "Description of Notes."

Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements.

        Generally, claims of creditors of a subsidiary will have priority with respect to the assets of such subsidiary over the claims of creditors of its parent company. However, subject to the limitations and qualifications described below, holders of the Notes will have direct claims against the Guarantors under the Note Guarantees. Guarantors guaranteeing the Notes at closing include:

Name	Jurisdiction of Incorporation
Alpus AB	Sweden
Concordia Bus Nordic Holding AB	Sweden
Enköping-Bålsta Fastighetsbolag AB	Sweden
Interbus AB	Sweden
Malmfältens Omnibus AB	Sweden
Swebus AB	Sweden
Swebus Busco AB	Sweden
Swebus Express AB	Sweden
Swebus Fastigheter AB	Sweden
Ingeniør M.O. Schøyens Bilcentraler AS	Norway
Concordia Bus Finland Oy Ab	Finland

        Enforcement of the Note Guarantees and Collateral may be limited in certain circumstances. Any such limitation would, if applicable, effectively subordinate the Notes in right of payment to all indebtedness of the relevant Guarantor then existing irrespective of the granting of the Note Guarantee.

  Swedish Subsidiary Guarantees and Collateral.

        Enforcement of the Note Guarantees and Collateral may, in whole or in part, be limited to the extent that the undertaking by each respective subsidiary is deemed to be in conflict with the corporate interest of the respective subsidiary. The corporate interest shall be determined on the basis of whether the undertaking was made for business reasons so as to involve corporate benefit for the subsidiary and whether the guaranteed party is solvent for repayment of the secured amount at the time of providing the security. The absence of business reasons and corporate benefit would have the effect that the performance of the undertaking, or part thereof, would violate the Swedish Companies Act to the extent that it would result in a payment exceeding the distributable profit of the respective subsidiary at the time of providing the security. Upon such violation, the Note

Guarantees and Collateral would be invalid and any payments made thereunder would be subject to recovery at least to the extent they violate the above mentioned rules on corporate interest.

  Finnish Subsidiary Guarantee and Collateral.

        The granting of guarantees and security is restricted under the Finnish Companies Act. Enforcement of the Note Guarantees and Collateral issued or granted by Concordia Finland may, in whole or in part, be limited to the extent that the undertaking by such subsidiary is deemed to be in conflict with the limitations set out in the Finnish Companies Act, including the corporate interest of Concordia Finland. The determination shall be made, inter alia, on the basis of whether the undertaking was made for reasons so as to involve corporate benefit for (and be justified with grounds relating to the operations of) Concordia Finland and whether the guaranteed party is solvent for repayment of the guaranteed amount during the term of the undertaking. The absence of business reasons and corporate benefit would have the effect that the performance of the undertaking, or a part thereof, would violate the Finnish Companies Act. Any such violation would render the Note Guarantees and Collateral invalid and any payments made thereunder would be subject to recovery at least to the extent that they violate the Finnish Companies Act.

  Norwegian Subsidiary Guarantee and Collateral.

        The issuance of the Subsidiary Guarantee and the granting of the relevant security by the Norwegian subsidiary may be invalid under Norwegian law if such issuance and granting are not motivated by a legitimate business reason or corporate benefit for that subsidiary. In determining the sufficiency of the business reason or corporate benefit, a Norwegian court will consider whether or not the granting of the guarantee or security supported the object and the operations of that subsidiary. We believe sufficient corporate benefit exists with respect to the Note Guarantee and Collateral granted by the Norwegian subsidiary. However, there can be no certainty as to the sufficiency of the corporate benefit.

If we or our Swedish, Norwegian or Finnish operating subsidiaries incur substantial operating losses, we or they may be subject to liquidation under our respective national regimes.

        The respective companies acts and insolvency and reorganization laws of Sweden, Norway and Finland apply to Concordia and its operating subsidiaries. Under these regimes, if losses reduce the equity of these entities or any of their subsidiaries (including Concordia itself on a stand-alone rather than a consolidated basis) to an amount less than 50% of its registered share capital, or (in Norway only) if the equity becomes inadequate compared to the risks and the size of its business, the directors of such entity would be obligated by law to convene a general shareholders meeting to resolve to liquidate such entity unless the directors were able to balance the amount of such equity and the registered share capital (in Sweden, within eight months of such meeting, and in Finland, within twelve months of such meeting) by (1) increasing the equity in an amount sufficient to achieve such balance and, in the Norwegian scheme, to ensure that its equity becomes adequate compared to the risks and the size of its business, or (2) reducing the share capital to pay off losses in an amount sufficient to achieve such balance. Due to these requirements, Concordia Finland converted portions of its shareholder loan from Concordia into a subordinated loan in July 2001 and in February 2003. In addition, if we are not successful in our cost-cutting initiatives and our losses continue, this may cause our equity to decrease sufficiently to require an equity increase or share capital reduction as described above. If we are unable to procure such an equity increase or share capital reduction, it would have an adverse effect on our ability to continue presenting our financial statements under the assumption that we are a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Operating Results—Critical Accounting Policies—Going-concern matters."

Your rights as a creditor may not be as strong under Swedish, Norwegian or Finnish insolvency laws as under other insolvency laws.

        Under Swedish, Norwegian or Finnish law, there is no consolidation of bankruptcies of the assets and liabilities of a group of companies. Each individual company would thus be treated separately by a bankruptcy administrator appointed by the local district court. The assets of our subsidiaries would first be used to satisfy the debts of each respective subsidiary and only the remaining surplus (if any) of a subsidiary would benefit our creditors. As a result, your ability to protect your interests as a creditor of a parent of such subsidiary may not be as strong under Swedish, Norwegian or Finnish law as it would be under the laws of other countries.

  Sweden

        Under Swedish law, secured creditors enjoy a privileged position in bankruptcy and similar proceedings. Such provisions afford debtors and unsecured creditors only limited protection relative to the claims of secured creditors.

        The security in the floating charges pledged by Swebus has a first priority interest in all tangible and intangible assets except for (i) real estate property and (ii) cash and bank deposits, unless the property is otherwise pledged, but after our debt to creditors with rights of set-off. However, after January 1, 2005, the pledged floating charges will attach to all of the relevant pledgor's assets (including real estate property, cash and bank deposits) due to amendments in Swedish insolvency law. According to the new rules, the floating charge will carry a general right of priority, which means that it may be enforced only in the event of bankruptcy or insolvent liquidation. Furthermore, the right of priority that will attach to the floating charge will be enforceable only against 55% of the value of the property remaining after distribution has been made to creditors with specific rights of priority.

        The business reorganization laws of Sweden apply to Concordia. Under official business reorganization, creditors may under certain circumstances be forced to approve the terms of the business reorganization. During a business reorganization, Concordia will not be allowed to fulfill any obligations incurred before the reorganization without the permission of the administrator appointed by the local district court.

        Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings is applicable in Sweden. In certain circumstances, that regulation will govern determinations as to the appropriate jurisdiction and competent authority within the European Union with respect to insolvency proceedings.

  Norway

        Noteholders' rights with respect to the Note Guarantees and pledges of security from SBC may be compromised in an insolvency proceeding with respect to SBC.

        The Norwegian Bankruptcy Act 1984 sets out two main procedures that can be followed in respect of a company being illiquid or insolvent: debt settlement proceedings (voluntary or compulsory) and bankruptcy. Only the subject company can apply for debt settlement proceedings.

        The purpose of debt settlement proceedings is to give a debtor who is illiquid the opportunity to negotiate with its creditors for a voluntary composition or a compulsory composition under the protection of the courts. In such a proceeding, the court will appoint a debt settlement committee composed preferentially of creditors' representatives with a lawyer as chairman. If a voluntary debt settlement is opposed by any of the creditors, the alternatives are either compulsory debt settlement proceedings or bankruptcy. While in debt settlement proceedings a debtor is restricted with respect to carrying on its business but remains in charge of its business under the supervision of the committee. As a general rule, during the first three months of debt settlement proceedings, a bankruptcy petition cannot be filed.

        During the first six months of the debt settlement or bankruptcy proceedings, security may only be enforced with the consent of the debt settlement committee or the bankruptcy trustee (as the case may be).

        In certain circumstances, liens by operation of law have priority ranking ahead of contractually agreed first priority pledges.

  Finland

        Under Finnish insolvency law, secured creditors enjoy a privileged position in bankruptcy and similar proceedings. Such provisions afford debtors and unsecured creditors only limited protection relative to the claims of secured creditors. In addition to the priority given to secured debts under Finnish insolvency law, in certain circumstances, liens by operation of law have priority ranking ahead of contractually agreed first priority pledges.

        Pledges over specific assets and certain liens by operation of law have priority ranking ahead of pledged floating charges. Furthermore, in the event of bankruptcy proceedings, the proceeds remaining from the sale of assets subject to the floating charge, after payment to creditors with higher priority ranking, would be divided, with those remaining proceeds being paid (1) 50% to creditors whose claims are secured by the floating charge and (2) 50% to remaining creditors (including creditors secured by floating charge to the extent their claims are not satisfied pursuant to clause (1) above) pro rata in relation to the respective amounts of their claims.

        The business reorganization laws of Finland restrict the actions that are allowed to be taken by either debtors or creditors during business reorganization proceedings.

        Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings is applicable in Finland. In certain circumstances, that regulation will govern determinations as to the appropriate jurisdiction and competent authority within the European Union with respect to insolvency proceedings.

Fraudulent conveyance laws of Sweden, Norway and Finland may protect our creditors to your disadvantage.

  Sweden and Finland

        Under Swedish and Finnish law relating to fraudulent conveyance, it is possible that other creditors may claim that payments to you under the Notes or the Note Guarantees or any recoveries with respect to the pledged Collateral should be voided as fraudulent conveyances.

        Under Swedish and Finnish law, in the case of bankruptcy or company reorganization proceedings affecting us, the payments to you under the Notes or the Note Guarantees (of principal or interest or otherwise), which are made less than three months (or two years if effected to a related party) before the application for bankruptcy or company reorganization proceedings is filed with the competent court may, in certain situations, be recovered if the payment is carried out:

  •
  using unusual means of payment;

  •
  prematurely; or

  •
  in an amount which, in light of a debtor's financial position, is material.

        Payments which are deemed to be customary are, however, permissible.

        Furthermore, the security granted in respect of the Notes or the Note Guarantees, if granted less than three months (or two years, if effected to a related party) before the application for bankruptcy or company reorganization proceedings were filed with a competent court, may be recovered if the security was not a condition under such indebtedness or was not pledged without delay after our accrual of such indebtedness. Nonetheless, security provided that is deemed to be customary is permissible.

        A Swedish or Finnish court could also determine that a fraudulent conveyance has taken place under the general provision on recovery whereby a payment to you under the Notes or the Note Guarantees or the pledging of the Collateral could be revoked if an agreement, transaction or other act, such as the issuance of the Notes or the Note Guarantees or the pledging of the Collateral is held to favor a creditor in an undue manner to the detriment of another creditor or to transfer property out of the reach of the creditors or to increase the debt to the detriment of the creditors, provided that:

  •
  the debtor was insolvent at the time the agreement, transaction or other act was concluded or the debtor became insolvent as a result of the transaction, by itself or combined with other circumstances; and

  •
  the other party knew or should have known of the insolvency or over-indebtedness or of the impact of such payment on the debtor's financing state as well as of the circumstances due to which the payment under the Notes or the Note Guarantees or the pledging of the Collateral was undue.

        However, under Swedish and Finnish law, if such an agreement, transaction or other act is concluded earlier than five years before the application for bankruptcy or company reorganization was filed, the payment to you under the Notes or the Note Guarantees or the pledging of the Collateral could be revoked only if a party to the agreement, transaction or other act was someone related to the bankrupt or reorganized party, such as a group company.

        Furthermore, under Finnish law, a gift may be recovered by the estate if it has been made within one year prior to the due date. A gift that has been given before this, but within three years prior to the due date may be recovered if it has been given to a person within the debtor's sphere of interest and it is not proven that the debtor was not excessively indebted nor became excessively indebted as a result of the gift. A transfer resulting from a sale, trade or any other agreement can likewise be recovered if it can be shown that the agreement was unbalanced to the extent that the transfer should be regarded as a gift.

        Under Swedish law, a gift may be recovered by the estate if it has been made within six months prior to the date of application for bankruptcy or reorganization. A gift that has been given before this, but within one year prior to the date of application (or three years if effected to a related party) may be recovered if it is not proven that the debtor was not excessively indebted nor became excessively indebted as a result of the gift. A transfer resulting from a sale, trade or any other agreement can likewise be recovered if it can be shown that the agreement was unbalanced to the extent that the transfer should be regarded as a gift.

        In addition, if any of our major subsidiaries in Sweden or Finland were to enter bankruptcy proceedings, a court in that jurisdiction could prevent our subsidiaries from making payments to us, thereby possibly impairing our ability to pay the amounts due under the Notes.

  Norway

        Under Norwegian insolvency laws, the granting of security interests and unusual payments can be voided if undertaken during the three-month period prior to the commencement of insolvency proceedings. There are also other preference provisions such as fraudulent conveyance rules that can void any transaction that (a) in an improper way favors one creditor (even if such creditor was not party to the transaction) at the expense of the other creditors, (b) otherwise restricts the availability of debtor's assets for the benefit of creditors, or (c) increases the debtor's debt in a detrimental way for the creditors, in each case provided that the debtor's financial position was weak at the time of, or became materially weaker as a result of, the transaction and the other party knew or should have known of the debtor's financial difficulties (or other circumstances which made the transaction improper).

You cannot be sure that an active trading market will develop for the Notes.

        Although there may be trading activity in Old Notes, we cannot assure you that this trading activity will continue. If the Exchange Notes are traded after we issue them, they may trade at a discount from their initial offering price, depending on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition, performance and prospects, as well as recommendations of securities analysts. The Notes are listed on the Luxembourg Stock Exchange. However, we cannot assure you that an active trading market for the Notes will develop, or if one does develop, that it will be sustained.

        To the extent that Old Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected due to the limited amount, or "float", of the Old Notes that are expected to remain outstanding following the exchange offer. Generally, decreased float of a security could result in less demand to purchase the security and could, therefore, result in lower prices for the security. For the same reason, to the extent that a large amount of Old Notes are not tendered or are tendered and not accepted in the exchange offer, the trading market for the Exchange Notes could be adversely affected. Untendered and tendered but unaccepted Old Notes will remain restricted securities after the Exchange and their trading will continue to be restricted accordingly.

        Due to Goldman Sachs International's affiliation with Concordia, neither Goldman Sachs International nor its affiliates intend to effect market making transactions in the United States with respect to notes issued pursuant to the exchange offer.

You may not be able to recover in civil proceedings for US securities laws violations.

        We are a public company with limited liability registered under the laws of Sweden with our registered office in Stockholm, Sweden. The Guarantors are organized under the laws of Sweden, Norway and Finland. None of our directors or officers, nor those of the Guarantors, are residents of the United States. Substantially all of our assets and, all the assets of the Guarantors and all of the assets of such persons are located outside of the United States. There is doubt as to the enforceability in Sweden, Norway and Finland, in original actions or in actions for the enforcement of judgments of US courts, of civil liabilities predicated solely upon the federal securities laws of the United States.

        Because there is no treaty between the United States and Sweden providing for the reciprocal recognition and enforcement of judgments, US judgments are not enforceable in Sweden. A US judgment will be of some persuasive authority as a matter of evidence before the courts of law, administrative tribunals or executive or other public authorities of Sweden. However, there is Swedish case law to indicate that a US judgment (i) that is based on contract among the parties excluding the jurisdiction of the courts of Sweden, (ii) that was rendered under observance of due process, (iii) against which there lies no more appeal and (iv) the recognition of which would not manifestly contravene fundamental principles of the legal order, or the public policy, of Sweden, should be acknowledged without retrial on the merits.

        A final and conclusive judgment obtained in the state or federal courts in the State of New York in respect of the Indenture would be enforced by the courts of Norway without re-examination of the merits of the case, if (a) such judgment obtained is final and enforceable in and pursuant to the laws of the country or state where it has been passed, (b) the judgment does not relate to an interest in land in Norway, and (c) enforcement of the judgment is in accordance with the mandatory provisions of the Norwegian Enforcement Act (1992).

        A judgment obtained from a competent court in the United States would not be enforceable by the Finnish courts as such since there is no international convention to which both Finland and the United States are parties. However, Finnish title for execution can be sought for such enforcement and in requesting a Finnish court to make a decision to such effect, a judgment of a relevant court of the United States will constitute evidence of the questions of the contents of the governing law as applied to the matter in dispute and such judgment would generally, through such proceedings, be recognized by a Finnish court to the extent it is final and conclusive and not contrary to Finnish public policy or mandatory provisions of Finnish law.

Risks Related to the Company

If we lose many local public transportation authorities' contracts as they are renewed or we are unable to win new contracts, our business will be adversely affected. Further, if we experience difficulties in operating under our existing contracts, our business may be adversely affected.

        In the year ended February 29, 2004, our contracts with local public transportation authorities comprise approximately 89.1% of our revenue. In Sweden, Norway and Finland, we operate under 154, 33 and 13 contracts, respectively, with the largest contract accounting for 5.2% of our net revenue and the top 25 contracts accounting for approximately 51.2% of total revenue in the year ended February 29, 2004. These contracts usually have a five to eight year term. Local public transport authorities conduct a competitive bidding process for each contract shortly before it terminates and the most important criteria for determining the success of the bid is usually price. See "Business—Sweden—Tendering Procedures" for a discussion of the competitive bidding process in Sweden. If we fail to continue to renew our local public transportation authorities contracts, our revenues will be adversely affected as our older local public transportation authorities contracts expire. This may affect our ability to satisfy our obligations under the Notes.

        During the year ended February 28, 2003, Swebus faced significant operating difficulty in the Stockholm and Uppsala region, due largely to poor operational planning of summer and winter traffic schedules, together with an exceptionally severe winter. Restrictions on our ability to manage inherited bus drivers under the new contracts due to a grace period of one year from March 4, 2002, and a shortage of drivers caused significant problems. This situation resulted in additional overtime, training costs, substantial payments due to the inconvenience of working hours, increased subcontracting costs, loss of revenues and contractual penalties. If similar difficulties were to be experienced under other contracts, our business would be adversely affected.

If we do not retain or gain local public transportation authority contracts, we may not benefit from the option to renew existing operating lease agreements at a lower cost.

        As of February 29, 2004, we have entered into operating leasing arrangements for 1,317 of our 3,908 buses and an additional 15 buses not yet delivered. The contracts under which these buses are leased are classified as operating leases which means that no carrying values are recorded on our balance sheet. The term of any given lease is established to match as far as possible with the duration of the underlying contract with the local public transportation authority, generally five to eight years.

        The structure of the lease contract is such that at the inception of a new lease contract, the leasing fee is established based on the purchase price paid by the lessor and residual value agreed with the manufacturer for the period of the lease. At the end of each leasing contract period each leasing contract can be renewed or terminated (and we have an obligation to renew the lease contracts for a certain aggregate number of buses). The lease payments for the second leasing period, which are based on the agreed residual value at the date of the extension, are lower than the payments during the initial term. If we are not successful in renewing or extending the local public transportation authority contracts, or in efficiently redeploying our buses elsewhere, we may not gain the benefit of such lower costs.

        Further, in the event of an acceleration under the Notes following a default, all or part of the leasing contracts covering a significant portion of our leases may be terminated at the option of the lessor. This could have a material adverse effect on our business.

Competition on price or other factors could adversely affect our business.

        It is our policy to focus on increasing our return on capital and cash generation. We believe that our change in focus toward higher, more appropriate tendering price levels has been adopted by other major operators, particularly since 1998. Consolidation in the industry and this change in focus among the larger competitors from a tendering strategy based on increasing market share to a strategy of seeking to maintain adequate margins have recently resulted in more favorable pricing dynamics. We believe that this trend will continue. For example, in fiscal 2002, fiscal 2003 and fiscal 2004, CPTAs awarded contracts to us on renewal with prices between 10% and 54% above the prices in the previous contracts. However, no assurance can be given that the more favorable pricing trends will continue in the future for new tenders. For more information, see "Business—Sweden—Competition in the Swedish Bus Transportation Market."

If indices in our contracts do not reflect our cost increases, our business could be adversely affected.

        Local public transportation authorities contracts provide for a fee to be paid to us in return for providing bus operations for the routes and schedules described in the contracts. The amount of the fee to be paid each year is adjusted annually based on an index, or on several indices, that is intended to account for changes in our costs. Historically, contracts with local public transportation authorities, which produce a substantial portion of Swebus' revenues in Sweden, have contained cost indices primarily based on consumer price indices.

        While, as tendered contracts expire and new contracts are tendered, it is now becoming increasingly common to include either (i) a price adjustment index which reflects bus industry costs, or (ii) a combination of a consumer price index, a labor cost index and a diesel fuel price index, there can be no assurance this trend will continue. Should price adjustment indices contained in our future local public transportation authorities contracts fail to reflect our actual cost structure, changes in our costs that are not reflected in the indices included in these contracts could adversely affect our operating margins.

The local public transport authorities rely on government subsidies. Removal of these subsidies could drive down local public transportation authorities' contract fees.

        In Sweden and Norway, management believes that approximately 50% and 40%, respectively, of fees to bus operating companies paid by local public transportation authorities under local public transportation authorities contracts in 2003 were funded by government subsidies (as opposed to bus ticket revenues). See "Business—Sweden—Contractual Public Bus Transportation Service" for a discussion of these subsidies. Many European countries have sought to reduce subsidies in recent years. Should Sweden more aggressively seek to reduce subsidies, fees from local public transportation authorities contracts may decrease, and local public transportation authorities could seek to renegotiate the scope of existing contracts. A decision to reduce subsidies could have an adverse effect on potential fees under local public transportation authorities contracts.

Our employees are heavily unionized. Bargaining power and strikes can hurt our business.

        Our bus drivers and most of our other employees are unionized. The collective bargaining agreement generally applicable to our blue collar employees expires on January 31, 2005. See "Business—Drivers and Other Personnel." Personnel costs constituted approximately 57% of our total operating expenses (excluding depreciation and amortization) in the year ended February 29, 2004.

        Swebus has only experienced one industrial disruption in the last five years, in February 1999. The strike was industry-wide in Sweden and lasted for 13 days. In March/April 2000, Concordia Finland experienced a 3-day strike among it employees. Currently the situation seems calm and we are not expecting any strikes before the expiry of the collective bargaining agreement on October 31, 2006 in Finland or before the expiry of the collective bargaining agreement on October 10, 2005 in Sweden.

Fluctuation in price and availability of diesel fuel could hurt our business.

        Significant changes in fuel availability or costs would materially impact our business. Diesel fuel availability and prices are affected by a number of factors, including environmental legislation and global economic and political developments, over which we have little to no control. In addition, our costs are affected by annual increases in fuel taxes, which are largely offset by compensation from indexation. In the event of a shortage in diesel fuel supply resulting from a disruption of oil imports, reduction in production or otherwise, we could face higher diesel fuel prices or the curtailment of scheduled diesel fuel deliveries. We enter into hedging arrangements to fix the cost of diesel fuel before taxes, supplier and transportation costs. As a result of hedging, in the year ended February 29, 2004, our total cost of diesel fuel averaged SEK 5.49 per liter. For a further discussion of our response to fluctuations in prices or a decrease in fuel availability, including our hedging policies, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Market Risk."

Variations in exchange rates may affect our performance.

        SBC, which comprised approximately 8% of our revenue in the year ended February 29, 2004, prepares its financial statements in, and its functional currency is, Norwegian Kroner. In preparing our consolidated financial statements, we translate SBC's financial statements into Swedish Kronor at each fiscal year end. Consequently, our results from operations are affected by fluctuations in the rate of exchange between Swedish Kronor and Norwegian Kroner.

        Concordia Finland, which comprised approximately 8% of our revenue in the year ended February 29, 2004, prepares its financial statements in, and its functional currency is, the euro. In preparing our consolidated financial statements, we translate Concordia Finland's financial statements into Swedish Kronor at each reporting period. Consequently, our results from operations are affected by fluctuations in the rate of exchange between the Swedish Krona and the euro.

        Further, we are also exposed to currency fluctuations on loans, primarily as a result of having to make interest and principal payments in euro on the Notes. We have entered into collar arrangements through the sale of puts and the purchase of calls with the same settlement dates. While this arrangement caps the amount of benefit we can obtain from an appreciation of the Swedish Kronor against the euro, it also caps our potential increased interest costs through a depreciation of the Swedish Kronor against the euro. Our indirect Parent hedges 50% of its future interest payments on the Parent Notes against adverse movements in the Swedish Kronor/euro exchange rate and hedges 50% of its future payments on the Parent Notes through a cap on positive movements for us in the Swedish Kronor/euro exchange rate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." We estimate that a 10% depreciation in the value of the Swedish Krona against the euro would increase our interest costs relating to the Notes by approximately SEK 10.9 million per annum (assuming a SEK 9.2175/€1.00 exchange rate and assuming that we successfully hedge 50% of our exposure). Any such depreciation could have a material adverse effect on our financial condition.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believe," "estimate," "anticipate," "expect," "intend," "continue," "may," "will" or "should" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear under the headings "Summary," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause those differences include, but are not limited to:

  •
  our substantial leverage and our ability to meet our debt service obligations;

  •
  our ability to win and/or renew public contracts;

  •
  downward pressure on prices resulting from competition in our industry;

  •
  our exposure to cost increases that may not be sufficiently accounted for by the indexation terms in our contracts;

  •
  potential changes in the funding provided to transportation authorities by governments;

  •
  our ability to win contracts with a margin and return on capital commensurate with our cost structure;

  •
  our ability to forecast the costs associated with contracts successfully;

  •
  our ability to take advantage of terms in our lease agreements;

  •
  our relations with our employees;

  •
  our exposure to fluctuations in fuel prices; and

  •
  our exposure to currency exchange rate fluctuations.

        We undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Furthermore, these forward-looking statements may be materially impacted by the factors listed under the section "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. You should not interpret statements regarding past trends or activities as representations that those trends or activities will continue in the future.

USE OF PROCEEDS FROM THE EXCHANGE OFFER

        We will not receive any cash proceeds from the issuance of the Exchange Notes offered by this prospectus. In consideration for issuing the Exchange Notes as described in this prospectus, we will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to those of the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued.

        The net proceeds of the offering of the Old Notes, approximately €124 million after the deduction of the underwriters' commission and offering expenses, were used to repay in full Concordia's previously existing senior debt facilities, including accrued, but unpaid interest, equalling €121 million and for general corporate purposes.

EXCHANGE RATES

        The table below sets forth, for the periods and dates indicated, certain information concerning the exchange rate for the Swedish Krona against the US dollar based upon the noon buying rate in the City of New York for cable transfers in Swedish Krona as announced by the Federal Reserve Bank of New York for customs purposes (the "SEK Noon Buying Rate").

Fiscal Year	Period End	Average		High	Low
Ended February 29, 2000	8.7500	8.4329	(a)	8.8200	8.0940
Ended February 28, 2001	9.8150	9.3723	(a)	10.3600	8.5330
Ended February 28, 2002	10.4700	10.5832	(a)	11.0270	9.6730
Ended February 28, 2003	8.5050	9.3218	(a)	10.500	8.4100
Ended February 29, 2004	7.4330	7.8456	(a)	8.7030	7.0850
Month
November 2003	7.5510	7.6799		7.9150	7.5200
December 2003	7.1950	7.3395		7.5420	7.1903
January 2004	7.4120	7.2334		7.4120	7.0850
February 2004	7.4330	7.2630		7.4330	7.1295
March 2004	7.5500	7.5322		7.6620	7.3660
April 2004	7.6425	7.6496		7.7510	7.4650
May 2004	7.4579	7.6097		7.7725	7.4170
June 2004	7.5250	7.5268		7.6280	7.4123
July 2004	7.6805	7.5027		7.6805	7.3910
August 2004 (through August 11, 2004)	7.5285	7.5669		7.6590	7.4720

(a)
The average of the SEK Noon Buying Rate on the last day of each month during the applicable period.

CAPITALIZATION

        The following table sets forth the capitalization of Concordia as of February 29, 2004. Other than as described in this prospectus, there have been no material changes to Concordia's capitalization as presented below since February 29, 2004.

	As of February 29, 2004
	SEK
	(in millions)
Current portion of long-term senior debt	7	(a)

Long-term senior debt:(b)
The Old Notes	1,198
Other	16	(a)

Total long-term senior debt	1,214

Total senior debt(c)	1,221

Subordinated Shareholder Loan, net(d)	368

Total debt	1,589

Shareholder's equity:
Restricted equity	242
Non-restricted equity	(7)

Total shareholder's equity	235

Total capitalization	1,824

(a)
These amounts reflect our financial lease obligations.

(b)
Long-term senior debt includes the old notes and lease obligations under financial lease arrangements, but excludes the Subordinated Shareholder Loan.

(c)
We believe that total senior debt is a useful supplement to total debt and other balance sheet data as it indicates the amount of debt we owe which ranks pari passu with the Notes. As of July 9, 2004, there is no debt that ranks senior or effectively senior to the Notes.

(d)
The Subordinated Shareholder Loan, net, reflects the combination of the net balance of the initial subordinated loan of SEK 501 million and aggregate group contributions received by our indirect Parent from us and our subsidiaries in exchange for tax losses from our Indirect Parent and cash payments from us to our Indirect Parent relating to servicing the Parent Notes. For a description of the Subordinated Shareholder Loan, see "Description of Other Material Indebtedness—Subordinated Shareholder Loan from our Indirect Parent."

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

        Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization was performed whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

        Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB (publ) from one of its dormant subsidiaries. Concordia Bus Nordic Holding AB is a non-operating holding company that has no assets other than its shares in Concordia Bus Nordic AB (publ). Subsequent to the reorganization, the consolidated financial position, results of operations and cash flows of Concordia Bus Nordic AB (publ) are the same as that of Concordia Bus Nordic Holding AB. Since this was a reorganization of entities under common control, the consolidated financial statements contained in this prospectus are presented as if Concordia Bus Nordic Holding AB was in existence as the shareholder of Concordia Bus Nordic AB (publ) for all periods presented.

        The following tables set forth selected consolidated financial data derived from audited financial statements as of and for the ten month period ended February 29, 2000, (ii) selected consolidated financial data derived from audited financial statements as of and for the year ended April 30, 1999, and (iii) selected consolidated financial data derived from audited financial statements as of and for the years ended February 28, 2001, February 28, 2002, February 28, 2003 and February 29, 2004.

        This information should be read in conjunction with the sections "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

        The consolidated financial statements of Concordia Bus Nordic Holding AB have been prepared in accordance with Swedish GAAP, which differ in certain significant respects from US GAAP. The significant differences between Swedish GAAP and US GAAP are discussed in Note 32 to the consolidated financial statements of Concordia Bus Nordic Holding AB included elsewhere in this prospectus.

CONCORDIA BUS NORDIC HOLDING AB

SELECTED CONSOLIDATED FINANCIAL DATA
(in millions, except per share amounts)

As of and for the year ended April 30, 1999(a)	As of and for the 10 months ended February 29, 2000	As of and for the year ended February 29,
As of and for the year ended February 28,
2001(b)	2002	2003	2004
SEK	SEK	SEK	SEK	SEK	SEK
Statement of Operations
Net revenue	3,115	2,635	3,576	4,226	4,758	4,761
Operating expenses	(2,615)	(2,313)	(3,146	)(c)	(3,999)	(4,505)	(4,544)
Gain (loss) on sale of fixed assets	30	11	65	20	(4)	6
Depreciation, amortization and impairments	(371)	(271)	(332)	(362)	(372)	(331)

Operating profit (loss)	159	62	163	(115)	(123)	(108)
Financial income and expense, net(d)	(66)	(51)	(117)	(104)	(105)	(146)
Taxes	(39)	1	(42)	46	49	83

Net profit (loss) for the period	54	12	4	(173)	(179)	(171)

Net profit (loss) per share (in thousands of SEK)	180	40	13	(577)	(596)	(572)

Balance Sheet Data
Total fixed assets	2,555	2,716	2,925	2,321	2,127	1,827
Of which: buses	2,267	2,416	2,327	1,971	1,793	1,491
Total current assets	582	577	897	1,035	757	1,024
Total shareholder's equity	711	723	940	692	412	235
Total provisions	355	344	371	269	198	146
Total non-current liabilities	1,177	1,465	1,563	1,652	858	1,216
Total current liabilities	894	761	948	743	1,416	1,254
Total debt	1,698	1,691	1,497	1,589
Of which: Subordinated Shareholder Loan, net(e)	—	631	494	368
Of which: senior debt(f)	1,698	1,060	1,003	1,221
US GAAP:
Net loss	(188)	(168)	(127)
Basic and diluted loss per share (in thousands of SEK)	(626)	(560)	(425)
Shareholder's equity, end of year	1,231	952	826
Cash Flow Data
Cash flow from operations	266	267	(19)	39	(66)	24
Cash flow from investing activities	(225)	(526)	55	274	(136)	(11)
Cash flow from financing activities	(6)	219	63	(78)	(95)	152
Total capital expenditures	353	584	336	43	216	32
Of which: capital expenditures on buses	339	339	321	21	182	15
Other Financial Data
Net present value of operating leases(g)	—	—	348	748	1,003	957
Ratio of earnings to fixed charges under Swedish GAAP(h)	2.3	x	1.2	x	1.4	x	—	—	0.0	x
Ratio of earnings to fixed charges under U.S. GAAP(h)	—	—	0.3	x

(a)
In February and March 1999, Concordia Bus Nordic Holding AB experienced a 13-day labor strike among our employees. This strike resulted in a business interruption, causing lost revenue of SEK 78 million. This was partly offset by a reduction in variable cost of SEK 45 million, resulting in a net loss of SEK 33 million. This net loss was further offset by compensation business interruption insurance paid by the Swedish Bus Employers Association (BUA) in the amount of SEK 25 million.

(b)
In March/April 2000, Concordia Finland experienced a three day strike among its employees. This strike resulted in losses of SEK 1.2 million.

(c)
Operating expenses for the year ended February 28, 2001, include a refund from the administrator of one of the pension plans of SEK 175 million.

(d)
Includes financing costs and other financial charges and unrealized exchange rate gains and losses on loans denominated in foreign currency. The net foreign currency exchange gains and losses represented SEK 0 million for the year ended April 30, 1999, SEK (4) million for the ten months ended February 29, 2000, SEK (20) million, SEK 3 million and SEK 4 million for the years ended February 28, 2001, 2002 and 2003, respectively, and SEK (7) million for the year ended February 29, 2004.

(e)
The Subordinated Shareholder Loan, net, reflects the combination of the net balance of the initial subordinated loan of SEK 501 million and aggregate group contributions received by Concordia Bus AB (publ) from Concordia Bus Nordic Holding AB and its subsidiaries in exchange for tax losses from Concordia Bus AB (publ) and cash payments from Concordia Bus Nordic Holding AB to Concordia Bus AB (publ) relating to servicing the Parent Notes. For a description of the Subordinated Shareholder Loan, see "Description of Other Material Indebtedness—Subordinated Shareholder Loan from our Indirect Parent."

        (footnotes continued on following page)

(f)
Total senior debt includes long-term senior debt and the short-term portion of long-term senior debt to third parties including obligations under financial lease arrangements but excluding the Subordinated Shareholder Loan. Concordia Bus Nordic Holding AB believes that total senior debt is a useful supplement to total debt and other balance sheet data as it indicates the amount of debt Concordia Bus Nordic Holding AB owes which ranks pari passu with the Notes. As of July 9, 2004, there is no debt that ranks senior or effectively senior to the Notes.

(g)
Net present value of operating leases represents the net present value of future minimum lease payments for vehicles, real estate and certain other leased assets under operating lease arrangements.

(h)
Ratio of earnings to fixed charges is expressed as net income before taxation plus fixed charges (interest expenses, amortization of financing fees and the interest component of operating leases) divided by fixed charges. Earnings are inadequate to cover fixed charges by SEK 219 million under Swedish GAAP and by SEK 228 million under U.S. GAAP for the year ended February 28, 2002. For the year ended February 28, 2003 earnings were inadequate to cover fixed charges by SEK 228 million under Swedish GAAP and SEK 226 million under U.S. GAAP. For the year ended February 29, 2004 earnings were inadequate to cover fixed charges by SEK 254 million under Swedish GAAP and SEK 198 million under U.S. GAAP. See Exhibit 12.1 to this Form F-4.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following should be read in conjunction with our consolidated financial statements included in this prospectus starting on page F-1. Our consolidated financial statements are prepared in accordance with Swedish GAAP, which differ in various significant respects from US GAAP. The significant differences between Swedish GAAP and US GAAP are discussed in Note 32 to the consolidated financial statements of Concordia Bus Nordic Holding AB included elsewhere in this prospectus.

        The following discussion of our financial condition and results of operations is based on the consolidated financial statements of Concordia Bus Nordic Holding AB contained in this prospectus. Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization was performed whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

        Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB (publ) from one of its dormant subsidiaries. Concordia Bus Nordic Holding AB is a non-operating holding company that has no assets other than its shares in Concordia Bus Nordic AB (publ). Subsequent to the reorganization, the consolidated financial position, results of operations and cash flows of Concordia Bus Nordic AB (publ) are the same as that of Concordia Bus Nordic Holding AB. Since this was a reorganization of entities under common control, the consolidated financial statements contained in this prospectus are presented as if Concordia Bus Nordic Holding AB was in existence as the shareholder of Concordia Bus Nordic AB (publ) for all periods presented.

Overview

        Concordia Bus Nordic AB was incorporated on December 22, 1932. In January 2000, Concordia Bus AB, backed by SG (the then-parent company of SBC) and certain private equity funds affiliated with Goldman Sachs International, acquired Concordia Bus Nordic. In connection with the acquisition, SG agreed to contribute its bus operating subsidiary, SBC, to Concordia Bus AB by no later than March 1, 2002, pursuant to mutual options. On February 28, 2001, we acquired SBC with effect from February 1, 2001.

        We provide public bus transportation services in Sweden, Norway and Finland, through our three main operating subsidiaries: Swebus, SBC and Concordia Finland, respectively. We also provide express bus and coach hire services. In Sweden, we currently operate 3,156 buses, and are the largest operator through Swebus, with an estimated market share of approximately 31.3% of the public bus transportation market (measured by the number of buses in operation). This market share data has been calculated based on the share of total number of buses, as provided by the CPTA. In Norway, SBC currently operates approximately 405 buses (of these 405 buses, 94 had been purchased pursuant to a contract entered into in January of 2004 and were included in the February 29, 2004 year end totals, though these 94 buses were not delivered to SBC until March of 2004) and has an estimated 20% market share of the public bus transportation market in southeastern Norway, which includes Oslo and neighboring cities. This market share data has been calculated based on the share of total number of buses, as provided by the CPTA. In Finland, Concordia Finland currently operates 347 buses and is the second largest operator in the greater Helsinki area with a market share of 26%. This market share data has been calculated based on the relative numbers of contract kilometers. This information is made available at each tendering.

        The operating results for Concordia Bus Nordic during the fiscal years 2002 to 2004 have been negative, mostly due to loss making contracts in the CPTA-segment. The group profit and loss statement for Concordia Bus Nordic for the year ended February 29, 2004 shows that earnings generated by the underlying businesses during the period March 1, 2003 – February 29, 2004 have not been sufficient to cover our direct Parent's costs. Concordia and its subsidiaries are continuing to implement changes in the operations, changes to the administrative structure as well as certain changes in the capital structures. Changes in operations and administrative structure are made to improve traffic planning and make the usage of buses and staff more efficient.

        Our contracts with public transportation authorities are typically structured such that the level of monthly fees depends on the contractually agreed volume of operations, which varies from month to month, and in many cases declines in the summer months. In addition, our express bus and coach hire services businesses usually experience relatively high revenues from April to September and during December in a given year, as customers tend to use these services during vacation periods and periods having more favorable weather. Furthermore, as a result of our collective bargaining agreements, our personnel costs usually increase in the beginning of each calendar year.

  Critical Accounting Policies

        The preparation of our consolidated financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. The following paragraphs include descriptions of some accounting areas that require a higher degree of complexity and/or judgment in making estimates.

  Recoverability of tangible and intangible fixed assets including goodwill.

        Impairment reviews of tangible and intangible fixed assets, including goodwill, are performed whenever there is an indication of possible impairment. The carrying values of fixed assets, including goodwill related to those assets, are not considered to be recoverable when the expected discounted cash flows from those assets are less than their carrying values. An impairment loss is determined based on the amount by which the carrying value exceeds the fair value of those assets. Losses on fixed assets to be disposed of are determined in a similar manner, taking into account the selling price reduced by the costs of disposal.

        One of our significant assets is our goodwill in our subsidiary SBC. If future cash flows do not develop favorably in the future, there is a risk that goodwill may be impaired and need to be written-down. Goodwill is accounted for in accordance with Swedish GAAP which in certain areas differs from US GAAP. Please see Note 32 item (a), "Goodwill amortization," to the consoldiated financial statements of Concordia Bus Nordic Holding AB filed as part of this prospectus for a description of those differences.

        In addition to goodwill, we also have significant investments in buses. As of February 29, 2004, the carrying value of buses was SEK 1,491 million. The depreciation of these buses is based on a straight-line basis over their estimated useful lives, which range from three to fourteen years depending on the type of bus. Recoverability of these assets being held and used is measured by a comparison of the carrying amount of the asset to the future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment loss recognized is measured as the amount by which the carrying value of the asset exceeds the fair value of the asset. If we are not successful in renewing our contracts at a level that keeps our buses in service, we may have excess bus capacity and therefore may desire to sell these buses to third parties. In such a situation the carrying value of these buses may exceed the amount that can be recovered in a sales transaction.

  Loss making contracts.

        Most of our contracts are five to eight year contracts with municipalities to provide bus services in a particular area. Under the terms of these contracts, revenues are generally indexed at a rate corresponding to a consumer price index or a price index which more closely corresponds to the company's actual cost structure in providing its services, such as an index that considers the significance of changes in diesel prices, payroll costs and other expenses. Due to the fact that the contracted price level on some of our older contracts has proven to be too low to fully cover the costs of those contracts, certain contracts have become loss making. Provisions have been recorded for individual loss making contracts without consideration of expected profits on profitable contracts. We may be required to record additional provisions for loss making contracts in the future if the increase in revenue from the contracts does not offset the actual increase in costs.

  Accounting for taxes.

        We have recorded deferred tax assets for certain of our operating loss carry forwards. Since we had deferred tax liabilities amounting to SEK 179 million, SEK 98 million and SEK 28 million as of February 28, 2002, February 28, 2003, and February 29, 2004, respectively, arising primarily from the excess of tax depreciation of buses over depreciation for financial reporting, no valuation allowance has prior to February 28, 2003 been required for these tax loss carry forwards. As of February 29, 2004, we have not recorded any deferred tax asset for our operating loss carry forward, since our deferred tax liability was not large enough to ensure recoverability of the tax benefits from such tax loss carryforwards.

        Considering our recent history of losses, it is not certain that we will be able to continue to offset these tax loss carry forwards against deferred tax liabilities arising from our excess of tax over book depreciation of buses.

  Going-Concern Matters

        We have as of February 29, 2004, approximately SEK 1,198 million of long-term senior debt, excluding SEK 391 million financial lease obligations and the Subordinated Shareholder Loan. Our ability to service our existing debt (interest and amortization) as well as the ability of our indirect Parent to service the Parent Notes are dependent on the underlying businesses generating sufficient cash flow. As presented in our statement of operations for the year ended February 29, 2004, we reported operating loss of SEK 108 million, resulting in a loss after financial items for the period of SEK 254 million. Any failure of our direct Parent to provide funds to our indirect Parent sufficient to enable it to service the Parent Notes could result in our indirect Parent defaulting on the Parent Notes. Any default of our indirect Parent on the Parent Notes could limit our ability to obtain additional funding if needed. In addition, if our indirect Parent were to become insolvent or bankrupt as a result of defaulting on the Parent Notes, the aggregate outstanding balance of SEK 1,198 million (€130 million) of Notes would become immediately due and payable in accordance with the terms of the indenture.

        Concordia and its subsidiaries are continuing to implement cost reduction initiatives and have started to see signs of significant improvements in compensation levels from their contracts with public transportation authorities. If the cost-cutting initiatives or other measures that management deems required are not successful and losses continue, these companies' equity bases may need to be restored or additional equity funding obtained in order to continue to present financial statements under the assumption that Concordia will continue as a going concern.

        The financial statements of Concordia Bus Nordic Holding AB included beginning on page F-3 have been prepared assuming that Concordia Bus Nordic Holding AB and its subsidiaries will be successful in their initiatives and, consequently, they have been prepared assuming that Concordia Bus Nordic Holding AB will continue as a going concern. Such financial statements have also been prepared under the assumption that during the 12-month period following February 29, 2004: (i) Concordia will be in compliance with its covenants associated with the Notes, and (ii) Concordia Bus AB will not become insolvent or bankrupt. If Concordia were to be in breach of one or more of those covenants, and if the lenders so elected, the SEK 1,198 million Notes, which are classified as long-term as of February 29, 2004, would become immediately due and payable. If Concordia Bus AB were to become insolvent or bankrupt, the SEK 1,198 million Notes, which are classified as long-term as of February 29, 2004, would become immediately due and payable.

New Accounting Principles in 2004 and 2005 for Swedish GAAP

        During the year ended February 29, 2004, the following recommendations, issued by the Swedish Financial Accounting Standards Council, became effective: Inventory (RR 2:02), Presentation of Financial Statements (RR 22), Investment Properties (RR 24), Segment Reporting (RR 25), Events After the Balance Sheet Date (RR 26), Financial Instruments: Disclosure and Presentations (RR 27), and Accounting for Government Grants (RR 28). The adoption of those new accounting standards had no significant impact on the consolidated results of operations or financial position.

        During the year ending February 28, 2005, the recommendation Employee Benefits (RR 29) issued by the Swedish Financial Accounting Standards Council becomes effective. We have not completed our assessment of the impact of implementing the new recommendation.

International Financial Reporting Standards

        Effective January 1, 2005, all listed European Union companies are required to present their consolidated financial statements in accordance with International Financial Reporting Standards (IFRS). The transition year for Concordia will be the year ended February 28, 2006, which means that the financial information for years ended February 28, 2005 and 2006 will be restated from Swedish GAAP to IFRS in the Company's financial reports for 2006.

        Concordia is currently in the process of assessing the implications of the adoption of IFRS. The impact that these new standards will have on the Company's net loss and financial position has not yet been assessed.

        Major disclosure differences based on the current IFRS status relate to the following areas: judgements, assumptions, risks and information regarding acquisition of companies. Major accounting differences based on the current IFRS status relate to the following areas:

  •
  Intangible assets—Goodwill amortization will no longer be allowed;

  •
  Share-based payment—The fair value of awards is recognized in equity at the grant date and expensed during the vesting period;

  •
  Financial instruments—In general, to be reported at fair value and depending on classification, to be taken either through the income statement or directly to shareholders' equity.

New Accounting Principles in 2005 for U.S. GAAP

  Consolidation of Variable Interest Entities

        In January 2003, the U.S. Financial Accounting Standards Board ("FASB") issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities," which was later revised in December 2003. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities for the year ended February 28, 2005. The adoption of the applicable provisions of FIN No. 46 during the year ended February 29, 2004 did not have any impact on Concordia's consolidated financial position or results of operations. The remaining provisions become effective after February 29, 2004, but management does not expect that such provisions will have a material impact on Concordia's consolidated financial position or results of operations under U.S. GAAP.

Results of Operations

        The following table sets forth our results of operations for the years indicated in terms of amounts as well as a percentage of net revenue.

	Year ended February 28, 2002		Year ended February 28, 2003		Year ended February 29, 2004
	Amount	%	Amount	%	Amount	%
	(in millions of SEK, except percentages)
Net revenue	4,226	100.0%	4,758	100.0%	4,761	100.0%
Operating expenses	(3,999)	(94.6)%	(4,505)	(94.7)%	(4,544)	(95.4)%
Gain (loss) on sale of fixed assets	20	0.5%	(4)	(0.1)%	6	0.1%
Depreciation and amortization	(362)	(8.6)%	(372)	(7.8)%	(331)	(7.0)%

Operating loss	(115)	(2.7)%	(123)	(2.6)%	(108)	(2.3)%
Financial income and expenses, net	(104)	(2.5)%	(105)	(2.2)%	(146)	(3.1)%
Income taxes	46	1.1%	49	1.0%	83	1.7%

Net loss	(173)	(4.1)%	(179)	(3.8)%	(171)	(3.6)%

        The following table sets forth our revenues, in terms of amounts as well as a percentage of revenues, and operating profit (loss), in terms of amounts and as a percentage of total operating profit (loss), on the basis of each of our businesses:

	Year ended February 28, 2002		Year ended February 28, 2003		Year ended February 29, 2004
	Amount	%	Amount	%	Amount	%
	(in millions of SEK, except percentages)
Revenues:
Bus services for local public transportation authorities	3,714	87.9%	4,243	89.2%	4,242	89.1%
Express bus operations	299	7.0%	295	6.2%	327	6.9%
Coach hire operations	143	3.4%	127	2.6%	110	2.3%
Other	70	1.7%	93	2.0%	82	1.7%

Net revenue	4,226	100.0%	4,758	100.0%	4,761	100.0%

Operating profit (loss):
Bus services for local public transportation authorities	(35)	—	(86)	—	(92)	—
Express bus operations	21	—	25	—	34	—
Coach hire operations	10	—	5	—	3	—
Other	(111)	—	(67)	—	(53)	—

Total operating profit (loss)	(115)	—	(123)	—	(108)	—

Year ended February 29, 2004, compared to Year ended February 28, 2003

Revenues

        Revenues increased SEK 3 million, or 0.1%, from SEK 4,758 million for the year ended February 28, 2003 to SEK 4,761 million for the year ended February 29, 2004.

        Revenues from the provision of bus services for local public transportation authorities decreased by SEK 1 million, from SEK 4,243 million for the year ended February 28, 2003 to SEK 4,242 million for the year ended February 29, 2004.

        The SEK 3 million increase is due to new contracts worth SEK 202 million. This was offset by lost contracts worth SEK 276 million. The remaining increase of SEK 77 million is due to a combination of an increase from indexation adjustments amounting to SEK 17 million with the balance due largely to volume and price movements upon renewal of contracts.

        Revenues from express bus services increased by SEK 32 million, or 11%, from SEK 295 million for the year ended February 28, 2003 to SEK 327 million for the year ended February 29, 2004. The revenue increase derives primarily from an increase in the number of passengers carried, from 2.7 million passengers during the year ended February 28, 2003 to 3.0 million passengers during the year ended February 29, 2004 and from a per-passenger price increase of 4% effective from July 1, 2003.

        Revenues from coach hire services declined by SEK 17 million, or 13%, from SEK 127 million for the year ended February 28, 2003 to SEK 110 million for the year ended February 29, 2004. The revenue decline is a direct result of a lower level of business activities and decreased tourism, mainly due to the general recession in the economy.

        Other revenues decreased by SEK 11 million, or 11.8%, from SEK 93 million for the year ended February 28, 2003 to SEK 82 million for the year ended February 29, 2004 largely as a result of lower inter segmental sales.

        During the year ended February 29, 2004, revenues of SEK 3,986 million were generated in Sweden, revenues of SEK 379 million were generated in Norway, and revenues of SEK 396 million were generated in Finland. During the year ended February 28, 2003, revenues of SEK 3,902 million were generated in Sweden, revenues of SEK 457 million were generated in Norway, and revenues of SEK 399 million were generated in Finland.

Gain on Sale of Fixed Assets

        The gain on sale of fixed assets is comprised of sales of buses and other assets. The gain on sale of fixed assets increased from a loss of SEK 4 million for the year ended February 28, 2003 to a gain of SEK 6 million for the year ended February 29, 2004.

Operating Costs

        Operating costs consist primarily of personnel costs (which includes wages, salaries, social security fees and pension costs of bus drivers, mechanics and other employees), fuel, tires and other consumables costs, and other external costs, which include depot costs and head office administrative costs. Operating costs also include operating lease charges. Operating costs increased by SEK 39 million, or 0.9%, from SEK 4,505 million for the year ended February 28, 2003 to SEK 4,544 million for the year ended February 29, 2004. The increase of SEK 39 million is due to a number of factors, which are outlined below.

        Fuel, tires and other consumable costs have increased by SEK 10 million, or 1%, to SEK 929 million for the year ended February 29, 2004 from SEK 919 million for the year ended February 28, 2003. The increase is largely due to a high diesel price during the first quarter resulting in increased costs by SEK 14 million and higher maintenance costs in the first quarter of SEK 10 million. This has been offset by the lower volumes as a result of lost contracts, which resulted overall in a lower cost of SEK 14 million.

        Personnel costs have increased by SEK 14 million, or 0.5%, from SEK 2,597 for the year ended February 28, 2003 to SEK 2,611 for the year ended February 29, 2004.

        The increase of SEK 14 million is due to a reduction of drivers in our lost contracts resulting in lower wage costs of SEK 171 million, productivity gains in Stockholm of SEK 16 million and other reductions of SEK 6 million. This was offset by an effective pay increase of 4.0% resulting in higher wage costs of SEK 95 million and higher wage costs due to impact of operating new contracts of SEK 112 million.

        Other external costs increased by SEK 15 million to SEK 1,004 million for the year ended February 29, 2004 from SEK 989 million for the year ended February 28, 2003. The increase was mainly due to that operating lease charges increased by SEK 38 million. This increase was principally a result of our increased use of operating leases for buses. The increase is also due to higher operational costs such as insurance and marketing costs of SEK 25 million. This was partly offset due to a reduction of subcontractors of SEK 38 million and decreased administration costs of SEK 9 million due to the return of a more normal level of operations in Stockholm.

        The total number of buses under operating leases was 1,317 as of February 29, 2004, compared to 1,156 as of February 28, 2003.

Depreciation and Amortization

        Depreciation and amortization charges comprise principally the depreciation of buses and other vehicles but they also relate to the depreciation of tools, fixtures and fittings, buildings and computer equipment. In addition, amortization of goodwill resulting from acquisitions of bus operations is also included. Depreciation and amortization costs decreased by SEK 41 million, or 11%, from SEK 372 million for the year ended February 28, 2003 to SEK 331 million for the year ended February 29, 2004 principally as a result of the shift towards increased operational leasing of buses and away from ownership. Total goodwill amortization was SEK 13 million for the year ended February 29, 2004, which remained constant as compared to the year ended February 28, 2003.

Operating loss

        Operating loss decreased by SEK 15 million, or 12.2% from a loss of SEK 123 million for the year ended February 28, 2003 to a loss of SEK 108 million for the year ended February 29, 2004 due to overhead cost reductions and higher contribution from the new and renewed contracts.

        Operating loss from bus operations for local public transportation authorities increased by SEK 6 million, or 7% from a loss of SEK 86 million for the year ended February 28, 2003 to a loss of SEK 92 million for the year ended February 29, 2004.

        Operating profit from express bus services increased by SEK 9 million, or 36%, to an operating profit of SEK 34 million for the year ended February 29, 2004 compared to a profit of SEK 25 million the year ended February 28, 2003. During the year ended February 29, 2004, revenues have increased more than costs have increased compared to the year ended February 28, 2003. A consistent marketing approach, mainly with an improved homepage on the Internet has had a major impact on the revenue development. The number of passengers with Swebus Express was 3.0 million during the year ended February 29, 2004 compared to 2.7 million in the prior year.

        Operating profit from coach hire services decreased by SEK 2 million, or 40% from SEK 5 million for the year ended February 28, 2003, to SEK 3 million for the year ended February 29, 2004.

        The increased operating loss from bus operations for local public transportation authorities was largely caused by the provisions for losses on contracts, which to some extent have been offset by recovery of revenues due to indexation adjustments.

        The decreased profit from coach hire services is mainly due to a slow down in the Swedish economy. This, in combination with the fact that SJ (the largest Swedish train company) decided to make other arrangements for overflow traffic, has led to decreased volume. The impact from decreased volumes has been offset by reductions in operating costs, mainly in reduced subcontracting and wages.

        Head office costs and other items decreased by SEK 14 million, or 21% from SEK 67 million for the year ended February 28, 2003, to SEK 53 million for the year ended February 29, 2004 due largely to termination compensation payments of SEK 7 million included in the year ended February 28, 2003.

Financial Income and Expenses

        Financial income and expenses includes interest income from cash and cash equivalents and interest expense from loans received by investors and affiliated companies and other financial indebtedness. Financial expenses increased by SEK 36 million, or 31% from a financial expense of SEK 115 million for the year ended February 28, 2003 to SEK 151 million for the year ended February 29, 2004. The increase can be partly explained by an increase of depreciation of deferred financing costs by SEK 23 million due to the write-off costs related to senior debt and the refinancing of syndicated loans with secured senior notes at 9.125%. The refinancing resulted both in higher effective interest rates and increased total debt. Our foreign exchange losses for the year ended February 29, 2004 were also SEK 11 million higher compared to the year ended February 28, 2003.

Taxes

        No income taxes were paid during the years ended February 28, 2003 and February 29, 2004. The statutory rate of taxation in Sweden is 28%. However, the company recorded income tax benefits of SEK 83 million for the year ended February 29, 2004, reflecting an effective tax rate of 32%, compared to income tax benefits of SEK 49 million for the year ended February 28, 2003, reflecting an effective tax rate of 21%.

        The effective tax rate of 32% for the year ended February 29, 2004 differed from the statutory rate of 28% due to the fact that goodwill amortization was not tax deductible, decreasing the effective tax rate by 2%, offset by the utilization of previously unrecognized tax loss carryforwards, increasing the effective tax rate by 6%.

        The effective tax rate of 21% for the year ended February 28, 2003 differed from the statutory rate of 28% due to the fact that goodwill amortization was not tax deductible, decreasing the effective tax rate by 2%, in addition to the fact that valuation allowances were recorded against deferred tax assets, decreasing the effective rate by 5%.

Year ended February 28, 2003, compared to year ended February 28, 2002

Revenues

        Net revenue increased SEK 532 million, or 13%, from SEK 4,226 million for the year ended February 28, 2002, to SEK 4,758 million for the year ended February 28, 2003. Revenue from the provision of bus services for local public transportation authorities increased by SEK 529 million, or 14%, from SEK 3,714 million for the year ended February 28, 2002, to SEK 4,243 million for the year ended February 28, 2003. SEK 431 million of the increase was derived from our new Stockholm contracts, which Swebus started to operate on March 4, 2002. The remainder of the increase is attributable to net gain from our contracts re-tendered during the prior financial year of SEK 49 million and increased revenue from contracts renewed at higher prices of SEK 49 million.

        Revenue from express bus services decreased by SEK 4 million, or 1%, from SEK 299 million for the year ended February 28, 2002, to SEK 295 million for the year ended February 28, 2003, largely due to the loss of a route concession.

        Revenue from coach hire services declined by SEK 16 million, or 11%, from SEK 143 million for the year ended February 28, 2002, to SEK 127 million for the year ended February 28, 2003, due to a decline in business activity resulting from poor economic developments in this market.

        Other revenue amounted to SEK 93 million for the year ended February 28, 2003, and SEK 70 million for the year ended February 28, 2002. Other revenue largely consist of sales of diesel fuel and maintenance and repair services to third parties.

Loss on Sale of Fixed Assets

        Loss on sale of fixed assets is comprised of sales of real estate, buses and other assets. Gain on sale of fixed assets decreased from a gain of SEK 20 million for the year ended February 28, 2002, to a loss of SEK 4 million for the year ended February 28, 2003, due to an exceptional property gain of SEK 14 million during the year ended February 28, 2002. The difference between 2002 and 2003 was also as a result of an increased loss on our sale of buses of SEK 26 million from a gain of SEK 6 million by the year ended February 28, 2002, to a loss of SEK 20 million for the year ended February 28, 2003.

Operating Costs

        Operating costs consist primarily of personnel costs (which include wages, salaries, social security fees and pension costs of bus drivers, mechanics and other employees), fuel, tires and other consumables costs, and other external costs, which include depot costs and head office administrative costs. Operating costs also include operating lease charges. Operating costs increased by SEK 506 million, or 13%, from SEK 3,999 million for the year ended February 28, 2002, to SEK 4,505 million for the year ended February 28, 2003. This increase is due to a number of factors, which are outlined below.

        Fuel, tires and other consumable costs have increased 14% by SEK 114 million to SEK 919 million for the year ended February 28, 2003, from SEK 805 million for the year ended

February 28, 2002, largely due to the new Stockholm contract, higher fuel prices compared to the previous year and increased maintenance costs due to poorly maintained used buses that were purchased for use in Stockholm.

        In addition, there has been a 11% increase in personnel costs, by SEK 257 million to SEK 2,597 million, for the year ended February 28, 2003, from SEK 2,340 million for the year ended February 28, 2002. The increased costs are largely due to an effective 3.2% increase in salary for employees and the cost of implementing our new traffic operations in Stockholm. In addition, our initial operating difficulties in the Stockholm and Uppsala regions necessitated increased manpower, driver recruitment and training, over-time and payments for inconvenient hours and additional subcontracting costs.

        Other external costs increased 16% by SEK 135 million, to SEK 989 million for the year ended February 28, 2003, from SEK 854 million for the year ended February 28, 2002. The increase was primarily due to an increase of facility costs of SEK 42 million resulting from increased rent payable due to the sale and lease back of property of SEK 17 million, additional facilities relating to the new Stockholm contract of SEK 16 million and increased operational costs due to higher electricity prices which was compounded by a severe cold winter, of SEK 9 million. In addition, provisions for loss making contracts resulted in a charge of SEK 15 million, partially offset by the reorganization and start up costs provisions taken last year of SEK 24 million and reduced costs of SEK 11 million in administration overheads and SEK 6 million in other operational costs.

        An additional factor which explains the increase other external costs is that operating lease charges increased by SEK 120 million to SEK 350 million for the year ended February 28, 2003, from SEK 230 million for the year ended February 28, 2002. This increase was principally a result of increased operational leasing of buses. The total number of buses being utilized under operating leases was 1,156 as of February 28, 2003, compared to 784 buses as of February 28, 2002.

Depreciation and Amortization

        Depreciation and amortization charges comprise principally the depreciation of buses and other vehicles but they also relate to the depreciation of tools, fixtures and fittings, buildings and computer equipment. In addition, amortization of goodwill resulting from acquisitions of bus operations is also included. Depreciation and amortization costs increased by SEK 10 million, or 3%, from SEK 362 million for the year ended February 28, 2002, to SEK 372 million for the year ended February 28, 2003, principally as a result of the increased use of operational leasing of buses leading to a decrease in depreciation, which was offset however, by increased depreciation as a result of investments in new buses for the Stockholm contracts and other renewed contracts where we were required to purchase busses. Total goodwill amortization was SEK 13 million for the year ended February 28, 2003, compared to SEK 13 million for the year ended February 28, 2002.

Operating Loss

        The operating loss was SEK 123 million for the year ended February 28, 2003, compared to an operating loss of SEK 115 million for the year ended February 28, 2002. Operating loss from bus operations for local public transportation authorities was SEK 86 million for the year ended February 28, 2003, compared to an operating loss of SEK 35 million for the year ended February 28, 2002. Operating profit from express bus services increased by SEK 4 million to SEK 25 million for the year ended February 28, 2003, compared to SEK 21 million for the year ended February 28, 2002. Operating profit from coach hire services decreased from SEK 10 million for the year ended February 28, 2002, to SEK 5 million for the year ended February 28, 2003. Other operating loss decreased from a loss of SEK 111 million for the year ended February 28, 2002 to a loss of SEK 67 million for the year ended February 28, 2003.

        The increased operating loss from bus operations for local public transportation authorities was mainly due to the large problems in the Stockholm and Uppsala areas resulting from poor and insufficient traffic-plans in our summer and winter traffic, combined with a deficit in drivers.

        The increased profit from express bus services was largely due to the fact that a majority of the main lines have maintained or improved their strong positions and at the same time certain unprofitable lines have been discontinued. A more efficient time planning system also contributed to the increased profit by reducing our subcontracting costs.

        The decreased profit from coach hire services was mainly due to a declining market following a downturn in the commercial environment, and a slow down in tourism which led to over-capacity in the industry which weakened margins.

        The decrease in other operating loss was largely due to reduced administrative costs of SEK 28 million and an increase of other revenue by SEK 10 million.

Financial Income and Expenses

        Financial income and expenses includes interest income from cash and cash equivalents and interest expense from loans made by banks. Net financial income and expense increased by SEK 1 million from a net expense of SEK 104 million for the year ended February 28, 2002, to a net expense of SEK 105 million for the year ended February 28, 2003. The increase of net financial expense of SEK 1 million can be attributed to an increase of internal interest expense of SEK 27 million. This was partially offset by lower senior debt interest expense of SEK 18 million due to lower market interest rates and repayment of our senior credit facilities during the period, an external interest income increase of SEK 7 million and other net changes of SEK 1 million. See the heading "Liquidity and Capital Resources" in this section.

Taxes

        The standard rate of corporate taxation in Sweden is 28%. However, we have not paid any income taxes for the year ended February 28, 2003, due to its loss before income taxes. The effective income tax benefit from the net loss for the year ended February 28, 2003, was 21%. The difference between the standard rate and the effective tax rate is due to nondeductible goodwill amortization of 2%, recognition of valuation allowances related to the future tax benefits of the net losses of 6% and other non-deductible items of 3%.

Liquidity and Capital Resources

        Our liquidity requirements arise primarily from our need to fund lease payments, purchase buses, service our and our indirect Parent's debt obligations, fund our working capital requirements and expand our business. For the next twelve months our funds needed for lease payments (financial and operational) amount to SEK 428 million, for bus purchases SEK 93 million and for interest payments on our own debt SEK 108 million. Our working capital requirements for the next twelve months amount to SEK 180 million. We have historically relied upon cash generated from operations and capital contributions from our direct Parent, derived in part from the issuance of the Parent Notes. As we are a holding company, our principal asset is our investment in our subsidiaries. We conduct no business or operations except through direct and indirect subsidiaries. The ability of our subsidiaries to make funds available to us is subject to, among other things, applicable corporate and other laws and restrictions contained in agreements to which such subsidiaries may be subject. It is also subject to our subsidiaries' ability to generate cash in the future and our subsidiaries' ability to generate distributable reserves or other funds available for that purpose. In addition, our substantial indebtedness, together with the restrictions imposed on us by the indenture for the Notes, could also affect our ability to make additional borrowings, dividend payments or investments and this could impair our liquidity or increase our need for additional capital. We believe that our cash flows from operations, together with the net proceeds of the recent offering of the Old Notes, a portion of which was used to repay in full our previously existing senior debt facilities, will be sufficient for our debt service requirements as they become due over the next several years, including amounts which we expect to distribute to our direct Parent in connection with our indirect Parent's obligations to pay interest under the Parent Notes. We expect to realize further cost savings and operating improvements of SEK 12 million to SEK 22 million during the fiscal year ended February 28, 2005. Should these cost savings not materialize, however, we believe, as described above, that we will have sufficient cash to meet our cash flow requirements. Any future acquisitions may require additional financing. As of February 29, 2004, our indirect Parent had €160 million outstanding on the Parent Notes. We would expect to distribute €17.6 million per annum to our indirect Parent to enable it to pay interest on the Parent Notes. In addition, our indirect Parent distributed to us SEK 501 million in the form of a Subordinated Shareholder Loan entered into on February 28, 2002, as amended and restated. Following certain repayments under this loan, our net debt to our indirect Parent is currently SEK 368 million. Making payments to our indirect Parent to fund payments on its notes does not take priority over our obligations under the Exchange Notes.

        The indenture under which the Notes were issued, and the indenture under which the Parent Notes were issued, restrict, and in some cases prohibit, among other things, our and our subsidiaries' ability to incur additional debt, make prepayments of certain debt, pay dividends, make investments, engage in transactions with affiliates, issue capital stock, create liens, sell assets, significantly alter the focus and structure of their business and engage in mergers and consolidations. Certain of these limitations could impair our operations and limit our ability to implement certain of our strategies. Concordia and its subsidiaries may not incur additional debt, except in certain limited circumstances, unless it meets a coverage ratio test that has not been met by the Concordia group for several years. Continued inability to meet this test inhibits our ability to acquire funding, which may limit our ability to take advantage of possible opportunities. Concordia and its subsidiaries may not prepay or retire indebtedness, except in certain limited circumstances, which could inhibit our ability to take advantage of changes in market interest rates or other favorable market conditions. Other covenants narrow the scope of investments Concordia and its subsidiaries may make, which could inhibit our ability to pursue possible opportunities. Concordia and its subsidiaries also face certain restrictions on their ability to create liens on or sell its assets, further limiting access to possible funding sources. Concordia and its subsidiaries may not significantly alter the focus and structure of its business, which could limit our ability to diversify our lines of business. Lastly, failure to comply with these covenants could result in a default under the Notes, which in turn could result in an event of default under our other indebtedness, or an event of default under the Parent Notes.

        We have entered into interest and foreign exchange hedging arrangements in accordance with the terms of our debt obligations. You should read the information under "—Quantitative and Qualitative Disclosure About Market Risk—Foreign Exchange."

        Cash flow from operating activities for the year ended February 29, 2004, was positive at SEK 24 million, compared to negative cash flows of SEK 66 million for the year ended February 28, 2003 and a positive cash flow of SEK 39 million for the year ended February 28, 2002. The main reason for the difference between fiscal 2002 and fiscal 2003 was a strong working capital development during the year ended February 28, 2002. The working capital movement improvement during the year ended February 29, 2004, was mainly due to positive changes of liabilities. The positive changes of liabilities were mainly due to the fact that we paid a group contribution of SEK 141 million to our direct Parent for the year ended February 28, 2003.

        Our change in working capital was negative SEK 105 million for the year ended February 29, 2004 compared to negative SEK 271 million for the year ended February 28, 2003. We believe that the cash generated from our operations is sufficient to both meet our obligations as they come due and to meet our working capital requirements during the coming year.

        Capital expenditures totaled SEK 32 million for the year ended February 29, 2004, SEK 216 million for the year ended February 28, 2003 and SEK 43 million for the year ended February 28, 2002.

        Capital expenditures primarily consisted of purchases of equipment and buses. The high capital expenditures are primarily due to investments in buses for the new Stockholm contracts during the first quarter of the financial year ended February 28, 2003, of SEK 151 million. Financing for these buses were secured in connection with a debt restructuring completed in February 2002. Of the remaining capital expenditures for the year ended February 28, 2003, SEK 16 million relates to purchases of land and equipment, SEK 9 million to the purchase of old gas buses and SEK 17 million relates to necessary bus improvements under our new contracts and compliance with environmental regulations requiring CRT filters on engines. We have secured finance leases for some of these buses for a period of four years.

        During the year ended February 29, 2004, asset sales proceeds of SEK 21 million (SEK 75 million for the year ended February 28, 2003) were generated from the sale of used buses. This compares to SEK 221 million in the year ended February 28, 2002, of which SEK 145 million were generated from the sale of properties and SEK 76 million were generated from other asset sales, primarily sales of used buses. The SPP (Alecta) receivable was sold during the same period, providing cash of SEK 81 million, of which SEK 34 million was paid to the previous owners of Concordia.

        In our opinion, our cash from operations will be sufficient to fund our ongoing operations, our working capital requirements and capital expenditures for the foreseeable future.

        We have entered into operating lease agreements to finance a portion of our bus fleet. As of February 29, 2004, 1,317 of our 3,908 buses were financed through operating lease arrangements. The net present value of outstanding obligations for buses as of February 29, 2004, was SEK 905 million (the net present value of our outstanding obligations under leases relating to real estate as of February 29, 2004, was SEK 52 million).

        The large majority of lease terms for buses include residual value guarantees from the bus manufacturer, whereby we retain an option to return the buses to the manufacturer without cost to us. The number of buses that can be returned under these agreements is subject to limitation.

        The structure of the lease contract is such that at the inception of a new lease contract, the leasing fee is established based on the purchase price paid by the lessor and the residual value agreed with the manufacturer for the period of the lease. At the end of each leasing contract period each leasing contract can be renewed or terminated. The lease payments for the second leasing period are always at terms based on the fair value at the date of the extension which are lower than the payments during the initial term. If we are successful in renewing or extending a local public transportation authority contract, our leasing contract can be renewed at terms based on the fair value at the date of the extension. This is likely to result in lease payments which are substantially lower than the payments during the initial term.

        In a situation where we are not able to pay outstanding lease fees, the lessor has the right to retain the buses at our expense and also obtain additional compensation based on the outstanding leasing fees at the time when the non-payment situation occurred. Further, in the event of an acceleration under the Senior Notes following a default, all or part of the leasing contracts covering a significant portion of our leases may be terminated at the option of the lessor. This could have a material adverse effect on our business.

        The following table summarizes our contractual obligations and the expected settlement dates for the different obligations as of February 29, 2004:

		Payments due by period:
	Total	less than 1 year	1-3 years	3-5 years	after 5 years
	(in millions of SEK)
Contractual obligations:
Long-term debt(a)(d)	1,198	—	—	—	1,198
Debt to affiliated companies(b)	368	366	—	—	2
Operating leases	1,320	421	634	239	26
Financial leases	26	8	15	3	—
Purchase obligations(c)	22	22	—	—	—

Total contractual obligations	2,934	817	812	105	1,200

(a)
This amount represents the senior secured notes (€130 million) translated into SEK at the rate of €1.00 = SEK 9.2175, the rate published by the Swedish central bank for February 29, 2004. The debt bears interest at an annual rate of 9.125%.

(b)
Represents the Company's initial shareholder loan of SEK 501 million due to Concordia Bus AB net of repayments made where there are no contractual requirements to repay the debt at a specified date. Concordia Bus AB, a holding company without any cash of its own, has semi-annual obligations to pay interest of 11% on its outstanding Euro 160 million bonds. Concordia Bus AB has the ability to call amounts of this long term liability as due and payable as needed in order for it to make its interest payments on the bonds.

(c)
Obligations to purchase 15 buses.

(d)
As described in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Going-Concern Matters," violations of related debt covenants could cause the entire amount of debt to become due and payable in any period earlier than shown in this table.

Market Risk

        In order to protect us against fluctuations in the price of diesel fuel, we annually enter into derivatives contracts in order to fix the non-tax portion of the price of diesel fuel for its bus operations for the year. We currently have hedges in place for diesel fuel costs for the period from March 1, 2004, to February 28, 2005. We seek to reduce this exposure through managing our fuel price exposure in Swedish Kronor and have entered into forward purchase contracts for 18% of our fuel requirement for the next financial year. We believe this managing of our diesel fuel price exposure, together with the protection provided through the diesel fuel price indexation provisions in many of our contracts, will effectively provide a combined hedge covering approximately 58% of our projected diesel fuel costs in fiscal year 2005. Our intention is to hedge an additional 12% to achieve our target of effective hedge of 70%. See "—Quantitative and Qualitative Disclosure About Market Risk—Fuel Prices."

        As of the date hereof, SEK 1,198 million of our loans were denominated in euros. We intend to minimize our exposure through market instruments, limit the fluctuation in the amount of our interest payments on the Notes, in Swedish Kronor, by limiting our exposure to potential fluctuations in the Swedish Kronor/euro exchange rate. We have entered into euro interest rate swaps to manage our exposure in respect of a euro-denominated intercompany loan which we extended to Concordia Finland. See "—Quantitative and Qualitative Disclosures About Market Risk—Interest Rates" and "—Foreign Exchange."

Trend Information

        During the year ended February 29, 2004, we submitted tenders for 1,346 buses out of the 1,999 buses that were open for competitive tenders, which included contracts for routes where we already operated 573 buses. Of these 1,346 units results for 1,318 units have been announced. We retained 203 buses out of the 573 buses we operated. Lost units include our Gothenburg contract, which was for 140 buses. In addition, we won a total of 354 units from our competitors. We currently await results on a further 28 units, of which Concordia operates 16 units. We currently await the results of a tender relating to 70 buses, of which we operate 62 buses. This outstanding tender relates to Karlstad in Sweden, where we have lodged a complaint against the CPTA for unfair practice as our bid was lower by SEK 1 million compared to the announced winner. The court has temporarily suspended the CPTA's award of the contract to the announced winner pending its determination of the merits of our complaint and we await outcome of the proceedings. We have prolonged our contracts on Karlstad for one year following a recent court decision upholding our complaint.

        We anticipate tenders for approximately 1,290 buses during the financial year ending February 28, 2005, of these buses we have 256 or 36% of the total buses in Sweden, 61 buses or 22% of the total in Norway and 159 or 52% of the total buses in Finland. Notably we have 25 contracts expiring. These also cover loss making contracts in Vantaa, Finland and Sweden.

        Pricing on contracts won was higher by 27%. Our biggest loss was our contracts in Gothenburg, totalling 140 buses, due to highly competitive pricing by one or our competitors. We believe that the resulting impact of these gains by the new operator will not harm our competitive position, as the Gothenburg contracts were won by a company located in Gothenburg and owned by the CPTA that we believe has no intention of expanding its business beyond the city of Gothenburg.

        We have finalized contractual agreements with our unions for fiscal 2005, which will lead to an effective pay increase of 2.26%. In addition, effective January 1, 2003, our pension costs have increased by 2%. It is not clear at the present time whether the indexation on our CPTA contracts will fully compensate us for these cost increases.

        We believe that the favorable pricing environment in Sweden in urban city areas and moderate price increases in Finland will continue in the next fiscal year.

Quantitative and Qualitative Disclosures About Market Risk

        The principal market risks (i.e., the risk of loss arising from adverse changes in market rates and prices) to which we are exposed are:

  •
  interest rates on debt;

  •
  foreign exchange rates;

  •
  fuel prices; and

  •
  inflation.

        The following risk management discussion and the estimated amounts generated from analytical techniques are forward looking statements of the market risk assuming certain market conditions occur. Our actual results in the future may differ materially from these projected results due to actual developments in the global financial markets.

  Interest Rate Risk

        Interest rate risk refers to the risk that changes in the market rate of interest adversely affects Concordia's interest cost. How fast a change in the interest rate will influence the net interest depends on the borrowings fixed interest term.

        Concordia is mainly exposed to interest rate risk in its operational leases which are based on among other things a floating market interest rate. To reduce the interest exposure in the lease portfolio, Concordia has entered into interest rate derivatives which hedges the interest for a portion of the lease commitment. The outstanding interest rate derivatives have notional amounts totalling SEK 237.5 million at February 29 2004. In addition there are interest rate derivatives having a total notional amount of SEK 100 million which will come into effect after February 29, 2004. All interest rate derivatives mature in 2005.

        Based on the nominal value of the operational lease commitment at February 29, 2004, assuming all lease contracts would be extended to the economic life of the leases, of SEK 1,320 million, a one basis point change in interest rates would increase lease charges by approximately SEK 13.2 million per annum. The calculation includes the effects of outstanding interest rate derivatives.

  Foreign Exchange

        We are also exposed to currency fluctuations on our loans, primarily as a result of having to make interest and principal payments in euro on the Notes. We have entered into collar arrangements through the sale of puts and the purchase of calls with the same settlement dates. While this arrangement caps the amount of benefit we can obtain from an appreciation of the Swedish Kronor against the euro, it also caps our potential increased interest costs through a depreciation of the Swedish Kronor against the euro. Our indirect Parent's policy is to hedge 50% of its future interest payments on the Parent Notes against adverse movements for us in the Swedish Kronor/euro exchange rate and to hedge 50% of its future payments on the Parent Notes through a cap on positive movements for us in the Swedish Kronor/Euro exchange rate. See "—Liquidity and Capital Resources." We estimate that, after giving effect to the offering of the Notes, a 10% depreciation in the value of the Swedish Krona against the euro would increase our interest costs relating to the Notes by approximately SEK 10.9 million per annum (assuming a SEK 9.2175/€1.00 exchange rate and assuming that we successfully hedge 50% of our exposure. Any such depreciation could have a material adverse effect on our financial condition.

        The group is also exposed to foreign exchange rate changes through the purchase of diesel fuel. Diesel fuel is priced in the international commodity markets in US dollars. Concordia receives compensation for a portion of changes in diesel prices through revenue indexes in the contracts with the CPTA's. It is estimated that this index compensation reduces 43% of the exposure to diesel price changes. To further reduce the exposure, Concordia has entered into diesel derivatives in Swedish kronor and thereby hedged the foreign exchange rate risk for 17 percent of the consumption for the coming 12 months beginning March 1, 2004. Based on the budgeted diesel consumption, a 10 percent depreciation of the Swedish crown against the US dollar would increase the diesel costs by SEK 7.5 million for the coming financial year beginning March 1, 2004. The calculation includes the effects of outstanding diesel derivatives and the computed index compensation.

  Fuel Prices

        We are also exposed to commodity price risk through our requirements for diesel fuel. Diesel fuel is priced in the international commodity markets in US dollars. We purchase our diesel fuel requirements out of our operating revenue, which is largely denominated in Swedish Kronor.

Therefore, we are exposed to currency fluctuation risk between the dollars and the Swedish Kronor. We currently have hedges in place to purchase portions of our diesel fuel at fixed SEK prices through February 28, 2005. We have achieved this fixed SEK price through a combination of two hedges. We have a fuel price hedge to purchase diesel fuel at fixed dollar prices and a corresponding currency hedge to fix the SEK rate at which we purchase dollars. We hedge only the non-tax portion of our diesel fuel costs. We estimate that a 10% depreciation in the value of the Swedish Kronor against the dollar would increase our diesel fuel costs by approximately SEK 8.6 million per annum.

  Inflation

        Inflation had no material impact on our operations during the year ended February 29, 2004. However, due to the nature of our contractual business where cost increases are compensated through movements in agreed indices (elements of total inflation) we are currently subject to under-compensation due to a mismatch between our industry costs and our relative level of compensation from the indices which the local transportation authorities use to compensate us. A 1% increase in inflation would have a positive benefit of approximately SEK 6 million per annum when compared to the previous year.

BUSINESS

Overview

        We provide public bus transportation services in Sweden, Norway and Finland, operating through our three main operating subsidiaries: Swebus, SBC and Concordia Finland, respectively. We also provide express bus and coach hire services. In Sweden, we currently operate 3,156 buses, and are the largest operator through Swebus, with an estimated market share of approximately 31.3% of the public bus transportation market (measured by the number of buses in operation). This market share data has been calculated based on the share of total number of buses, as provided by the relevant CPTA. In Norway, SBC currently operates approximately 405 buses (of these 405 buses, 94 had been purchased pursuant to a contract entered into in January of 2004 and included in the February 29, 2004 year end totals, though these 94 buses were not delivered to SBC until March of 2004) and has an estimated 20% market share of the public bus transportation market in southeastern Norway, which includes Oslo and neighboring cities. This market share data has been calculated based on the share of total number of buses, as provided by the relevant CPTA. In Finland, Concordia Finland currently operates 347 buses and is the second largest operator in the greater Helsinki area with a market share of 26%. This market share data has been calculated based on the relative numbers of contract kilometers. This information is made available at each tendering.

        For the year ended February 29, 2004, we had net revenue of SEK 4,761 million. We sustain operating losses of SEK 108 million for the year ended February 29, 2004; SEK 123 million for the year ended February 28, 2003 and SEK 115 million for the year ended February 28, 2002. We sustained net losses of SEK 171 million for the year ended February 29, 2004, SEK 179 million for the year ended February 28, 2003 and SEK 173 million for the year ended February 28, 2002.

Business Strengths and Strategy

        Our business strengths include:

  •
  Steady revenue streams from long-term contracts. The substantial majority of the bus transportation services we provide are under long-term contracts (generally five to eight years) with local public transportation authorities, pursuant to which we provide services for certain identified bus routes, usually for fixed annual fees. Our fees are periodically adjusted based on price indices aiming to reflect cost changes and thereby protect our margins for that period. The revenue streams from our long-term contracts are largely steady because we receive a fixed annual fee from the respective public transportation authorities rather than variable passenger ticket receipts.

  •
  Favorable price environment for operators. Recent consolidation in our market has reduced the number of bidders for the larger, more attractive contracts and, together with continued strong demand for bus travel, has produced a favorable price environment for operators when tendering for contracts. For example, in fiscal 2002, fiscal 2003 and fiscal 2004, contracts awarded to us were renewed at prices between 10% and 54% above the existing prices. Pricing on contracts for fiscal 2004 was 27% higher than the previous year.

  •
  Sophisticated resource management systems. In addition to Hastus, our computerized traffic planning system, we benefit from a proprietary logistics management system, Sintopt. We believe that these systems together allow us to manage our buses and drivers more efficiently than our competitors, which reduces costs and allows us to bid more competitively for new contracts.

  •
  Substantially strengthened management team. We believe that our operational management has been substantially strengthened during the last 24 months. We have replaced approximately 60 senior and mid-level managers, primarily at our principal operating subsidiary Swebus. We have replaced all of our regional managers, as well as the managing director of Swebus and its director of operations. In February 2004, our senior management team will be further strengthened by the addition of a new chief operating officer, who brings with him significant operational experience within our industry.

        Our principal objective is to maximize our profitability, cash flow and return on capital. To that end, our strategies include:

  •
  Renewing contracts on improved terms. As a legacy of the highly competitive environment immediately following deregulation of our market, some lower-margin, lower-return contracts remain in our portfolio. As these existing lower-margin contracts expire, we seek to renew them on more favorable terms reflecting market prices and conditions seen in the last few years (including higher prices, longer durations and price adjustment mechanisms which more accurately reflect our cost structure), or to redeploy our resources to other, more attractive contracts. For the fiscal year commencing March 1, 2004, our internal contract approval criteria will be strictly controlled and our new contracts will be required to produce positive free cash flow from the first year. These criteria are focused on maximizing total cash generation and our return on capital. By February 2004, new (as opposed to inherited) contracts represented approximately 55% of our revenue.

  •
  Improving indexing in contracts to reflect operating costs more closely. We have reduced the impact of cost volatility within our business by successfully lobbying for contract adjustment provisions that more closely reflect the costs of an operator. The level of the fee paid to us by local public transportation authorities is adjusted periodically based on an index. Historically, a substantial portion of contracts have contained cost indices based on a consumer price index, which has not appropriately reflected key elements of our cost base such as wages and diesel fuel. Along with our competitors, we continue to lobby for either (i) a price adjustment index which reflects bus industry costs or (ii) a combination of a consumer price index, a labor cost index and a diesel fuel price index.

  •
  Optimizing capital allocation and return on bus fleet investment. We seek to make efficient use of capital and other resources through the deployment of an increasing proportion of our buses under operating leases which include residual value guarantees from our bus suppliers (which enable us to return buses to them at no further cost to us). We also seek to use our fleet of 3,908 owned and leased buses to keep our new capital requirements to a minimum and maintain our bus fleet at an optimal average age by reallocating buses across contracts.

  •
  Increasing productivity and realizing expected cost savings. We continually seek to achieve productivity improvements and cost savings, and to maximize the utilization of our drivers and our bus fleet, through such measures as more accurate internal reporting mechanisms, driver training programs and the use of resource management systems. Our size allows us to test productivity-related improvements locally before rolling them out to our entire operation. We expect to realize further cost savings of SEK 12 million to SEK 22 million from the implementation and optimization of our traffic planning systems during the period between February 29, 2004 and February 28, 2005 in addition to the already realized cost savings of approximately SEK 18 million which were realized during the period between February 28, 2003 and February 29, 2004.

  •
  Fuel price hedging. We have also sought to reduce the impact of cost volatility within our business through fuel price hedging. We seek to reduce this exposure through hedging our fuel price exposure in Swedish Kronor and have so far entered into forward purchase contracts for over 18% of our fuel requirements for the fiscal year ending February 28, 2005. We believe this hedging of our diesel fuel price exposure, together with the protection provided through the diesel fuel price indexation provisions in many of our contracts, currently effectively provides a combined hedge covering approximately 58% of our projected diesel fuel costs in fiscal 2005. We intend to enter into further arrangements to bring this level of effective hedging to our target of 70%.

  •
  Selectively expanding our operations. We seek to expand selectively, in particular where synergies may exist with our current contracts in terms of geography or other bus fleet optimization factors that would allow us to achieve a high return on capital employed. For instance, we have recently expanded from 60 to 200 buses in the Skaraborg region in western Sweden, taking advantage of our existing depot and other resources.

History and Development of the Company

        Our legal name is Concordia Bus Nordic AB (publ) and our commercial name is Concordia. We were incorporated on December 22, 1932. Concordia is domiciled in Sweden and is a public limited liability company. We are incorporated in Sweden and our registered address is Solna Strandväg 78, SE-171 54, Solna, Sweden. Our financial year ends on the last day of February. Our authorized and issued share capital is SEK 16,000,000 divided into 160,000 shares of one class with a nominal value of SEK 100 each. The share capital is fully paid. Our telephone number is +46 8 546 300 00. Our agent for service of process is CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

        Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization was performed whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

        Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB (publ) from one of its dormant subsidiaries. Concordia Bus Nordic Holding AB is a non-operating holding company that has no assets other than its shares in Concordia Bus Nordic AB (publ).

        In January 2000, Concordia Bus AB, backed by SG (the then-parent company of SBC) and certain private equity funds affiliated with Goldman Sachs International, acquired Concordia Bus Nordic. On February 28, 2001, we acquired SBC with effect from February 1, 2001.

General

        Our core business is providing bus services to local public transportation authorities in Sweden (our most important market), Norway and Finland. In our markets, the substantial majority of bus transportation services are provided under long-term contracts (generally five to eight year terms) with local public transportation authorities, according to which the bus operator provides services for a specific set of bus routes for fixed annual fees (subject to periodic adjustments based on price indices) which we refer to as "gross agreements." These contracts provide us with steady revenue streams because we receive a fixed annual amount from the respective public transportation authorities rather than relying on passenger ticket receipts. Certain contracts, called "net agreements," include passenger numbers as part of their pricing. Public transportation authorities have shown an excellent record of payment and have in the past rarely faced bankruptcy or insolvency. In the year ended February 29, 2004, we derived approximately 89.1% of our revenue from a combination of gross agreements and net agreements in Sweden, Norway and Finland. We operate under approximately 200 contracts with local public transportation authorities, the largest of which accounted for only 5.2% of our net revenue in the year ended February 29, 2004. The top 25 contracts accounted for approximately 51.2% of net revenue in the year ended February 29, 2004.

        We also provide express bus services (scheduled intercity or long distance bus services) and coach hire services.

        Following deregulation in 1989, there was a wave of consolidation in the Swedish bus market. This has resulted in three large operators who have a combined market share in the contractual public bus transportation market in Sweden of approximately 64% (measured by the number of buses in operation). Swebus is the largest operator with a 31% market share. (Source: Svenska Lokaltrafikföreningen, the Swedish local traffic organization, or "SLTF".) Recent tenders for bus transportation contracts provide evidence that consolidation in the industry in Sweden has produced a more favorable pricing environment. We expect this trend to continue in the near term. We also believe that a similar pattern of pricing dynamics is now beginning to occur in Norway and Finland.

        Over the last two years, we have rolled out the initial phase of the Hastus software planning system at all our locations. In its initial phase of use, the Hastus system captures traffic planning data and uses it to produce unoptimized bus and driver schedules. The subsequent phase of Hastus use involves the entry of additional data, in particular data relating to the relationships among different bus routes, to produce optimized schedules. We augment our use of Hastus software with the Sintopt software, our proprietary logistics system. The Sintopt software uses higher level algorithms to enable us to achieve increased levels of optimization with our bus and driver schedules. We have also strengthened our traffic planning department in order to better utilize our driver and bus fleet resources. Currently approximately 34% of our driver hours have been subject to some level of optimization. We believe we will achieve 100% optimization of all traffic plans within the next 18 months. We expect to fully realize further cost savings from the implementation of these systems of SEK 30 million to SEK 40 million during this period, in addition to the cost savings of approximately SEK 18 million already realized. In addition, we have also identified other sources of cost savings, including fuel consumption optimization, purchasing cost savings, and reductions of employee sickness and absences.

        The improved planning and scheduling described above, combined with an integrated plan for bus fleet utilization and maintenance, enable us to determine with a higher degree of certainty the optimal number of buses needed for our existing operations. We are currently in the process of developing a capital optimization system, which we expect will be functional in the second quarter of fiscal 2005. The system will help us minimize bus investments by allowing us to align the characteristics of our bus fleet to the average and maximum age specified in our contracts. In addition, we are focusing our efforts on utilizing our existing fleet to provide new revenues through alternative uses, such as local coach and school bus hire.

        We have improved our bus maintenance procedures by implementing a new fleet maintenance planning system, known as ASW. ASW improves our ability to schedule bus maintenance and capture costs and analyse data for cost reduction. Going forward, we will improve our ability to schedule maintenance staffing requirements through implementation of an updated version of ASW. We have also reduced the number of different types of buses in our fleet by reducing the number of manufacturers and models we use. In line with our operating lease strategy we have entered into framework agreements for the supply of buses with Volvo and Evobus. We have re-negotiated our agreement with Volvo, securing our requirements for the next four years. We believe that further bus standardization will continue to reduce maintenance costs and downtime and increase bus utilization.

        We have developed and are in the process of implementing a web-based system for our personnel (such as tracking absence for medical reasons) and a new Operational Management System (OMS). This system is the last phase of our IT strategy and brings together operational data residing in our centralized database and provides several new ways for us to track our business operations, such as kilometer/fuel tracking, driver activity capture and daily production statistics. The system is now operational in a majority of our locations.

        As the largest operator of buses in the Nordic region, we have achieved significant savings by centralizing more of our bulk/commodity purchasing. We obtain the majority of our diesel fuel requirements in bulk from the major Nordic petroleum companies. We rent our tires from Michelin on a per-kilometer basis. We have succeeded in increasing the percentage of purchases that we make under centralized purchase agreements (excluding fuel and tires) from 10% in 1999 to approximately 91% today and expect to increase the utilization of central purchasing agreements further.

        We have reduced the impact of cost volatility within our business by negotiating for contract adjustment provisions that better reflect operating costs. The level of the fee paid to us by local public transportation authorities is adjusted periodically based on an index. Historically, a substantial portion of contracts have contained cost indices based on a consumer price index, which did not appropriately reflect key elements of our cost base such as wages and diesel fuel. We now increasingly seek to include a combination of a consumer price index and a labor cost index as well as a diesel fuel price index in proportion to our underlying cost base. We have also sought to reduce the impact of cost volatility within our business through fuel price and foreign exchange risk hedging.

        Our ultimate goal is to move towards becoming an "asset free" bus operator that acquires transportation capacity by the kilometer and focuses on providing the most efficient bus service possible. We have initiated a program designed to reduce our residual asset value risk and significantly reduce operating risks, financing costs and capital employed. This program is based on a combination of residual value guarantees and operating leases. In the year ended February 29, 2004, we had 1,317 buses under operating leases with a present value of future minimum lease payments of SEK 905 million. The key elements of this strategy for us are (i) to match operating lease terms with the duration of the underlying public transportation contracts and (ii) to obtain residual value guarantees from bus manufacturers. If we are successful in implementing this strategy more broadly, we will substantially eliminate our capital expenditures on buses, thereby freeing up considerable capital.

Seasonality

        Our contracts with public transportation authorities are typically structured such that the level of monthly fees depends on the contractually agreed volume of operations, which varies from month to month, and in many cases declines in the summer months. In addition, our express bus and coach hire services businesses usually experience relatively high revenues from April to September and during December in a given year, as customers tend to use these services during vacation periods and periods having more favorable weather. Furthermore, as a result of our collective bargaining agreements, our personnel costs usually increase in the beginning of each calendar year.

Sweden

  General

        As of February 29, 2004, we operated 3,156 buses in three bus transportation markets in Sweden:

  •
  contractual public bus transportation;

  •
  express bus services (scheduled intercity or long distance bus services); and

  •
  coach hire services.

        Contractual public bus transportation services operated 2,989 buses, express bus services 99 buses and coach hire services in Sweden operated 68 buses. Our Swedish operations generated revenue of SEK 3,986 million for the year ended February 29, 2004.

  Contractual Public Bus Transportation Service

        As of February 29, 2004, we were operating 2,989 buses under 154 public bus transportation contracts with local public transport authorities.

        As of February 29, 2004, we had a market share of approximately 31.3% (in terms of number of buses) of the Swedish contractual public bus transportation market. This market share data has been calculated based on the share of total number of buses, as provided by the relevant CPTA. We have a relatively even distribution of our contract portfolio in terms of revenue among the southern, eastern and western regions of Sweden. Due to the economics of the bus industry in the northern region of Sweden, we have a smaller presence in this region. We intend to focus on areas of high urban concentration and to review our contract portfolio critically with regard to smaller, less profitable contracts, particularly those relating to areas of relatively low population density.

        The greater city area of Stockholm, together with Gävleborg, Halland, Malmö and Uppsala, are our most important markets, and collectively account for approximately 62% of our total revenue in Sweden.

        Bus services are provided in the Swedish public bus transportation market according to publicly tendered contracts entered into by bus operators with local public transport authorities. See "—Regulation—Sweden Tendering Procedures."

        Most Swedish bus operators have similar cost bases, as most bus drivers are in the same unions and most buses meet similar specifications. We believe the difference in competitive power comes from a bus operator's ability to optimize its depot structure, its skill in planning and scheduling, and its ability to solve the complex logistical issues involved in meeting the requirements of the contracts. Having access to a large fleet and being able to shift resources significantly benefit the larger operators.

  Regulation

        In Sweden, the administration of public transportation for a particular region is delegated to the relevant local public transport authorities, which plan, price and coordinate public transport within their geographical area and which enter into contracts with both public and private operators. There are 24 independent local public transport authorities in Sweden, which cover the 21 provinces of Sweden and its five largest cities.

        Prior to 1989, public transportation contracts were not subject to competitive tendering procedures and operators typically monopolized a particular public authority's geographical area of responsibility. In 1989, Sweden began requiring, subject to specific exceptions, local public transport authorities purchasing bus services to conduct competitive tender procedures. This deregulation and the resulting price competition led to a reduction in contract prices by an estimated 20% to 30% in real terms in the decade after competitive tendering requirements were introduced in 1989. During this period, the underlying costs for bus operators increased significantly due to increases in vehicle and diesel fuel taxes and diesel fuel costs. Although operators are compensated based on a consumer price index which takes fuel costs into account, overall, in recent years, this index has not risen sufficiently despite the increase in the component based on fuel costs to reflect the increase in our costs. Therefore, operators have not been compensated in a manner allowing them to cover their increased costs fully. This trend led to consolidation in the industry and begun to produce a more favorable pricing environment. As a result, commencing in 1998 and to a greater extent in 2000 through 2003, we have renewed contracts at higher prices.

  Tendering Procedures

        Under Swedish law implementing European Union directives concerning public procurement, public bus transportation contracts must be awarded on a commercial basis and, subject to limited exceptions, must involve a competitive bidding process.

        Typically, following a study of the community's transportation needs and input from transportation providers, the local public transportation authorities determine the required bus routes, schedules, fares and other requirements. Invitations to tender contain bid information packages which state the specific routes and timetables to be covered by the operator and usually contain requirements regarding bus types, technical standards (seats, age, design, etc.), exterior appearance requirements, the environmental standards (such as types of fuel, emissions standards and requirements for exhaust filters) and quality requirements.

        The local public transport authorities are required to follow established criteria for awarding contracts, of which the single most important is typically price. Other factors may be considered, including the cost of adapting to a new operator and the level of service quality. In many cases, local public transport authorities choose to subdivide procurement into a series of contracts, each with a specified portion of a community's routes to avoid having a single operator dominating a large area.

  Contracts

        While each public transportation contract is different, there are many terms common to virtually all of them. These contracts, other than contracts for school bus transportation, are generally for five to eight year terms, although many have recently provided for the extension of the term. In some cases, there are options which may be exercised by either Swebus or the local transportation authority, but other options are exercisable only by the local transportation authority. Extension options exercisable only by the local transportation authorities generally provide for one or two year extensions.

        The various criteria set forth in the bid information package, as described in the heading "Tendering Procedures" in this section, become part of the contracts. Bus operators must then seek to comply with these requirements as efficiently as possible. In isolated cases, there are provisions that an incoming operator must purchase used buses from the outgoing operator.

        Public transportation contracts in Sweden usually provide for fixed fees to be paid to the operator in return for the contracted bus services, which fees are subject to monthly, quarterly, semi-annual or annual fee adjustments intended to account for changes in costs incurred. At present, contracts with local public transportation authorities that produce a substantial portion of Swebus' revenues in Sweden contain cost indices based on a consumer price index, although it is becoming increasingly common to negotiate indices which reflect bus industry costs or an index which contains a labor or fuel cost component. Although management believes that Swebus' indices will match bus operation industry costs more closely than in the past, there can be no assurance this will be the case. See the subheading "Risk Factors—Risks Related to the Company—If indices in our contracts do not reflect our cost increases, our business could be adversely affected."

        Over 90% of the public transport contracts subject to competitive bidding are gross agreements, which means the operator receives a fixed amount (usually per vehicle kilometer) for operating the routes and there is no direct financial benefit to the operator for increasing passenger volumes. The local public transportation authorities retain all ticketing revenues and set the fares.

  Express Bus Services

        We operate an extensive network of express bus services under the trade name "Swebus Express" which operates under a separate legal entity called "Swebus Express AB" and provides public long distance transportation. In the year ended February 29, 2004, we employed approximately 99 buses on a full time basis for express bus services in Sweden. We operate daily and weekend services throughout Sweden, as well as international routes between Oslo and Stockholm and Oslo, Gothenburg and Copenhagen. Our express buses covered in aggregate approximately 354,000 kilometers per week during the year ending February 29, 2004, and transported more than 3.0 million passengers.

        For the year ended February 29, 2004, express bus services in Sweden had total revenue of SEK 327 million. Providing an extensive national network and a seamless mode of transport between a large number of destinations has become Swebus' main competitive advantage. Swebus Express sells tickets on the buses as well as in advance through ticket agencies. Swebus' policy is to provide coaches for any passengers who want to travel and who arrive at the applicable embarkation points at scheduled departure times. We do not allocate particular seats for passengers. We offer discounts for children, students and pensioners as well as for all passengers travelling on Mondays to Thursdays inclusive (subject to some exceptions). Management believes that the increase in the amount of pensioner travel on Swebus Express reflects pensioners' growing demand for inexpensive flexibly scheduled travel.

        Express bus services in Sweden are generally deregulated so that an express bus service operator has full responsibility for all aspects of the service, including route planning, schedules and fares. In some regions, express bus services are combined with regional or local public bus services. In these circumstances the local public transportation authorities compensates the express bus operators for making a number of stops in proximity to a regular local public bus service within a region.

        We believe that the express bus service industry will enjoy continued growth as more routes are developed and more passengers appreciate the price competitive service as compared to rail and airline services and, more importantly, the high costs of driving private cars. Based on current demographic trends, we expect that the potential passenger base for express bus services will expand as the number of people engaged in long-distance employment or studies increases.

  Coach Hire Services

        We also operate a coach hire service under the name "Interbus," which operates under a separate legal entity called "Interbus AB." The coach hire market involves providing chartered bus services, as well as daily and weekend excursions, sightseeing tours and special events. Interbus operates a coach hire service business in the Stockholm and Gothenburg areas. As of February 29, 2004, Interbus operated approximately 68 full-time coaches and additional express buses as needed. Our coach hire bus fleet consists of a range of buses from small 10-seat buses to large luxurious sleeper coaches.

        For the year ended February 29, 2004, we had total third party revenue of SEK 137 million from coach hire services in Sweden. The Swedish coach hire market is concentrated primarily in densely populated areas, such as Stockholm, Gothenburg and Malmö. The customer base for the coach hire market is diverse, ranging from small groups organizing private outings to organizers of major sporting events.

        Interbus' typical customers include major event planners, corporations and travel agencies. Swebus' coach fleet size enables it to meet the requirements of a wide range of customers and to manage bus transportation for both small and large events. We are one of a few major operators in Sweden which has the capacity to satisfy larger customers. A significant and growing portion of the coach hire service is related to cruise line operations. Our fleet size improves our competitiveness in this market because cruise ships require operators with significant carrying capacity to ferry people between the ship and the relevant city, or to provide sightseeing tours.

  Competition in the Swedish Bus Transportation Market

  Contractual Public Bus Transportation

        Deregulation has changed the nature of competition in the Swedish bus industry. Over the past several years, the Swedish contractual public bus transportation market has experienced intense price competition. In this competitive pricing environment, large companies with advantages of economies of scale, such as Swebus and Connex, have enjoyed expansion at the expense of relatively inefficient larger carriers (including operators owned by the local public transport authorities) and smaller bus operators. As a result of this competition there are currently three large private bus operators.

        The Swedish contractual public bus transportation market features a few operators that hold large shares of the market and many small local operators. Management believes that the relative market shares of the three largest Swedish bus operators are Swebus (with approximately 31.3% of the market), Busslink, (with approximately 16% of the market) and Connex (with approximately 17% of the market). This market share data has been calculated based on the share of total number of buses. (Source: SLTF). Swebus, Busslink and Connex are the only national competitors.

        In rural markets, and, in particular, in the northern region of Sweden, large bus companies face stiff competition from small, privately owned local operators, who have formed into loose cooperative ventures in which bus fleets are pooled and who can operate very flexible schedules and are not heavily unionized. These factors, combined with the lower levels of operations in northern areas that do not benefit large scale operators, allow these smaller operators to bid for services at prices that are often not economically viable for larger operators such as Swebus.

        In general, we believe that we face more competition on tenders that require less than 50 buses, as there are more operators capable of servicing such requirements. In the tenders for larger contracts, such as in the major cities, there is generally a maximum of four operators tendering.

  Express Bus Services

        The express bus market in Sweden is fully open to competition and is highly fragmented. In the year ending February 29, 2004, we had more than 50% market share of the Swedish express bus service market, as measured by kilometers served. (Source: SLTF). We operate 99 buses in this market. The next largest operator is Säfflebussen, which operates primarily between Gothenburg and Stockholm and to Oslo. Säfflebussen has a market share exceeding 20%. (Source: SLTF). This market share data has been calculated based on the share of total number of buses.

        The third largest operator is Svenska Buss, which is a joint venture among seven privately owned bus companies and operates primarily in the south of Sweden. Svenska Buss has a market share of about 10% and operates primarily between Stockholm and several northern cities.

  Coach Hire Services

        The coach hire market is fully open to competition, and is more fragmented than the contractual public bus transportation market. While we dedicate approximately 68 buses to coach hire services, the market is characterized primarily by small to medium-sized operators. The medium-sized operators typically have between 10 and 20 buses. The small operators are usually private companies operating up to four buses, where the owners of the buses both drive and maintain the buses themselves. The small operators are cost efficient and highly competitive, but cannot bid for larger contracts due to their limited resources. Within the bus industry, the coach hire market is the segment that is most sensitive to general economic conditions, as tourism and attendance of special events are more directly affected by economic conditions than the basic transportation requirements provided by public contractual bus operators. Nevertheless, we have been able to adjust the scale of our coach hire operations, so that our operating margins in this segment have been less volatile than revenues in times of downturns.

  Insurance

        Swebus carries the following types of insurance: general legal and product liability, property and business travel insurance. We generally self-insure with respect to ordinary course damage to our bus fleet. Swebus believes that it carries types and levels of insurance that are consistent with the types and levels carried by other major bus operating companies in Europe. Swebus does not carry business interruption insurance, but this is common for many European businesses, particularly those (like Swebus) in which the risk of major interruption of business is small.

  Environmental Matters and Other Regulations

        We are required to comply with a series of Swedish and EU environmental, health, and safety regulations. These regulations include requirements regarding emission standards, safe storage of diesel fuel, and proper maintenance for the buses. In addition, public transportation contracts stipulate additional environmental standards relating to emission standards and the maintenance of the bus fleet. We believe that Swebus materially complies with these regulations and contract requirements.

  Intellectual Property

        Swebus has six registered trademarks in Sweden: "Swebus Express," "Nepal Resor," "Resecentrum," "Fjällexpressen," "Helsingborgstrafiken," "Swebus" and our company logo. In addition, "Swebus" is a registered trademark in the European Union.

  Legal Proceedings

        Swebus is not currently involved in any material legal proceedings.

Norway

  Contractual Public Bus Transportation

        SBC is the sixth largest bus operator in Norway, with 405 buses and a market share in the greater Oslo area of approximately 16.5% and a market share in southeastern Norway of 20%, based on results of competitive tenders. This market share data has been calculated based on the share of total number of buses, as provided by the relevant CPTA. SBC's operations generated revenue of SEK 365 million for the year ended February 29, 2004.

        SBC operates principally in the contractual public bus transportation sector in the city of Oslo and the greater Oslo area of Akershus. SBC also operates in the counties of Vestfold, Oppland and Ø

stfold in Southern Norway, SBC primarily operates under four traffic agreements, of which two have been renewed and amended on several occasions since their inception. In 1976, SBC entered into an agreement with Stor-Oslo Lokaltrafikk AS for public transportation outside the city of Oslo. Stor-Oslo Lokaltrafikk AS is controlled by the local public transportation authorities in the county of Akershus. In the last two years we have won two contracts and have increased our geographic presence in southern Norway. In addition, we have lost a number of contracts, including one in Slemmestad and one in Romerike.

        In 2004, management estimates that the Norwegian market for contractual public bus transportation employed approximately 7,000 buses and amounted to NOK 8.9 billion (SEK 9.9 billion). There are 19 local public transport authorities in Norway each of which is responsible for public bus transportation in one of Norway's 19 counties.

  Regulation

        The administration of public transportation in Norway for a particular region is delegated to the relevant local public transportation authorities, which are responsible for planning, pricing and coordinating public transport within their geographical area. Local public transport authorities in Norway may subject bus service procurement to a competitive bidding process, but are not required by law to do so. As of February 29, 2004, only ten of the 19 local public transport authorities in Norway had opted to use competitive bidding methods as their means of distributing public transportation contracts. SBC expects, however, that further local public transport authorities will follow suit because of the significant cost savings associated with putting a contract up for competitive tender. If competitive bidding is not used, bus operators negotiate with local public transport authorities to provide exclusive service for specific routes for specified periods (up to ten years). Bus operators are aware that if they do not offer competitive prices, the authorities will open bidding either in a formal tendering process or by simply requesting competitors to approach them with offers. The threat of competitive bidding has also increased the bargaining power of the public authorities and caused prices to decrease. The level of public subsidies varies largely from province to province in Norway, and management estimates that the average level of subsidies in Norway is approximately 40%. SBC believes that the general trend is that the level of subsidies is generally decreasing. For further information relating to subsidies, see the subheading "Risk Factors—Risks Related to the Company—The local public transport authorities rely on government subsidies. Removal of these subsidies could drive down local public transportation authorities' contract fees."

  Competition

        In Norway, the public transportation market has begun to experience developments similar to those that have occurred in Sweden. These developments include price competition and consolidation. Nevertheless, the Norwegian bus industry remains fragmented with approximately 240 bus companies operating a total of approximately 8,700 buses in 2003. Almost 60% of Norwegian bus operators had fleets averaging under ten buses. In contrast to Sweden, competitive bidding is not prevalent and has instead been used for smaller contracts to obtain a "signal price," which is then used as a target for renegotiating the entire contract portfolio.

        SBC is a major operator in greater Oslo. On a national level, both Norgesbuss AS and Nettbuss AS (owned by Norges Statsbaner BA, the state railway operator) have significantly larger fleets than SBC, but neither of them are dominant in any single region.

        Since 1989, contracts with public transport authorities in Norway to provide bus services have been potentially subject to competitive bidding procedures. The ability to compel competitive bidding has increased the bargaining power of the public authorities, particularly in recent periods, and they have been able to obtain price reductions in their contracts with SBC and increased the risk that SBC will lose its contracts for bus routes. For further information about risks relating to our current contracts see "Risk Factors—Risks Related to the Company—If we lose many local public transportation authorities' contracts as they are renewed or we are unable to win new contracts, our business will be adversely affected. Further, if we experience difficulties in operating under our existing contracts, our business may be adversely affected."

  Operating leases

        In order to meet SBC's requirements for new buses, SBC intends to continue to enter into operating leases. In addition, SBC benefits from a residual value guarantee arrangement for buses purchased from the Schøyen Group on July 1, 1999. Schøyen Group entered into an agreement with Evobus permitting the Schøyen Group to return buses to Evobus according to stipulated residual value schedules (which are subject to adjustments). Evobus has made available all the benefits under this agreement to SBC. The arrangement provides for limitations in specific circumstances on the number of buses that may be returned in any year and on the aggregate number of buses that may be returned in a multi-year period.

  Drivers and Other Personnel

        For the year ended February 29, 2004, SBC had an average of 580 full-time employees.

        Nearly all of SBC's employees are represented by unions under the terms of industry-wide collective bargaining agreements. All union agreements are renegotiated every two years. The largest collective bargaining agreement, which covers drivers and maintenance personnel, expires on January 31, 2005.

        SBC considers its relations with its employees and the unions to be good.

  Environmental Matters and Other Regulations

        All persons and entities governed by Norwegian law are obliged to comply with the Norwegian environmental, health and safety acts, regulations and public orders. Health and safety requirements are to a large extent the implementation into Norwegian law of various European Union regulations. The relevant legislation for our operations includes the Pollution and Waste Act 1981, the Worker Protection and Working Environment Act 1977, the Planning and Construction Act 1985, the Fire and Explosion Protection Act 2002 and the Neighbouring Properties Act 1961. These acts, and the connected provisions of orders based on these acts, include provisions regarding environmental permits, emission standards, storage and handling of fuels and other hazardous substances, waste management, technical provisions regarding maintenance of buses and requirements regarding the environmental safety standards of fuel distribution stations.

  Legal Proceedings

        SBC is not currently involved in any material legal proceedings.

Finland

  Contractual Public Bus Transportation

        We operate a Finnish public bus transportation business through our principal subsidiary in Finland, Concordia Finland. Concordia Finland is a major bus operator in Finland with approximately 347 buses in operation as of February 29, 2004, and approximately 30 public bus transportation contracts with local public transport authorities. Our Finnish operations generated revenue of SEK 396 million for the year ended February 29, 2004. Concordia Finland operates only in the Finnish contractual public bus transportation sector in the greater Helsinki area in the cities of Helsinki, Vantaa and Espoo, and does not offer either express bus or coach hire services.

        Management estimates that in 2004, the Finnish bus market employed approximately 8,800 buses and included approximately 400 operators. The Finnish bus market is well developed in both rural and urban areas. Finland's geography and low population density make bus transportation very competitively priced as compared to railway services. Additionally, the passenger railway network is centered on Helsinki and is being reduced in rural areas. This situation provides an advantage to bus operators because they can offer bus passengers the possibility to make more convenient cross-country trips than on the railways.

        The greater Helsinki area, with a total population of approximately one million, is Finland's largest market for contractual public bus transportation. The greater Helsinki area and Turku are the only markets currently subject to competitive bidding. Significant price pressure has led to consolidation in these areas. Except for the greater Helsinki and Turku areas, local traffic in most cities is largely provided by local operators.

  Regulation

        As in Sweden, the administration of public transportation in Finland for a particular region is the responsibility of the local transportation authority. In greater Helsinki and Turku, public transportation authorities have opened their local public transportation contracts to competitive bidding. In 1994, the Helsinki Metropolitan Area Council (commonly known as the YTV), which is the authority that regulates inter-region public transport traffic between the three cities of Helsinki, Espoo, and Vantaa, was the first to initiate competitive bidding in Finland. Although the YTV and the public transport authorities regulating public transport traffic within the cities of Helsinki, Espoo, Vantaa and Turku represent the only regions currently open to competition, the EU directives concerning public procurement, along with the prospect of cost savings for local authorities, is expected to increase the number of regions open to competitive bidding. Concordia Finland expects an increase in the number of regions subject to competitive tendering in the near future.

        Currently, in areas other than those referenced above, the local public transport authorities have granted independent operators licenses to run bus services, which essentially gives each operator a monopoly position. Licenses are normally granted for a three to ten year period and are usually renewed with the same operator. We do not have any contractual public bus services agreements in areas not subject to competitive bidding.

  Contracts and Contract Tendering

        In the YTV region, and other areas in which competitive bidding has been instituted, the contract structure and bidding and procurement procedures closely resembles that of the local public transportation authorities contracts in Sweden described in the subheading "Sweden—Tendering Procedures" and "Sweden—Contracts" in this section. Typically, the public transportation contracts have four to five year terms and under these contracts all ticket revenues are forwarded to the local public transportation authorities and the operator receives fixed fees. The compensation is adjusted periodically by reference to an index intended to cover cost items that relate to the bus transportation industry such as drivers' wages, cost of buses and fuel.

  Drivers and Other Personnel

        For the year ended February 29, 2004, Concordia Finland had an average of 750 employees.

        All of Concordia Finland's employees are represented by unions under the terms of industry-wide collective bargaining agreements. The largest collective bargaining agreement, which covers drivers and maintenance personnel, expires on February 1, 2006.

        Concordia Finland considers its relations with its employees and the unions to be good. See "Risk Factors—Risks Related to the Company—Our employees are heavily unionized. Bargaining power and strikes can hurt our business."

  Environmental Regulation and Other Regulations

        Concordia Bus Finland is required to comply with the Finnish environmental, health and safety regulation, a large part of which originates from the European Union regulations implemented into Finnish law. The applicable legislation (i.e. the Environmental Protection Act and the Environmental Protection Decree, the Chemicals Act and the related regulations, and the Waste Act) and other regulations include provisions regarding environmental permits, emission standards, storage and handling of fuels and other hazardous substances, waste management, technical provisions regarding maintenance of buses and requirements regarding the environmental safety standard of fuel distribution stations.

        In addition, the public transportation contracts entered into with various public entities in the Helsinki area provide that the buses have to fulfil certain technical and other requirements.

  Legal Proceedings

        Nordea has claimed that Concordia Finland is obligated to pay Nordea approximately €2.35 million, plus interest, under certain security provided by a company that was subsequently merged into Concordia Finland. The security was given in connection with a loan to another company that went bankrupt in 1995. Nordea released the security in 1994, but a Finnish court subsequently found that certain monies that Nordea had recovered from the subsequently bankrupt company were to be returned to the estate. Nordea has filed a petition for a leave to appeal to the Supreme Court. If the leave to appeal is granted, the order on recovery may be reversed. Nordea claims that the released security should be recovered to compensate Nordea for its return of monies to the bankrupt estate. We believe that the return of the security was related to a transaction not the subject of the Finnish court's requirement for Nordea to return money to the bankrupt estate. We have obtained preliminary advice to the effect that the claim is not well-founded but may have some merit. In addition to the risk relating to the outcome of the claim, legal costs may in any event be payable by Concordia Finland. We are also investigating and reviewing our position versus the seller of Concordia Finland to us.

Business Management

        In Sweden we have structured autonomous operations for each business line—the contractual public bus transportation business, the express bus business and coach hire. Each operating unit is responsible for preparing and securing and integrating new business, operational management, and long-term planning. We provide overall business direction policies and control systems, and financial, information technology, and property and asset management services and funding. In addition, we are responsible for Strategic Business Development of each unit and responsible for key investment decisions.

        We are the largest operator of buses in the Nordic region. Our size permits us to seek favorable terms from suppliers in the Nordic region and elsewhere. Consequently, we are not dependent on any one supplier to meet our bus requirements. We have entered into framework agreements with Volvo and Evobus for the supply of our buses going forward. As far as possible, we will continue to acquire vehicles under operating lease arrangements to meet our bus fleet needs. Our fleet investments are dependent on compliance with fleet age requirements under our existing contracts and fleet specification changes at the time of retendering.

        We believe that our cash from operations, combined with our cash and bank balances, will be sufficient to fund our ongoing operations, our working capital requirements, our debt service requirements, and our capital expenditures for the foreseeable future.

        We have entered into operating lease agreements to finance a portion of our bus fleet. As of February 29, 2004, 1,317 of our 3,908 buses were financed through operating lease arrangements. The net present value of outstanding obligations for buses as of February 29, 2004, was SEK 905 million (the net present value of our outstanding obligations under leases relating to real estate as of February 29, 2004, was SEK 52 million).

        The large majority of lease terms for buses include residual value guarantees from the bus manufacturer, whereby we retain an option to return the buses to the manufacturer without cost to us. The number of buses that can be returned under these agreements is subject to certain limitations.

        The structure of the lease contract is such that at the inception of a new lease contract, the leasing fee is established based on the purchase price paid by the lessor and the residual value agreed with the manufacturer for the period of the lease. At the end of each leasing contract period each leasing contract can be renewed or terminated. The lease payments for the second leasing period are always at terms based on the fair value at the date of the extension which are usually lower than the payments during the initial term. If we are successful in renewing or extending a local public transportation authority contract, our leasing contract can be renewed at terms based on the fair value at the date of the extension. This is likely to result in lease payments which are substantially lower than the payments during the initial term.

        We centralize our fuel purchases in order to benefit from bulk purchases. We obtain most of our diesel fuel requirements from a single major petroleum company in the Nordic region. In the year ended February 29, 2004, we used approximately 99 million litres of diesel fuel. Our contract with this supplier currently ends June 30, 2006, but will automatically renew for 2 years unless notice is provided by either party 3 months prior to the end date. The price is based on the prevailing spot price for diesel fuel at the time of purchase. In addition, we hedge a portion of our diesel fuel purchases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk—Fuel Prices". We believe that, if necessary, we could find an alternative supplier for our diesel fuel requirements.

        We rent our tires from Michelin. Rental fees are charged on a per kilometer basis. Michelin provides all necessary maintenance with respect to the tires. Our current contract with Michelin expires December 31, 2008. Under the contract, Michelin is required to supply us with all the tires that we may require for our buses. We believe that, if necessary, we could find an alternative supplier of tires for our buses.

Drivers and Other Personnel

  General

        For the year ended February 29, 2004, we had an average of 6,182 full-time employees in Sweden. Should a company lose a public transportation authorities contract, it is often the case that drivers will move to the company that wins the contract. The incoming operator generally does not need to employ any of these drivers. However, under some circumstances, such as if the new operator hires additional drivers to service the routes on the contract, it must offer to hire from the pool of drivers previously employed by the outgoing operator before hiring elsewhere. We believe that of the new drivers we hired in the year ended February 29, 2004, approximately 100 can be attributed to our implementation of a Swedish law requiring a greater frequency of breaks for drivers.

  Collective bargaining agreements

        The majority of our drivers and maintenance personnel in Sweden are members of trade unions. The principal union to which the drivers and maintenance personnel belong is Svenska Kommunalarbetareförbundet (the Swedish Municipal Workers Union). A small minority of drivers belong to Svenska Transportarbetareförbundet (the Swedish Transportation Workers Union).

        In Sweden, wages and general working conditions are generally the subject of nationally negotiated collective bargaining agreements. The collective bargaining agreement generally applicable to our blue collar employees expires on October 30, 2005. A separate collective bargaining agreement normally applies to operations under public tenders.

        In Norway, the union agreement was renegotiated until the end of March 2004 while in Finland collective bargaining agreements were reached for the period until the end of January 2006.

        We believe that our relationships with our employees and unions are good. Swebus has only experienced one industrial disruption in the last five years, in February 1999. This strike was industry-wide in Sweden and lasted for 13 days. See "Risk Factors—Risks Related to the Company—Our employees are heavily unionized. Bargaining power and strikes can hurt our business."

  Pensions

        In addition to the state-sponsored pension scheme, we provide pension benefits, under the terms of our collective bargaining agreements, through two plans: a defined benefit plan with Alecta covers the majority of our white collar employees; our blue collar employees are covered under a defined contribution plan with Fora.

Information Technology

        We have standardized, modernized and centralized our hardware and software applications across our operations, and the complete function is now run internally (after previously being outsourced). IT investments have begun to decrease after an intense process of modernization, and now that the core systems have been implemented the IT costs are expected to decrease. We currently have four standardized core applications covering financial reporting, traffic planning, fleet maintenance, and administrative planning. Our Finnish and Norwegian operations and the vast majority of our locations in Sweden are connected to the Stockholm head office by permanent, high-speed connections. We have established a training center in the head office to ensure a smooth roll-out of the system.

        We are in the final stages of implementing OMS, our Operational Management System. We have also started to roll out our "production barometer," a system which enables us to examine production activity at each of our locations on a day by day basis against budgeted hours.

Property, Plant and Equipment

        Concordia operated 3,908 buses at February 29, 2004, of which 1,317 were operated under operating lease agreements with the other 2,591 buses being either legally owned by Concordia or operated under financing lease agreements. At February 29, 2004, we operated 3,156 buses, 405 buses (of these 405 buses, 94 had been purchased pursuant to a contract entered into in January of 2004 and included in the February 2004 year end totals, though these 94 buses were not delivered to SBC until March of 2004) and 347 buses in Sweden, Norway and Finland, respectively.

        As of February 28, 2003 Concordia's bus fleet consisted of a total of 3,949 buses, of which 1,156 buses were under operating leasing arrangements and 2,793 were owned or under finance leases.

        As of February 28, 2002 Concordia's bus fleet consisted of a total of 3,650 buses. 784 buses were under operating leasing arrangements and 2,866 were owned or under finance leases.

        The average age of our fleet was 10 years for buses owned by Concordia or operated under finance lease agreements and 3 years for buses operated under operating lease agreements for the fiscal year ended February 29, 2004, 9 years for buses owned by Concordia or operated under finance lease agreements and 2 years for buses operated under operating lease agreements for the fiscal year ended February 28, 2003 and 9 years for buses owned by Concordia or operated under finance lease agreements and 2 years for buses operated under operating lease agreements for the fiscal year ended February 28, 2002.

        Those of our buses which are subject to operating lease agreements are also subject to residual value guarantees from our bus suppliers, Volvo and Mercedes/SETRA. The residual value guarantees enable Concordia to return those buses to our suppliers at no further cost to us at the end of the first lease period of the operating lease agreement. The first lease period must be at least 48 months for Mercedes/SETRA buses and at least 60 months for Volvo buses.

        The return conditions, stated in the residual value guarantees, include that the buses must be in roadworthy condition and fulfill a kilometer allowance. If the buses do not meet these conditions, Concordia may have to compensate the suppliers for the extra cost.

        The residual value guarantees also include a limitation regarding the number of buses that can be returned to the suppliers. For Volvo buses, the return is limited to a total number of vehicles per calender year corresponding to 30 percent of the average purchases of new Volvo buses during the past three calender years. For Mercedes/SETRA buses the return of buses is limited to the annual average (20% of the overall amount) per year of the deliveries of Mercedes/SETRA buses between 2000 and 2004. The Mercedes/SERTA buses are provided pursuant to the Evobus framework agreement.

        We currently lease our facilities, the majority of them for use by Swebus. Swebus conducts its bus operations out of a system of 56 depots and 74 parking areas located throughout Sweden. These divide as follows:

  •
  56 depots, which include garages with full maintenance facilities, washing facilities, parking, administrative offices and eating and changing facilities for drivers and mechanics;

  •
  28 sub-depots, which include washing facilities, parking, small administrative offices for payroll disbursement and limited facilities for drivers; and

  •
  74 parking areas with limited staff facilities.

        Some of the larger depots are located adjacent to bus stations and Swebus rents portions of parking capacity to some external customers. However, Swebus does not operate bus stations.

        We generally select our depot sites according to their proximity to our routes. We intend to examine ways to use sales and leasebacks of depots with flexible lease terms as a way for Swebus to change depots to adjust to its changing needs as public transportation contracts are won and lost.

        In Finland, material properties consist of shares of Elisa Communications of EUR 17,004.06 and shares of stock in housing corporations of EUR 523,951.14. In Norway, Concordia has no material properties.

Employees

        The average number of persons (including executive directors) we employed during each of the last three fiscal years was:

	Sweden	Norway	Finland
For the year ended February 28, 2002	5,384	795	745
For the year ended February 28, 2003	5,950	775	759
For the year ended February 29, 2004	6,182	580	750

MANAGEMENT

Board of Directors

        Under the Swedish Companies Act of 1975, our Board of Directors has ultimate responsibility for our organization and the management of our affairs. Our Articles of Association provide for a Board of Directors elected by our shareholders of not fewer than four nor more than ten directors. Under Swedish law, the chief executive officer of a company and at least half of the members of the Board of Directors must be resident in an European Economic Area country unless the Swedish government or an authority appointed by the Swedish government grants an exemption. In a public limited liability company, like Concordia, the chief executive officer may not also serve as the Chairman of the Board of Directors. Concordia Bus BV, a company incorporated under the laws of the Netherlands, is not subject to this limitation under Swedish law.

        Information concerning the Directors of Concordia is set forth below.

Name	Age	Position
Frode Larsen	52	Chairman and Director
Ragnar Norbäck	48	Director
Georg Kervel	50	Director

        Frode Larsen has been a director since 2001 and served as Chief Executive Officer of Concordia from January 2000 to July 1, 2004. Mr. Larsen joined Schøyen Group in 1989 and served as Managing Director of SBC from 1989 to 1990. He also served as Deputy Chairman of Schøyen Group from 1991 to 1992 and became president of Schøyen Group in 1992. After his appointment as CEO of Concordia, Mr. Larsen continued to serve as president of Schøyen Group, and he currently divides his time equally between the two positions. He is also the Chairman of the Board of Directors of Schøyen Group, Finans Gruppen Navigere AS and Schøyen Group International Ltd. and is a member of the Board of Benefits Insurance Company Ltd. and AS Anlegg. Mr. Larsen graduated from the Norwegian School of Economics and Business Administration in 1976 with a degree in business.

        Ragnar Norbäck was appointed Chief Executive Officer of Concordia Bus BV and director of Concordia on June 30, 2004. He initially joined Concordia Bus BV's senior management as Chief Operating Officer in February 2004. His most recent position was with American Express as Head of Corporate Travel Nordic and Country Manager Nordic, a position he had held since October 2000. From 1990 to 1996, he was COO of Linjebuss. He then joined Volvo Aero as a Business Area Manager from 1996 through 1999. He holds a Master of Science Degree from Chalmers University.

        Georg Kervel has been the Risk Management Officer of Concordia since he joined Concordia in January 2000. Prior to joining Concordia, Mr. Kervel worked for Schøyen Group, beginning in 1992. He became a senior executive director of Schøyen Group in 1998, with primary responsibility for SG's financing and liquidity requirements. He has served on the investment committee of Oslo Fond Forvaltning AS since 1990. In addition, he also served as a member of the Board of Finans-Forvaltning AS and was chairman of Baerum municipal pension fund from 1994 to 1996. He is a member of the Board of Skiens Aktiemolle ASA. Mr. Kervel received a business degree from the Norwegian School of Economics and Business Administration in Bergen in 1976.

        The Shareholders Agreement between Schøyen Group, Bus Holdings and other parties (discussed in the section "Principal Shareholders and Related Party Transactions") provides that specified significant business decisions by Concordia Bus BV or its subsidiaries, including Concordia, such as mergers, substantial changes to its business activities and incurrence of indebtedness, require that at least one supervisory board member nominated by both Schøyen

Group and Bus Holdings approve the transaction. The supervisory board of Concordia Bus BV is comprised of five members: two elected by SG, two elected by Bus Holdings, and one independent member nominated by Bus Holdings and acceptable to Schøyen Group.

        The address of the members of our board of directors is Solna Strandväg 78, SE-171 54, Solna, Sweden.

Senior Management

        Day to day management of Concordia has been delegated by Concordia Bus BV under the shareholders' agreement between Schøyen Group, Bus Holdings and other parties (discussed in the section "Principal Shareholders and Related Party Transactions") to Concordia Bus BV's management board, which is comprised of the following persons:

Name	Age	Position	Year First Employed
Ragnar Norbäck	48	Chief Executive Officer	2004
Jan Seljemo	51	Chief Financial Officer	2004
Georg Kervel	50	Risk Management and Treasury Officer	2000

        Ragnar Norbäck is both Chief Executive Officer and a director. You should read the information under the heading "Board of Directors" for information regarding Mr. Norbäck.

        Jan Seljemo joined as Chief Financial Officer on July 1, 2004. He was CFO and Executive Vice President in Proffice AB (publicly listed Swedish company) from 2000 to 2004.

        Georg Kervel is both Risk Management Officer and a director. You should read the information under the heading "Board of Directors" for information regarding Mr. Kervel.

        Ragnar Norbäck was appointed Chief Executive Officer of Concordia Bus BV and director of Concordia on June 30, 2004. He initially joined Concordia Bus BV's senior management as Chief Operating Officer in February 2004. His most recent position was with American Express as Head of Corporate Travel Nordic and Country Manager Nordic, a position he had held since October 2000. From 1990 to 1996, he was COO of Linjebuss. He then joined Volvo Aero as a Business Area Manager from 1996 through 1999. He holds a Master of Science Degree from Chalmers University.

        The following are members of our senior management that are not members of Concordia Bus BV's management board:

Name	Age	Position	Year First Employed
Jan Bosaeus	44	Managing Director (Swebus AB)	2002

        Jan Bosaeus is the Managing Director of Swebus AB. He has been the Managing Director of Swebus since mid October 2002. From May 2002 he worked as Director of Asset Management in Swebus. From 1999 to 2002 he was in the senior management team of Kalmar LMV Sweden AB, with responsibility for after-sales. He received a Business Degree from IHM Business School in 1997.

Name	Age	Position	Year First Employed
Stefan Carlén	48	Managing Director (Swebus Express AB)	1983

        Stefan Carlén is the Managing Director of Swebus Express AB. Stefan has extensive experience within the bus industry. He joined SJ Buss in 1983 and has held different positions both within SJ Buss and Swebus. In 1999 Stefan became director of Express Division in Swebus.

Name	Age	Position	Year First Employed
Per-Erik Ericson	58	Managing Director (Interbus AB)	1975

        Per-Erik Ericson is the Managing Director of Interbus AB. Per-Erik joined Interbus in 1975 and has been Managing Director since 1983. He has 31 years of bus industry experience.

Name	Age	Position	Year First Employed
Jouni Gustafsson	37	Managing Director (Concordia Finland)	2001

        Jouni Gustafsson is the Managing Director of Concordia Finland. He has been the Managing Director of Concordia Finland (formerly Stagecoach Finland) since April 2002. From June 2001 to April 2002, he worked as the Finance Director at Concordia Finland. Mr. Gustafsson received a degree in economics from the Helsinki School of Economics and Business Administration in Finland in 1991.

        The senior management of SBC is composed of the following person:

Name	Age	Position	Year First Employed
Sjur Brenden	43	Managing Director (SBC)	2001

        Sjur Brenden received an MBA in 1989 in Sundsvall, Sweden. He became the Managing Director of SBC in 2001, prior to which he was Managing Director of Sporveisbussene AS. From 1989 to 1997, Mr. Brenden held different management positions in Linjebuss Sverige AB in Sweden.

        The address of the members of our senior management is c/o Concordia Bus Nordic AB, Solna Strandväg 78, SE-171 54, Solna, Sweden.

Compensation

        During the year ended February 29, 2004, our board of directors received from us an aggregate remuneration of approximately SEK 0.4 million. During the year ended February 29, 2004, members of our senior management received from us an aggregate remuneration of approximately SEK 11.1 million.

        In addition, our directors and senior management may receive options under Concordia Bus BV's share option plan. This option plan provides that the management board of Concordia Bus BV may grant share options to officers, directors or employees of any of Concordia Bus BV or its subsidiaries, including Concordia, at market value on their date of issue relating to up to 2.5% of the issued ordinary share capital of Concordia Bus BV. No options have been granted to directors or senior management under the option plan.

        We have a bonus plan for our senior executives based on achieving annual objectives, and established by the Board of Directors. This bonus can be worth up to 100% of the executive's base salary.

        Disclosure of individual director compensation is not required under the laws of Sweden and is not otherwise publicly available.

Board Practices

        Our directors are elected for a period of one year, with the possibility for re-election each year at the annual general shareholders meeting. There are no benefits upon termination of employment. Our ultimate parent company, Concordia Bus BV has a Supervisory Board comprised of two members elected by Schøyen Group and two members elected by Bus Holdings, with a chairman chosen as a fifth member by Bus Holdings and accepted by Schøyen Group. This Supervisory Board sets the yearly remuneration for both the directors and the management of Concordia Bus AB. We have no formal audit committee. Our Board of Directors receives monthly reports from management as to financial condition and a sub-group of our Board meets with management approximately every two months to discuss the financial results. In addition, our auditors present their findings and discuss any material audit issues with our Board of Directors at least annually and with the Supervisory Board of Concordia Bus BV once a year as well.

Share Ownership

        No member of the Board of Directors or of Management beneficially owns at least one percent of the ordinary shares. See "—Compensation," above, for a discussion of the share option plan available to our directors and senior management.

PRINCIPAL SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

        Concordia Bus BV, a company organized under the laws of The Netherlands, owns 100% of the share capital of Concordia Bus Holding AB, which owns 100% of the share capital of Concordia Bus AB, which owns 100% of the share capital of Concordia Bus Nordic Holdings AB, which owns 100% of the share capital of Concordia. Through its ownership of Concordia Bus Holding AB, Concordia Bus BV indirectly controls Concordia.

        The issued ordinary shares of Concordia Bus BV are owned approximately 51.00% by Bus Holdings, an affiliate of Goldman Sachs International, 47.15% by the Schøyen Group, and 1.85% by members of management and others.

Subscription and Shareholders' Agreement

        Schøyen Group, Bus Holdings and other parties have entered into a subscription and shareholders' agreement as the shareholders of Concordia Bus BV. The shareholders' agreement provides, among other things, that the supervisory board of Concordia Bus BV, which is ultimately responsible for management of its affairs, be comprised of five members: two elected by Schøyen Group, two elected by Bus Holdings, and one independent member nominated by Bus Holdings and acceptable to Schøyen Group. Specified significant business decisions by Concordia Bus BV or its subsidiaries, including Concordia, such as mergers, any changes to the share capital or the grant of options, any incurrence of (other than inter-company indebtedness incurred on an arms-length basis) changes to or repayment of indebtedness in excess of a material amount or giving of a guarantee in respect of indebtedness, the approval of or changes to an annual budget or approval of any significant expenditure which has not been provided for in such annual budget, changing the terms of employment or remuneration of senior executives, management or officers, adopting any material employee benefit or compensation plan or collective bargaining agreement, entrance into any material joint venture, partnership or strategic alliance or subscribing for equity capital in any person, changing the constitutional documents of any subsidiary, removing auditors or materially changing their arrangement, purchasing, leasing, acquiring or disposing of any material amounts of securities or assets, making distributions to shareholders, commencing proceedings for bankruptcy, effecting a dissolution of Concordia Bus BV or its subsidiaries, disposal of all or substantially all of its assets, engaging in related party transactions, commencement, termination or settlement of any material litigation, approval of any transfer of any shares of Concordia Bus BV by its shareholders, substantial changes to its business activities or entering into any contract, agreement, arrangement or commitment to do any of the foregoing require that at least one supervisory board member nominated by Schøyen Group and one supervisory board member nominated by Bus Holdings approve the transaction. Day to day management of Concordia Bus BV and its subsidiaries has been delegated to a management board comprised of five members who are jointly appointed by Schøyen Group and Bus Holdings. The members of this management board are members of senior management of Concordia. For further information about management see "Management—Senior Management." The shareholders' agreement also provides for specified transfer restrictions, rights of first offer, tag-along rights and bring-along rights, and provisions regarding change of control. If specified conditions are met, the tag-along rights require a proposing shareholder to allow other shareholders to dispose of their shares under the same terms and conditions as the proposing shareholder and the bring-along rights require other shareholders to dispose of their shares under the same terms and conditions as the selling shareholder.

        The current supervisory board members are: Harald Arnkvaern, Richard Sharp, Robert George Doumar Jr. and Colin Longhurst. Previously there was a fifth member, Bjorn Wolrath, who resigned on October 24, 2001. Harald Arnkvaern and Bjorn Wolrath were nominated by Schøyen Gruppen

A.S., Richard Sharp and Robert George Doumar Jr. were nominated by Bus Holding S.a.r.l. and Colin Longhurst was nominated by both.

        In conjunction with the shareholders' agreement, Schøyen Group and Bus Holdings caused Concordia Bus BV to create a share option plan and enter into a management services agreement with Concordia Bus Management AS, a wholly owned subsidiary of Concordia Bus BV, and caused Concordia Bus Management AS to enter into service agreements with members of Concordia Bus BV's management board who are members of senior management of Concordia. For further information about these agreements and the options plan see "—Related Party Transactions," below.

Related Party Transactions

        Two of the supervisory board members of Concordia Bus BV, the ultimate parent company of Concordia Bus Nordic Holding AB, are appointed by Schøyen Gruppen A/S ("Schøyen Group") and two are appointed by Bus Holdings S.A.R.l, an affiliate of Goldman Sachs International. Each director may receive compensation for services in that capacity. Erik Linnarsson is a partner at Advokatfirman Lindahl HB, which acts as legal counsel to Concordia and is a director of certain of Concordia's operating subsidiaries.

        In connection with Concordia Bus Nordic's issuance of EUR 130 million senior secured notes in January 2004, Goldman Sachs International was engaged to provide assistance in the process of securing such offering. Their fees for such services were SEK 31 million.

        Under a lease arrangement between Schøyen Group and Ingeniør M.O. Schøyens Bilcentraler A/S, Schøyen Group has leased depots and other real property to SBC AB, a subsidiary of Concordia, for a period of ten years ending in 2009. The rentals paid were SEK 13 million, SEK 15 million, and SEK 14 million for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively.

        Schøyen Prosjekt and Finans ASA, an affiliated company of Schøyen Group, was engaged to provide consulting services in relation to the acquisition by Concordia of Sporveiebussen AS, an operator of approximately 160 buses in Norway. The fees paid for their services were SEK 0.3 million, SEK 0.6 million for the years ended February 28, 2003 and 2002, respectively. In addition, they were engaged in connection with securing the sale and leaseback of properties belonging to Swebus AB, a subsidiary of Concordia. For the year ended February 28, 2002, their fees for this service were SEK 2.4 million.

        In addition to being 18% owned by Schøyen Group, Schøyen Prosjekt and Finans ASA is 72% owned by Finans Forvaltning AS. Finans Forvaltning AS is 51% owned by Frode Larsen, 22.25% owned by Georg Kervel, and 4.5% owned by Harold Arnvaern.

        Concordia Bus Management A/S, an affiliated company 100% owned by Concordia Bus BV, has provided management services to Concordia and its subsidiaries. A management fee has been charged to Concordia and their subsidiaries for these services amounting to SEK 15 million, SEK 23 million, and SEK 25 million for years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively.

        Within the Concordia Bus BV group external debt has been issued by Concordia Bus Nordic Holding AB and its direct parent, Concordia Bus AB. Such external debt are partly used to finance operations within the group. Concordia Bus Nordic Holding AB has a net non-current liability to affiliated companies amounting to SEK 339 million on February 29, 2004. Interest has been paid amounting to SEK 24 million, SEK 26 million for the two years ended February 29, 2004 and a net interest has been received amounting to SEK 3 million for the year ended February 28, 2002 from Concordia Bus Nordic Holding AB to companies within the Concordia Bus BV group.

        For a description of the Subordinated Shareholder Loan, see "Description of Other Material Indebtedness—Subordinated Shareholder Loan from Our Indirect Parent."

DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS

Subordinated Shareholder Loan from Our Indirect Parent

        Pursuant to an intercompany loan agreement entered into on February 28, 2002, as amended and restated as of the issue date, Concordia Bus AB provided the Subordinated Shareholder Loan to Concordia Bus Nordic AB of SEK 501 million in aggregate principal amount, comprising a portion of the net proceeds of the Parent Notes issued in 2002. The current outstanding balance of the Subordinated Shareholder Loan is SEK 368 million. The terms of this Subordinated Shareholder Loan, as so amended and restated, provide that (i) interest accrues at a rate of 11% per annum, (ii) the loan is payable on demand and (iii) payments in respect of the Subordinated Shareholder Loan have been subordinated to our obligations under the Notes. The Subordinated Shareholder Loan will mature on February 14, 2010.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" in this section. In this description, the word "Company" refers only to Concordia Bus Nordic AB and not to any of its subsidiaries. The word "Holding" refers only to our direct parent Concordia Bus Nordic Holding AB and not to any of its Subsidiaries and the guarantee provided by Holding is termed the "Holding Guarantee." Each subsidiary of the Company which guarantees the Notes is referred to as a "Subsidiary Guarantor" and each such Guarantee is termed a "Subsidiary Guarantee." Holding and the Subsidiary Guarantors are referred to as the "Guarantors" and the Holding Guarantee and the Subsidiary Guarantees together are referred to as the "Note Guarantees."

        The Company will issue the Exchange Notes under an Indenture (the "Indenture"), dated January 22, 2004, between itself, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company, the Guarantors and the Trustee, together with Deutsche Trustee Company Limited, as security trustee (together with any successor security or collateral trustee, the "Security Trustee"), also entered a Security Trust Agreement (the "Security Trust Agreement"), dated January 22, 2004, which will govern the relationship among those parties with respect to the Collateral.

        The Notes were originally issued in the aggregate principal amount of €130,000,000 at a price of 100%.

        The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes.

        Copies of the Indenture, the Registration Rights Agreement and the Security Documents are available for inspection during normal business hours at the New York City branch for the time being of the Trustee, being at the date hereof at 60 Wall Street, and at the specified office of each Paying Agent, including, for so long as the Notes are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg. The Holders are entitled to the benefit of, and are bound by, all the provisions of the Indenture, the Registration Rights Agreement and the Security Documents applicable to them.

Brief Description of the Notes and the Note Guarantees

The Notes

        The Notes are:

  •
  general senior obligations of the Company;

  •
  entitled to a first ranking security interest in the Collateral, as described below under "—Security";

  •
  guaranteed on a full and unconditional basis and on a senior secured basis, subject to certain limitations described below under "—The Note Guarantees," by substantially all of the Guarantors and such Guarantors are jointly and severally liable;

  •
  senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Notes;

  •
  at least pari passu with all other unsecured, unsubordinated Indebtedness of the Company (subject to any priority rights for such unsubordinated indebtedness pursuant to applicable law); and

  •
  effectively senior in right of payment to unsecured obligations of the Company with respect to the value of the Collateral securing the Notes (subject to any priority rights for such unsecured obligations pursuant to applicable law).

        As of the Issue Date, all of the Company's operating subsidiaries will be "Restricted Subsidiaries" and Subsidiary Guarantors. However, under the circumstances described in "Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. As of the Issue Date, the Company has designated certain of its subsidiaries, all of which currently are dormant and have no operations, as Unrestricted Subsidiaries. See "—Certain Definitions—Unrestricted Subsidiaries."

        All amounts set forth in SEK herein will also be deemed to be the SEK equivalent thereof, if applicable, at the time any necessary determination is required to be made.

The Note Guarantees

        The Note Guarantee of each Guarantor:

  •
  is a general senior secured obligation of such Guarantor;

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  is entitled to a first ranking security interest in the Collateral pledged by such Guarantor, as described below under "—Security" and except as described under the definition of "Permitted Liens" and "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Share Capital";

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  is senior in right of payment to all existing and future obligations of such Guarantor expressly subordinated in right of payment to the Note Guarantee;

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  ranks at least pari passu with all other unsecured, unsubordinated Indebtedness of such Guarantor (subject to priority rights for such unsubordinated indebtedness pursuant to applicable law);

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  ranks effectively senior in right of payment to the unsecured obligations of such Guarantor with respect to the value of the Collateral securing such Note Guarantee (subject to priority rights for such unsecured obligations pursuant to applicable law); and

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  may be enforced only by the Trustee (acting of its own volition or on the direction of Holders of 25% in aggregate principal amount of the outstanding Notes), and not the Holders of the Notes individually.

        Under the Indenture, the Guarantors will guarantee the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes (the "Note Guarantees"). The Guarantors have (1) agreed that their obligations under the Note Guarantees will be enforceable irrespective of any invalidity, irregularity or unenforceability of the Notes or the Indenture and (2) waived their right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Company prior to exercising its rights under the Note Guarantees. Moreover, if at any time any amount paid under a Note is rescinded or must otherwise be restored, the rights of the Holders of the Notes under the Note Guarantees will be reinstated with respect to such payments as though such payment had not been made. However, the Note Guarantees and the Collateral could be deemed to be invalid if found to be in violation of Swedish,

Finnish or Norwegian corporate benefit requirements, see "—Limitations on Guarantees and enforcement of security" below. All payments under the Note Guarantees will be made in euro.

        Subject to the limitations described below, all of the Company's future Subsidiaries will execute a supplemental Indenture as Guarantors of the Notes. See "Certain Covenants—Limitations on Issuance of Guarantees of Indebtedness." The initial Guarantors that will execute the Indenture on the Issue Date will be Holding, Alpus AB ("Alpus"), Enköping-Bålsta Fastighetsbolag AB ("Enköping"), Interbus AB ("Interbus"), Malmfältens Omnibus AB ("Malmfältens"), Swebus AB ("Swebus"), Swebus Busco AB ("Busco"), Swebus Express AB ("Express Bus"), Swebus Fastigheter AB ("Fastigheter"), Ingeniør M.O. Schøyens Bilcentraler AS ("SBC") and Concordia Bus Finland Oy Ab ("Concordia Finland"). Each future Restricted Subsidiary that is required by the Indenture to become a Guarantor will do so by the execution of a supplemental indenture, containing a Note Guarantee, that will become a part of the Indenture (and is considered such for the purposes of the Indenture and the Notes). Notice of any such Restricted Subsidiary becoming a Guarantor will be published in the Tageblatt.

Release of Note Guarantees

        A Note Guarantee given by a Guarantor may be released in certain circumstances, including:

  •
  upon repayment in full of the Notes;

  •
  upon a legal defeasance or covenant defeasance as described under "—Defeasance;"

  •
  upon the designation by us of a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with terms of the Indenture;

  •
  upon the sale of a Subsidiary Guarantor in compliance with the terms of the Indenture (including the covenant described under "—Certain Covenants—Limitation on sales of Assets and Subsidiary Stock") resulting in such Subsidiary Guarantor no longer being a Restricted Subsidiary, so long as (1) such Subsidiary Guarantor is simultaneously released from its obligations in respect of any of our other Indebtedness or any indebtedness of any other Restricted Subsidiary and (2) the proceeds from such sale or disposition are used for the purposes permitted or required by the Indenture; or

  •
  upon release or discharge (other than as a result of the payment thereof), to the extent then existing, of the guarantee or security granted by such Subsidiary Guarantor that resulted in the issuance of the Subsidiary Guarantee pursuant to the covenant described under "—Certain Covenants—Limitations on Issuances of Guarantees of Indebtedness; Release of Guarantees."

Limitations on Guarantees and enforcement of security

        The obligations of each Guarantor under its respective Note Guarantee and the enforceability of the Collateral granted in respect of such Note Guarantee may be limited, or possibly invalid, under applicable laws. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements."

Principal, Maturity, Denomination and Interest

        The maximum aggregate principal amount of the Exchange Notes is €130 million. The Indenture allows additional Notes to be issued from time to time (the "Additional Notes"), subject to certain limitations described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Share Capital." Unless the context requires otherwise, references to the "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued. The Notes will mature on August 1, 2009, when they will be redeemed at the then outstanding principal amount thereof, unless redeemed prior thereto as described herein.

        Interest on the Notes will accrue at the rate of 9.125% per annum and will be payable semi-annually in arrears on February 1 and August 1 of each year commencing on August 1, 2004. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 15 and July 15, respectively.

        Interest on the Old Notes and the Exchange Notes will accrue from January 22, 2004. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

        Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event interest will continue to accrue as provided in the Indenture.

Security

        Pursuant to the Indenture and the Security Documents, the Notes and the Note Guarantees will be secured by first priority Liens (collectively, the "First Priority Lien") on the Collateral, which includes:

  Share Pledges

  Pledges of:

  (1)
  Shares of the Company by Holding;

  (2)
  Shares of Swebus by the Company;

  (3)
  Shares of Busco by the Company;

  (4)
  Shares of Express Bus by the Company;

  (5)
  Shares of Interbus by the Company;

  (6)
  Shares of SBC by the Company;

  (7)
  Shares of Concordia Finland by the Company;

  (8)
  Shares of Fastigheter by the Company; and

  (9)
  Shares of Alpus, Enköping and Malmfältens by Fastigheter.

  Other Pledges

  (1)
  Pledge of all buses owned by Busco;

  (2)
  Pledge by the Company of an intercompany loan from the Company to Swebus (the "Swebus Intercompany Loan") of SEK 200 million together with the security in respect thereof in the form of a second priority floating charge over up to SEK 100 million of non-fixed assets of Swebus (to become a floating charge over 55% of all Swebus assets (up to a limit of SEK 100 million of such assets) in January 2005) (see "Risk Factors—Risks Related to the Notes—Your rights as a creditor may not be as strong under Swedish, Norwegian or Finnish insolvency laws as under other insolvency laws—Sweden");

  (3)
  Pledge by the Company of an intercompany loan from the Company to Busco (the "Busco Intercompany Loan" and, together with the Swebus Intercompany Loan, the "Guarantor Intercompany Loans") of SEK 800 million together with the security in respect thereof in the form of a second priority pledge of all buses owned by Busco;

  (4)
  Pledge by Concordia Finland of bearer notes evidencing a floating charge covering 7.1 million Finnish marks (approximately €1.2 million) of Concordia Finland assets; and

  (5)
  Pledge by SBC of its receivables (consisting of factoring agreements), machinery and plants, inventory, bank accounts and buses.

  Floating Charges

  (1)
  Swebus—a floating charge over SEK 100 million of non-fixed assets of Swebus (to become a floating charge over 55% of all assets of Swebus (up to a limit of SEK 100 million of such assets) in January 2005) (see "Risk Factors—Risks Related to the Notes—Your rights as a creditor may not be as strong under Swedish, Norwegian or Finnish insolvency laws as under other insolvency laws—Sweden");

  (2)
  Concordia Finland—see item (4) under "Other Pledges" above;

  (3)
  Alpus—a first priority floating charge over SEK 600,000 of non-fixed assets of Alpus (to become a floating charge over 55% of all Alpus assets (up to a limit of SEK 600,000 of such assets) in January 2005) (see "Risk Factors—Risks Related to the Notes—Your rights as a creditor may not be as strong under Swedish, Norwegian or Finnish insolvency laws as under other insolvency laws—Sweden");

  (4)
  Enköping—a first priority floating charge over SEK 2.4 million of non-fixed assets of Enköping (to become a floating charge over 55% of all Enköping assets (up to a limit of SEK 2.4 million of such assets) in January 2005) (see "Risk Factors—Risks Related to the Notes—Your rights as a creditor may not be as strong under Swedish, Norwegian or Finnish insolvency laws as under other insolvency laws—Sweden"); and

  (5)
  Malmfältens—a first priority floating charge over SEK 2.5 million of non-fixed assets of Malmfältens (to become a floating charge over 55% of all Malmfältens assets (up to a limit of SEK 2.5 million of such assets) in January 2005) (see "Risk Factors—Risks Related to the Notes—Your rights as a creditor may not be as strong under Swedish, Norwegian or Finnish insolvency laws as under other insolvency laws—Sweden").

        The value of the Collateral securing the Notes and the Note Guarantees may not be sufficient to satisfy the Company's and the Guarantors' obligations under the Notes and the Note Guarantees, and the Collateral securing the Notes and the Note Guarantees may be reduced or diluted under certain circumstances, including the issuance of Additional Notes and the disposition of assets comprising the Collateral, subject to the terms of the Indenture. See "Risk Factors—Risks Related to the Notes."

        No appraisals of the Collateral have been prepared by or on behalf of the Company or the Guarantors in connection with this offering of the Notes. There can be no assurance that the proceeds of any sale of the Collateral, in whole or in part, pursuant to the Indenture and the Security Documents following an Event of Default, would be sufficient to satisfy amounts due on the Notes or the Note Guarantees. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral would be sold in a timely manner or at all.

        Subject to the terms of the Security Documents, the Company and the Guarantors, as the case may be, will be entitled to exercise any and all voting rights and to receive and retain any and all cash dividends, stock dividends, liquidating dividends, non-cash dividends, shares of stock resulting from stock splits or reclassifications, rights issues, warrants, options and other distributions (whether similar or dissimilar to the foregoing) in respect of Share Capital constituting Collateral.

Priority

        The Collateral will be pledged to the Security Trustee, for the benefit of the Trustee, in accordance with the terms of the Indenture and the Security Documents. Under the Security Documents and the Indenture, the obligations of the Company and the Guarantors under the Notes, the Note Guarantees and the Indenture will be secured by the First Priority Lien.

Enforcement of Security

        The First Priority Lien securing the Notes and the Note Guarantees will be granted to the Security Trustee. The Security Trustee will hold such Liens and security interests in the Collateral granted pursuant to the Security Documents with sole authority to exercise remedies under the Security Documents. The Security Trustee will agree to act as secured party under the applicable Security Documents, to follow the instructions provided to it under the Indenture and the Security Documents and to carry out certain other duties.

        The Indenture and/or the Security Documents will principally provide that, at any time while the Notes are outstanding, the Security Trustee, on behalf of the Trustee and the Banks (if any), will have the exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, process, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture.

        All payments received and all amounts held by the Security Trustee in respect of Collateral under the Security Documents will be applied as follows:

        first, to the Security Trustee to the extent necessary to reimburse the Security Trustee for any expenses incurred in connection with the collection or distribution of such amounts held or realized or in connection with expenses incurred in enforcing its remedies under the Security Documents and preserving the Collateral and all amounts for which the Security Trustee is entitled to indemnification under the Security Documents;

        second, to the Trustee for the benefit of Holders of the Notes; and

        third, any surplus remaining after such payments will be paid to the Company or the respective Guarantor or to whomever may be lawfully entitled thereto.

        The Security Trustee may decline to foreclose on the Collateral or exercise remedies available if it does not receive indemnification to its satisfaction. In addition, the Security Trustee's ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Security Trustee's Liens on the Collateral. Neither the Trustee nor the Security Trustee nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral securing the Notes, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so.

        The Security Trust Agreement will provide that the Company and the Guarantors will indemnify the Security Trustee for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind imposed against the Security Trustee arising out of the Security Documents except to the extent that any of the foregoing are finally judicially determined to have resulted from the negligence or willful misconduct of the Security Trustee.

Release of Security

        The security created in respect of the Collateral granted under the Security Documents may be released in certain circumstances, including:

  •
  upon repayment in full of the Notes;

  •
  upon satisfaction and discharge of the Indenture;

  •
  upon certain dispositions of the Collateral in compliance with the covenant "—Asset Sales," provided that the Notes are secured by a Lien with respect to any assets purchased with the Net Proceeds therefrom substantially similar to the Lien on the assets that were the subject of such Asset Sale; and

  •
  with respect to security granted by a Subsidiary Guarantor, upon the release of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the terms of the Indenture.

        The obligations of each Guarantor under its respective Note Guarantee and the enforceability of the Collateral granted in respect of such Note Guarantee may be limited, or possibly invalid, under applicable laws. See "Risk Factors—Risks Related to the Notes—Enforcement of the Note Guarantees and the Collateral may be subject to certain limitations and could be deemed to be invalid if found to be in violation of Swedish, Finnish or Norwegian corporate benefit requirements."

Book Entry, Delivery and Form

        The Exchange Notes will initially be represented by a note in global registered form and which will represent the aggregate principal amount of the Exchange Notes (the "Rule Global Note"). The Global Note will be deposited with, and registered in the name of a nominee on behalf of, the Principal Paying Agent upon issuance in London as common depositary (in that capacity, the "Common Depositary") for the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream").

        All transfers of interests in the Global Note will be recorded in accordance with the book-entry system maintained by Euroclear and Clearstream, pursuant to customary procedures established by Euroclear and Clearstream and their participants.

        Except in the limited circumstances described below, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery in registered certificated form (the "Certificated Notes").

        Owners of beneficial interests in the Global Note will not be entitled to have Exchange Notes registered in their names, and will not receive or be entitled to receive physical delivery of certificates representing individual Exchange Notes, except as set forth in this prospectus or in the Indenture.

        The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar or at the offices of the paying and transfer agent in Luxembourg.

Depository Procedures

        The following description of the operations and procedures of Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the clearing systems to discuss these matters.

Euroclear and Clearstream

        Euroclear and Clearstream each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Clearstream each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Each of Euroclear and Clearstream can settle securities transactions in any of more than 30 currencies, including the euro. Euroclear and Clearstream each also deal with domestic securities markets in several countries through established depositary and custodial relationships. The respective systems of Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other. Account holders in both Euroclear and Clearstream are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder in either system. An account holders' overall contractual relations with either Euroclear or Clearstream are governed by the respective rules and operating procedures of Euroclear or Clearstream and any applicable laws. Both Euroclear and Clearstream act under those rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with any person who is not a direct account holder.

        Investors who hold accounts with Euroclear or Clearstream may acquire, hold and transfer security entitlements with respect to Global Notes against Euroclear or Clearstream and their respective property by book entry to accounts with Euroclear or Clearstream, each of which has an account with the Common Depositary and subject at all times to the procedures and requirements of Euroclear or Clearstream, as the case may be. "Security entitlement" means the rights and property interests of an account holder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with Euroclear or Clearstream may acquire, hold and transfer security entitlements with respect to the Global Note against the securities intermediary and its property with which those investors hold accounts by book entry to accounts with the securities intermediary and its property, which in turn may hold a security entitlement with respect to the Global Note through Euroclear or Clearstream. Investors electing to acquire security entitlements with respect to the Global Note through an account with Euroclear or Clearstream or some other securities intermediary must follow the settlement procedures of their securities intermediary with respect to the settlement of new issues of securities.

        Security entitlements with respect to the Global Note to be acquired through an account with Euroclear or Clearstream will be credited to that account as of the settlement date against payment in euro for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to the Global Note through an account with Euroclear, Clearstream or some other securities intermediary other than in connection with the initial distribution of the Notes must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

        Except as described below, owners of interests in the Global Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders of the Exchange Notes. So long as the Common Depositary is the registered owner or holder of the Global Note, the Common Depositary will be considered the sole owner or holder of the Exchange Notes represented by the Global Note for all purposes under the Indenture and the Exchange Notes. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of Euroclear or

Clearstream, as the case, may be, and their account holders to exercise any rights and remedies of a holder of Exchange Notes under the Indenture. Payments of principal and interest on the Global Notes will be made to the Common Depositary on behalf of Euroclear or Clearstream, as the case may be, as the registered owners of the Global Note.

        The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities which they own. Accordingly, the ability to transfer beneficial interests in the Global Note to those persons may be limited to that extent. Because Euroclear and Clearstream can act only on behalf of their respective account holders, the ability of a person having beneficial interests in the Global Note to pledge those interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

        The Company understands that under existing industry practices, if either the Company or the Trustee requests any action of Holders, or if an owner of a beneficial interest in the Global Note desires to give instructions or take an action that a holder is entitled to give or take under the Indenture, Euroclear or Clearstream, as the case may be, would authorize their respective account holders owning the relevant beneficial interest to give instructions to take that action, and those account holders would authorize intermediaries to give instructions or take that action, or would otherwise act on the instructions of the intermediaries.

        The Company understands that under existing practices of Euroclear and Clearstream, if less than all of the Exchange Notes are to be redeemed at any time, Euroclear or Clearstream, as the case may be, will credit their account holders' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as Euroclear or Clearstream, as the case may be, deems fair and appropriate, provided that no beneficial interests of less than €1,000 may be redeemed in part.

Payments on the Global Note

        Payments in respect of the principal of, premium, if any, and interest (including Special Interest) on the Global Note will be made through one or more payment agents appointed under the Indenture including, for so long as the Notes are listed on the Luxembourg Stock Exchange, a paying agent in Luxembourg and will be payable to the Common Depositary on behalf of Euroclear and Clearstream, each in its capacity as the registered Holder of the Global Note under the Indenture. Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners of the Notes for the purpose of receiving those payments and for any and all other purposes whatsoever.

        Consequently, neither the Company, the Guarantors, the initial purchasers, the Trustee nor any agent thereof has or will have any responsibility or liability for (1) any aspect or accuracy of the records of the relevant clearing system or their respective account holders relating to payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any records of any clearing system or account holder relating to beneficial interests in the Global Note or (2) any other matter relating to the actions and practices of the relevant clearing system or their respective account holders.

        Upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), Euroclear or Clearstream will immediately credit the accounts of the relevant account holders with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the Global Note as shown on the records of Euroclear or Clearstream. The Company expects that payments by the account holders to the beneficial owners of the Global Note will be governed by standing instructions and customary practices and will be the responsibility of the account holders and will not be the responsibility of Euroclear, Clearstream, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by Euroclear or Clearstream or any of their respective account holders in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from Euroclear or Clearstream or their respective nominee for all purposes.

        Neither the Company, the Guarantors nor the Trustee, nor the paying and transfer agent in Luxembourg, nor any of their respective agents will have any responsibility for the performance by Euroclear or Clearstream or their respective account holders of their obligations under the rules and procedures governing their operations or otherwise.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee and the paying and transfer agent in Luxembourg may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Transfers of the Global Note and Interests in the Global Note

        Unless Certificated Notes are issued, the Global Note may be transferred in whole and not in part only by Euroclear and Clearstream to the Common Depositary or by the Common Depositary to Euroclear and Clearstream, respectively, or to another nominee or successor of the clearing systems or a nominee of that successor.

        Transfers of beneficial interests in the Global Note will be subject to the applicable rules and procedures of Euroclear and Clearstream and their respective account holders and intermediaries. Any secondary market trading activity in beneficial interests in the Global Note is expected to occur through the account holders and intermediaries of Euroclear and Clearstream, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

        No service charge will be made for any registration of transfer or exchange of the Exchange Notes, but the Trustee and the paying and transfer agent in Luxembourg may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

        Although Euroclear and Clearstream have agreed to certain procedures to facilitate transfers of interests in the Global Note among their account holders, they are under no obligation to perform or to continue to perform those procedures, and the procedures may be discontinued at any time. None of the Company, the Guarantors, the initial purchasers, the Trustee, nor any agent thereof has or will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by Euroclear or Clearstream or their respective account holders or intermediaries of their obligations under the rules and procedures governing their operations.

Exchange of Global Note for Certificated Notes

        The Global Note is exchangeable for certificated Notes if (1) Euroclear and Clearstream are unwilling or unable to continue as depositary for the Global Note and the Company fails to appoint a successor depositary or (2) there will have occurred and be continuing a Default or Event of

Default with respect to the Notes. In all cases, Certificated Notes delivered in exchange for the Global Note or beneficial interests in the Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of Euroclear or Clearstream (in accordance with their customary procedures) and will bear the applicable restrictive legend provided for in the Indenture, unless the Company determines otherwise in compliance with applicable law. The Exchange Notes may not be issued in bearer form. Under current practice, the Clearing Systems permit an exchange of the Global Note into Certificated Notes only in whole and not in part.

        In the case of Certificated Notes, the Holder of any Certificated Note may transfer that Note by surrendering it at the offices or agencies of the Company maintained for that purpose within the City and State of New York or London, England or Luxembourg and, for so long as the Notes are listed on the Luxembourg Stock Exchange, the transfer agent maintained in Luxembourg. In the event of a partial transfer of a holding represented by one certificate, or partial redemption of a holding represented by one certificate, (1) a new certificate will be issued to the transferee in respect of the part transferred or redeemed and (2) a further new certificate in respect of the balance of the holding not transferred or redeemed will be issued to the transferor, provided that no certificate in denominations of less than €50,000, or other than in integral multiples in excess thereof of €1,000 will be issued. After a Holder has duly surrendered a Certificated Note for transfer, the Trustee or the transfer agent in Luxembourg will register the transfer and deliver a new Certificated Note (of a like principal amount to that of the Certificated Note so transferred) to the transferee at the offices of the Trustee in the City and State of New York or in London, England or at the offices of the transfer agent in Luxembourg. Each new certificate to be issued will be available for delivery within 10 business days at the office of the Trustee in the City and State of New York or in London, England or at the office of the paying and transfer agent in Luxembourg. The Company will pay the cost of preparing, printing, packaging and delivering the Certificated Notes.

        If Certificated Notes are issued and a Holder of a Certificated Note claims that the Note has been lost, destroyed or wrongfully taken or if that Note is mutilated and is surrendered to the Trustee, or the Principal Paying Agent on its behalf, the Company will issue and the Trustee will authenticate a replacement Note if the requirements of the Trustee and the Company are met. Such replacement Note will be available for delivery at the office of the Trustee in the City and State of New York or in London, England or at the office of the paying and transfer agent in Luxembourg. If required by the Trustee or the Company, a holder must post an indemnity bond sufficient in the judgment of the Trustee and the Company to protect them or any paying agent or authenticating agent appointed under the Indenture from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for expenses in replacing a Note.

        In case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company under the Indenture, the Company may, in its discretion, pay, redeem or purchase that Note instead of issuing a new Note.

Same Day Settlement and Payment

        Payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, and interest (including Special Interest)) will be made by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest (including Special Interest), by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder's registered address. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        As of the date of this prospectus, the Trustee is Deutsche Bank Trust Company Americas, the Principal Paying Agent is Deutsche Bank AG London, and the paying and transfer agent and the Registrar in Luxembourg is Deutsche Bank Luxembourg S.A. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar. So long as the Notes are listed on the Luxembourg Stock Exchange, notice of a change of Paying Agent or Registrar will be published in a newspaper having a general circulation in Luxembourg.

        In all circumstances, the Company will ensure that:

  (1)
  a Paying Agent is maintained in the City and State of New York; and

  (2)
  for so long as the Notes are listed on any securities exchange, any requirement of the exchange as to Paying Agents is satisfied; and

  (3)
  at all times there is a Registrar, a Principal Paying Agent, and a Trustee.

        So long as the Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying and transfer agent in Luxembourg.

Methods of Receiving Payments on the Notes

        Payments in relation to the Notes will be made pursuant to the Indenture. The Company will make payments of interest on a Note to the person in whose name the Note is registered on the fifteenth day before the due date for the payment of interest (1) by a euro check drawn on a bank in Stockholm, London, Frankfurt, New York or Luxembourg or (2) if a Holder has given transfer instructions to the Company, including, for so long as the Notes are listed in Luxembourg, the Paying Agent in Luxembourg, in euro by credit or transfer to a euro-denominated account (or any other account to which euro may be credited or transferred) specified by the payee in a city in which banks have access to the TARGET System. "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System.

        The Company will pay principal (and premium, if any) on the Notes upon presentation and surrender of a Note at the specified office of the Principal Paying Agent or any additional or substitute paying agent by a euro check drawn on a bank in Stockholm, London, Frankfurt, the City of New York, or Luxembourg.

        Payments of principal and interest on the Notes will be subject in all cases to any fiscal or other applicable laws and regulations, but without prejudice to the provisions on additional amounts described under the heading "Payment of Additional Amounts; Redemption for Taxation Reasons" in this section. No commission or expenses will be charged to the Holders in respect of those payments.

        If any due date for payment of principal or interest in respect of any Note is not a business day, then the holder will not be entitled to payment of the amount due until the next following day which is a business day and the holder will not be entitled to any interest or other sums in respect of the postponed payment. "Business day" means a day on which commercial banks and foreign exchange markets are open for general business in the place of presentation and a day on which the TARGET System is open.

        Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

Optional Redemption

        On or after February 1, 2007, the Company may redeem all or a part of the Notes upon not less 30 nor more than 60 days' notice to the Holders (which notice will be irrevocable), at the redemption prices (expressed as percentages of principal amount) set forth below plus, in each case, accrued and unpaid interest thereon, if any, Special Interest, if any, and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on February 1 of the year indicated below:

Year	Percentage
2007	104.563%
2008	102.281%
2009 and thereafter	100.000%

        Any notice of such redemption shall be made pursuant to the subheading "Notices" below.

        Notwithstanding the foregoing, prior to February 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 109.125% of the principal amount thereof, plus accrued and unpaid interest, Special Interest, if any, and Additional Amounts, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

  (1)
  at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and

  (2)
  the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

Mandatory Redemption

        Except for repurchase obligations upon a Change of Control Event or with certain Excess Proceeds from Asset Sales, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control Event

        If a Change of Control Event occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to €1,000 in principal amount or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). For a definition of Change of Control, please see "Description of Notes—Certain Definitions—Change of Control." In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the principal amount of the Notes repurchased plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase (the "Change of Control Payment").

        Within 30 days immediately following any Change of Control Event, the Company will:

  (1)
  mail a notice to the Trustee describing the transaction or transactions that constitute the Change of Control Event and offering to repurchase Notes on a specific date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice;

  (2)
  publish such notice in a leading newspaper having a general circulation in New York City (which is expected to be The Wall Street Journal), a leading newspaper having a general circulation in London (which is expected to be the Financial Times), and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Tageblatt);

  (3)
  if the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, notify such stock exchange of the Change of Control Event, and provide that Notes may be tendered at the office of the paying and transfer agent in Luxembourg; and

  (4)
  if any Certificated Notes are outstanding, send, by first class mail, such notice to each Holder of Certificated Notes.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Event. To the extent that, since the date hereof, changes in the provisions of any such securities laws or regulations have occurred which conflict with the "Change of Control Event" provisions of the Indenture, the Company will comply with such securities laws or regulations and will not be deemed to have breached its obligations under the "Change of Control Event" provisions of the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee (or the Principal Paying Agent on its behalf) the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €1,000 or any integral multiple thereof.

        The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, notify such stock exchange of such results (including the total amount of Notes that remain outstanding, if any).

        Except as described above with respect to a Change of Control Event, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Event purchase price for all the Notes that might be tendered by the Holders seeking to accept the Change of Control Offer. In the event that the Company is required to purchase Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

        The Company will not be required to make a Change of Control Offer upon a Change of Control Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control Event includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law in New York interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the Restricted Subsidiary, as the case may be receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed;

  (2)
  such fair market value is determined in good faith by the Company's board of directors and evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the Trustee;

  (3)
  at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents and is received at the time of such issuance, sale or disposition. For purposes of this provision, each of the following will be deemed to be Cash Equivalents:

  (a)
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from such liabilities;

  (b)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are (subject to ordinary settlement periods) converted within 30 days by the Company or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received in that conversion); and

  (c)
  such Asset Sale is made in compliance with the Security Documents or, in the case of pledged assets, with the consent of the Security Trustee.

        Notwithstanding the foregoing, the Company (or the Restricted Subsidiary, as the case may be) may consummate an Asset Sale with respect to a bus which is then subject to a Residual Value Guarantee provided that (a) the Company (or the Restricted Subsidiary, as the case may be)

receives consideration at the time of such Asset Sale at least equal to the then applicable Specified Residual Value for such bus, (b) 100% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents and is received at the time of such sale or disposition and (c) such Asset Sale is made in compliance with the Security Documents or, in the case of pledged assets, with the consent of the Security Trustee.

        Within 360 days after receipt of any Net Proceeds from an Asset Sale, the Company will apply, or cause such Restricted Subsidiary to apply, such Net Proceeds at its option to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business ("Replacement Assets") and provided that if such sold properties or assets were Collateral then such Replacement Assets shall be pledged to the Security Trustee pursuant to an effective and perfected security interest.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings of the Company or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds SEK 10,000,000, the Company will make an Asset Sale Offer to all Holders of Notes and on a pro rata basis to all holders of other Indebtedness that ranks equally in right of payment with the Notes and, with respect to Indebtedness of any Subsidiary Guarantor, that ranks equally with the Subsidiary Guarantee of such Subsidiary Guarantor, containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other equal-ranking Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase, and will be payable in cash in the manner specified in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other equal-ranking Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other equal-ranking Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Holders may elect to tender their Notes in whole or in part in integral multiples of €1,000 in exchange for cash. The issuer has undertaken with the Luxembourg Stock Exchange that it will provide that such Notes may be tendered at the office of the paying and transfer agent in Luxembourg. An Asset Sale Offer will remain open for a period of at least 20 business days or such longer period as may be required by law.

        In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "Merger, Consolidation, or Sale of Assets," the receiving entity will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and such receiving entity, in lieu of the Company and its Restricted Subsidiaries, will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined in good faith by the Company's board of directors and evidenced by a resolution of the board of directors) of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Proceeds for the purposes of this covenant.

        Within 30 days following the earlier of (a) the 361st day after an Asset Sale and (b) the date the Company, by resolution of its board of directors, decides to use the proceeds from an Asset Sale to make an Asset Sale Offer, notice of the Asset Sale Offer will be published in a leading newspaper having general circulation in New York City (which is expected to be The Wall Street Journal), a leading newspaper having a general circulation in London (which is expected to be the Financial Times), and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a leading newspaper having a general circulation in Luxembourg (which is expected to be the Tageblatt), with a copy to the Trustee, and will comply with the procedures set forth in the Indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that, since the date hereof, changes in the provisions of any such securities laws or regulations have occurred which conflict with the "Asset Sales" provisions of the Indenture, the Company will comply with such securities laws or regulations and will not be deemed to have breached its obligations under the heading "Asset Sales" provisions of the Indenture by virtue thereof.

Payment of Additional Amounts; Redemption for Taxation Reasons

        All payments in respect of the Notes or the Note Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto ("Taxes") imposed or levied by or on behalf of (1) Sweden, Finland or Norway, (2) any other jurisdiction in which a Payor (as defined below) is organized or otherwise considered to be resident for tax purposes, (3) any jurisdiction from or through which payment on the Notes or the Note Guarantees is made or (4) any political subdivision or governmental authority of or in (1) through (3) above having the power to tax (each of (1) through (4) a "Relevant Taxing Jurisdiction"), unless the Company or the relevant Guarantor (each, a "Payor") is compelled by law to deduct or withhold such Taxes. In such event, the Payor will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the Holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction.

        However, no such Additional Amounts will be payable in respect of any Note or Note Guarantee:

  (1)
  presented for payment of principal more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 30 day period;

  (2)
  if any Tax is imposed or withheld by reason of the failure to comply or a delay in complying or the provision of inaccurate information by the Holder of such Note or, if different, the beneficiary of such amounts when a request is addressed or otherwise provided to such Holder or beneficiary to provide information, documents or other evidence concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of such Holder or beneficiary which is required or imposed by a statute, treaty, regulation or administrative practice of such Relevant Taxing Jurisdiction (or to which it is a party) or any relevant jurisdiction (or any political subdivision or authority thereof) as a precondition to exemption from all or part of such Tax;

  (3)
  of any person liable for Taxes in respect of such Note by reason of the Holder of the Note or, if different, the beneficial owner having some connection with a Relevant Taxing Jurisdiction other than the mere purchase, holding or disposition of any Note, or the receipt of principal or interest in respect thereof, including, without limitation, such Holder or beneficial owner being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed base therein whether by himself or through an agent;

  (4)
  on account of any estate, inheritance, gift, sale, transfer, personal property, wealth or other similar Tax;

  (5)
  presented for payment or in respect of which payment is required to be made in a Relevant Taxing Jurisdiction; and

  (6)
  any combination of (1), (2), (3), (4) or (5);

nor will Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note or any Note Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder.

        The Payor will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will furnish copies to the Trustee of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as are provided in the normal course by the taxing authority imposing such Taxes and as are as reasonably available to the Payor within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the Holders upon request.

        Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest, Special Interest, or any other amount payable under or with respect to any Note or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect will have been duly given to the Holders by the Payor in accordance with these terms and conditions.

        The Payor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in the United States, Sweden, Norway, Finland or in any jurisdiction in which the Paying Agent is located from the execution, delivery or registration of the Notes or the Note Guarantees or the Security Documents, or any other document or instrument referred to in the Indenture, the Note Guarantees, the Security Documents or the Notes.

        If the Company determines and certifies to the Trustee immediately prior to the giving of such notice that:

  (1)
  the payment by the Company of Additional Amounts or further Additional Amounts (as the case may be) in respect of payments under such Notes is, or will be, required as a result of (a) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of Sweden (or to which it is a party), or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax or (b) any change or amendment in the existing official position or the introduction of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction or any practice or concession of Skattenyudigheten (the Swedish Tax Authority) which change, amendment, application or interpretation becomes effective on or after the date of issuance of the Notes; and

  (2)
  such obligation cannot be avoided by the Company taking reasonable measures available to it;

then the Company, at its option, may redeem the Notes in whole but not in part, at a redemption price equal to the then outstanding principal amount thereof, together with interest accrued to the date fixed for redemption, Special Interest, if any, and any Additional Amounts payable with respect thereto as a result of the redemption or otherwise.

        Notwithstanding the preceding, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which a Payor could be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, the Payor will deliver to the Trustee (a) a certificate signed by two directors of the Payor stating that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of independent legal counsel to the Payor to the effect that circumstances referred to above exist.

        If payments in respect of the Notes or the Note Guarantees by a Payor will become subject generally to the taxing jurisdiction of any Territory or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax (an "Additional Taxing Jurisdiction"), other than or in addition to a Relevant Taxing Jurisdiction, immediately upon becoming aware thereof the Payor will notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a supplemental indenture, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of the foregoing provisions of this "Payment of Additional Amounts; Redemption for Taxation Reasons" section with the substitution for (or, as the case may be, the addition to) the references therein to Relevant Taxing Jurisdictions of references to the Additional Taxing Jurisdiction. For the purposes of the foregoing, "Territory" means any jurisdiction in which the Payor is incorporated or in which the Company or the relevant Guarantor has its place of central management or central control or in which the Payor carries on any business.

Selection and Notice of Redemption

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  (1)
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed (as set forth in an Officer's Certificate delivered by the Company to the Trustee); or

  (2)
  if the Notes are not so listed or if such requirements are not so certified, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        The Luxembourg Stock Exchange currently has no such requirements. Therefore, the Trustee will select Notes on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        No Notes of €1,000 will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        In addition, the Company will, at least 30 and not more than 60 days before the redemption date, cause notice of such redemption to be published in a leading newspaper having a general circulation in New York City (which is expected to be The Wall Street Journal), a leading newspaper having a general circulation in London (which is expected to be the Financial Times), and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Tageblatt), with a copy to the Trustee, and will comply with the procedures set forth in the Indenture.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Cancellation

        All Notes which are redeemed pursuant to the Indenture will forthwith be surrendered to the Principal Paying Agent for cancellation and accordingly may not be reissued or resold.

Prescription

        Claims against the Company for the payment of principal of, or interest, Special Interest, if any, or Additional Amounts, if any, on, the Notes will become void unless presentation for payment is made as required in the Indenture within a period of ten years, in the case of principal, or five years, in the case of interest, Special Interest, if any, or Additional Amounts, if any, from the applicable original payment date therefor.

Certain Covenants

Restricted Payments

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of or with respect to the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Share Capital) of the Company or payable to the Company or by a Wholly Owned Restricted Subsidiary of the Company to another Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or of any direct or indirect parent of the Company or of any Restricted Subsidiary of the Company or of any Unrestricted Subsidiary of the Company (other than any Equity Interests of any Restricted

    Subsidiary owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor);

  (3)
  make any payment on account of or with respect to, or purchase, redeem, defease, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth, but not excluded from, in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted Payment:

    (a)
    no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

    (b)
    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least SEK 1.0 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the heading "Incurrence of Indebtedness and Issuance of Disqualified Share Capital" in this section; and

    (c)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and (5), but including Restricted Payments permitted by clauses (1) and (4), of the next succeeding paragraph), is less than the sum, without duplication, of:

    (i)
    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (ii)
    100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Share Capital) or from the issue or sale of convertible or exchangeable Disqualified Share Capital or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Share Capital or debt securities) sold to a Subsidiary of the Company) and excluding any such proceeds to the extent used to redeem Notes, plus

    (iii)
    to the extent that any Restricted Investment that was made after the Issue Date is sold for Cash Equivalents or otherwise liquidated or repaid for Cash Equivalents, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

        So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  payments of dividends or distributions in order to provide funds to pay amounts required to be paid by the Indirect Parent in connection with its reporting obligations under US federal securities laws or amounts required by our Parent Companies to pay costs associated with its activities as a holding company in compliance with the Indenture, provided that such amounts have actually been incurred by the Indirect Parent or are expected to be incurred within 7 days of such payment and provided further that such amounts do not exceed an aggregate of SEK 10,000,000 in any financial year;

  (3)
  payments of dividends or distributions, or payments of amounts due under the Subordinated Shareholder Loan, in an aggregate amount of up to the value of interest payments required to be made in respect of the Parent Notes, to be applied to such payment, provided that no such payment may be made by the Company or any Restricted Subsidiary more than 7 days in advance of the date of such interest payment becomes due and payable;

  (4)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Share Capital); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

  (5)
  the defeasance, redemption, repurchase or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (6)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by (A) any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock or share option agreement in effect as of the Issue Date or (B) any employee of the Company or any of its Restricted Subsidiaries upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests will not exceed SEK 10,000,000 in any twelve month period; and

  (7)
  other Restricted Payments in an aggregate amount not to exceed SEK 20,000,000.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the board of directors whose resolution with respect thereto (or an Officer's Certificate certifying such determination of the board of directors) will be delivered to the Trustee. The board of directors' determination must be based upon an opinion or appraisal issued by an appraisal or investment banking firm of international standing if the fair market value exceeds SEK 400,000,000. Not later than the date of making any Restricted Payment in an amount in excess of SEK 40,000,000, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

        In computing Consolidated Net Income of the Company for the purpose of the foregoing clause (3)(a), the Company will use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements based on the books and records of the Company for the remaining portion of such period. The Company will be permitted to rely in good faith on the financial and other data derived from its books and records that are available on the date of determination in preparing such unaudited financial statements. If the Company makes a Restricted Payment that, at the time of the making of it, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any adjustments made in good faith to the Company's financial statements after such Restricted Payment is made which effect Consolidated Net Income of the Company for any period; provided, however, that any such adjustments will be taken into account in computing Consolidated Net Income in respect of any subsequent Restricted Payment.

Incurrence of Indebtedness and Issuance of Disqualified Share Capital

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Share Capital; provided, however, that if no Default or Event of Default will have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Share Capital (or if such Event of Default does exist, such Event of Default is cured concurrently with such incurrence or issuance, as the case may be), (1) the Company may incur Indebtedness or issue Disqualified Share Capital, and (2) any Subsidiary Guarantor, other than Swebus Busco AB, may incur Indebtedness if such Indebtedness is (A) Indebtedness represented by a Revolving Credit Facility, (B) Indebtedness represented by Capital Lease Obligations, (C) Indebtedness represented by purchase money obligations or (D) Acquired Indebtedness, in the case of both of (1) and (2) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Share Capital is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Share Capital had been issued, as the case may be, at the beginning of such four-quarter period.

        So long as no Default or Event of Default will have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company and its Restricted Subsidiaries that are Subsidiary Guarantors of Indebtedness under a Revolving Credit Facility (and any guarantees in respect thereof) in an aggregate principal amount at any time outstanding not to exceed SEK 100,000,000 (with letters of credit and bank guarantees being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries since the Issue Date to repay any such revolving credit Indebtedness pursuant to the covenant described above under the heading "Asset Sales" in this section);

  (2)
  the incurrence by the Company of Indebtedness represented by the Notes and the Exchange Notes (other than Additional Notes) and Indebtedness of Guarantors pursuant to their Note Guarantees;

  (3)
  the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by (a) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or buses or other vehicles used in the business of the Company or such Restricted Subsidiary and (b) Attributable Debt in respect of Sale and Leaseback Transactions, in an aggregate principal amount for both clauses (a) and (b) not to exceed SEK 100,000,000 at any time outstanding;

  (4)
  the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (4) or (14) of this paragraph;

  (5)
  the incurrence by the Company or any Subsidiary Guarantor of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (a) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor thereof; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness, or fixing or hedging foreign currency exchange rate risk with respect to any Indebtedness, in each case that is permitted by the terms of this Indenture to be outstanding;

  (7)
  the guarantee by the Company of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

  (8)
  the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed SEK 45,000,000;

  (9)
  the accrual of interest, the accretion or amortization of original issue discount, the capitalization of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest accrued, and the payment of dividends on Disqualified Share Capital in the form of additional shares of the same class of Disqualified Share Capital, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

  (10)
  the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries representing or comprising Obligations under performance and surety bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (11)
  the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries represented by letters of credit, bankers' acceptances, surety bonds, performance bonds or similar instruments for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide for security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (12)
  the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries arising from agreements either providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business or assets of the Company or a Restricted Subsidiary of the Company or the disposition of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided, however, that the maximum assumable liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (13)
  Guarantees by any Restricted Subsidiary made in compliance with provisions of the "Limitations on Issuances of Guarantees of Indebtedness" covenant; and

  (14)
  Indebtedness of the Company represented by the Subordinated Shareholder Loan.

        If any Non-Recourse Debt of an Unrestricted Subsidiary ceases to be Non-Recourse Debt, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Share Capital" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company (i) will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant and (ii) may from time to time reclassify such item of Indebtedness in any manner that complies with this covenant, in each case without duplication.

        For purposes of determining compliance with any Swedish Kronor denominated restriction on the incurrence of Indebtedness denominated in another currency, the SEK principal amount of all Indebtedness will be calculated based on the relevant currency exchange rate in effect on the date of such incurrence; provided that, if any Indebtedness denominated in a currency other than SEK is subject to a currency hedging agreement covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in SEK will be as provided in such currency hedging agreement. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate in effect on the date of such refinancing applicable to the currencies in which such respective Indebtedness is denominated.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any property or asset now owned or hereafter acquired, except Permitted Liens. Holding and the Company will not, and the Company will not permit any of it Restricted Subsidiaries to, grant to any Person other than the Security Trustee, for the benefit of the Common Depositary as registered holder of the Notes, and the holders of the Notes and any other beneficiaries described in the Security Document, any interest whatsoever in any of the Collateral, except that the Company may make any Asset Sale, including an Asset Sale with respect to property or assets which constitute Collateral in compliance with the covenant "—Asset Sales."

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Share Capital or with respect to any other interest or participation in, or measured by, its profits or reserves, to the Company or any of the Company's Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the Indenture, the Notes, the Exchange Notes, the Note Guarantees and the Security Documents;

  (2)
  applicable law;

  (3)
  any instrument governing Indebtedness or Share Capital of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (4)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with then current industry practices;

  (5)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the transfer or encumbrance of the property so acquired;

  (6)
  any agreement for sale or other disposition of a Restricted Subsidiary that restricts distributions or transfers or assets by such Restricted Subsidiary pending the consummation or such sale or other disposition; and

  (7)
  Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the heading "Liens" in this section that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien.

Merger, Consolidation, or Sale of Assets

        The Company may not, directly or indirectly: (1) merge or consolidate with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey, demerge or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey, demerge or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), in one or more related transactions, to another Person unless:

  (1)
  either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires by sale, assignment, transfer, lease, conveyance, demerger or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Receiving Entity") (i) is a corporation organized and validly existing under the laws of Sweden, the United States (or any state thereof) or any member state of the European Union (as comprised at the Issue Date) and (ii) expressly assumes all the obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

  (2)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), on a pro forma basis the Company or such Receiving Entity, as the case may be, (a) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) (i) will be able to incur at least SEK 1.0 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the heading "Incurrence of Indebtedness and Issuance of Disqualified Share Capital" in this section or (ii) will have a Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction, determined on a pro forma basis as if such transaction had occurred (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction) at the beginning of such four-quarter period, greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

  (3)
  consummation of such transaction will not conflict with or result in a breach or violation of the terms of, or constitute a default under, or result in the expiration, termination or loss of, any lease, transportation agreement, license, permit, concession or other contract or governmental or quasi-governmental approval which, individually or in the aggregate, would have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

  (4)
  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1) above (including, without limitation, on a pro forma basis giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction, and the expiration, termination or loss or anticipated expiration, termination or loss, of any lease, transportation agreement, license, permit, concession or other contract or governmental or quasi-governmental approval as a result of the consummation of such transaction), no Default or Event of Default will have occurred or be continuing; and

  (5)
  the Company (if the surviving entity) or the Receiving Entity, as the case may be, will have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such merger or consolidation, or such sale, assignment, transfer, lease, conveyance, demerger or other disposition, as the case may be, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries.

        Each Subsidiary Guarantor will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or another Subsidiary Guarantor) or sell, assign, convey, demerge, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or another Subsidiary Guarantor), or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, demerger, transfer, lease or disposition of all or substantially all of the properties and assets of the Subsidiary Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or another Subsidiary Guarantor), unless at the time of the transaction and after giving effect thereto:

  (a)
  either:

  (i)
  the Subsidiary Guarantor will be the surviving corporation; or

  (ii)
  the Person (if other than the Subsidiary Guarantor) formed by such consolidation or into which the Subsidiary Guarantor is merged or the Person which acquires by sale, assignment, conveyance, demerger, transfer, lease or disposition all or substantially all of the properties and assets of the Subsidiary Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Receiving Guarantor Entity") will be a corporation organized and validly existing under the laws of Sweden, Norway, Finland, the United States (or any state thereof) or any member of the EU on the date of the Indenture and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under the Notes, its Note Guarantee and the Indenture, as the case may be, and the Notes, its Note Guarantee and the Indenture, as the case may be, will remain in full force and effect as so supplemented;

  (b)
  immediately before and immediately after giving effect to such transaction on a pro forma basis no Default or Event of Default will have occurred and be continuing; and

  (c)
  at the time of the transaction, the Subsidiary Guarantor or the Receiving Guarantor Entity, as the case may be, will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of independent counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, demerger, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

provided, however, that this paragraph shall not apply to any Subsidiary Guarantor whose Note Guarantee is unconditionally released and discharged in accordance with the provisions described under the caption "—Limitation on Issuance of Guarantees of Indebtedness."

        In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding two paragraphs in which any Subsidiary Guarantor is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor and such Subsidiary Guarantor would be discharged from all obligations and covenants under the Indenture, the Notes or its Note Guarantee, as the case may be.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's length basis by the Company or such Restricted Subsidiary with a Person which is not an Affiliate of the Company or such Restricted Subsidiary; and

  (2)
  the Company delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of SEK 10,000,000, a resolution of the board of directors, certified in an Officers' Certificate, resolving that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of SEK 100,000,000, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an appraisal or investment banking firm of international standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, and reasonable fees and compensation paid in respect of the Management Services Agreement, all as determined in good faith by the Company's board of directors or senior management;

  (2)
  transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and

  (3)
  Restricted Payments that are not "Permitted Investments" and that are permitted by the provisions of the Indenture described above under the sub-heading "Restricted Payments" under the heading "Certain Covenants" in this section.

Designation of Restricted and Unrestricted Subsidiaries

        The board of directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the sub-heading "Restricted Payments" under the heading "Certain Covenants" in this section or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not result in a Default.

        Any designation pursuant to this covenant by the board of directors will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

Sale and Leaseback Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transactions; provided that the Company may enter into a Sale and Leaseback Transaction if:

  (1)
  the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "Incurrence of Additional Indebtedness and Issuance of Disqualified Share Capital" and (b) incurred a Lien to secure such Indebtedness (without securing the Notes) pursuant to the covenant described above under the heading "Liens" in this section;

  (2)
  the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the board of directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the heading "Asset Sales" in this section.

Limitation on Sales and Issuances of Equity Interests in Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests (other than Share Capital constituting directors' qualifying shares) in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, provided that any such Equity Interest is pledged to the Security Trustee pursuant to an effective and perfected security interest at the time of such transfer, conveyance, sale, lease or other transaction), unless:

  (1)
  such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the heading "Asset Sales" in this section,

  (2)
  immediately after giving effect to such transfer, conveyance, sale or other disposition such Restricted Subsidiary would no longer constitute a Subsidiary or is designated as an Unrestricted Subsidiary, the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under the heading "Asset Sales" in this section, and any remaining Investment in such Person would have been permitted to be made under the covenant described above under the sub-heading "Restricted Payments" under the heading "Certain Covenants" in this section if made on the date of such transfer, conveyance, sale or other disposition, or

  (3)
  a sale of the type described in the proviso to the definition of "Sale and Leaseback Transaction" under the heading "Certain Definitions" in this section.

        In addition, the Company will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Share Capital constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor) to own any Preferred Shares of any Restricted Subsidiary of the Company.

Limitations on Issuances of Guarantees of Indebtedness; Release of Guarantees

        The Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of all of the Company's obligations under the Notes and the Indenture on terms substantially similar to the Guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee until payment in full of the outstanding principal amount of the Notes, together with any premium, accrued and unpaid interest, Additional Amounts and Special Interest, then due and owing; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        In the event that any Restricted Subsidiary delivers a supplemental indenture providing for a Note Guarantee in accordance with this covenant, for so long as the Notes are listed on the

Luxembourg Stock Exchange and the rule of such Stock Exchange shall so require, such Stock Exchange will be notified, notice will be published in a newspaper having general circulation in Luxembourg (which is expected to be the Tageblatt) and a supplemental listing prospectus meeting the requirements of such Stock Exchange will be filed with such Stock Exchange.

        Neither the Company nor any Restricted Subsidiary shall create or acquire any Subsidiary unless such Subsidiary:

  (1)
  such Subsidiary simultaneously executes and delivers a supplemental indenture to each Indenture providing for a Guarantee of all of the Company's obligations under the Notes and such Indenture;

  (2)
  such Subsidiary executes one or more Security Documents granting to the Security Trustee, for the benefit of the Trustee and the Banks (if any), a first priority security interest in substantially all the assets of such Subsidiary;

  (3)
  such Subsidiary takes all requisite steps under applicable law and undertake other customary procedures in connection with the granting and perfection (if relevant) of such security interests;

  (4)
  such Subsidiary delivers to the Security Trustee and the Trustee an opinion of counsel and officers' certificates (accompanied by resolutions and constituent documents of such Subsidiary) with respect to corporate and collateral matters in connection with its Note Guarantee and Security Documents, in form and substance reasonable satisfactory to the Security Trustee and the Trustee; and

  (5)
  the Company or such Restricted Subsidiary pledges all the shares in such created or acquired Subsidiary to the Security Trustee pursuant to a valid and effective security interest.

        Notwithstanding the foregoing, a Note Guarantee given by a Guarantor may be released in certain circumstances, including:

  •
  upon repayment in full of the Notes;

  •
  upon a legal defeasance or covenant defeasance as described under "—Defeasance;"

  •
  upon the designation by us of a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with terms of the Indenture;

  •
  upon the sale of a Subsidiary Guarantor in compliance with the terms of the Indenture (including the covenant described under "—Certain Covenants—Limitation on sales of Assets and Subsidiary Stock") resulting in such Subsidiary Guarantor no longer being a Restricted Subsidiary, so long as (1) such Subsidiary Guarantor is simultaneously released from its obligations in respect of any of our other Indebtedness or any indebtedness of any other Restricted Subsidiary and (2) the proceeds from such sale or disposition are used for the purposes permitted or required by the Indenture; or

  •
  upon release or discharge (other than as a result of the payment thereof), to the extent then existing, of the guarantee or security granted by such Subsidiary Guarantor that resulted in the issuance of the Subsidiary Guarantee pursuant to the covenant described under "—Certain Covenants—Limitations on Issuances of Guarantees of Indebtedness; Release of Guarantees."

        Upon any release of such Note Guarantee as contemplated above, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rule of such Stock Exchange shall so require, such Stock Exchange will be notified, notice will be published in a newspaper having general circulation in Luxembourg and a supplemental listing prospectus meeting the requirements of such Stock Exchange will be filed with such Stock Exchange to disclose such release.

Advances to Subsidiaries

        All advances to Restricted Subsidiaries made by the Company after the Issue Date will be evidenced by intercompany notes or loan agreements in favor of the Company. Each intercompany note will be issued and each intercompany loan agreement will be executed by the relevant Restricted Subsidiary of the Company in favor of the Company to evidence advances by the Company and will provide that such advances will be payable upon demand and will bear interest at a rate equal to or greater than the rate then payable on the Notes or the maximum rate permitted by applicable law, if lower.

Limitation on Activities

        The Indenture further provides that neither Holding nor the Company shall engage in any business activity other than, in the case of Holding, acting as a direct holding company of the Company or, in the case of the Company, acting as a direct holding company of its Subsidiaries, including activities being undertaken on the issue date that are ancillary to such role. The Company shall not Incur any material liabilities not directly related to such activities other than the Incurrence of Indebtedness in accordance with the terms of the Indenture. Holding shall not (i) Incur any Indebtedness or (ii) Incur any other material liabilities not directly related to such activities.

        The Company will not, and will not permit any Subsidiary Guarantor to, amend any of the Security Documents in a manner adverse to the interests of the Holders of the Notes.

Payments for Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not the Company is required by the Securities and Exchange Commission (the "Commission"), the Company will provide to the Trustee and the holders of the Notes and to prospective investors, within the time periods specified in the Commission's rules and regulations (unless otherwise noted):

  (1)
  within 120 days after the end of its then-applicable fiscal year, all annual financial statements that would be required in a filing with the Commission on Form 20-F (including an "Operating and Financial Review and Prospects" section, and with respect to the annual financial statements only, a report thereon by the Company's certified independent auditors);

  (2)
  within the time period specified in the Commission's rules and regulations, all quarterly financial information that would be required to be contained in a filing with the Commission on Form 10-Q if the Company were required to file that form (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations", except that such information will only be prepared in accordance with generally accepted accounting principles in Sweden); and

  (3)
  all current reports that would be required to be filed with the Commission on Form 6-K if the Company were required to furnish that form.

        The Company will file a copy of all of the information and reports required to be made available by it in this paragraph with the Commission for public availability whether or not required by the Commission within the time periods specified above.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations or Operating and Financial Review and Prospects section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        Whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, the above information will also be made available in Luxembourg at the office of the Paying Agent in Luxembourg.

        In addition, the Company will provide to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. The Company will also make any of the foregoing information available during normal business hours at the offices of the listing agent in Luxembourg if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest, or Special Interest, if any, or Additional Amounts, if any, on the Notes;

  (2)
  default in payment when due of the principal of or premium, if any, on the Notes;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the headings "Change of Control Event," "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Share Capital," "Sale and Leaseback Transactions," "Merger, Consolidation or Sale of Assets;" "Limitation on Liens", "Limitation on Activities" and "Limitation on Sales and Issuances of Equity Interests in Restricted Subsidiaries" in this section;

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other covenants or agreements in the Indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

    (a)
    is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates SEK 40,000,000 or more;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay judgments aggregating in excess of SEK 40,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  any Note Guarantee shall cease to be in full force and effect for any reason (other than the release of a Note Guarantee in accordance with its terms and the other terms of the Indenture or the satisfaction in full of all obligations thereunder) or shall be declared invalid or unenforceable, or any Guarantor shall repudiate, deny or disaffirm any of its material obligations thereunder;

  (8)
  any Guarantor Intercompany Loan shall cease to be in full force and effect for any reason (other than the repayment in full thereof) or shall be declared invalid or unenforceable, or Swebus AB or Swebus Busco AB shall repudiate, deny or disaffirm any of their respective material obligations thereunder;

  (9)
  any default by the Company, any Guarantor or any subsidiary of any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods and the giving of any required notice) which materially adversely affects the enforceability, validity, perfection or priority of the Trustee's first priority Lien on the Collateral or which adversely affects the condition or value of the Collateral, in either case taken as a whole, in any material respect, disaffirmation by the Company, any Guarantor or any subsidiary of any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company, any Guarantor or any subsidiary of any Guarantor as to a material portion of the Collateral for any reason;

  (10)
  any default by Swebus AB or Swebus Busco AB under the Swebus Intercompany Loan or the Busco Intercompany Loan, respectively; and

  (11)
  certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries or any Parent Company as set forth in the Indenture.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Parent Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the case of an Event of Default, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of all Notes to be due and payable immediately by a notice in writing to Concordia as the Trustee. Such declaration may be rescinded by written notice by the Holders of a majority in aggregate principal amount of outstanding Notes before a judgement or decree for payment of the money due has been obtained by the Trustee. No Holder shall have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, unless: (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default, (ii) the Holders of not less than 25% of aggregate principal amount of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (iii) such Holder or Holders have offered an indemnity against costs, expenses, and liabilities to the Trustee in connection with such request, (iv) the Trustee has failed to institute any proceeding 60 days after receiving such notice, request and offer of indemnity, and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of aggregate principal amount of outstanding Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal or premium, if any, of, the Notes.

        In the case of any Event of Default occurring by reason of any wilful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of the obligations of the Company and the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, Special Interest, if any, and Additional Amounts, if any, on the Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes. In addition, in the event Covenant Defeasance occurs, any Liens securing the Notes and any Note Guarantees also will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in euros, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, Special Interest, if any, and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company will have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service and the Skattenyudigheten (the Swedish Tax Authority) a ruling or (b) since the Issue Date, there has been a change in the applicable income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for US federal or Swedish income tax purposes, respectively, as a result of such Legal Defeasance and will be subject to US federal or Swedish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company will have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for US federal or Swedish income tax purposes as a result of such Covenant Defeasance and will be subject to US federal or Swedish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending three months after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

  (6)
  the Company must have delivered to the Trustee an opinion of counsel to the effect that after three months following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

  (8)
  the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

  (9)
  the Company must deliver to the Trustee such other documents or other information as it may reasonably require in connection herewith.

Satisfaction and Discharge

        Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes therefore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under the provisions set forth under the heading "Legal Defeasance or Covenant Defeasance") have been delivered to the Principal Paying Agent for cancellation or (ii) all Notes not theretofore delivered to the Trustee (or the Principal Paying Agent, on its behalf) for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee (or the Principal Paying Agent, on its behalf) funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, of) and interest, Special Interest, if any, and Additional Amounts, if any, on the Notes to the date of such deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company and the Guarantors; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the heading "Repurchase at the Option of Holders" in this section);

  (3)
  reduce the rate of or change the time for payment of interest, or Special Interest, if any, on any Note;

  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, Special Interest, if any, or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in a currency other than that stated in the Notes;

  (6)
  amend, change or modify the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest, Special Interest, if any, and Additional Amounts, if any, on the Notes, or to bring suit to enforce such payments;

  (7)
  waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the heading "Repurchase at the Option of Holders") in this section; or

  (8)
  release any Guarantor from any of its obligations under any Note Guarantee, except in accordance with the terms of the Indenture;

  (9)
  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

  (10)
  amend, change or modify any provision of any Security Document, or any provision of the Indenture relating to the Collateral, in a manner that materially adversely affects the interests of the Holders of the Notes, except in accordance with the other provisions of the Indenture;

  (11)
  amend, change or modify any provision of the Indenture or the related definitions affecting the ranking of the Notes or the Note Guarantees in a manner which adversely affects the Holders; or

  (12)
  amend, change or modify the provisions described under the heading "Payment of Additional Amounts; Redemption for Taxation Reasons" in this section; or make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may agree, amend or supplement the Indenture or the Notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of Certificated Notes;

  (3)
  to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

  (4)
  to add any Guarantor or to secure the Notes;

  (5)
  to make any change that would provide any additional rights or benefits to the Holders of Notes;

  (6)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

  (7)
  to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof.

Enforcement

        The Trustee may at any time, at its discretion and without notice, pursue any available remedy by proceeding at law or in equity against the Company as it may think fit to enforce the provisions of the Indenture, the Notes and the Note Guarantees, including to collect payment of principal of or interest, if any, Special Interest, if any, and Additional Amounts, if any, on the Notes, but the Trustee will not be bound to take any such proceedings or any other action in relation to the Indenture. the Notes or the Note Guarantees unless (a) it will have been so directed by Holders holding a majority in principal amount of the Notes then outstanding and (b) it will have been indemnified to its satisfaction prior to so acting.

        No Holder will be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure will be continuing.

Notices

        All notices to the Holders will be valid if published in a leading English language daily newspaper published in New York City and in London or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as the Trustee may approve and, so long as the Notes are listed on the Luxembourg Stock Exchange, in one daily newspaper published in Luxembourg approved by the Trustee. Any notice will be deemed to have been given on the date of publication or, if so published more than once or on different dates, on the date of the first publication. It is expected that publication will normally be made in The Wall Street Journal (New York Edition), the Financial Times (London Edition) and, so long as the Notes are listed on the Luxembourg Stock Exchange, the Tageblatt. If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee may approve.

Meetings of Noteholders, Modification, Waiver and Authorization

        The Indenture contains provisions for convening meetings of the Holders to consider any matter affecting their interests. The quorum at any meeting will be one or more persons present holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them.

        In connection with the exercise by it of any of its trusts, powers or discretions (including, without limitation, any modification, waiver, authorization or substitution), the Trustee will have regard to the interests of the Holders as a class and, in particular but without limitation, will not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Holders resulting from their being for any purpose domiciled or resident in, or otherwise connected with or subject to the jurisdiction of, any particular territory. The Trustee will not be entitled to require, and no Holder will be entitled to claim, from the Company or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided for under the provisions relating to taxation and/or any undertaking given in addition thereto, or in substitution therefor, pursuant to the Indenture.

        Any modification, waiver or authorization will be binding on the Holders and, unless the Trustee agrees otherwise, any modification will be notified by the Company to the Holders as soon as practicable thereafter in accordance with these terms and conditions.

Governing Law

        The Indenture (including the Note Guarantees set forth therein) and the Notes will be governed by and construed in accordance with the laws of the State of New York. The Security Documents will be governed by the laws of the relevant jurisdictions of organization of the various Guarantors or the location or governing law of the Collateral or otherwise, as required under applicable law.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of that person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have first offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        The Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

        The Trustee may resign at any time, and the Company may remove the Trustee in certain circumstances, in each case subject to notice and other provisions contained in the Indenture. No resignation or removal of the Trustee, and no appointment of a successor Trustee, will become effective until the acceptance of appointment by the successor Trustee. The Company will give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided for notices in the Indenture.

        If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of Trustee, the Company will appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee is appointed by Holders of a majority in principal amount of the outstanding Notes (and upon satisfaction of certain notice provisions contained in the Indenture), the successor Trustee so appointed will, immediately upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee has been so appointed by the Company or the Holders and accepted appointment, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        Every successor Trustee appointed will execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee will become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee will, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and will duly assign, transfer and deliver to such successor

Trustee all property and money held by such retiring Trustee. Upon request of any such successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Certain Definitions

        Certain defined terms used in the Indenture are set out below. You should refer to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness assumed, or secured by a Lien encumbering any asset acquired, by such specified Person.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" will have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory (other than buses) in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the sub-heading "Change of Control Event" under the heading "Repurchase at the Option of Holders" in this section and/or the provisions described above under the sub-heading "Merger, Consolidation or Sale of Assets" under the heading "Certain Covenants" in this section and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions (other than sales of buses) that (a) involves assets having a fair market value of less than SEK 8,000,000 or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than SEK 8,000,000, and in each case which when aggregated with the Net Proceeds of all other such disposals does not exceed SEK 25,000,000;

  (2)
  a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries that are Subsidiary Guarantors, provided that Swebus AB and Swebus Busco AB shall not transfer any assets other than to the Company;

  (3)
  an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; and

  (4)
  sales of property or equipment that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company and its Restricted Subsidiaries (including, without limitation, buses that the Company has determined in good faith will not meet applicable public transportation authority requirements, which, if met, would permit such buses to be a part of the fleet utilized in local public transportation contracts provided that any dispositions made pursuant to this parenthetical are made for fair market value (as determined in good faith by the Company's board of directors or the chief financial officer of the Company, and provided further that clause (3) of the first paragraph of the covenant "—Asset Sales" is complied with)).

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transactions including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  Swedish Kronor, euro and US dollars;

  (2)
  debt securities issued or directly and fully guaranteed or insured by the government of Sweden, the United States or the United Kingdom or any agency or instrumentality thereof (provided that the full faith and credit of Sweden, the United States or the United Kingdom, respectively, is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, having a rating of at least P1 from Moody's and A-1 from Standard & Poor's;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution authorized to operate in Sweden under Swedish banking laws whose long term unsecured, unsubordinated debt rating is at least Aa3 by Moody's or AA- by Standard & Poor's;

  (5)
  commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

  (2)
  the approval by the holders of Share Capital of any Parent Company or the Company of any plan or proposal for the liquidation or dissolution of such Parent Company or the Company, as applicable (whether or not otherwise in compliance with the provisions of the Indenture);

  (3)
  before the Public Equity Offering, the Permitted Holders will hold less than 51% of the aggregate ordinary voting power represented by the issued and outstanding Share Capital of any Parent Company or the Company;

  (4)
  after the Public Equity Offering, any Person or group (other than the Permitted Holders) will become the Beneficial Owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Share Capital of any Parent Company or the Company and the ownership of such Person or group will exceed that of the Permitted Holders collectively;

  (5)
  the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors of the Company or the first day on which a majority of the members of the board of directors of any Parent Company are not Continuing Directors of such Parent Company; or

  (6)
  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Shares of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Shares (other than Disqualified Share Capital) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Shares of such surviving or transferee Person immediately after giving effect to such issuance.

        "Collateral" means all collateral securing, or purported to be securing, directly or indirectly, the Notes or the Note Guarantees pursuant to the Security Documents.

        "Company Request" means a written request signed in the name of the Company by its Chief Executive Officer, its Managing Director or a Director, and by its Director of Finance, its Company Secretary or an Assistant Company Secretary, or any equivalent thereof, and delivered to the Trustee.

        "Consolidated Cashflow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

  (1)
  plus an amount equal to any non-recurring loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, and minus an amount equal to any extraordinary gain and minus any net gain realized in connection with an Asset Sale, to the extent such gains were included in computing such Consolidated Net Income;

  (2)
  plus charges classified and reflected as non-recurring on the Issue Date and for any other such period, in each case, on the Company's consolidated financial statements prepared in accordance with GAAP;

  (3)
  plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (other than income or profits taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

  (4)
  plus consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

  (5)
  plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

  (6)
  minus non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;

        in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

  (4)
  the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

  (5)
  the cumulative effect of a change in accounting principles will be excluded;

  (6)
  any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature will be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of the Indenture; and

  (7)
  for purposes of the "Restricted Payments" covenant, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

  (1)
  the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date; plus

  (2)
  the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preference Shares (other than Disqualified Share Capital) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preference Shares.

        "Continuing Directors" means, with respect to a company, as of any date of determination, any member of the board of directors of such company who:

  (1)
  was a member of such board of directors on the Issue Date; or

  (2)
  was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disposed" means, in respect of an entity, the sale or disposal of such entity (whether by merger, consolidation, the sale of its Share Capital or the sale of all or substantially all of its assets (other than by way of lease)), or the sale or disposal of any intermediary entity through which the Company indirectly owns such entity, to any Person.

        "Disqualified Share Capital" means any Share Capital that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the date on which the Notes mature. Notwithstanding the preceding sentence, any Share Capital that would constitute Disqualified Share Capital solely because the holders thereof have the right to require the Company to repurchase such Share Capital upon the occurrence of a change of control or an asset sale will not constitute Disqualified Share Capital if the terms of such Share Capital provide that the Company may not repurchase or redeem any such Share Capital pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the sub-section "Restricted Payments" under the heading "Certain Covenants" in this section.

        "Equity Interests" means Share Capital and all warrants, options or other rights to purchase or acquire Share Capital (but excluding any debt security that is convertible into, or exchangeable for, Share Capital).

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Euro", "euro" and "€" mean the single currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all payments (whether by way of dividends, distributions or advances, and whether or not in cash), (i) in respect of the Parent Notes, other than interest in respect of the Subordinated Shareholder Loan and (ii) on any series of Preference Shares of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other Disqualified Share Capital) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preference Shares subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preference Shares, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "GAAP" means accounting principles and practices which are (i) generally accepted in Sweden as of the Issue Date; and (ii) consistent with the accounting principles applied by the Company, and any variation to such accounting principles and practices which is not material.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantor" means the initial Guarantors named herein and any Subsidiary which is a guarantor of the Notes, including any Person that is required after the date of the Indenture to execute a guarantee of the Notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a guarantor is released in accordance with the terms of the Indenture or until a successor replaces such party pursuant to the applicable provisions of the Indenture (and, in the case of such a replacement, shall mean such successor), in each case to the extent the Note Guarantee issued by such Guarantor is a valid and subsisting Guarantee.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount interest rate swap, cap, floors, and collar agreements; and

  (2)
  any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

        "Holding" means Concordia Bus Nordic Holding AB.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bank guarantees (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Indebtedness with respect to Sale and Leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of any other Person secured by a Lien on any asset or property of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        For the avoidance of doubt, Indebtedness will not include amounts owed under operating leases that would not be Attributable Debt.

        "Indirect Parent" means Concordia Bus AB (publ).

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the sub-heading "Restricted Payments" under the heading "Certain Covenants" in this section.

        "Issue Date" means January 22, 2004, the date of original issuance of Notes initially issued under the Indenture.

        "Joint Venture" means, with respect to any Person, any corporation, association, partnership or other business entity of which 50% of the total Voting Shares thereof is owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Restricted Subsidiaries of such Person (or a combination thereof).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest.

        "Management Services Agreement" means that Agreement dated as of January 14, 2000 among Concordia Bus BV, Concordia Bus Management AS and SBC.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred share dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale paid in cash, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the shares or assets of the Company or any of its Restricted Subsidiaries.

        "Note Guarantee" means a guarantee in favor of the Notes given by a Guarantor.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Parent Companies" means Concordia Bus BV, Concordia Bus Holding AB (formerly known as CB Bus Nordic AB), Concordia Bus AB and Holding.

        "Parent Notes" means the 11% Senior Subordinated Notes due February 15, 2010, issued by Concordia Bus AB.

        "Permitted Business" means the business of providing public transportation services in the Nordic Region and Europe (including the Baltic States) and businesses ancillary or reasonably related thereto.

        "Permitted Holders" means, individually and collectively, (a) Goldman Sachs International and its Affiliates and (b) SG and its Affiliates.

        "Permitted Investments" means:

  (1)
  any Investment in the Company by any Restricted Subsidiary of the Company, provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

  (2)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if (a) such Person is or, as a result of such Investment becomes, a Qualifying Restricted Subsidiary of the Company; or (b) as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

  (3)
  any Investment made as a result of the receipt of non-Cash Equivalent consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the sub-heading "Asset Sales" under the heading "Repurchase at the Option of Holders" in this section;

  (4)
  any Investment in Cash Equivalents;

  (5)
  Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers;

  (6)
  loans and advances to directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate SEK 3 million at any one time outstanding;

  (7)
  Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

  (8)
  investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

  (9)
  any prepayments on operating leases;

  (10)
  any Permitted Joint Venture Investment, provided that the consideration paid or payable for such Investment, when aggregated with the consideration paid or payable (measured on the date each such Investment was made and without giving effect to subsequent changes in value) for all other Investments comprising Permitted Joint Venture Investments made pursuant to this clause (10) does not exceed the amount, calculated at the time such Investment is made, equal to (a) 25.0% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Investment, if such Consolidated Cash Flow for such period is a positive amount, plus (b) 100% of the aggregate of (i) the net cash proceeds and (ii) the fair market value of Strategic Assets transferred or conveyed to the Company (as valued at the time of transfer or conveyance to the Company, and as determined in good faith by the board of directors of the Company and evidenced by a resolution of such Board), in each case received by the Company at the time of or concurrently with such Investment as a contribution to the Company's common equity capital, provided that the amount of such net cash proceeds and the fair market value of such Strategic Assets will be excluded from clause 4(c)(ii) of the first paragraph of the covenant described above under the sub-heading "Restricted Payment" under the heading "Certain Covenants" in this section;

  (11)
  any Permitted Minority Investment, provided that the consideration paid or payable for such Investment, when aggregated with the consideration paid or payable (measured on the date each such Investment was made and without giving effect to subsequent changes in value) for all other Investments comprising Permitted Minority Investments made pursuant to this clause (11) does not exceed the amount, calculated at the time such Investment is made, equal to (a) 7.5% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Investment, if such Consolidated Cash Flow for such period is a positive amount, plus (b) 100% of the aggregate of (i) the net cash proceeds and (ii) the fair market value of Strategic Assets transferred or conveyed to the Company (as valued at the time of transfer or conveyance to the Company, and as determined in good faith by the board of directors of the Company and evidenced by a resolution of such Board), in each case received by the Company at the time of or concurrently with such Investment as a contribution to the Company's common equity capital, provided that the amount of such net cash proceeds and the fair market value of such Strategic Assets will be excluded from clause 4(c)(ii) of the first paragraph of the covenant described above under the sub-heading "Restricted Payment" under the heading "Certain Covenants" in this section; and

  (12)
  any other Investment in any Person having a fair market value (measured on the date such Investment was made and without giving effect to subsequent changes in value) not to exceed the sum of (i) SEK 10,000,000 minus (ii) aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of all other Investments made pursuant to this clause (12) since the Issue Date plus (iii) to the extent that any such Investment made pursuant to this clause (12) is sold for Cash Equivalents or otherwise liquidated or repaid for Cash Equivalents, the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (B) the initial amount of such other Investment.

        "Permitted Joint Venture Investment" means the Investment by the Company or one or more Wholly Owned Restricted Subsidiaries of the Company in a Joint Venture; provided that, in any such case, such Joint Venture shall be engaged primarily in a Permitted Business.

        "Permitted Liens" means:

  (1)
  Liens to secure Indebtedness incurred under a Revolving Credit Facility permitted by clause (1) of the second paragraph under the heading "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Share Capital", provided that (a) such Liens consist solely of security interests in accounts receivable (and related assets); (b) the aggregate nominal value of all such accounts receivable is not more than the amount outstanding under the Revolving Credit Facility at the time such Lien is created and (c) such Liens rank pari passu with or are subordinated to the Liens with respect to the Notes;

  (2)
  Liens to secure the Notes or the Note Guarantees;

  (3)
  Liens to secure Permitted Refinancing Debt incurred to refinance Indebtedness that was previously so secured; provided that such Liens do not extend to cover any property or assets of the Company or any Restricted Subsidiaries other than that pledged under the Liens securing the Indebtedness being refinanced;

  (4)
  Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor;

  (5)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

  (6)
  Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (7)
  Liens to secure the performance of tenders or bids, government contracts or concessions, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (other than obligations in respect of borrowed money) incurred in the ordinary course of business;

  (8)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant titled "Incurrence of Indebtedness and Issuance of Disqualified Share Capital" covering only the assets acquired with such Indebtedness;

  (9)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

  (10)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (11)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

  (12)
  Liens arising out of or related to judgments not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (13)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (14)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (15)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (16)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; and

  (17)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed SEK 150,000,000 at any one time outstanding less the amount of any Indebtedness secured by Liens granted pursuant to clause (1) of this definition.

        "Permitted Minority Investment" means the Investment by the Company or by a Wholly Owned Restricted Subsidiary of the Company in any corporation, association, partnership or other business entity of which less than 50% of the total Voting Shares thereof will, upon consummation of such acquisition or other Investment, be owned or controlled by the Company or one or more of the Wholly Owned Restricted Subsidiaries of the Company (or a combination thereof), but over which the Company or one or more Wholly Owned Restricted Subsidiaries of the Company (or a combination thereof) maintains the power to influence or participate in the management thereof by virtue of representation on such corporation's, association's, partnership's or other business entity's board of directors (or persons performing similar functions) through a contractual relationship with such entity or with the holders of such entity's Voting Shares; provided that, in any such case, such corporation, association, partnership or other business entity shall be engaged primarily in a Permitted Business.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company (other than intercompany Indebtedness owed to any of the Company's Subsidiaries); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced renewed, replaced, defeased or refunded.

        "Person" means an individual, partnership, company, limited partnership, corporation, limited liability company, joint stock company, joint venture association, trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Preferred Shares" of any Person means any Share Capital of such Person that has any rights which are preferential to the rights of any other Share Capital of such Person with respect to dividends or redemptions or upon liquidation.

        "Public Equity Offering" means any underwritten public offering of Share Capital (other than Disqualified Share Capital) of the Company, Holdings, Concordia Bus AB or Concordia Bus BV in which (a) the gross proceeds to the Company, Holdings, Concordia Bus AB or Concordia Bus BV, respectively, are at least €50 million and (b) with respect to an offering other than by the Company, the proceeds of which are contributed to the Company, directly or indirectly, in the form of a subscription for, or capital contribution in respect of Share Capital in the Company that is not Redeemable Share Capital.

        "Qualifying Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person eighty five percent (85%) or more of the outstanding Share Capital or other ownership interests of which (other than directors' qualifying shares) is at the time owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

        "Redeemable Share Capital" means any Share Capital that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed prior to the final stated maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity (other than upon a change of control of the Company in circumstances where holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final stated maturity at the option of the holder thereof.

        "Residual Value Guarantee" means a commitment by a bus manufacturer or finance company (or an affiliated entity) to repurchase buses from, or on behalf of, a bus operator according to a Specified Residual Value.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Revolving Credit Facilities" means with respect to the Company, one or more debt facilities or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale or factoring of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables), letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, provided, however, that "Revolving Credit Facilities" will not mean any Indebtedness that expressly provides that it is subordinated in right of payment to any other Indebtedness.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "SBC" means Ingeniør M.O. Schøyens Bilcentraler AS, a Norwegian company.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Security Documents" means, collectively, all security agreements, pledges and other agreements or instruments (including the Security Trust Agreement) evidencing or creating any security in favor of the Security Trustee, the Trustee and/or any Holders of the Notes in any or all of the Collateral.

        "Security Trust Agreement" means the security trust agreement, dated January 22, 2004, among the Company, the Guarantors, the Trustee and the Security Trustee.

        "Security Trustee" means Deutsche Trustee Company Limited, or its successor appointed from time to time.

        "SEK" and "Swedish Kronor" mean the lawful currency for the time being of Sweden.

        "SG" means Schøyen Gruppen AS.

        "Share Capital" means:

  (1)
  in the case of a corporation, corporate stock and shares;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and shares;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the United States Securities and Exchange Commission, as such Regulation is in effect on the date hereof.

        "Specified Residual Value" means the guaranteed value of a bus according to a schedule in the Residual Value Guarantee that identifies fixed prices for value of buses based on bus age and condition at future specified dates. This value is correlated to expected used-bus resale values.

        "Special Interest" has the meaning specified in the Registration Rights Agreement.

        "Stated Maturity" means, with respect to any instalment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Strategic Assets" means (i) Share Capital of a Person which is engaged primarily in a Permitted Business and (ii) property, plant, equipment, buses and other assets, real or personal, tangible or intangible, the use of which is necessary or useful in the conduct of the business and operations of the Company and its Subsidiaries at the time the same are transferred or conveyed to the Company.

        "Strategic Investment" means the acquisition of, or other Investment in, another Person by the Company or a Wholly Owned Restricted Subsidiary of the Company, provided that, in any such case, such other Person shall be engaged primarily in a Permitted Business.

        "Subordinated Shareholder Loan" means the SEK 501.3 million loan from Concordia Bus Holding AB to the Company, made in February 28, 2002, as amended and restated as of the Issue Date.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total Voting Shares thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

  (5)
  has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the sub-heading "Restricted Payments" under the heading "Certain Covenants" in this section. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the sub-heading "Incurrence of Indebtedness and Issuance of Disqualified Share Capital," under the heading "Certain Covenants" in this section the Company will be in default of such covenant. The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the first paragraph of the covenant described under the sub-heading "Incurrence of Indebtedness and Issuance of Disqualified Share Capital" under the heading "Certain Covenants" in this section calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        As of the date of the indenture, Concordia has designated Arlanda Buss AB, Billingens Trafik AB, Enköping-Bålsta Trafik AB, Gävle Trafik AB, Hälsinge Wasatrafik AB, AB Härnösandsbuss, Karlstadsbuss AB, AB Kristinehamns Omnibusstrafik, Saltsjöbuss AB, Swebus Service AB, Swebus Västerås AB, Tumlare Buss AB, Wasabuss AB, Wasatrafik AB and AS Concordia Bus Baltic Holding as Unrestricted Subsidiaries.

        "Voting Shares" of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the board of directors (or persons performing similar functions) of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Share Capital at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining instalment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then principal amount or liquidation preference of such Indebtedness or Disqualified Share Capital.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Share Capital or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect

        We sold the Old Notes on January 16, 2004 in a private placement. In connection with that placement, we executed an Exchange and Registration Rights Agreement, which requires that we file a registration statement under the Securities Act with respect to the Exchange Notes and, upon the effectiveness of that registration statement, offer to the holders of Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes. These Exchange Notes will be issued without a restrictive legend and may be reoffered and resold by holders that are not our affiliates without registration under the Securities Act. Upon the completion of the exchange offer, our obligations with respect to the registration of the Old Notes and the Exchange Notes will terminate. A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the exchange offer.

How to Determine Whether You Are Eligible to Participate in the Exchange Offer

        In order to participate in the exchange offer, you must represent to us, among other things, that:

  •
  the Exchange Notes acquired by you under the terms of the exchange offer are being obtained in the ordinary course of your business;

  •
  you are not engaging in nor intend to engage in a distribution of Exchange Notes;

  •
  you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

  •
  you are not our affiliate; and

  •
  if you are a broker-dealer, that you acquired the Old Notes as a result of market-making or other trading activities and that you will deliver a copy of this prospectus in connection with any resale of Exchange Notes.

        We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Old Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities laws of that jurisdiction.

        Based on an interpretation by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to third parties, we believe that, with the exceptions set forth below, Exchange Notes issued under the terms of the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you, whether or not you are the holder (other than our affiliates) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the Exchange Notes are acquired in the ordinary course of your business;

  •
  you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

  •
  broker-dealers eligible to participate in the exchange offer must deliver a copy of this prospectus in connection with any resale of Exchange Notes.

        If you tender your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes you cannot rely on this interpretation by the staff of the

Securities Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling the Exchange Notes. If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Old Notes, where you held Old Notes as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. You should read "Plan of Distribution".

        The Exchange and Registration Rights Agreement requires us to file a registration statement for a "shelf" registration providing for the registration and sale on a continuous or delayed basis in respect of the Exchange Notes pursuant to Rule 415 under the Securities Act, if existing interpretations by the staff of the Securities and Exchange Commission are changed so that the Exchange Notes received by you in the exchange offer are not, or would not be, upon receipt, transferable by you (other than you or one of your affiliates) without restriction under the Securities Act.

        Following the completion of the exchange offer, if you do not tender your Old Notes you will not have any further registration rights and those Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for your Old Notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus, and in the letter of transmittal, we will accept any and all Old Notes validly tendered and not withdrawn prior to 9:00 a.m., central European time, on September 15, 2004. We will issue €1,000 principal amounts of Exchange Notes in exchange for each €1,000 principal amount of outstanding Old Notes, respectively, under the terms of the exchange offer.

        The form and terms of the Exchange Notes are identical to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under the terms of, and entitled to the benefits of, the same Indenture under which the Old Notes were issued.

        As of the date of this prospectus, Old Notes representing €130,000,000 aggregate principal amount at maturity were outstanding. This prospectus (together with the letter of transmittal) is being sent to participants in Euroclear and Clearstream that hold book-entry interests in the Old Notes for distribution to holders of beneficial interests in the Old Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        We will be deemed to have accepted validly tendered Old Notes, when, as, and if we have given oral or written notice thereof to Deutsche Bank AG London, the exchange agent. Deutsche Bank AG London will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

        If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, except as provided in the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes under the terms of the exchange offer. We will pay all charges and expenses, other than specified applicable taxes, in connection with the exchange offer. You should read the information under the heading "Fees and Expenses" in this section.

Conditions

        The exchange offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the exchange offer is conditional upon the declaration by the Securities and Exchange Commission of the effectiveness of the registration statement of which this prospectus constitutes a part.

Expiration Date; Extension; Amendments

        The term "expiration date" means 9:00 a.m., central European time, on September 15, 2004 unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will provide a press release to be published in the Luxembourg Wort and notify Deutsche Bank AG London and each participant that holds a book-entry interest in an Old Note of any extension prior to 9:00 a.m., central European time, on the next business day after the previously scheduled expiration date. We reserve the right to delay accepting any Old Notes or to extend the exchange offer by giving oral or written notice of any delay or extension to Deutsche Bank AG London. However, if we do delay acceptance of the exchange offer, we will return to you any Old Notes tendered to us promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering

        In tendering your Old Notes in the exchange offer, you should read this prospectus and the letter of transmittal and you must comply with the procedures established by Euroclear and/or Clearstream, as the case may be, prior to the expiration date. In addition, Deutsche Bank AG London must receive a timely confirmation of any tender of Old Notes from Euroclear and/or Clearstream according to their procedures prior to the expiration date.

        If you are a beneficial owner whose Old Notes are held on your behalf in the name of a broker, dealer, commercial bank, trust company, or other nominee, and you wish to tender, you should contact that holder promptly and instruct it to tender on your behalf.

        All questions as to the validity form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us, within our reasonable judgement, which determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes or amend or modify those conditions. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal), within our reasonable judgement, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time as we shall determine, in our sole discretion. Although we intend to notify you of defects or irregularities with respect to tenders of Old Notes, neither we, Deutsche Bank AG London, nor any other person shall incur any liability for failure to give this notification. Tenders of Old Notes will not be deemed to have been made until these defects or irregularities have been cured or waived.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under the heading "Conditions" in this section, to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, privately negotiated transactions, or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

        In all cases, we will issue Exchange Notes only after Deutsche Bank AG London receives, prior to the expiration date, confirmation of the tender of the Old Notes from Euroclear and/or Clearstream, in accordance with their procedures. In order to exchange your Old Notes, you must arrange for your Notes to be blocked in accordance with the procedures of either Euroclear and/or Clearstream and agree to be bound by the terms of the exchange offer and acknowledge receipt of the letter of transmittal and agree to be bound by its terms and to make the representations contained therein. If we do not accept any tendered Old Notes for any reason or if you submit Old Notes for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to you, according to the book-entry transfer procedures described below, and will be credited to your account at Euroclear and/or Clearstream promptly.

Book-Entry Transfer

        Any financial institution that is a book-entry participant in Euroclear and/or Clearstream systems may cause Euroclear and/or Clearstream to block Old Notes in the participant's account at Euroclear and/or Clearstream in accordance with their procedures for tendering.

        Participants in Euroclear and/or Clearstream must send an electronic instruction to Euroclear and/or Clearstream, as applicable, in accordance with their procedures to tender Old Notes, in place of sending a signed, hard copy of the letter of transmittal. The electronic instruction transmitted by Euroclear and/or Clearstream to Deutsche Bank AG London must confirm that all tendering book-entry participants have acknowledged their receipt of the letter of transmittal and have agreed to be bound by the terms of the exchange offer and the letter of transmittal and have made the representations contained therein.

        Clients of participants must contact the relevant participant in Euroclear and/or Clearstream to indicate their intention to participate in the Exchange Offer. Participants will then notify Euroclear and/or Clearstream, as applicable, in accordance with the procedures for tendering by the participants described above. Such notification will state that such clients acknowledge and agree to be bound by the terms of the Exchange Offer and the letter of transmittal and to make the representations contained therein.

Withdrawal Rights

        You may withdraw your tender at any time prior to 9:00 a.m., central European time, on the expiration date.

        For your withdrawal of a tender of Old Notes to be effective this notice of withdrawal must:

  •
  specify the name of the person having deposited the Old Notes to be withdrawn;

  •
  identify the Old Notes to be withdrawn including the principal amount of the Old Notes; and

  •
  specify the account to which any of these Old Notes are to be credited, if different from your own.

        All questions as to the validity, form, and eligibility (including time of receipt) of these notices will be determined by us. Our determination, within our reasonable judgement, shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described in this section under the heading "Procedures for Tendering" at any time on or prior to the expiration date. Any Old Notes not accepted for exchange for any reason or properly withdrawn will be returned without expense to you promptly after the expiration or termination of the Exchange Offer.

Exchange Agent

        Deutsche Bank AG London has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to Deutsche Bank AG London as follows:

Deutsche Bank AG London Winchester House 1 Great Winchester Street London EC2N 2DB Attention: Trust & Securities Services Exchange Group.	For information by Telephone: 44-20-7547-5000 By Facsimile Transmission: 44-20-7547-5001 Attention: Trust & Securities Services Exchange Group.

        In addition, copies of this prospectus or of the letter of transmittal may be obtained from our Luxembourg listing agent, Deutsche Bank Luxembourg S.A., 14, Boulevard F.D. Roosevelt, L-2450, Luxembourg, Telephone +352-4212-2643, Facsimile +352-473-136, attention: Coupon Paying Department.

Fees and Expenses

        We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations may be made in person or by telephone by our officers and employees.

        The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be €250,000, which includes fees and expenses of Deutsche Bank AG London, accounting, legal, printing, and related fees and expenses.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with your tender of Old Notes, except that if you instruct us to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than yourself, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment of the Transaction

        The act of exchanging of Old Notes for the Exchange Notes will have no accounting impact on the financial position or results of operations of Concordia. From an accounting perspective, the transaction will not result in an extinguishment of debt, relating to the Old Notes, or the creation of new debt, relating to the Exchange Notes. As the terms of the Old Notes and the terms of the Exchange Notes are not substantially different, from an accounting perspective, Concordia's debt, as represented by the Old Notes, will continue to be outstanding following the act of the exchange as represented by the Exchange Notes.

Exchange Controls

        There are no governmental laws, decrees, regulations or other legislation of Sweden, Norway or Finland that may affect the import or export of capital or the remittance of dividends.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes in the exchange offer for Old Notes held for its own account must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities. We have agreed that unitl the close of business on March 14, 2005 we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September 25, 2004, all dealers affecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account under the terms of the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods or resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers and/or the purchases of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account under the terms of the exchange offer and any broker or dealer that participates in a distribution of these Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any of these resales of Exchange Notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal that accompanies this prospectus states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Until March 14, 2005, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the Notes against specified liabilities, including liabilities under the Securities Act.

        Any Holder that is not a broker-dealer may engage in resales of the Exchange Notes in accordance with U.S. federal securities laws as they apply to persons other than an issuer, underwriter or dealer as defined in the Securities Act.

MATERIAL TAX CONSIDERATIONS

        The following discussion summarizes certain Swedish and United States material tax consequences of the ownership and disposition of Exchange Notes. This discussion is based on laws currently in force, as interpreted and applied as of the date of this prospectus. Those laws are subject to change after the date of this prospectus, possibly with retroactive effect. This discussion does not purport to describe all of the tax considerations that may be relevant to you in light of your particular circumstances. You are advised to consult with your own tax advisors as to the Swedish and United States tax consequences to you of the purchase, ownership and disposition of Notes, including the effect of any state or local tax laws or the laws of any other country.

Swedish Tax Considerations

        The following is a discussion of certain material Swedish income, wealth, inheritance and gift tax considerations for original purchasers of Notes. The purpose of the discussion is to generally outline certain Swedish tax consequences to Non-Swedish Holders (defined below). This discussion does not discuss all aspects of Swedish income, wealth, inheritance and gift taxation that may apply to particular investors because of their individual investment circumstances. In addition, this discussion does not discuss any foreign tax considerations. As used herein, a "Non-Swedish Holder" is a beneficial owner of an Exchange Note that is:

  •
  an individual who is not a resident of Sweden and who has no connection to Sweden under Swedish law other than his or her investment in the Notes; or

  •
  an entity not organized under the laws of Sweden.

        Under Swedish law, payments of any principal or interest to a Non-Swedish Holder will not be subject to Swedish income tax unless the Non-Swedish Holder carries on a trade or business in Sweden where the payments of principal or interest are attributable to a permanent establishment. In addition, neither the Exchange Notes nor any Non-Swedish Holder thereof will be subject to Swedish inheritance or gift tax unless the Non-Swedish Holder:

  •
  at the time of his or her death or the gift was a citizen of Sweden or was married to a Swedish citizen; and

  •
  was a resident of Sweden at any time within ten years preceding his or her death, or the time of receipt of the gift, respectively.

        Sweden does not levy any inheritance tax on the estate as such. None of the Exchange Notes nor any Non-Swedish Holder thereof will be subject to Swedish wealth tax.

        Swedish law does not impose withholding tax on payments of principal or interest to a Non-Swedish Holder of any Exchange Note.

        Under Swedish law, capital gains realized on a sale of an Exchange Note by a Non-Swedish Holder will not be subject to Swedish income tax unless the Non-Swedish Holder carries on a trade or business in Sweden where the capital gains are attributable to a permanent establishment.

United States Federal Tax Considerations

        Subject to the limitations and qualifications set forth herein, the following discussion is the opinion of Clifford Chance Limited Liability Partnership, our U.S. tax counsel, as to the material U.S. federal income tax considerations of the ownership and disposition of the notes and the exchange of the existing notes for new notes identical in all material respects and registered under the Securities Act by a U.S. holder (defined below), but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, the "Code" Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion is not a complete analysis or description of all potential tax consequences to US Holders and does not address all tax considerations that may be relevant to all categories of potential purchasers (such as banks, financial institutions, insurance companies, dealers in securities or commodities, tax-exempt investors, investors whose functional currency is not the US dollar, investors that hold Notes as part of a "straddle" or "conversion transaction" and other investors subject to special rules).

        You are urged to consult your own tax advisors concerning the US federal, state and local tax consequences, as well as any applicable foreign tax consequences, of the purchase, ownership and disposition of Exchange Notes.

        This discussion is based on the Internal Revenue Code of 1986, as amended, judicial decisions, administrative pronouncements, and existing and proposed Treasury regulations, changes or differing interpretations to any of which after the date of this Offering Circular could apply on a retroactive basis and affect the tax consequences described herein.

        As used herein, "US Holder" is a beneficial owner of an Exchange Note that (1) purchased the Old Note for which such Exchange Note was exchanged in the offering at the issue price (as defined below), (2) holds the Exchange Note as a capital asset and (3) is, for US federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof,

  •
  an estate the income of which is subject to US federal income taxation regardless of its source, or

  •
  a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more US persons have the authority to control all substantial decisions or that has a valid election in effect under applicable US Treasury regulations to be treated as US person.

        In the case of any partnership (or other entity treated as a partnership for US federal income tax purposes), it will be considered a US Holder to the extent that its partners are described above.

        The "issue price" of an Old Note will be the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Old Notes were sold for money.

  Payments of Interest

        Payments of interest on a Note will be includible in the gross income of a US Holder as ordinary income from foreign sources at the time it is received or accrued, in accordance with the US Holder's method of accounting for US federal income tax purposes, under the following rules:

        In the case of a US Holder that is not required to accrue interest income prior to the receipt thereof (for example, an individual US Holder who uses a cash method of accounting), the amount of interest income in respect of any interest payment will be determined by translating such payment into US dollars at the spot exchange rate in effect on the date such interest payment is received. No exchange gain or loss will be realized with respect to the receipt of such interest payment, other than exchange gain or loss that is attributable to the actual disposition of the euro received.

        In the case of a US Holder that is required to accrue interest income prior to receipt thereof (for example, because the US Holder uses an accrual method of accounting), the amount of any interest income accrued during any accrual period will generally be determined by translating the accruals into US dollars at the average spot exchange rate applicable to the accrual period. Such US Holder will additionally realize exchange gain or loss with respect to any interest income accrued on the date such interest income is received (or on the date the Exchange Note is disposed of) in an amount equal to the difference between (1) the amount determined by converting the amount of the payment received into US dollars at the spot exchange rate in effect on the date such payment is received and (2) the amount of interest income accrued in respect of such payment according to the rule set forth in the prior sentence. Notwithstanding the prior two sentences, a US Holder that is required to accrue interest income prior to receipt thereof may alternatively make an election to apply a "spot accrual convention" that effectively allows the US Holder to translate accrued interest into US dollars at a single spot exchange rate, as set forth in Treasury regulations section 1.988-2(b)(2)(iii)(B). Exchange gain or loss is treated as ordinary income or loss for US federal income purposes.

        We will be required to pay Special Interest on the Exchange Notes if we fail to comply with certain obligations under the Registration Rights Agreement. We believe that the possible payment of Special Interest should not cause the Exchange Notes to be treated as having been issued with original issue discount under applicable Treasury regulations, because, as of the issue date, either the possibility of such payment is "remote" or the amounts that would be paid are "incidental," and should therefore be ignored for this purpose. Accordingly any Special Interest received on the Exchange Notes should be includible in the gross income of a US Holder at the time it is received or accrued, in accordance with the US Holder's method of accounting for US federal income tax purposes, under the above rules. Our determination that the possibility of additional payments is a remote or incidental contingency is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. You should consult your own tax advisor regarding the possibility of payment of Special Interest.

  Sale, Exchange, Retirement and Other Disposition of the Notes

        Upon the sale, exchange, retirement or other disposition of an Exchange Note, a US Holder will generally recognize taxable gain or loss equal to the difference between the amount realized (not including any amounts received that are attributable to accrued and unpaid interest, which will be taxable as ordinary interest income, and exchange gain or loss as set forth above) and the US Holder's tax basis in the Note. A US Holder's tax basis in an Exchange Note generally will be its cost in US dollars of the Old Note for which such Exchange Note was exchanged, as determined using the spot rate on the date of aquisition. Gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Exchange Note was held from more than one year at the time of the disposition. Gain or loss recognized by a US Holder generally will be treated as US source income or loss.

        The exchange of Old Notes for Exchange Notes in the Exchange Offer should not constitute a taxable event to US Holders. Consequently, a US Holder should not recognize gain or loss upon receipt of an Exchange Note. The US Holder's holding period in an Exchange Note should include its holding period in the related Old Note, and the US Holder's tax basis in an Exchange Note immediately after the exchange should be the same as its tax basis in the related Old Note immediately before the exchange.

  Backup Withholding and Information Reporting

        US backup withholding and information reporting requirements generally will apply to certain payments to certain non-corporate US Holders of Exchange Notes. Information reporting requirements will apply to interest on, and to proceeds from the sale, redemption or other disposition of Exchange Notes paid to a US Holder (other than an "exempt recipient," including a corporation and certain other persons who, when required, demonstrate their exempt status). We will be required to backup withhold a portion (currently at a rate of 28%) of interest on, and the proceeds from the sale, redemption or other disposition of, Exchange Notes paid within the United States to a US Holder (other than an "exempt recipient") if such US Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements.

        Backup withholding is not a separate tax. The amount of any backup withholding from a payment to a US Holder will be allowed as a credit against the US Holder's US federal income tax liability and may entitle the US Holder to a refund, provided that the required information is provided to the US Internal Revenue Service. Prospective purchasers of the Notes should consult their own tax advisors regarding the application of the backup withholding and information reporting requirements.

  Disclosure Requirements

        Recently promulgated US Treasury regulations meant to require the reporting of certain tax shelter transactions ("Reportable Transactions)" could be interpreted to cover transactions generally not regarded as tax shelters. Under the regulations, under certain circumstances, certain transactions may be characterised as Reportable Transactions such as, among other things, certain foreign currency transactions or a sale, exchange, retirement or other taxable disposition of an Exchange Note that results in a loss that exceeds certain thresholds and other specified conditions are met. Persons considering the purchase of Notes should consult with their own tax advisors to determine the tax return obligations, if any, with respect to an investment in the Exchange Notes, including any requirement to file US Internal Revenue Service Form 8886 (Reportable Transaction Statement).

LEGAL MATTERS

        The validity of the Exchange Notes will be passed upon for the Issuer by Clifford Chance Limited Liability Partnership (with respect to matters of United States law), by Advokatfirman Lindahl HB (with respect to matters of Swedish law) by Bugge, Arentz-Hansen & Rasmussen (with respect to matters of Norwegian law) and by Hannes Snellman Attorneys at Law Ltd. (with respect to matters of Finnish law).

EXPERTS

        The consolidated financial statements of Concordia Bus Nordic Holding AB and the financial statements of Swebus AB included in this prospectus have been audited by Deloitte & Touche AB, an independent registered public accounting firm, as stated in their reports appearing herein (which reports express unqualified opinions and include explanatory paragraphs relating to the differences between accounting principles generally accepted in Sweden and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of net loss and shareholder's equity), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Ingeniør M. O. Schøyens Bilcentraler AS included in this prospectus have been audited by Deloitte & Touche AS, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

GENERAL INFORMATION

(1)
The Exchange Notes are listed on the Luxembourg Stock Exchange. In connection with that listing, the Articles of Association of Concordia, and a legal notice relating to the issue of the Exchange Notes have been deposited with the Chief Registrar of the District Court of Luxembourg (Registre de Commerce et des Sociétés à Luxembourg), where copies thereof may be obtained on request.

(2)
Except as disclosed in this prospectus, there has been no material adverse change in the consolidated financial position of Concordia and its subsidiaries since February 29, 2004.

(3)
We are not involved in, and have no knowledge of a threat of, any litigation, administrative proceedings or arbitration involving us or our subsidiaries which is or may be material in the context of the issue of the Exchange Notes.

(4)
The Issuer is registered with the Swedish Patent and Registration Office in Sundsvall, Sweden, with registration number 556031-8569.

(5)
The corporate objects of Concordia, in accordance with its Articles of Association, are to own and administer for profit real and movable property, in particular motor vehicles, and to own securities of subsidiaries. Further, Concordia has the power under its Articles of Association, to conduct any financial transactions, including transactions in securities and currency, or other activities incident to the pursuit of the aforementioned corporate objects.

(6)
Copies of the Articles of Association of Concordia, the Indenture, and the Registration Rights Agreement will be available at the specified office of the Trustee and the Principal Paying Agent and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Stock Exchange so require, with the Paying Agent in Luxembourg. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Stock Exchange so require, (1) copies of the audited consolidated annual financial statements for the fiscal year ended February 29, 2004, (2) copies of the audited balance sheet of Concordia for the period ended February 29, 2004, and (3) copies of (a) the consolidated audited annual financial statements, (b) consolidated unaudited quarterly financial statements and (c) the annual and quarterly reports of Concordia, in each case for the fiscal year 2004 and all subsequent fiscal years will be available without charge during normal business hours on any weekday at the offices of such Paying Agent in Luxembourg.

(7)
We have appointed Deutsche Bank AG London as our Principal Paying Agent. We reserve the right to vary that appointment. So long as the Notes are listed on the Luxembourg Stock Exchange, we will maintain a paying agent, listing agent and transfer agent in Luxembourg, which is currently Deutsche Bank Luxembourg S.A.

(8)
Concordia was incorporated in Sweden on December 22, 1932. The creation and issuance of the Exchange Notes was authorized on behalf of Concordia by resolutions adopted by its Board of Directors on January 16, 2004.

(9)
The Auditors of Concordia Bus Nordic Holding AB are Deloitte & Touche AB, who have audited the consolidated financial statements of Concordia Bus Nordic Holding AB as of and for the year ended February 29, 2004.

(10)
The Exchange Notes have been accepted for clearance through Euroclear and Clearstream. The ISIN is XS0193942801 and the Common Code is 019394280 for the Global Note.

(11)
The registered offices of Concordia Bus Nordic AB, Concordia Bus Nordic Holding AB, Swebus, Swebus Express AB and Interbus AB are Solna Strandväg 78, SE-171 54, Solna, Sweden. The registered office of SBC is Drammensveien 155C, N 0277 Oslo, Norway. The registered office of Concordia Finland is Kloveipellonne 5, 02180 Espoo, Finland.

(1)
Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization was performed whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

  Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB (publ) from one of its dormant subsidiaries. Concordia Bus Nordic Holding AB is a non-operating holding company that has no assets other than its shares in Concordia Bus

  Nordic AB (publ). Since this was a reorganization of entities under common control, the consolidated financial statements contained in this prospectus are presented as if Concordia Bus Nordic Holding AB was in existence as the shareholder of Concordia Bus Nordic AB (publ) for all periods presented.

  Subsequent to the reorganization, the consolidated financial position, results of operations and cash flows of Concordia Bus Nordic AB (publ) are the same as that of Concordia Bus Nordic Holding AB.

(2)
The audited financial statements of this subsidiary of Concordia Bus Nordic Holding AB are included in this Registration Statement on Form F-4 to comply with Section 3-16 of Regulation S-X of U.S. federal securities laws.

(3)
As the financial statements of this subsidiary of Concordia Bus Nordic Holding AB are prepared and presented in accordance with U.S. GAAP, the subsidiary is not required to present the statements of operations or statements of cash flows for earliest year of the three-year period ended February 29, 2004. This relief is by application of the U.S. federal securities laws as though such subsidiary were a first time registrant. First time registrants that elect to prepare the financial statements in accordance with U.S. GAAP may provide statements of operations and statements of cash flows for only their two most recent fiscal years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To	the Board of Directors and Shareholder of Concordia Bus Nordic Holding AB

        We have audited the accompanying consolidated balance sheets of Concordia Bus Nordic Holding AB, (formerly Interbus Finans AB), (the "Company") as of February 28, 2003 and February 29, 2004, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for each of the three years in the period ended February 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2003 and February 29, 2004, and the results of its operations and its cash flows for each of the three years in the period ended February 29, 2004 in conformity with accounting principles generally accepted in Sweden.

        Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net loss for the years ended February 28, 2003 and February 29, 2004 and the determination of shareholder's equity and financial position at February 28, 2003 and February 29, 2004 to the extent summarized in Note 32.

Deloitte & Touche AB
Stockholm, Sweden
May 24, 2004

CONCORDIA BUS NORDIC HOLDING AB AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in millions of SEK, except per share amounts)

	Note	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Net revenue	2,3,4	4,226	4,758	4,761
Fuel, tires and other consumables	5	(805)	(919)	(929)
Other external costs	5,6	(854)	(989)	(1,004)
Personnel costs	5,7	(2,340)	(2,597)	(2,611)
Gain (loss) on sale of fixed assets		20	(4)	6
Depreciation and amortization	2,5,8	(362)	(372)	(331)

Operating loss	2	(115)	(123)	(108)
Interest income	9	5	10	5
Interest expense and similar items	10	(109)	(115)	(151)

Financial income and expenses		(104)	(105)	(146)

Loss before income taxes		(219)	(228)	(254)
Income taxes	11	46	49	83

Net loss		(173)	(179)	(171)

Weighted average number of shares outstanding		300	300	300
Net loss per share (in thousands of SEK)	26	(577)	(596)	(572)

The accompanying notes are an integral part of these consolidated financial statements.

CONCORDIA BUS NORDIC HOLDING AB AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(all amounts in millions of SEK)

ASSETS	Note	February 28, 2003	February 29, 2004
Fixed assets
Goodwill	12	232	213

Total intangible fixed assets		232	213

Buildings and land	13	2	2
Equipment, tools, fixtures and fittings	13	38	34
Vehicles	13	1,793	1,491

Total tangible fixed assets		1,833	1,527

Receivables due from affiliated companies	14	26	29
Other long-term investments	15	5	5
Other financial fixed assets	16	31	53

Total financial fixed assets		62	87

Total fixed assets		2,127	1,827
Current assets
Inventories	17	35	30
Current receivables and other current assets
Accounts receivables	33	334	310
Other current receivables		30	100
Accrued income and prepaid expenses	18	178	238

Total receivables and other current assets		542	648
Cash and bank balances	19	180	346

Total current assets		757	1,024

TOTAL ASSETS	2,3	2,884	2,851

The accompanying notes are an integral part of these consolidated financial statements.

CONCORDIA BUS NORDIC HOLDING AB AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(all amounts in millions of SEK, except share and per share amounts)

SHAREHOLDER'S EQUITY AND LIABILITIES	Note	February 28, 2003	February 29, 2004
Shareholder's equity	25
Restricted equity
Share capital (300 shares at par value SEK 1,000)		0	0
Restricted reserves		389	242

Total restricted equity		389	242

Non-restricted equity
Retained earnings		202	164
Net loss for the year		(179)	(171)

Total non-restricted equity (deficit)		23	(7)

Total shareholder's equity		412	235

Liabilities
Provisions
Provisions for pensions and similar commitments	20	69	60
Deferred income tax liability	11	83	—
Other provisions	24	46	86

Total provisions		198	146

Non-current liabilities
Liabilities to credit institutions	21	837	—
Notes payable	21	—	1,198
Long-term debt to affiliated companies	21	—	2
Finance lease obligations	21	21	16

Total non-current liabilities		858	1,216

Current liabilities
Short-term portion of long-term liabilities	21	145	7
Short-term portion of long-term debt to affiliated companies	21	494	366
Accounts payable		244	292
Other current liabilities		104	151
Accrued expenses and deferred income	22	429	438

Total current liabilities		1,416	1,254

TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES		2,884	2,851

PLEDGED ASSETS AND CONTINGENT LIABILITIES	23
Pledged assets		2,847	2,238
Contingent liabilities		22	22

Total pledged assets and contingent liabilities		2,869	2,260

The accompanying notes are an integral part of these consolidated financial statements.

CONCORDIA BUS NORDIC HOLDING AB AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

(all amounts in millions of SEK)

	Share capital	Restricted reserves	Non-restricted equity	Total shareholder's equity
Balance, February 28, 2001	0	716	224	940
Group contribution to shareholder	—	—	(185)	(185)
Income tax effect on group contribution to shareholder	—	—	52	52
Group contribution from shareholder	—	—	54	54
Transfer between restricted and non-restricted reserves	—	(168)	168	—
Change in cumulative translation adjustment	—	—	4	4
Net loss for the year	—	—	(173)	(173)

Balance, February 28, 2002	0	548	144	692

Group contribution to shareholder	—	—	(141)	(141)
Income tax effect on group contribution to shareholder	—	—	39	39
Transfer between restricted and non-restricted reserves	—	(159)	159	—
Change in cumulative translation adjustment	—	—	1	1
Net loss for the year	—	—	(179)	(179)

Balance, February 28, 2003	0	389	23	412

Transfer between restricted and non-restricted reserves	—	(147)	147	—
Change in cumulative translation adjustment	—	—	(6)	(6)
Net loss for the year	—	—	(171)	(171)

Balance, February 29, 2004	0	242	(7)	235

The accompanying notes are an integral part of these consolidated financial statements.

CONCORDIA BUS NORDIC HOLDING AB AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in millions of SEK)

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 28, 2004
Cash flows from operations
Loss after financial items	(219)	(228)	(254)
Depreciation and amortization	362	372	331
Amortization of deferred financing costs	7	8	31
Capital (gain) loss	(20)	4	(6)
Foreign currency exchange loss	—	—	17
Change in pension provision	(14)	1	(9)
Change in provision for loss making contracts and restructuring	4	15	40
Change in interest receivable	(7)	5	(10)
Change in interest liability	(25)	26	(12)
Income taxes received (paid)	(3)	2	1
Change in working capital
(Increase) decrease in inventories	(6)	(4)	5
(Increase) decrease in current receivables	62	(27)	(100)
Increase (decrease) in current liabilities	(102)	(240)	(10)

Net cash flows provided by (used in) operations	39	(66)	24

Cash flows from investing activities
Investments in buildings and land, vehicles, equipment, tools, fixtures and fittings	(43)	(216)	(32)
Sales of buildings and land, vehicles, equipment, tools, fixtures and fittings	221	75	21
Sale of financial fixed assets	96	5	—

Net cash flows provided by (used in) investing activities	274	(136)	(11)

Cash flows from financing activities
Proceeds from borrowings	544	—	1,191
Repayment of long-term borrowings	(622)	(84)	(984)
Payment of financial lease obligation	—	(9)	(6)
Costs incurred in connection with debt refinancing	—	(2)	(49)

Net cash flows provided by (used in) financing activities	(78)	(95)	152

INCREASE (DECREASE) IN CASH AND BANK BALANCES	235	(297)	165
CASH AND BANK BALANCES AT BEGINNING OF YEAR	240	480	180
Translation difference	5	(3)	1

CASH AND BANK BALANCES AT END OF YEAR	480	180	346

The accompanying notes are an integral part of these consolidated financial statements.

CONCORDIA BUS NORDIC HOLDING AB AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in millions of SEK unless otherwise stated)

Note 1. Organization and accounting principles

Organization

        Concordia Bus Nordic Holding AB and its subsidiaries ("Concordia Bus Group" or "Concordia") is a Swedish registered limited liability company, wholly owned by Concordia Bus AB (reg no 556574-8240) with its registered office in Stockholm, Sweden. The final operational parent company of the group is Concordia Bus BV, a company domiciled in the Netherlands.

        Previously, Concordia Bus Nordic Holding AB was named Interbus Finans AB and was a wholly owned subsidiary of Concordia Bus Nordic AB (publ), which was wholly owned by Concordia Bus AB. In January 2004, a reorganization took place whereby Concordia Bus Nordic AB (publ) transferred to Concordia Bus AB its 100% share ownership of Interbus Finans AB. Concordia Bus AB then transferred its shares in Concordia Bus Nordic AB (publ) to Interbus Finans AB. Interbus Finans AB was then renamed Concordia Bus Nordic Holding AB.

        Such reorganization had the effect of creating a new holding company for Concordia Bus Nordic AB from one of its dormant subsidiaries. Concordia Bus Nordic AB is thus now a 100% owned subsidiary of Concordia Bus Nordic Holding AB. Concordia Bus Nordic Holding AB is a non-operating holding company that has no independent assets or operations other than its shares in Concordia Bus Nordic AB. Subsequent to the reorganization, the consolidated financial position, results of operations and cash flows of Concordia Bus Nordic AB are the same as that of Concordia Bus Nordic Holding AB. Since this was a reorganization of entities under common control, the consolidated financial statements are presented as if Concordia Bus Nordic Holding AB was in existence as the shareholder of Concordia Bus Nordic AB for all periods presented.

        The operations of Concordia consist of providing regular bus services under contract through its subsidiaries to transit authorities in Sweden, Norway and Finland. In addition to contracted services, Concordia also supplies extensive express bus services over major portions of Sweden, as well as charter and tour bus services, mainly in Gothenburg and Stockholm. In addition to the contracted services, Concordia also operates extensive intercity express bus services between major cities of Sweden, as well as charter and tour bus services, mainly in Gothenburg, Malmö and Stockholm region. The operations are conducted through wholly-owned subsidiaries of Concordia Bus Nordic AB. Concordia Bus Nordic AB has no independent assets or operations other than its shares in these subsidiaries.

Accounting principles

        The consolidated financial statements of the Concordia Bus Group have been prepared in accordance with generally accepted accounting principles used in Sweden ("Swedish GAAP") and thus have been prepared in accordance with recommendations issued by the Swedish Financial Accounting Standards Council ("Redovisningsrådet"). The Concordia Bus Group is required to reconcile its financial statements to accounting principles generally accepted in the United States of America ("U.S. GAAP"). Significant differences between Swedish GAAP and U.S. GAAP are described in Note 32.

        A number of new recommendations from the Swedish Financial Accounting Standars Board ("Redovisningsrådet") have become effective during the year ended February 29, 2004:

  •
  RR 2:02 Inventory
  •
  RR 22 Presentation of financial statements
  •
  RR 24 Investment properties
  •
  RR 25 Segment reporting
  •
  RR 26 Events after the balance sheet date
  •
  RR 27 Financial instruments (Disclosure and Presentation)
  •
  RR 28 Accounting for government grants

        The Concordia Bus Group has implemented the new accounting standards if they have been applicable. None of the new accounting standards have resulted in changes for figures reported in previous fiscal years. Accounting principles are unchanged compared to the previous fiscal year, expect for the new standards described above.

        Starting from the year ending February 28, 2005, the recommendation issued by the Swedish Financial Accounting Standard Board RR 29 Employee Benefits is to be applied. Based on an analysis of the current pension plans in the Concordia Bus Group, two plans have been identified as being a defined benefit plan. This plan may affect the accounting for the Concordia Bus Group for the year ending February 28, 2005.

Currency

        These financial statements have been prepared in SEK. References to "SEK", "Swedish krona" or "Swedish kronor" are to Swedish currency.

Consolidated Financial Statements

        The Consolidated Financial Statements have been prepared in accordance with the recommendations of the Swedish Financial Accounting Standards Board ("Redovisningsrådet") concerning consolidated financial statements. The consolidated Income Statements and Balance Sheets of Concordia includes all companies in which the Concordia Bus Nordic Holding AB, directly or indirectly, holds more than 50 percent of the voting rights.

        Acquisitions have been accounted for using the purchase method. This means that the assets and liabilities, including deferred taxes, of acquired subsidiaries are recorded at fair value at the date of the acquisition. If the purchase price exceeds the estimated fair value of the company's net assets, the difference is reported as goodwill, which is amortized over its estimated useful life. Income from companies acquired during the year is included in the Consolidated Financial Statements from the date of acquisition. Net income from companies sold is included up to the date of the sale.

        Internal profits and inter-company transactions within the group are eliminated in the Consolidated Financial Statements.

Translation of investments in foreign subsidiaries

        Concordia uses the current rate method to translate the financial statements of foreign subsidiaries, in accordance with the suggested recommendations of the Swedish Financial

Accounting Standards Board ("Redovisningsrådet"). In applying this method, subsidiaries are reported as independent units with operations conducted in foreign currencies and in which the Company has a net investment. This means that the assets and liabilities of the foreign subsidiaries are translated at the exchange rate as of the Balance Sheet date. The Income Statements are translated at the average rate for the year.

Revenue recognition

        The majority of Concordia's revenues arise from contracts with local public transportation authorities having contract terms of 5–8 years ("CPTA contracts").

  •
  CPTA contracts generally provide Concordia with fixed fee revenue in return for the contracted bus services. Accordingly, all ticket revenues collected by Concordia on such contracts, referred to as gross agreements, are forwarded to the local public transportation authorities, and Concordia receives its fixed fees regardless of the number of passengers transported. Under some contracts, Concordia receives fees from the local transportation authority after providing services. Under other contracts, Concordia receives fees in advance of providing services. Regardless of the timing of receiving the fees from the local public transportation authorities, Concordia recognizes revenue on a straight-line basis over the period of the contract and, accordingly, accrues for earned fee revenue or defers unearned fee revenue as appropriate. Such fixed fees are generally subject to periodic adjustment for certain changes in costs incurred or cost indices. In recognizing the fee revenue over the period of the contract, Concordia records adjustments to the fee revenue during the contract period based on the agreed cost adjustment mechanism contained in the contracts.

  •
  Revenues earned by Concordia on certain other CPTA contracts, referred to as net agreements, are based on or consider the number of passengers transported. Revenues for these contracts are recognized on the date of travel by the passenger.

        Revenues from express bus services are derived from passenger ticket revenue received, and revenues from coach hire services are derived from the agreed price for hire of the buses. Concordia recognizes express bus service revenue and coach hire service revenue as services are provided. Express bus service revenues are recognized on the date of travel by the passenger. Coach hire service revenues are recognized on a straight-line basis over the period of hire.

        Revenue also includes rental income, sale of fuel and diesel and from engineering services. The revenue resulting from other operating activities is recognized when the product is delivered or the service is performed or, in terms of leasing revenues, on a straight-line basis over the term of lease.

        Where appropriate, revenue amounts are shown net of value-added taxes.

Income Taxes

        The total tax expense of the Concordia Bus Group consists of current and deferred taxes. Deferred tax primarily consists of estimated tax on changes in untaxed reserves for the year and unused portion of income tax loss carry forwards to the extent that these losses can be used in the near future for taxable reduction of future taxable income. The deferred income tax position is calculated using the enacted tax rate for each country respectively.

        In the consolidated income statement taxes are reported as if the group companies were separate taxable legal entities, in accordance with current taxation legislation for all periods reported.

Depreciation

        Depreciation and amortization is computed based on an asset's expected useful life and its depreciable amount. The depreciable amount is computed as the difference between cost of acquisition and the expected residual value of the asset at the end of its useful life. Depreciation is computed using a straight-line method based on the following percentages:

Goodwill	5–20%
Equipment, tools, fixtures and fittings	10–33%
Public Service Vehicles ("PSV")	7.15–33%
Buildings	3.33–5%
Land improvements	3.75–5%

        Goodwill pertaining to the acquisition of Ingeniør M.O Schøyens Bilcentraler A/S is amortized over 20 years, which is based on the company's strong strategic position in the Norwegian marketplace and its well established brand in this market.

Tangible fixed assets

        Tangible fixed assets are valued at cost, less accumulated depreciation and impairment charges.

Impairment of tangible and intangible fixed assets

        Impairment reviews of tangible and intangible fixed assets, including goodwill, are performed whenever there is an indication of possible impairment. The carrying values of fixed assets, including goodwill related to those assets, are not considered to be recoverable when the expected discounted cash flows from those assets are less than their carrying values. An impairment loss is determined based on the amount by which the carrying value exceeds the fair value of those assets. Losses on fixed assets to be disposed of are determined in a similar manner, taking into account the selling price reduced by the costs of disposal.

Receivables and payables

        Receivables and payables are recorded on an individual basis at the amounts, which is estimated to be received/paid.

Receivables and payables in foreign currencies

        Receivables and payables in foreign currencies are valued using the rate at the balance sheet date. Gains and losses on trade receivables and payables are reported under operating profit (loss). Gains and losses related to other receivables and payables are reported under financial income and expenses.

Inventories

        Inventory is valued at the lower of cost, using the first in first out method, and market value after provision for obsolescence.

Loss making contracts

        A significant portion of Concordia's revenues are derived from five to eight-year contracts with municipalities to provide bus services in a particular area. Under the terms of the contracts, the revenues are generally indexed at a rate corresponding to a consumer price index or a net price index. Due to changes in circumstances and because costs have generally increased more quickly than revenues, such contracts may become loss making. Concordia records a provision for such loss making contracts at the lowest level for which there are separate identifiable cash flows. Losses are recognized in the period in which management determines that cumulative losses will be incurred on a particular contract. The loss is computed after taking into account direct and indirect costs related to the service provided under the contract including depreciation on the related buses which will be used to meet the service obligation. Provisions for loss making contracts have been made on an individual basis for contracts where contractual revenues do not cover the estimated costs without considering offsetting implications of other profitable contracts. The provision is calculated as the difference between the estimated costs to fulfil the contractual commitment and the contractual revenues.

Derivative contracts

        Currency derivatives (currency forwards and currency swaps) which have been entered into in order to secure the currency exposure in interest payable for issued debt are accounted for as hedging securities, that is, the gains and losses attributed to these derivatives are recorded when the currency exchange rate differences on the underlying commercial flows are realised. Derivatives that do not qualify for hedge accounting are accounted for at the lower of acquisition cost or market value, where unrealised losses are accounted for as a financial cost in the statement of operations.

        Interest rate derivatives (interest rate swaps) which have been entered into in order to obtain a fixed interest rate with the preferred maturity in the lease obligation are accounted for as hedging securities, that is, the gains and losses attributed to these derivatives is recorded at the same time as the hedged item is recorded. Interest rate derivatives that do not qualify for hedge accounting are accounted for at the lower of acquisition cost or market value, where unrealised losses are accounted for as a financial cost in the statement of operations.

        Diesel derivatives which have been entered into in order to obtain a more secure price level are accounted for as hedging securities, that is, the gains and losses attributed to these derivatives are recorded at the same time as the hedged item is recorded. Diesel derivatives that do not qualify for hedge accounting are accounted for at the lower of acquisition cost or market value, where unrealised losses are accounted for as an operating cost in the statement of operations.

Restructurings

        Concordia records provisions for restructurings and related activities only after the detailed formal plan for the restructuring has been formulated and either the implementation commences or the main features of the plan have been announced to those affected by it. Provisions for restructurings include only the direct expenditures arising from the restructuring, which are those that are both necessarily entailed by the restructuring and not associated with the continuing activities of the enterprise.

Leasing

        Leases are classified in the consolidated financial statements as either financial leases or operating leases. A finance lease transfers to the lessee the significant economic risks and rewards of ownership. If this is not the case, the lease is an operating lease. For each finance lease, a fixed asset is reported in the balance sheet and a corresponding lease obligation is recorded as a liability. In the statement of operations, the costs of financial leases are reported as depreciation and interest expense. Under operating leases no asset or liability is recorded in the balance sheet. In the statement of operations, the costs of operating leases are charged to the income statement on a straight-line basis.

Cash flow statement

        The cash flow statement is derived from the statement of income and other changes between the opening and closing balance sheets, eliminating the effect of currency translation differences. The cash and bank balances in the cash flow statement includes securities, time deposits and other short term deposits.

Retirement indemnities

        Various insurance companies manage Concordia's pension plans. In all of these plans, the pension liability corresponds to the pension obligation as determined by actuarial calculations. Pension plans for active personnel are funded under a multiemployer plan and through defined contribution plans. Pension programs for active personnel are funded through monthly payments of pension premiums. Provisions are made in the balance sheet for former personnel.

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities to the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Segment information

        Concordia operates within three bus transportation markets which are Concordia's main reportable segments: contractual public bus transportation "CPTA", scheduled intercity bus services (express bus services); and coach hire services. In Norway and Finland the group operates within the contractual public bus transportation segment only.

        The contractual public bus transportation division operates throughout Sweden and in the major urban areas in Norway and Finland. The majority of revenues are generated from contractual agreements with municipalities whereby Concordia receives fixed revenues for providing the contracted services.

        Swebus Express conducts its business on certain routes all over Sweden. Revenues are derived from ticket sales to passengers.

        Coach hire services (Interbus) operate hire and excursion engagements, primarily in the three major cities in Sweden, Stockholm, Gothenburg and Malmö, but also in other bigger cities in the Nordic countries.

        The management and reporting of results of Concordia's operations is based upon the reportable segments rather than the legal structure. Concordia's operating decision-making group is the Board of Directors. Each segment is managed separately because each business requires specialized industry knowledge and strategies.

        The accounting policies for the reportable segments are the same as those used in the consolidated financial statements.

        Concordia Bus Nordic AB evaluates performance based upon the operating profit or loss before tax of each reportable segment and generally accounts for inter-segment sales and transfers as if the sales or transfers were to third parties at current market prices. Sales are attributed to geographical areas based on the location of the assets producing the revenue.

Note 2. Primary segments—market types

        Revenue by segment:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
CPTA—Sweden	2,832	3,407	3,486
CPTA—Sweden, sales to other segments	27	51	37

Total CPTA—Sweden	2,859	3,458	3,523
CPTA—Norway	508	442	365
CPTA—Finland	374	394	391

Total CPTA	3,741	4,294	4,279
Express	299	295	327
Interbus—external customers	143	127	110
Interbus—sales to other segments	18	26	27

Total bus operations	4,201	4,742	4,743
Other revenue and group elimination	25	16	18

Total revenue	4,226	4,758	4,761

        Operating profit (loss) by segment:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
CPTA—Sweden(1)	12	(27)	(57)
CPTA—Norway(2)	(24)	(36)	(11)
CPTA—Finland(3)	(23)	(23)	(24)

Total CPTA	(35)	(86)	(92)
Express	21	25	34
Interbus	10	5	3

Total Express and Interbus	31	30	37
Total bus operations	(4)	(56)	(55)
Head office items and others	(111)	(67)	(53)

Total operating loss	(115)	(123)	(108)

        Total operating loss, above, includes provisions for loss contracts and restructuring costs of SEK 15 and SEK 40, respectively, for the years ended February 28, 2003 and February 29, 2004.

(1)
Includes SEK 6 and SEK 47, respectively, of provisions for loss contracts and restructuring costs for the years ended February 28, 2003 and February 29, 2004.

(2)
Includes SEK 5 and SEK (8), respectively, of provisions for loss contracts and restructuring costs for the years ended February 28, 2003 and February 29, 2004.

(3)
Includes SEK 4 and SEK 1, respectively, of provisions for loss contracts and restructuring costs for the years ended February 28, 2003 and February 29, 2004.

        Identifiable assets by segment:

	February 28, 2003	February 29, 2004
CPTA—Sweden	1,913	1,904
CPTA—Norway	352	310
CPTA—Finland	260	232

Total CPTA	2,525	2,446
Express	151	155
Interbus	86	59

Subtotal Express and Interbus	237	214
Total bus operations	2,762	2,660
Real estate	2	2
Head Office assets and group eliminations	120	189

Total assets	2,884	2,851

        Identifiable liabilities by segment:

	February 28, 2003	February 29, 2004
CPTA—Sweden	583	653
CPTA—Norway	80	59
CPTA—Finland	74	84

Total CPTA	737	796
Express	33	41
Interbus	30	22

Subtotal Express and Interbus	63	63
Total bus operations	800	859
Head Office and group eliminations	1,672	1,757

Total liabilities	2,472	2,616

        Investments in intangible, tangible and financial fixed assets by segment:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
CPTA—Sweden	25	202	19
CPTA—Norway	2	1	3
CPTA—Finland	0	0	0

Total CPTA	27	203	22
Express	1	1	1
Interbus	1	16	0

Total Express and Interbus	2	17	1
Total bus operations	29	220	23
Head office items and others	14	(2)	58

Total investments in intangible, tangible and financial fixed assets	43	218	81

        Reconciliation to statements of cash flows:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Investments in buildings, land, vehicles, equipment, tools, fixtures and fittings	43	216	32
Costs incurred in connection with debt refinancing	—	2	49

	43	218	81

        Depreciation by segment:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
CPTA—Sweden	237	242	226
CPTA—Norway	24	37	29
CPTA—Finland	29	31	28

Total CPTA	290	310	283
Express	15	15	18
Interbus	14	12	10

Total Express and Interbus	29	27	28
Total bus operations	319	337	311
Buildings	5	0	0
Head office items and others	38	35	20

Total depreciation	362	372	331

Note 3. Secondary segments—marketing areas

        Revenue by country:

Revenue	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Sweden	3,345	3,902	3,986
Norway	508	457	379
Finland	373	399	396

Total revenue	4,226	4,758	4,761

        Assets by country:

Assets	February 28, 2003	February 29, 2004
Sweden	2,272	2,310
Norway	352	309
Finland	260	232

Total assets	2,884	2,851

        Investments in intangible, tangible and financial fixed assets by country:

Investments	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Sweden	42	217	78
Norway	1	1	3
Finland	0	—	—

Total investments in intangible, tangible and financial fixed assets	43	218	81

        Reconciliation to statements of cash flows:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Investments in buildings, land, vehicles, equipment, tools, fixtures and fittings	43	216	32
Costs incurred in connection with debt refinancing	—	2	49

	43	218	81

Note 4. Net revenue

        Net revenue is comprised of revenue from bus services, rental income, sale of fuel and diesel and revenues from engineering services provided to external customers.

Revenue by type	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Revenue from regular bus services	4,156	4,665	4,663
Rent, external engineering and diesel revenues	58	40	47
Other revenues	12	53	51

Total revenues	4,226	4,758	4,761

Note 5. Costs of services provided

        Direct costs of services provided are included, along with other costs, in the following cost categories in the statements of operations: fuel, tires and other consumables; other external costs; personnel costs; depreciation and amortization. The direct costs of services included in these cost categories were as follows:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Driver's costs	1,942	2,265	2,290
Depreciation of PSV and operating lease charges	536	676	676
Fuel, tires, other consumables and other direct costs	1,098	1,165	1,170

Total costs of services provided	3,576	4,106	4,136

Note 6. Other external costs

Audit fees (thousands of SEK)	Year Ended February 28, 2003	Year Ended February 29, 2004
Deloitte & Touche AB
Audit and audit related fees	1,527	4,144
Other services	260	—

Total	1,787	4,144

        Audit and audit related fees represent the independent auditors' examination of the financial statements and quarterly reports. The audit and audit related fees also represents fees in conjunction with the auditor's examination of significant decisions, actions taken and circumstances of Concordia in order to be able to determine the possible liability to the Company of any Board Member or the Managing Director or whether they have in some other way acted in contravention of the Companies Act, the Annual Accounts Act or the Articles of Association. Audit and audit related fees also includes professional services in connection with the offering of debt securities of Concordia. All other services provided are included in "other services".

Leasing charges	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Leasing charges for the year (operating leases)	230	350	388

Total	230	350	388

        For the years ended February 29, 2004, February 28, 2003, and February 28, 2002, Concordia had 1,317, 1,156, and 784 buses, respectively, under operational leasing contracts. The acquisition cost for these buses amounts to SEK 1,952 for the year ended February 29, 2004, SEK 1,849 for the year ended February 28, 2003 and SEK 1,513 for the year ended February 28, 2002. Concordia also has properties under operational leasing contracts in which it conducts business.

        Total future minimum lease payments discounted for each of the periods are as follows:

	February 28, 2003	February 29, 2004
—Vehicles (Buses)	945	905
—Properties	58	52

Total	1,003	957

        The present value of the future leasing payments at February 29, 2004 is payable as follows:

	Total	Less than a year	1–3 years	4–5 years	More than 5 years
—Vehicles (Buses)	905	289	546	70	0
—Properties	52	6	22	17	7

Total	957	295	568	87	7

        The following is a schedule, by year, of future minimum gross rental payments required under operating leases as of February 29, 2004.

Years Ending:
February 28, 2005	421
February 28, 2006	375
February 28, 2007	259
February 29, 2008	162
February 28, 2009	77
Later years	26

Total	1,320

Note 7. Personnel costs

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
AVERAGE NUMBER OF EMPLOYEES
Total company of which:	6,924	7,484	7,512
Men	6,055	6,603	6,467
Women	869	881	1,045

Finland of which	745	759	750
Men	704	722	723
Women	41	37	27
Norway of which	795	775	580
Men	732	728	531
Women	63	47	49
Sweden of which:	5,384	5,950	6,182
Men	4,619	5,153	5,213
Women	765	797	969

SALARIES AND OTHER REMUNERATIONS
Board of Directors and President*	2	4	5
Other employees in Sweden	1,254	1,454	1,476

	1,256	1,458	1,481
Subsidiaries abroad
Finland, Board of Directors and President	1	1	1
Finland, other employees	225	195	197
Norway, Board of Directors and President	1	1	2
Norway, other employees	251	204	183

TOTAL	1,734	1,859	1,864

Employer's contribution for national social security purposes	538	700	708
Of which pension costs to other employees	69	132	161
Of which pension costs to Board of Directors and President	3	5	2

*
Numbers for the group represent Board of Directors and presidents in all Swedish subsidiaries. Remunerations to the president of Concordia Bus Nordic AB are paid out by Concordia Bus

  Management AS and are included as corporate costs charged to Concordia Bus Nordic AB, and therefore not included in the above table as personnel costs.

	February 28, 2003		February 29, 2004
Board members and senior management	Number	Thereof men	Number	Thereof men
Members of the board	13	100%	13	100%
Managing directors and other senior management	21	90%	21	90%

Note 8. Depreciation and amortization

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Goodwill	13	13	13
Buildings and land	5	—	—
Equipment, tools, fixtures and fittings	28	23	20
Vehicles	316	336	298

Total	362	372	331

        For information concerning the useful lives of the assets, please see Note 1. Organization and Accounting Principles—Depreciation.

Note 9. Interest income

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Interest income from affiliated companies	3	1	—
Other interest income	2	9	5

Total	5	10	5

        Of the total interest income above, SEK 2, SEK 16, and SEK 5 has been received during the years ended February 28, 2002, February 28, 2003, and February 29, 2004, respectively.

Note 10. Interest expense and other similar items

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Interest expense on loan from affiliated companies	—	(27)	(24)
Interest expense on loans from credit institutions	(85)	(73)	(70)
Interest expense on senior secured notes	—	—	(11)
Amortization of deferred financing costs	(10)	(8)	(31)
Exchange rate gains and losses, net	3	4	(7)
Other financial costs	(17)	(11)	(8)

Total	(109)	(115)	(151)

        Of the total interest expense above, SEK 127, SEK 90 and SEK 163 and has been paid during the years ended February 28, 2002, February 28, 2003, and February 29, 2004, respectively.

Note 11. Income taxes

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Income taxes paid	6	1	1
Income taxes on group contributions	(52)	(39)	—
Deferred income taxes	92	87	82

Total	46	49	83

Difference between statutory income tax rate and effective rate of income tax benefit:

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Loss before income taxes	(219)	(228)	(254)
Tax at Swedish statutory rate of 28%	61	64	71
Tax effect regarding non-taxable items	0	1	1
Tax effect regarding goodwill amortisation	(4)	(4)	(4)
Tax effect of tax losses from previous years not previously recognized in the balance sheet	—	—	15
Tax loss carry forwards for which no deferred tax asset has been recognized	(11)	(12)	—

Total income tax benefit	46	49	83

        The income tax rates in Sweden, Norway and Finland are 28%. The taxes are based on the loss before tax with adjustments for non deductible/non-taxable revenues/costs. Concordia Bus Nordic Holding AB had unrecorded accumulated tax loss carry forwards amounting to SEK 75 and SEK 22 at February 28, 2003 and February 29, 2004, respectively. The losses can only be used in the countries where they arise and in Sweden they can be used forever. The indirect subsidiary Concordia Bus Finland Oy Ab has accumulated tax loss carry forwards of SEK 28 of which SEK 10 can be used until 2011, SEK 4 until 2012 and SEK 14 until 2013. The indirect subsidiary Ingeniør M.O. Schcøyens Bilcentraler AS has accumulated tax loss carry forwards of SEK 5 of which all can be used until 2012.

        Temporary differences arise in instances where assets or liabilities are valued differently for tax purposes. Temporary differences have resulted in deferred taxes liabilities and assets as follows:

	February 28, 2003	February 29, 2004
Accelerated depreciation for tax purposes	96	28
Fair value adjustment from excess acquisition valuation	2	—
Provision for loss making contracts	(13)	(22)
Tax loss carry forward	—	(1)
Other temporary differences	(2)	(5)

Total deferred income tax liability	83	—

Note 12. Intangible assets

Goodwill	Year Ended February 28, 2003	Year Ended February 29, 2004
Acquisition cost
Beginning balance	308	308
Translation difference	—	(6)

Ending balance	308	302
Accumulated depreciation
Beginning balance	(63)	(76)
Depreciation for the year	(13)	(13)

Ending balance	(76)	(89)

Net book value, ending balance	232	213

Note 13. Tangible assets

Buildings and land	Year Ended February 28, 2003	Year Ended February 29, 2004
Acquisition cost
Beginning balance	3	3
Purchases	1	1
Sales/Disposals	(1)	(1)

Ending balance	3	3
Accumulated depreciation
Beginning balance	(2)	(1)
Sales/Disposals	1	0
Depreciation for the year	—	0

Ending balance	(1)	(1)

Net book value, ending balance	2	2

Tax assessment value	—	—

        The tax assessment value is the basis used by the tax authorities for computing property taxes. Several of the subsidiary Swebus Fastigheter AB's buildings are classified as transportation buildings and as such are exempt from property taxes.

Equipment, tools, fixtures and fittings	Year Ending February 28, 2003	Year Ending February 29, 2004
Acquisition cost
Beginning balance	222	232
Purchases	17	16
Sales/Disposals	(7)	(1)
Translation difference	0	(2)

Ending balance	232	245
Accumulated depreciation
Beginning balance	(178)	(194)
Sales/Disposals	7	1
Depreciation for the year	(23)	(20)
Translation difference	—	2

Ending balance	(194)	(211)

Net book value, ending balance	38	34

Vehicles	Year Ending February 28, 2003	Year Ending February 29, 2004
Acquisition cost
Beginning balance	3,713	3,707
Purchases	235	15
Sales/Disposals	(243)	(183)
Translation difference	2	(13)

Ending balance	3,707	3,526
Accumulated depreciation
Beginning balance	(1,742)	(1,914)
Sales/Disposals	164	168
Depreciation for the year	(336)	(298)
Translation difference	—	9

Ending balance	(1,914)	(2,035)

Net book value, ending balance	1,793	1,491

        Included as purchases during the year ended February 28, 2003, are SEK 37 and during the year ended February 29, 2004 are SEK 0.8, of additions that have been financed under financial lease arrangements.

Note 14. Receivables due from affiliates

	Year Ended February 28, 2003	Year Ended February 29, 2004
Acquisition cost
Beginning balance	14	26
Changes during the year	12	3

Ending balance	26	29

Note 15. Other long-term investments

	February 28, 2003	February 29, 2004
Co-operative real estate	5	5

Total	5	5

	Year Ended February 28, 2003	Year Ended February 29, 2004
Acquisition cost
Beginning balance	5	5

Ending balance	5	5

Note 16. Other financial fixed assets

Capitalized financing costs	Year Ended February 28, 2003	Year Ended February 29, 2004
Acquisition cost
Beginning balance	51	53
Write-off for early repayment of debt	—	(53)
Costs incurred in connection with refinancing	2	49
Ending balance	53	49
Accumulated depreciation
Beginning balance	(15)	(22)
Write-off for early repayment of debt	—	28
Depreciation	(7)	(7)
Ending balance	(22)	(1)

Total	31	48

Operating lease deposit	Year Ended February 28, 2003	Year Ended February 29, 2004
Acquisition cost
Beginning balance	—	—
Increase during the year	—	5

Ending balance	—	5

Note 17. Inventories

	February 28, 2003	February 29, 2004
Finished goods	35	30

Total	35	30

        Finished goods primarily comprise fuel and spare-parts.

Note 18. Accrued income and prepaid expenses

	February 28, 2003	February 29, 2004
Accrued income—CPTA	99	156
Other prepaid expenses and accrued income	79	82

Total	178	238

Note 19. Cash and bank balances

        Included as cash and bank balances is the outstanding balance for the cheque account connected to the group cheque account, where Concordia Bus Nordic AB is the contracting part with the bank.

MSEK	February 28, 2003	February 29, 2004
Cash and bank balances	180	292
Restricted cash*	—	54

Total	180	346

        * Restricted cash consists of refundable deposits in relation to guarantees made by a bank as security for the pension liability and commitments for three traffic contracts in Oslo, Norway.

Note 20. Provisions for pensions and other commitments

	Year Ended February 28, 2003	Year Ended February 29, 2004
Beginning balance	68	69
Change in provision	1	(9)

Ending balance	69	60

        The Concordia Bus Group funds pension obligations based on the advice of external actuarial calculations and makes payments to a segregated fund managed by a specialist financial institution. Independent actuarial valuations are made on an annual basis. Pension costs are charged to the profit and loss account on an accrual basis on the advice of external actuaries.

        The liability for pension obligations of certain retired employees, who were employed during a period when Concordia did not operate a company pension plan, is carried in the balance sheet. All pensions paid to such employees are charged against the provision. An independent actuarial valuation of the liability is conducted on an annual basis and any increase or decrease in the provision required is reflected in the statement of operations.

Note 21. Long-term liabilities to credit institutions and financial lease obligations

Non-current liabilities	February 28, 2003	February 29, 2004
Borrowings denominated in Swedish krona	739	—
Borrowings denominated in Euro	236	1,198
Loans due to affiliated companies	494	368
Other liabilities—financial lease obligations	28	23
Less: short-term portion	(639)	(373)

Total	858	1,216

        Long-term liabilities include Euro 130 million of senior secured notes of Concordia Bus Nordic AB. The notes have a fixed annual interest rate of 9.125%, which is paid semi-annually (February 1 and August 1). The bonds mature in August 2009.

        As a consequence of the Euro 130 million of notes, Concordia Bus Nordic Holding AB and its subsidiaries are obligated to follow certain financial restrictions which limit entering financial lease agreements or sale- and lease back agreements, making certain kinds of investments, disposing of assets and paying dividends to Concordia's shareholder except in instances to enable such shareholder to fulfil its own debt service obligations.

        The legal issuer of the senior secured notes, Concordia Bus Nordic AB (publ), is a 100% owned subsidiary of Concordia Bus Nordic Holding AB. Concordia Bus Nordic Holding AB has fully and unconditionally guaranteed the payment of the notes. Concordia Bus Nordic AB (publ) is the parent company owning 100% of the shares in the operating subsidiaries of the Concordia Bus Group. Concordia Bus Nordic AB (publ) has no independent assets or operations. All subsidiaries of Concordia Bus Nordic AB (publ), other than minor dormant subsidiaries, have also fully and unconditionally guaranteed the payment of the notes. The guarantees of the subsidiaries and of Concordia Bus Nordic Holding AB are joint and several. As described in more detail in Note 23, the subsidiaries have also given pledges of certain collateral (both specific and floating charge certificates) as security for the senior secured notes.

  Swedish Subsidiary Guarantees and Collateral.

        Enforcement of the note guarantees and collateral may, in whole or in part, be limited to the extent that the undertaking by each respective subsidiary is deemed to be in conflict with the corporate interest of the respective subsidiary. The corporate interest shall be determined on the basis of whether the undertaking was made for business reasons so as to involve corporate benefit for the subsidiary and whether the guaranteed party is solvent for repayment of the secured amount at the time of providing the security. The absence of business reasons and corporate benefit would have the effect that the performance of the undertaking, or part thereof, would violate the Swedish Companies Act to the extent that it would result in a payment exceeding the distributable profit of the respective subsidiary at the time of providing the security. Upon such violation, the note guarantees and collateral would be invalid and any payments made thereunder would be subject to recovery at least to the extent they violate the above mentioned rules on corporate interest.

  Finnish Subsidiary Guarantee and Collateral.

        The granting of guarantees and security is restricted under the Finnish Companies Act. Enforcement of the note Guarantees and Collateral issued or granted by Concordia Finland may, in whole or in part, be limited to the extent that the undertaking by such subsidiary is deemed to be in conflict with the limitations set out in the Finnish Companies Act, including the corporate interest of Concordia Finland. The determination shall be made, inter alia, on the basis of whether the undertaking was made for reasons so as to involve corporate benefit for (and be justified with grounds relating to the operations of) Concordia Finland and whether the guaranteed party is solvent for repayment of the guaranteed amount during the term of the undertaking. The absence of business reasons and corporate benefit would have the effect that the performance of the undertaking, or a part thereof, would violate the Finnish Companies Act. Any such violation would render the note guarantees and collateral invalid and any payments made thereunder would be subject to recovery at least to the extent that they violate the Finnish Companies Act.

  Norwegian Subsidiary Guarantee and Collateral.

        The issuance of the subsidiary guarantee and the granting of the relevant security by the Norwegian subsidiary may be invalid under Norwegian law if such issuance and granting are not motivated by a legitimate business reason or corporate benefit for that subsidiary. In determining the sufficiency of the business reason or corporate benefit, a Norwegian court will consider whether or not the granting of the guarantee or security supported the object and the operations of that subsidiary. We have been advised by Norwegian counsel that they believe sufficient corporate benefit exists with respect to the note guarantee and collateral granted by the Norwegian subsidiary. However, there can be no certainty as to the sufficiency of the corporate benefit.

Loans due to affiliated companies

        Included in the SEK 368 million of loans due to affiliated companies at February 29, 2004 is a SEK 366 million subordinated loan payable to Concordia's shareholder. The subordinated loan matures in 2010 but can be repaid before then if demanded by the shareholder. Accordingly, it has been classified as short term. The subordinated loan was similarly classified as short term at February 28, 2003. Concordia pays interest semi-annually at an annual interest rate of 11%.

Other liabilities

Financial lease obligations	February 28, 2003	February 29, 2004
Payable within 2-5 years	19	15
Payable after five years	2	1
Total long-term	21	16
Short-term portion	7	7

Total	28	23

        During the financial year ended February 29, 2004, Swebus AB has entered into financial lease arrangements regarding three buses for the traffic in Västerås and Hässleholm. The duration of two of the agreements is 12 months and 36 months for the third. The lease cost is based on the depreciation according to an annuity method and a floating rate of interest.

        The following is a schedule by years of future minimum gross lease payments under finance leases together with the present value of the net minimum lease payments as of February 29, 2004-05-25:

Year ending
February 28, 2005	8
February 28, 2006	7
February 28, 2007	4
February 29, 2008	4
February 28, 2009	2
Later years	1

Total minimum gross lease payments	26

Less: Amount representing interest	(3)

Present value of minimum lease payments	23

Note 22. Accrued expenses and deferred income

	February 28, 2003	February 29, 2004
Deferred income—CPTA	83	90
Accrued employee costs	251	278
Accrued interest expenses	6	12
Other accrued expenses	89	58

Total	429	438

Note 23. Pledged assets and contingent liabilities

	February 28, 2003	February 29, 2004
Pledged shares and contingent liabilities for senior secured notes
Pledged shares in subsidiaries	—	709
Other pledged assets	—	1,351
Floating charge certificates	—	119
Pledged shares and contingent liabilities for syndicated bank facility
Pledged shares in subsidiaries	973	—
Other pledged assets	1,757	—
Floating charge certificates	117	—
Other pledged shares and contingent liabilities
Other pledged assets	—	59
Guarantees and other contingent liabilities	22	22

Total	2,869	2,260

In January 2004 a refinancing of the Concordia Bus Group's existing credit facilities was completed through the issuance of EUR 130 million of bonds. The proceeds received when issuing the bonds was used to repay existing credit facilities. In connection with the refinancing, Concordia wrote off SEK 24 million of unamortized capitalized financing costs and extinguished the related euro interest rate derivatives at a cost of SEK 14 million.

        As security for the bonds, Concordia has pledged the shares in the operating subsidiaries, the foreign subsidiaries and the real-estate companies, the buses owned by Swebus Busco AB and Ingeniør M.O. Schøyens Bilcentraler AS ("SBC"), the operating receivables and fixed assets of SBC, and two internal loans to Swebus Busco AB and Swebus AB amounting to €87 million and €22 million. The subsidiaries have pledged floating charge certificates amounting to SEK 119 million and have given guarantees relating to the bonds. See Note 21 regarding certain limitations on the enforcement of such guarantees and collateral pledges.

        The following shares (at unconsolidated carrying values) have been pledged for existing long-term liabilities:

	February 28, 2003	February 29, 2004
Concordia Bus Nordic AB	66	44
Shares in Swebus Fastigheter AB	3	26
Shares in Swebus AB	275	253
Shares in Swebus Express AB	15	15
Shares in Interbus AB	17	20
Shares in Concordia Bus Finland Oy Ab	47	34
Shares in Swebus Busco AB	244	68
Shares in Ingeniør M.O. Schøyens Bilcentraler AS	277	249
Dormant companies	29	—

Total	973	709

        Guarantees and other contingent liabilities of SEK 22 million represent a guarantee given by Concordia Bus Finland Oy AB to Nordea Pankki Suomi Oyj. The guarantee was initially given to Nordea by Vanhakylän Linja Oy in 1992 and 1993. Vanhakylän Linja Oy has subsequently been merged into Concordia Bus Finland Oy AB.

        The guarantee represents a security for the loans of inter alia West-Bus Oy. The guarantees (floating charges and surety ship) were released by Nordea on 31 March, 1994 in connection with the acquisition by Concordia. Concordia will have to pay under the guarantee, if it is concluded that the release of the guarantee in 1994 was not valid. No provision has been recorded in relation to this guarantee as Concordia does not deem it probable that amounts will be paid under the guarantee.

Note 24. Other provisions

	Year Ended February 28, 2003	Year Ended February 29, 2004
Provisions for loss-making contracts
Beginning balance	31	46
Change in provision during the year	15	34

Ending balance	46	80

        Provisions for loss making contracts have been made on an individual basis for the contracts where contractual revenues do not cover the estimated costs. The provision is calculated as the difference between the estimated costs to fulfil the contractual commitment and the contractual revenues.

	Year Ended February 28, 2003	Year Ended February 29, 2004
Restructuring costs
Beginning balance	—	—
Change in provision during the year	—	6

Ending balance	—	6

        Restructuring costs are primarily for employee termination benefits relating to the Gothenburg, Sweden depots to be discontinued.

Note 25. Changes in shareholder's equity

	Share capital	Restricted reserves	Non-restricted reserves	Total
Balance March 1, 2001	0	716	224	940

Group contribution	—	—	(185)	(185)
Tax effect on group contribution	—	—	52	52
Shareholder contribution received	—	—	54	54
Transfer between restricted and non-restricted reserves	—	(168)	168	—
Change in cumulative translation adjustments	—	—	4	4
Net loss for the year	—	—	(173)	(173)

Balance February 28, 2002	0	548	144	692

Group contribution	—	—	(141)	(141)
Tax effect on group contribution	—	—	39	39
Transfer between restricted and non-restricted reserves	—	(159)	159	—
Change in cumulative translation adjustments	—	—	1	1
Net loss for the year	—	—	(179)	(179)

Balance February 28, 2003	0	389	23	412

Transfer between restricted and non-restricted reserves	—	(147)	147	—
Change in cumulative translation adjustments	—	—	(6)	(6)
Net loss for the year	—	—	(171)	(171)

Balance February 29, 2004	0	242	(7)	235

        Restricted reserves refer to equity, which according to the Swedish Companies Act is not distributable. Annual transfers between restricted and unrestricted reserves represents annual changes in the reserves and relate mainly to annual changes in statutory untaxed reserves of individual companies within the Concordia Bus Group.

Note 26. Net loss per share

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Shares issued and outstanding	300	300	300
Net loss (millions)	(173)	(179)	(171)

Net loss per share (in thousands of SEK)	(577)	(596)	(572)

        Net loss per share is computed by dividing net loss by the weighted-average number of shares outstanding during the year. There were no dilutive securities outstanding during the periods presented and the number of shares has been unchanged.

Note 27. Financial risk management and financial derivatives

        The principal market risks (i.e., the risk of loss arising from adverse changes in market rates and prices) to which Concordia is exposed are:

  •
  Interest rates on debt;

  •
  Credit and counterparty risk;

  •
  Foreign exchange rates;

  •
  Fuel prices; and

  •
  Inflation.

        Risk management is conducted centrally in accordance with the finance policy adopted by the board. The Concordia Bus Group uses derivatives as part of its financial risk management in order to limit the foreign exchange, interest rate and diesel price exposure.

Interest Rate Risk

        Interest rate risk refers to the risk that changes in the market rate of interest adversely affects Concordia's interest cost. How fast a change in the interest rate will influence the net interest depends on the borrowings fixed interest term.

        Concordia is mainly exposed to interest rate risk in its operational leases which are based on among other things a floating market interest rate. To reduce the interest exposure in the lease portfolio, Concordia has entered into interest rate derivatives which hedges the interest for a portion of the lease commitment. The outstanding interest rate derivatives have notional amounts totalling SEK 237.5 million at February 29 2004. In addition there are interest rate derivatives having a total notional amount of SEK 100 million which will come into effect after February 29, 2004. All interest rate derivatives mature in 2005.

        Based on the nominal value of the operational lease commitment at February 29, 2004, of SEK 1,320 million, a one basis point change in interest rates would increase lease charges by approximately SEK 13.2 million per annum. The calculation includes the effects of outstanding interest rate derivatives.

Credit and Counterparty Risk

        Concordia's financial transactions lead to credit risks towards financial counterparties. Concordia's financial policy states that credit risk shall be reduced through only accepting counterparties with high credit rating and through fixed credit limits. On February 29, 2004, the total counterparty exposure in derivatives with an unrealized gain amounted to SEK 2.2 million. The calculation is based on the market value of the group derivatives on February 29, 2004 where derivatives with negative market values has been excluded.

        Commercial credit risks are limited through a diversified customer base with high credit ratings. A provision has been booked for accounts receivables, which have been estimated to be doubtful of collection.

Foreign Exchange Risk

        Foreign exchange risk arises through cash flows in foreign currency (transaction exposure) and through the recalculation of the foreign subsidiaries' balance sheets and statements of operations to Swedish kronor (translation difference exposure).

        Transaction exposure—The Concordia Bus Group is exposed to foreign exchange differences relating to the EUR 130 million senior secured notes, which are issued in euro. To limit the transaction risk, which arises from the interest rate payments on the notes, Concordia has entered into currency derivatives having a notional amount of EUR 160 million. Concordia is currently undertaking a review of their interest rate foreign exchange. Under the syndicated facilities Concordia was required to hedge 50% of the senior interest payments for the next three years. Concordia has hedges in place for 30% of the total interest payable during the financial year ending February 28, 2005.

        Based on Concordia Bus Nordic's interest payments of EUR 11.9 million for the 12-month period beginning March 1, 2004, the interest cost would increase by SEK 10.9 million if the Swedish currency would depreciate 10 percent against the euro compared to the rate of exchange at February 29, 2004. The calculation includes the outstanding currency derivatives.

        The group is also exposed to foreign exchange rate changes through the purchase of diesel fuel. Diesel fuel is priced in the international commodity markets in US dollars. Concordia receives compensation for a portion of changes in diesel prices through revenue indexes in the contracts with the CPTA's. It is estimated that this index compensation reduces 43% of the exposure to diesel price changes. To further reduce the exposure, Concordia has entered into diesel derivatives in Swedish kronor and thereby hedged the foreign exchange rate risk for 17 percent of the consumption for the coming 12 months beginning March 1, 2004. Based on the budgeted diesel consumption, a 10 percent depreciation of the Swedish crown against the US dollar would increase the diesel costs by SEK 7.5 million for the coming financial year beginning March 1, 2004. The calculation includes the effects of outstanding diesel derivatives and the computed index compensation.

        Translation difference exposure—Concordia's exposure to translation differences has historically not been hedged.

Fuel Price Risk

        Concordia is also exposed to commodity price risk through its requirements for diesel fuel. Diesel fuel is priced in the international commodity markets in US dollars. Concordia receives compensation for a portion of changes in diesel prices through revenue indexes in the contracts with the CPTA's. It is estimated that this index compensation reduces 43% of the exposure to diesel price changes. To further reduce the exposure, Concordia has entered into diesel derivatives in Swedish kronor. The diesel derivatives are a combination of a diesel swap and a currency future. Approximately 17 percent of the consumption for the 12-month period beginning March 1, 2004 is hedged through these diesel derivatives.

        Based on the budgeted diesel consumption, an increase of one US dollar/litre would increase diesel costs by SEK 0.3 million for the 12-month period beginning March 1, 2004. The calculation includes the outstanding diesel derivatives and the computed index compensation.

Inflation

        Inflation had no material impact on our operations during the year ended February 29, 2004. However, due to the nature of our contractual business where cost increases are compensated through movements in agreed indices (elements of total inflation) we are currently subject to under-compensation due to a mismatch between our industry costs and our relative level of compensation from the indices which the local transportation authorities use to compensate us. A one basis point increase in inflation would have a positive benefit of approximately SEK 6 million per annum when compared to the year ended February 28, 2003.

Note 28. Fair value of financial instruments

        Outstanding interest rate swaps on February 29, 2004:

	Notional amount	Fixed interest rate	Maturity date	Market value (KSEK)
Interest rate swap SEK	35,000,000	5.61%	19 January, 2005	(1,125)
Interest rate swap SEK	40,000,000	6.00%	19 June, 2005	0
Interest rate swap SEK	50,000,000	5.68%	19 May, 2005	(1,050)
Interest rate swap SEK	50,000,000	5.73%	19 July, 2005	(1,033)
Interest rate swap SEK	81,250,000	5.04%	19 May, 2004	(490)
Interest rate swap SEK	81,250,000	4.78%	19 July, 2004	(859)

				(4,557)

        The market value of these financial instruments has been expensed in the statement of operations as they do not qualify for hedging accounting.

        Outstanding foreign exchange options on February 29, 2004:

	Amount	Strike rate	Maturity date	Market value (KSEK)
Purchased call option	€ 2,727,500	12.03	12 August, 2004	0
Issued put option	€ 2,727,500	8.50	12 August, 2004	(8)
Purchased call option	€ 1,650,000	10.17	12 August, 2004	2
Issued put option	€ 1,650,000	8.80	12 August, 2004	(35)
Purchased call option	€ 4,400,000	10.39	13 February, 2005	29
Issued put option	€ 4,400,000	8.80	13 February, 2005	(267)
Purchased call option	€ 4,400,000	10.92	10 August, 2005	22
Issued put option	€ 4,400,000	8.70	10 August, 2005	(308)
Purchased call option	€ 4,400,000	11.45	13 February, 2006	12
Issued put option	€ 4,400,000	8.83	13 February, 2006	(541)
Purchased call option	€ 4,400,000	10.78	10 August, 2006	132
Issued put option	€ 4,400,000	8.50	10 August, 2006	(312)

				(1,274)

	Amount	Strike rate	Maturity date	Market value (KSEK)
Purchased forward agreement	$225,000	9.55	05 March, 2004	(481)
Purchased forward agreement	$222,500	9.57	05 March, 2004	(480)

				(961)

        Outstanding diesel swaps on February 29, 2004:

	Secured volume (ton)	Maturity Fixed price (ton)	Maturity date	Market value (KSEK)
Diesel swap	1,000	$225	29 February, 2004	381
Diesel swap	1,000	$223	29 February, 2004	399
Diesel swap	7,500	1,848 SEK	31 July, 2004	986
Diesel cap	7,000	1,848 SEK	28 February, 2005	477

				2,243

Note 29. Going concern matters

        Concordia Bus Nordic Holding AB has significant interest bearing liabilities. Concordia Bus Nordic AB (and subsidiaries) is indirectly owned by Concordia Bus AB, which is a holding company, with its primary asset being its investment in Concordia Bus Nordic Holding AB (and subsidiaries). Concordia Bus Nordic Holding AB's ability to service its existing debt (principal and interest) is dependent on the underlying businesses generating distributable earnings and sufficient cash flow. Furthermore, Concordia Bus AB's ability to service its existing debt is dependent on its ability to transfer profit from the underlying operating subsidiaries through Concordia Bus Nordic Holding AB to Concordia Bus AB. The non-restricted equity in the underlying operating subsidiaries, available for dividends, has been reduced during the year ended February 29, 2004 due to net losses, which limits the ability to pay dividends from the underlying operating subsidiaries. Any failure of Concordia Bus Nordic Holding AB to provide funds to Concordia Bus AB sufficient to enable it to service its debt could result in Concordia Bus AB defaulting on its debt. Any default of Concordia Bus AB on its debt could limit the ability of Concordia Bus Nordic Holding AB to obtain additional funding if needed. In addition, if Concordia Bus AB were to become insolvent or bankrupt as a result of defaulting on its debt, the SEK 1,198 million (€130 million) of senior secured notes would become immediately due and payable in accordance with the terms of the indenture.

        The consolidated statement of operations of Concordia Bus Nordic Holding AB demonstrates earnings generated by the underlying businesses during the year ended February 29, 2004 were not sufficient to cover the costs of Concordia Bus Nordic Holding AB. Concordia Bus Nordic Holding AB and its subsidiaries are continuing to implement changes in the operations, changes to the administrative structure as well as certain changes in the capital structures. The Group has started to see signs of significant improvements in compensation levels in new tenders with public transportation authorities.

        If the cost-cutting initiatives or other measures that the management deem to be required are not successful and losses continue, Concordia Bus Nordic Holding AB's equity base may need to be restored and, if Concordia is not able to comply with the covenants of the debt agreement, it may require waivers from its lenders or additional equity funding in order to continue to present financial statements under the assumption that it will continue as a going concern.

        These financial statements have been prepared assuming that Concordia Bus Nordic Holding AB and its subsidiaries will be successful in its initiatives and, consequently, they have been prepared assuming that Concordia Bus Nordic Holding AB will continue as a going concern. These financial statements have also been prepared under the assumption that during the 12-month period following February 29, 2004: (i) Concordia Bus Nordic Holding AB will be in compliance with its covenants associated with its senior secured notes, and (ii) Concordia Bus AB will not become insolvent or bankrupt. If Concordia Bus Nordic Holding AB were to be in breach of one or more of those covenants, and if the lenders so elected, the SEK 1,198 million senior secured notes, which are classified as long-term as of February 29, 2004, would become immediately due and payable. If Concordia Bus AB were to become insolvent or bankrupt, the SEK 1,198 million senior secured notes, which are classified as long-term as of February 29, 2004, would become immediately due and payable.

Note 30. Subsidiaries of Concordia

        Concordia has the following wholly owned subsidiaries:

	Company's registration number	Number of shares	Participation (%)
Operating companies
Concordia Bus Nordic AB	556031-8569	160,000	100
—Interbus AB	556097-8990	5,000	100
—Swebus AB	556057-0128	3,000	100
—Swebus Busco AB	556583-0527	1,000	100
—Swebus Express AB	556358-3276	5,000	100
Foreign subsidiaries
—Concordia Bus Finland Oy AB	0505988-8	2,000	100
—Ingeniør M.O. Schøyens Bilcentraler A/S	915768237	750	100
Real estate companies
—Swebus Fastigheter AB	556031-3354	10,000	100
—Subsidiaries to Swebus Fastigheter AB:
—Alpus AB	556011-6571	10,000	100
—Malmfältens Omnibus AB	556032-0359	960	100
—Enköping-Bålsta Fastighetsbolag AB	556012-9388	1,500	100
Dormant companies
—Arlanda buss AB	556030-5335	1,000	100
—Billingens Trafik AB	556027-3137	14,000	100
—Enköping-Bålsta Trafik AB	556410-2894	1,000	100
—Gävle Trafik AB	556031-1812	70,000	100
—Hälsinge Wasatrafik AB	556039-2622	1,550	100
—AB Härnösandsbuss	556029-8258	3,000	100
—Karlstadsbuss AB	556051-2039	3,000	100
—AB Kristinehamns Omnibusstrafik	556043-6445	9,000	100
—Saltsjöbuss AB	556210-1500	2,500	100
—Swebus Service AB	556041-6736	1,000	100
—Swebus Västerås AB	556115-9988	5,100	100
—Tumlare Buss AB	556068-5975	1,010	100
—Wasabuss AB	556416-2419	1,000	100
—Wasatrafik AB	556048-9188	2,400	100
—AS Concordia Bus Baltic Holding*	10675176	40,000	100

*
AS Concordia Bus Baltic Holding was liquidated April 7, 2004.

Note 31. Related party transactions

        Two of the supervisory board members of Concordia Bus BV, the ultimate parent company of Concordia Bus Nordic Holding AB, are appointed by Schøyen Gruppen A/S ("Schøyen Group") and two are appointed by Bus Holdings S.A.R.l, an affiliate of Goldman Sachs International. Each director may receive compensation for services in that capacity. Erik Linnarsson is a partner at Advokatfirman Lindahl HB, which acts as legal counsel to Concordia, and is a director of certain of Concordia's operating subsidiaries.

        In connection with Concordia Bus Nordic's issuance of the EUR 130 million senior secured notes in January 2004, Goldman Sachs International was engaged to provide assistance in the process of securing such offering. Their fees for such services were SEK 31 million.

        Under a lease arrangement between Schøyen Group and Ingeniør M.O. Schøyens Bilcentraler A/S ("SBC"), Schøyen Group has leased depots and other real property to SBC, a subsidiary of Concordia, for a period of ten years ending in 2009. The rentals paid were SEK 13 million, SEK 15 million, and SEK 14 million for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively.

        Schøyen Prosjekt and Finans ASA, an affiliated company of Schøyen Group, was engaged to provide consulting services in relation to the acquisition by Concordia of Sporveiebussen AS, an operator of approximately 160 buses in Norway. The fees paid for their services were SEK 0.6 million, SEK 0.3 million for the years ended February 28, 2002 and 2003, respectively. In addition, during the year ended February 28, 2002 they were engaged in connection with securing the sale and leaseback of properties belonging to Swebus AB, a subsidiary of Concordia. For the year ended February 28, 2002, their fees for this service were SEK 2.4 million.

        In addition to being 18% owned by Schøyen Group, Schøyen Prosjekt and Finans ASA is 72% owned by Finans Forvaltning AS. Finans Forvaltning AS is 51% owned by Frode Larsen, 22.25% owned by Georg Kervel, and 4.5% owned by Harold Arnvaern, all of whom are members of the board of directors of Concordia Bus BV.

        Concordia Bus Management A/S, an affiliated company 100% owned by Concordia Bus BV, has provided management services to Concordia and its subsidiaries. A management fee has been charged to Concordia and their subsidiaries for these services amounting to SEK 25 million, SEK 23 million, and SEK 15 million for years ended February 29, 2002, February 28, 2003, and February 28, 2004, respectively.

        Within the Concordia Bus BV group external debt has been issued by Concordia Bus Nordic Holding AB and its direct parent, Concordia Bus AB. Such external debt is used to finance operations within the group. Concordia Bus Nordic Holding AB has a net non-current liability to affiliated companies amounting to SEK 339 million on February 29, 2004. Interest paid by Concordia to affiliated companies, net of interest received from affiliated companies, was SEK 26 million and SEK 24 million for the years ended February 28, 2003 and February 29, 2004, respectively. Interest received by Concordia from affiliated companies, net of interest paid to affiliated companies, was SEK 3 million for the year ended February 28, 2002.

Note 32. Reconciliation to accounting principles generally accepted in the United States of America

        Accounting policies used by the Concordia Bus Nordic Holding AB and subsidiaries conform with accounting principles generally accepted in Sweden ("Swedish GAAP") which differ in certain significant respects from accounting principles generally accepted in the United States of America

("U.S. GAAP"). Below are descriptions of these differences and a reconciliation of net loss, shareholder's equity and cash flows to U.S. GAAP.

	Note	Year ended February 28, 2003	Year ended February 29, 2004
Net loss under Swedish GAAP		(179)	(171)
Adjustments:
Goodwill amortization	(a)	13	13
Push-down accounting	(b)	—	—
Pensions	(c)	1	2
Refund from defined contribution pension plan	(d)	—	—
Derivative financial instruments	(e)	(11)	26
Sale-leaseback of real estate	(f)	7	15
Lease classification	(g)	(8)	(6)
Restructuring	(h)	—	6
Tax effect of U.S. GAAP adjustments		9	(12)

Net loss under U.S. GAAP		(168)	(127)

Weighted-average number of shares outstanding		300	300
Primary and diluted net loss per share under U.S. GAAP (in thousands of SEK)		(560)	(425)
	Note	February 28, 2003	February 29, 2004
Shareholder's equity under Swedish GAAP		412	235
Adjustments:
Goodwill amortization	(a)	6	19
Push-down accounting	(b)	564	570
Pensions	(c)	(7)	(5)
Refund from defined contribution pension plan	(d)	54	54
Derivative financial instruments	(e)	(26)	—
Sale-leaseback of real estate	(f)	(51)	(35)
Lease classification	(g)	(11)	(17)
Restructuring	(h)	—	6
Tax effect of U.S. GAAP adjustments		11	(1)

Shareholder's equity under U.S. GAAP		952	826

        Under Swedish GAAP, Concordia's cash flow statements are presented in accordance with the Swedish Financial Accounting Standards Council's recommendation No. 7. These statements present substantially the same information as is required under U.S. Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," although the classification of certain items is different.

        A reconciliation of Concordia's operating, investing and financing activities, classified in accordance with U.S. GAAP, from the amounts shown in the Swedish GAAP cash flow statement, are as follows:

	Note	Year ended February 28, 2003	Year ended February 29, 2004
Cash flows provided by (used in) operating activities, Swedish GAAP		(66)	24
Lease classification	(g)	12	12

Cash flows provided by (used in) operating activities, U.S. GAAP		(54)	36

Cash flows used in investing activities, Swedish GAAP		(136)	(11)

Cash flows used in investing activities, U.S. GAAP		(136)	(11)

Cash flows provided by (used in) financing activities, Swedish GAAP		(95)	152
Lease classification	(g)	(12)	(12)

Cash flows provided by (used in) financing activities, U.S. GAAP		(107)	140

Net increase (decrease) in cash and bank balances		(297)	165

        There were no significant noncash investing or financing activities during either of the years presented above other than that Concordia entered into capital leases resulting in the recognition of capitalized vehicle costs and related capital lease obligations of SEK 37 for the year ended February 29, 2004 and SEK 1 million for the year ended February 28, 2003.

(a)   Goodwill amortization

        For Swedish GAAP, Concordia amortizes goodwill balances based on their estimated economic lives and assesses the balances for impairment whenever there is an indicator that the assets may be impaired. Effective March 1, 2002, Concordia adopted Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets," for U.S. GAAP purposes. SFAS No. 142 requires goodwill to no longer be amortized, but instead be tested for impairment upon adoption of SFAS No. 142, as well as on an annual basis, and more frequently if circumstances indicate a possible impairment. If the carrying value of goodwill exceeds its fair value, an impairment loss is recognized. Prior to adopting SFAS No. 142, for U.S. GAAP purposes, Concordia amortized goodwill balances over their estimated economic lives, not to exceed twenty years, and assessed the balances for impairment whenever events or changes in circumstances indicated that the carrying amounts may not be recoverable.

        Upon the adoption of SFAS No. 142, the transition provisions of SFAS No. 141, "Business Combinations," also became effective requiring, in certain circumstances, the reclassification of amounts between recognized goodwill and other intangibles relating to previous business combinations. The transition provisions of SFAS No. 141 did not affect any of Concordia's previously reported goodwill under U.S. GAAP.

        Under SFAS No. 142, the U.S. GAAP goodwill impairment test is performed at the reporting unit level and is comprised of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the fair value of the applicable reporting unit to its carrying value, including goodwill. Concordia's measurement of fair value is based on an evaluation of both future discounted cash flows, consistent with those utilized in Concordia's annual planning process, and public company trading multiples. If the carrying value exceeds fair value, a second step is performed, which compares the implied fair value of the applicable reporting unit's goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any. Subsequent reversal of a recognized impairment loss is prohibited.

        Upon adoption of SFAS No. 142, Concordia performed transitional impairment tests of goodwill under U.S. GAAP. As a result of these impairment tests, no impairment charges were recognized at the date of adoption. Subsequent annual impairment tests are performed, at a minimum, on goodwill in conjunction with Concordia's annual planning process. No impairments were recorded under U.S. GAAP as a result of the annual impairment tests.

(b)   Push-down accounting

        A greater amount of goodwill is recorded under U.S. GAAP compared to Swedish GAAP. The greater amount of goodwill for U.S. GAAP purposes is primarily a result of the fact that approximately SEK 680 million of goodwill, which was created when Concordia's shareholder acquired Concordia on January 14, 2000, was not required to be pushed down to the financial statements of Concordia in accordance with Swedish GAAP. U.S. GAAP requires such goodwill be pushed down since Concordia became wholly owned by one shareholder as a result of the acquisition. That greater amount of goodwill was amortized under U.S. GAAP until February 28, 2002 at which time amortization was ceased as described in (a) above.

(c)   Pensions

        Both Swedish and U.S. GAAP have the same objective, which is the accrual for the projected cost of providing such pension benefits. There are certain differences with U.S. GAAP being more prescriptive, requiring the use of the projected unit credit method; whereas under Swedish GAAP, the accrued benefit obligation is calculated. Other areas of differences include the actuarial assumptions, the treatment of actuarial gains and losses and plan changes. Concordia has pension arrangements under two defined benefit plans for its employees in Norway and one defined benefit plan for retired employees in Sweden.

        Concordia's defined benefit pension plan for Swedish retirees is unfunded and has 617 plan participants at February 29, 2004.

        Prior to January 1, 2004, Concordia offered two defined benefit pension plans to employees in Norway. One of the plans was for employees who begin work with Concordia before the age of 58 years. Such plan is funded and has 670 plan participants at February 29, 2004. The plan assets are invested in a combination of equity securities, government guaranteed bonds, real estate and other high-grade long-term investments. The other plan was for employees who begin work at the age of 58 years or later. Such plan is not funded and includes 511 plan participants at February 29, 2004. Beginning January 1, 2004, the two defined benefit plans were closed to new enrollments. Instead, new employees must enroll in SBC's defined contribution plan.

        The amounts computed in accordance with U.S. GAAP as shown below relate to the defined benefit pension plans described previously:

	2003	2004
Change in benefit obligation:
Benefit obligation beginning of the year	191	196
Service cost	6	4
Interest cost	13	11
Actuarial (gains) losses	1	(1)
Benefits paid	(15)	(16)
Other	—	(2)

Benefit obligation end of the year	196	192

Change in plan assets:
Fair value of plan assets at the beginning of the year	112	116
Actual return on plan assets	8	7
Employer contributions	11	4
Benefits paid	(15)	(6)
Other	—	(5)

Fair value of plan assets at the end of the year	116	116

Funded status	(80)	(76)
Unrecognized net actuarial loss	9	14

Accrued benefit obligation	(71)	(62)

Components of net pension cost:
Service cost	6	4
Interest cost	13	11
Expected return on plan assets	(8)	(7)
Amortization of net actuarial (gain) loss	(1)	—
Social charges	1	—

Net pension cost	11	8

Weighted-average assumptions at year end:
Discount rates	5.5–7.0%	5.5–7.0%
Expected return on plan assets	7.0%	6.0%
Rate of compensation increases	3.0%	3.0%
Inflation rates	2.0%	2.0%

        A reconciliation of the above disclosures, which are combined for Concordia's three defined benefit plans, to the amounts recorded in the balance sheet is as follows:

	February 28, 2003	February 29, 2004
Norwegian plan with net prepaid pension asset	11	11
Norwegian plan with net pension obligation	(18)	(16)
Swedish plan with net pension obligation	(64)	(57)

Net accrued pension benefit obligation	(71)	(62)

        In regards to the plans having a net pension obligation, the following is the funded status of those plans on a combined basis, before consideration of unrecognized items:

	February 28, 2003	February 29, 2004
Accumulated benefit obligation	(73)	(62)
Fair value of plan assets	—	—

Funded status	(73)	(62)

        For other active employees the entities in the Swebus group have individual plans or participate in plans administered outside Concordia. These pension plans are generally non-contributory for the employees and cover substantially all of Swebus employees.

(d)   Refund from defined contribution pension plan

        Swedish companies participate in a collectively bargained pension plan for all Swedish white-collar employees (a multiemployer pension plan). Required contributions to the plan are charged to earnings as they become due and payable for purposes of both Swedish GAAP and U.S. GAAP. In 1998, the plan administrator ("SPP") announced a significant surplus in the plan and that the surplus would be refunded to plan participants. In 1999, the plan administrator announced how much each employer would receive. In 2000, actual payment terms were announced, which include an initial cash refund based on a formula (which resulted in a refund of 20% of the calculated share of surplus for many companies) with the remainder applied as a credit against future premiums or potentially transferred to another entity. Until the surplus was refunded to participating companies, it was the legal property of the pension plan. Under Swedish GAAP, the refund was recognized as an asset as part of the net assets of which were acquired by its shareholder on January 14, 2000. Such accounting treatment differs from the accounting treatment under U.S. GAAP, where any refunds under a defined contribution plan are recognized as income in the period when the refund can actually be utilized. Thus, under U.S. GAAP, no asset for this refund was recognized in connection with the acquisition of Concordia by its shareholder. As of February 28, 2002, Concordia had received the full amount of the refund in cash and, consequently, had recognized the amount in income under U.S. GAAP.

(e)   Financial instruments

  Derivative Financial Instruments:

        Concordia uses financial instruments to manage risks associated with interest rate exposure on variable rate debt, fuel price risk and foreign currency exposure associated with Euro-denominated debt. These financial instruments include interest rate swaps, fixed price fuel contracts and foreign currency contracts.

        Under Swedish GAAP, hedge accounting is used as long as a hedge is considered effective and then the fair value of the hedge instrument is held off balance sheet. The net settlement of the instrument is recorded on the same line as the expense from the hedge exposure.

        U.S. GAAP requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. U.S. GAAP requires that changes in a derivative's fair value be recognized currently in earnings unless specific criteria are met to account for such financial instruments as hedges. Concordia accounts for changes in the fair value of all its derivative financial instruments through income as it has not chosen to designate any of the derivative instruments as hedges for U.S. GAAP purposes.

  Fair Values of Financial Instruments

        The carrying amounts of Concordia's categories of financial fixed assets, accounts and other current receivables, cash and cash balances approximated their respective fair values at February 29, 2003 and February 28, 2004. Similarly, the carrying amounts of Concordia's categories of non-current liabilities and current liabilities approximated their respective fair values at February 29, 2003 and February 28, 2004.

        The fair values of derivative financial instruments held by Concordia at February 29, 2004 are included in Note 28. In certain circumstances, the fair values of the derivatives financial instruments are not recorded for Swedish GAAP reporting purposes. However, for U.S. GAAP reporting purposes, the carrying amounts of all derivative financial instruments are equal to their fair values as stated above.

(f)    Sale-leaseback of real estate

        Under Swedish GAAP, a gain incurred in connection with a sale-leaseback transaction where the criteria for a financial lease transaction is not fulfilled and where the transaction is based on fair value should be recognized in the period when the sales transaction has been consummated. Under U.S. GAAP, any gain on a sale-leaseback transaction where a majority of the assets are retained by the seller must be deferred and recognized over the life of the lease, if a capital lease, or in proportion to gross rentals if an operating lease.

        In periods prior to March 1, 2002, Concordia sold properties and simultaneously leased them back. Under Swedish GAAP, Concordia recorded immediate net gains related to these sale-leaseback transactions in its statement of operations. Under U.S. GAAP, the net gains related to these transactions were deferred and are being amortized in relation to the lease agreement.

(g)   Lease classification

        Under Swedish GAAP, leases are reported in the consolidated financial statements as capital leases if the lease entails the transfer to the lessee, to a material extent, of the economic risks and benefits generally associated with ownership. If this is not the case, the lease is reported as an operating lease and the lease payments are expensed as incurred.

        Under U.S. GAAP, specific criteria are used to determine whether a lease is a capital lease. Specifically, a capital lease is one where either the minimum payments are in excess of 90% of the fair market value, the leased assets or the lease term is equal to or greater than 75% of the estimated economic life of the property, the lease contains a bargain purchase option, or the lease transfers ownership of the property to the lessee at the end of the lease term.

        Certain of Concordia's leases, that resulted from the sale-leaseback transactions entered into by Concordia as described in (f), are capital leases for U.S. GAAP purposes and operating leases for Swedish GAAP purposes.

(h)   Restructuring

        For Swedish GAAP, Concordia recorded a restructuring provision of SEK 6 million at February 29, 2004, relating to one-time, employee termination costs pertaining to the close-down of operations in Gothenburg, Sweden which will occur after February 29, 2004. As the employees must continue working for longer than a minimum retention period to receive the termination benefit, the termination costs are deemed to have future benefit under U.S. GAAP. As a result, under U.S. GAAP, the termination costs cannot be recognized as a provision at February 29, 2004. Instead, the fair value of the obligation at February 29, 2004 will be recognized for U.S. GAAP ratably over the estimated remaining service period of the employees.

(i)    Comprehensive loss under U.S. GAAP

        The following presents comprehensive loss, defined as changes in the stockholder's deficit of Concordia as a result of transactions other than those with the owner:

	Year ended February 28, 2003	Year ended February 29, 2004
Net loss	(168)	(127)
Other comprehensive income (loss):
Change in cumulative translation adjustment, net of tax	(9)	1

Comprehensive loss	(177)	(126)

(j)    Changes in shareholder's equity under U.S. GAAP

Shareholder's Equity
Shareholder's equity March 1, 2002	1,231
Group contribution to shareholder	(141)
Income tax effect on group contribution to shareholder	39
Change in cumulative translation adjustment	(9)
Net loss	(168)

Shareholder's equity February 28, 2003	952
Change in cumulative translation adjustment	1
Net loss	(127)

Shareholder's equity February 29, 2004	826

(k)   New accounting principles for U.S. GAAP

  Costs of Exit or Disposal Activities

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Under SFAS No. 146, a company measures costs associated with an exit or disposal activity at fair value and recognizes costs in the period in which the liability is incurred rather than at the date of a commitment to an exit or disposal plan. Concordia was required to apply SFAS No. 146 on a prospective basis to all exit and disposal activities initiated after December 31, 2002. The application of SFAS No. 146 during the year ended February 29, 2004 did not have any impact on Concordia's consolidated financial position or results of operations except as previously described in (h).

  Accounting for Certain Guarantees

        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 applies to certain guarantees that a company gives to third parties and requires that a company recognize, at the inception of giving the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee even if it is not probable that payments will be required under the guarantee. Concordia was required to apply FIN No. 45 on a prospective basis to applicable guarantees issued or modified after December 31, 2002. The application of FIN No. 45 during the year ended February 29, 2004 did not have any impact on Concordia's consolidated financial position or results of operations.

  Consolidation of Variable Interest Entities

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," which was later revised in December 2003. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities for the year ended February 28, 2005. The adoption of the applicable provisions of FIN No. 46 during the year ended February 29, 2004 did not have any impact on Concordia's consolidated financial position or results of operations. The remaining provisions become effective after February 29, 2004, but management does not expect that such provisions will have a material impact on Concordia's consolidated financial position or results of operations.

  Certain Rescissions, Amendments and Technical Corrections

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." SFAS No. 145 also amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Lastly, SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Certain provisions of SFAS No. 145 became effective during the year ended February 28, 2003 but did not have any impact on Concordia's consolidated financial position or results of operations. The remaining provisions became effective during the year ending February 29, 2004, but did not have any impact on Concordia's consolidated financial position or results of operations.

  Asset Retirement Obligations

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." Under SFAS No. 143, a company is required to recognize the fair value of a liability for legal and constructive obligations associated with the retirement of tangible, long-lived assets in the period incurred, if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset. The adoption of SFAS No. 143 on March 1, 2003 did not have any impact on Concordia's consolidated financial position or results of operations.

  Accounting Guidance on Derivatives Amended and Clarified

        During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, SFAS No. 149 clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The application of SFAS No. 149 during the year ending February 29, 2004 did not have any impact on Concordia's consolidated financial position or results of operations.

  Financial Instruments with Characteristics of both Liabilities and Equity

        During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires a company to classify as liabilities (or assets in some circumstances) three types of freestanding financial instruments that embody obligations for a company. One type is mandatorily redeemable shares, which a company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require a company to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. Under previous accounting rules, a company could account for those three types of instruments as equity. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. SFAS No. 150 is effective for financial instruments entered into by Concordia or modified after May 31, 2003, and otherwise is effective for Concordia beginning March 1, 2004. The application of SFAS No. 150 during the year ending February 29, 2004 to instruments which were new or modified after May 31, 2003 did not have any impact on Concordia's consolidated results of operations or financial position. The application of

SFAS No. 150 to all other instruments beginning March 1, 2004 did not have any impact on Concordia's consolidated results of operations or financial position.

  Revenue Arrangements with Multiple Deliverables

        In November 2002, the Emerging Issues Task Force of the FASB reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21), providing further guidance on how to account for multiple element revenue contracts. EITF 00-21 is effective for Concordia for all revenue arrangements entered into on or after September 1, 2003. The application of EITF 00-21 to revenue arrangements entered into on or after September 1, 2003 did not have any impact on Concordia's consolidated results of operations or financial position.

Note 33. Accounts receivable

        Accounts receivable and related allowance for doubtful accounts was as follows:

	February 28, 2003	February 29, 2004
Accounts receivable	337	318
Less: Allowance for doubtful accounts	(3)	(8)

Net accounts receivable	334	310

        As Concordia's customers are primarily governmental, Concordia has not experienced significant uncollectibility problems historically. Changes in the allowance for doubtful accounts were as follows:

Allowance for doubtful accounts receivable:	Year Ended Feburary 28, 2002	Year Ended Feburary 28, 2003	Year Ended February 29, 2004
Beginning balance	(1)	(4)	(3)
Additions to allowance charged to expense	(3)	(2)	(5)
Accounts receivable written off against the allowance	0	3	0

Ending balance	(4)	(3)	(8)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the Board of Directors and Shareholder of Swebus AB

        We have audited the accompanying balance sheets of Swebus AB (the "Company") as of February 28, 2003 and February 29, 2004, and the related statements of operations and cash flows for each of the three years in the period ended February 29, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2003 and February 29, 2004, and the results of its operations and its cash flows for each of the three years in the period ended February 29, 2004 in conformity with accounting principles generally accepted in Sweden.

        Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net loss for the years ended February 28, 2003 and February 29, 2004 and the determination of shareholder's equity and financial position at February 28, 2003 and February 29, 2004 to the extent summarized in Note 16.

Deloitte & Touche AB
Stockholm, Sweden
May 24, 2004

SWEBUS AB

STATEMENTS OF OPERATIONS

(all amounts in millions of SEK, except share and per share amounts)

	Note	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Net revenue for bus services		3,035	3,440	3,506
Other operating income		97	84	72

Total revenue	2	3,132	3,524	3,578

Operating expenses
Fuel, tires and other consumables	2	(626)	(686)	(688)
Other external costs	3	(909)	(1,058)	(1,090)
Personnel costs	4	(1,674)	(1,933)	(1,984)
Depreciation of tangible assets	6,7	(26)	(10)	(11)

Operating loss	2	(103)	(163)	(195)

Interest income from affiliated companies	15	17	68	56
Other interest income and similar items		3	—	—
Interest expense to affiliated companies	15	(126)	(70)	(64)
Other interest expense		—	(1)	(1)
Other financial expenses		(3)	(1)	(2)

Loss before income taxes		(212)	(167)	(206)
Income taxes	5	54	44	42

Net loss		(158)	(123)	(164)

Weighted-average number of shares outstanding		3,000	3,000	3,000
Net loss per share (SEK)		(52,634)	(40,885)	(54,575)

The accompanying notes are an integral part of these financial statements.

SWEBUS AB

BALANCE SHEETS

(all amounts in millions of SEK)

ASSETS	Note	February 28, 2003	February 29, 2004
Fixed assets
Tangible fixed assets
Leasehold improvements		1	1
Vehicles	6	18	19
Equipment, tools, fixtures and fittings	7	15	15

Total tangible fixed assets		34	35

Financial fixed assets
Receivables due from affiliated companies	15	639	188
Deferred income tax asset	5	6	—

Total financial fixed assets		645	188

Total fixed assets		679	223

Current assets
Inventory		26	23

Current receivables and other current assets
Accounts receivables	17	268	243
Receivables due from affiliated companies	15	—	9
Other current receivables		26	75
Accrued income and prepaid expenses	8	156	219

Total receivables and other current assets		450	546

Cash and bank balances	9	155	175

Total current assets		631	744

TOTAL ASSETS		1,310	967

The accompanying notes are an integral part of these financial statements.

SWEBUS AB

BALANCE SHEETS

(all amounts in millions of SEK)

SHAREHOLDER'S EQUITY AND LIABILITIES	Note	February 28, 2003	February 29, 2004
Shareholder's equity	10
Restricted equity
Share capital (3,000 shares at par value SEK 100)		0	0
Restricted reserves		0	0

Total restricted equity		0	0

Non-restricted equity
Retained earnings		398	399
Net loss for the year		(123)	(164)

Total non-restricted equity		275	235

Total shareholder's equity		275	235

Liabilities
Provisions
Pension liability		4	4
Provision for loss making contracts		21	62
Other provisions	11	—	6

Total provisions		25	72

Non-current liabilities
Other non-current liabilities	12	12	8
Liabilities to affiliated companies		446	—

Total non-current liabilities		458	8

Current liabilities
Accounts payable		198	220
Other liabilities		46	109
Accrued expenses and deferred income	13	308	323

Total current liabilities		552	652

TOTAL SHAREHOLDER'S EQUITY AND LIABILTIES		1,310	967

PLEDGED ASSETS AND CONTINGENT LIABILITIES
Pledged assets
Floating charges	14	100	100
Contingent liabilities
Guarantee on behalf of Concordia Bus Nordic AB	14	—	1,198

The accompanying notes are an integral part of these financial statements.

SWEBUS AB AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

(all amounts in millions of SEK)

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Operating activities
Loss before income taxes	(212)	(167)	(206)
Adjustments for items excluded from cash flows:
Depreciation	26	10	11
Capital losses	1	—	—
Change in pension liability	(1)	—	—
Change in provision for loss contracts	(5)	6	46
Change in interest receivable	—	—	(9)
Change in interest payable	(57)	(5)	17

Cash flows used in operating activities before changes in working capital	(248)	(156)	(141)

Change in working capital:
(Increase) decrease in inventory	(5)	(6)	3
(Increase) decrease in current receivables	(108)	202	535
Decrease in current liabilities	(230)	(53)	(363)

Change in working capital	(343)	143	175

Net cash flows provided by (used in) operating activities	(591)	(13)	34

Investing activities
Investments in intangible fixed assets	(1)	—	—
Investments in tangible fixed assets	(17)	(7)	(11)
Sales of tangible fixed assets	19	—	—
Sales of financial fixed assets	60	—	—

Net cash flows provided by (used in) investing activities	61	(7)	(11)

Financing activities
Payments of financial lease obligations	—	(4)	(3)
Group contribution received	199	—	—
Shareholder's contribution received	317	—	—

Net cash flows provided by (used in) financing activities	516	(4)	(3)

Net increase (decrease) in cash and bank balances	(14)	(24)	20
Cash and bank balances at beginning of year	193	179	155

Cash and bank balances at end of year	179	155	175

The accompanying notes are an integral part of these financial statements.

SWEBUS AB

NOTES TO FINANCIAL STATEMENTS

(all amounts in millions of SEK unless otherwise stated)

Note 1: Organization and accounting principles

Organization

        Swebus AB ("Swebus") is a Swedish registered limited liability company, wholly owned by Concordia Bus Nordic AB (reg no 556031-8569) with its registered office in Stockholm, Sweden. The final operational parent company is Concordia Bus BV. The primary operations of Swebus consist of providing regular bus services under contract to transit authorities in Sweden.

        During January 2004, Swebus' shareholder, Concordia Bus Nordic AB, issued EUR 130 million of 9.125% senior secured notes due August 1, 2009. Concordia Bus Nordic AB pledged its shares in certain of its subsidiaries, including Swebus, as collateral for the senior secured notes, and Swebus, together with other affiliated companies, is a guarantor of the notes. See Note 14.

Accounting Principles

        The financial statements of Swebus have been prepared in accordance with accounting principles generally accepted in Sweden ("Swedish GAAP") and, thus, have been prepared in accordance with the Swedish Annual Accounts Act, as well as in accordance with recommendation and statements from the recommendations of the Swedish Accounting Standards Board ("Bokföringshämnden" or "BFN"). Swebus' accounting policies, as described below, have been applied consistently in all periods presented.

        Swebus is required to reconcile its financial statements to accounting principles generally accepted in the United States of America ("U.S. GAAP"). Significant differences between Swedish GAAP and U.S. GAAP are described in Note 16.

Currency

        These financial statements have been prepared in SEK. References to "SEK", "Swedish krona" or "Swedish kronor" are to Swedish currency.

Revenue recognition

        The majority of Swebus' revenues arise from contracts with local public transportation authorities having contract terms of up to 8 years ("CPTA contracts").

  •
  CPTA contracts generally provide Swebus with fixed fee revenue in return for the contracted bus services. Accordingly, all ticket revenues collected by Swebus on such contracts, referred to as gross agreements, are forwarded to the local public transportation authorities, and Swebus receives its fixed fees regardless of the number of passengers transported. Under some contracts, Swebus receives fees from the local transportation authority after providing services. Under other contracts, Swebus receives fees in advance of providing services. Regardless of the timing of receiving the fees from the local public transportation authorities, Swebus recognizes revenue on a straight-line basis over the period of the contract and, accordingly, accrues for earned fee revenue or defers unearned fee revenue as appropriate. Such fixed fees are generally subject to periodic adjustment for certain changes in costs incurred or cost indices. In recognizing the fee revenue over the period of the contract, Swebus records adjustments to the fee revenue during the contract period based on the agreed cost adjustment mechanism contained in the contracts.

  •
  Revenues earned by Swebus on certain other CPTA contracts, referred to as net agreements, are based on or consider the number of passengers transported. Revenues for these contracts are recognized on the date of travel by the passenger.

        Revenue also includes rental income, sale of fuel and diesel and from engineering services. The revenue resulting from other operating activities is recognized when the product is delivered or the service is performed or, in terms of leasing revenues, on a straight-line basis over the term of lease.

        Where appropriate, revenue amounts are shown net of value-added taxes.

Income Taxes

        The total income tax expense of Swebus consists of current and deferred income taxes. Deferred income tax primarily consists of estimated tax on changes in untaxed reserves for the year and the unused portions of income tax loss carryforwards to the extent that these losses can be used in the future as a reduction of future taxable income. The deferred income tax position is calculated using the enacted tax statutory rate.

Depreciation

        Annual depreciation and amortization is computed using a straight-line method based on the following percentages:

Leasehold improvements	20–33%
Vehicles	7.15–33%
Equipment, tools, fixtures and fittings	10–33%

Tangible fixed assets

        Tangible fixed assets are valued at cost, less accumulated depreciation and impairment charges.

Impairment of tangible fixed assets

        Impairment reviews of tangible fixed assets are performed whenever there is an indication of possible impairment. The carrying values of fixed assets are not considered to be recoverable when the expected discounted cash flows from those assets are less than their carrying values. An impairment loss is determined based on the amount by which the carrying value exceeds the fair value of those assets. Losses on fixed assets to be disposed of are determined in a similar manner, taking into account the selling price reduced by the costs of disposal.

Receivables and payables in foreign currencies

        Receivables and payables in foreign currencies are valued using the rate as of the balance sheet date. Gains and losses on trade receivables and payables are reported under operating profit

(loss). Gains and losses related to other receivables and payables are reported under financial income and expense.

Inventories

        Inventories are valued at the lower of cost, using the first in first out method, or market value after provision for obsolescence.

Loss making contracts

        A significant portion of Swebus' revenues are derived from five to eight-year year contracts with municipalities to provide bus services in a particular area. Under the terms of the contracts, the revenues are generally indexed at a rate corresponding to a consumer price index or a net price index. Due to changes in circumstances and because costs have generally increased more quickly than revenues, such contracts may become loss making. Swebus records a provision for such loss making contracts at the lowest level for which there are separate identifiable cash independent cash flows. Losses are recognized in the period in which management determines that cumulative losses will be incurred on a particular contract. The loss is computed after taking into account direct costs related to the service provided under the contract including depreciation or operating rentals on the related buses which will be used to meet the service obligation. Provisions for loss making contracts have been made on an individual basis for the contracts where contractual revenues do not cover the estimated costs without regard to other profitable contracts. The provision is calculated as the difference between the estimated costs to fulfil the contractual commitment and the contractual revenues.

Restructuring

        Swebus records provisions for restructuring and related activities only after the detailed formal plan for the restructuring has been formulated and either the implementation commences or the main features of the plan have been announced to those affected by it. Provisions for restructuring include only the direct expenditures arising from the restructuring, which are those that are both necessarily entailed by the restructuring and not associated with the ongoing activities of the enterprise.

Leasing

        Leases are classified in the financial statements as either finance leases or operating leases. A finance lease transfers to the lessee the significant economic risks and rewards of ownership. If this is not the case, the lease is an operating lease. For each finance lease, a fixed asset is reported in the balance sheet and a corresponding lease obligation is recorded as a liability. In the statement of operations, the costs of finance leases are reported as depreciation of the carrying value of the fixed asses and interest expense on the lease obligation. For operating leases, no asset or liability is recorded in the balance sheet. In the statement of operations, the periodic rental payments for operating leases are expensed on a straight-line basis.

Cash flow statement

        The cash flow statement is derived from the statement of operations and other changes between opening and closing balance sheets. The cash and bank balances in the cash flow statement includes securities, time deposits and other short term deposits.

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities to the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Segment information

        Swebus operates in one segment only, the CPTA business in Sweden.

Note 2. Operating income and operating expenses

Sales to affiliated companies

        Net sales from bus services includes sale to affiliated companies of SEK 24 million, SEK 32 million and SEK 15 million for the years ended February 29, 2004, February 28, 2003 and February 28, 2002 respectively. Other operating income includes revenues from affiliated companies of SEK 14 million, SEK 19 million and SEK 12 million for the years ended February 29, 2004, February 28, 2003 and February 28, 2002 respectively. Other operating income mainly relates to the sale of diesel and other income from affiliated companies, including workshop services.

Purchases from affiliated companies

        Operating expenses includes purchases from affiliated companies of SEK 338, SEK 372, and SEK 353, respectively, for the years ended February 28, 2002, February 28, 2003, and February 29, 2004. Purchases from affiliated companies included operating lease rental payments of SEK 234, SEK 314, and SEK 306, respectively, for the years ended February 28, 2002, February 28, 2003, and February 29, 2004.

Note 3. Other external expenses

Remuneration and cost compensation to auditors	Year Ended February 28, 2003	Year Ended February 29 2004
(amounts in thousands of SEK)
Deloitte & Touche AB
Audit fees	741	750
Other consultancy fees	749	191

Total	1,490	941

        Audit fees represent the independent auditors examination of the financial statements. The audit fees also represents fees in conjunction with the auditor's examination of significant decisions, actions taken and circumstances of the Company in order to be able to determine the possible liability to the Company of any Board Member or the Managing Director or whether they have in some other way acted in contravention of the Companies Act, the Annual Accounts Act or the Articles of Association. All other services provided are included in "other consultancy fees".

Operating lease fees	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Fees paid to affiliated companies	234	315	306
Fees paid to others	150	249	292

Total	384	564	598

        Swebus had 1,049 buses under operating lease agreements at February 29, 2004 compared to 939 at February 28, 2003 and 601 at February 28, 2002. Swebus also has nine properties under operational leasing agreements in which it conducts its business. At February 29, 2004, the net present value of future leasing payments for buses was SEK 772 compared to SEK 833 at February 28, 2003 and SEK 563 at February 28, 2002. At February 29, 2004, the net present value of sublease rental payments to be received by Swebus relating to buses was SEK 21 compared to SEK 35 at February 28, 2003 and SEK 32 at February 28, 2002. At February 29, 2004, the net present value of future leasing payments for properties was SEK 52 compared to SEK 58 at February 28, 2003 and SEK 65 at February 28, 2002.

        Future lease payments for rentals due calculated at net present value are as follows:

	February 28, 2003	February 29, 2004
Net present value of future lease payments
—Vehicles (Buses)	833	772
—Real estate and other	58	52

Total	891	824

        The table below summarises the net present value of the future lease payments for the Concordia Bus Nordic group regarding buses under operational leasing contracts and the expected maturity as of February 29, 2004.

        Total future minimum lease payments discounted for each of the periods are as follows:

	Total	Less than a year	1–3 years	4–5 years	After 5 years
—Vehicles (Buses)	772	243	469	60	0
—Properties	52	6	22	17	7

Total	824	249	491	77	7

        The following is a schedule by years of future minimum gross rental payments required under operating leases as of February 29, 2004.

Years Ending:
February 28, 2005	330
February 28, 2006	303
February 28, 2007	208
February 29, 2008	126
February 28, 2009	60
Later years	22

Total	1,049

Note 4. Employees and personnel costs

Average number of employees	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29 2004
Women	711	750	911
Men	4,325	4,826	4,856

Total	5,036	5,576	5,767

Salaries, remunerations and payroll overhead
Salaries and other remunerations to board of directors and managing director(1)	1	3	3
Salaries and other remunerations to other employees	1,191	1,345	1,374
Pension costs to board of directors and managing director(1)	0	5	2
Pension costs to other employees	62	79	87
Other social security costs	402	465	466

Total	1,656	1,897	1,932

(1)
The board of directors and managing director also include the former managing director.

        Pension costs refer to payments under Swebus' defined contribution pension plan

	Year Ended February 28, 2002		Year Ended February 28, 2003		Year Ended February 29, 2004
Board members and senior management	Number	There of men	Number	There of men	Number	There of men
Members of the board	4	100%	6	100%	6	100%
Managing directors and other senior management	10	80%	11	82%	10	90%

Information about absence due to illness

        Absence due to illness as a percentage of ordinary working hours:

Year Ended February 29, 2004
Total absence due to illness	12.9%
—absence due to illness—women	18.9%
—absence due to illness—men	11.8%
—absence due to illness—age up to 29	8.2%
—absence due to illness—age 30-49	12.7%
—absence due to illness—age over 49	13.8%
Share of long-time absence of total absence	76.7%

Note 5. Taxes

	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29 2004
Income tax effect on group contribution received	55	42	48
Deferred income tax related to loss contracts	(1)	2	11
Valuation allowance of deferred income tax asset	—	—	(17)

Total income tax benefit	54	44	42

Difference between statutory income tax rate and effective income tax benefit:
Loss before income taxes	(212)	(167)	(206)
Income tax according to statutory tax rate, 28%	59	47	58
Temporary differences for which deferred income tax assets have not been recorded	—	—	(15)
Income tax effect regarding non-deductible items	(5)	(1)	—
Income tax on losses for which deferred income tax assets have not been recorded	—	(2)	(1)

Total income tax benefit	54	44	42

        The income tax rate in Sweden is 28%. The taxes are based on the loss before tax with adjustments for non deductible/non-taxable revenues/costs. Swebus AB had unrecorded accumulated tax losses amounting to SEK 9 as of February 29, 2004. The losses can be used forever. Swebus AB also had unrecorded accumulated temporary tax differences representing deferred tax benefits of SEK 21 as of February 29, 2004.

Temporary differences for tax purposes in the balance sheet

        Temporary differences exist if the values of assets and liabilities are different for tax purposes than for accounting purposes. Temporary differences have resulted in the following deferred income tax assets:

	February 28, 2003	February 29, 2004
Provision for loss making contracts	6	—

Total deferred income tax asset	6	—

Note 6. Vehicles

	Year Ended February 28, 2003	Year Ended February 29, 2004
Accumulated acquisition cost
Beginning balance	0	21
Purchases	21	6
Sales/Disposals	—	—

Ending balance	21	27

Accumulated depreciation
Beginning balance	0	(3)
Sales/Disposals	—	—
Depreciation for the year	(3)	(5)

Ending balance	(3)	(8)

Net book value, ending balance	18	19

        Regarding the purchase of vehicles, SEK 11, SEK 21 and SEK 1 were acquired through financial leases during the years ended February 28, 2002, February 28, 2003 and February 29, 2004, respectively. During the year ended February 29, 2004, Swebus acquired vehicles from an affiliated company in the amount of SEK 4, which was equal to the carrying amount of such vehicles on the financial statements of the affiliated company.

Note 7. Equipment, tools, fixtures and fittings

	Year Ended February 28, 2003	Year Ended February 29, 2004
Accumulated acquisition cost
Beginning balance	119	119
Purchases	6	6
Sales/Disposals	(6)	(0)

Ending balance	119	125

Accumulated depreciation
Beginning balance	(103)	(104)
Sales/Disposals	6	0
Depreciation for the year	(7)	(6)

Ending balance	(104)	(110)

Net book value, ending balance	15	15

Note 8. Accrued income and prepaid expenses

	February 28, 2003	February 29, 2004
Accrued income and prepaid expenses regarding CPTA	100	158
Other accrued income and prepaid expenses	56	61

Total	156	219

Note 9. Cash and bank balances

        Included in cash and bank balances is the portion of Swebus' outstanding balance for the checking account connected to the Concordia checking account, where Swebus' shareholder is the contracting party with the bank. Of Swebus' total cash and bank balances, the checking account was SEK 176, SEK 152 and SEK 175 at February 28, 2002, February 28, 2003 and February 29, 2004, respectively.

Note 10. Changes in shareholder's equity

	Share capital	Statutory reserve	Retained earnings (deficit)	Net loss for the year	Total
Balances at March 1, 2001	0	0	(13)	—	(13)

Group contribution received	—	—	199	—	199
Tax effect on group contribution	—	—	(56)	—	(56)
Shareholder's contribution received	—	—	317	—	317
Net loss for the year	—	—	—	(158)	(158)

Balances at February 28, 2002	0	0	447	(158)	289

Reclassification of prior year's net loss	—	—	(158)	158	—
Group contribution received	—	—	151	—	151
Tax effect on group contribution	—	—	(42)	—	(42)
Net loss for the year	—	—	—	(123)	(123)

Balances at February 28, 2003	0	0	398	(123)	275

Reclassification of prior year's net loss	—	—	(123)	123	—
Group contribution received	—	—	172	—	172
Tax effect on group contribution	—	—	(48)	—	(48)
Net loss for the year	—	—	—	(164)	(164)

Balances at February 29, 2004	0	0	399	(164)	235

Note 11. Other provisions

	February 28, 2003	February 29, 2004
Restructuring provision for close-down of operations	—	6

Total	—	6

Note 12. Other non-current liabilities

	February 28, 2003	February 29, 2004
Finance lease obligation
Payment due 1 year	5	5
Payment due 2–5 years	12	8

Total	17	13

        During the year ended February 29, 2004, Swebus entered into three finance leasing agreements. Two of the leasing agreements are for a period of 12 months and the third is for a period of 36 months.

        The following is a schedule by years of future minimum gross lease payments under finance leases together with the present value of the net minimum lease payments as of February 29, 2004:

Year ending
February 28, 2005	6
February 28, 2006	6
February 28, 2007	2
February 29, 2008	1
February 28, 2009	—
Later years	—

Total minimum gross lease payments	15
Less: Amount representing interest	(2)

Present value of minimum lease payments	13

        During the year ended February 28, 2003 Swebus acquired ten gas buses under financial lease agreements for use in the Vänersborgtraffic. These buses are leased for three years after which Swebus intends to purchase them. The leasing fees are based on depreciation according to the annuity method and a floating interest rate. The short-term portion of the finance leasing obligation is classified as other current liabilities.

Note 13. Accrued expenses and deferred income

	February 28, 2003	February 29, 2004
Accrued expenses and deferred income regarding CPTA	83	109
Accrued employee costs	179	201
Accrued rental charges	3	3
Other accrued expenses and deferred income	43	10

Total	308	323

Note 14. Pledged assets and contingent liabilities

        During January 2004, Swebus' shareholder, Concordia Bus Nordic AB, issued EUR 130 (SEK 1,198) of 9.125% senior secured notes due August 1, 2009. Concordia Bus Nordic AB pledged its shares in certain of its subsidiaries, including Swebus, as collateral for the senior secured notes, and Swebus, together with other affiliated companies, is a guarantor of the notes. In addition, Swebus has granted a SEK 100 floating charge over Swebus' non-fixed assets as security for the notes. The floating charge represents a general pledge of Swebus' assets. The pledge arose from a loan received from Swebus' shareholder. However, the senior secured notes have first priority over this standing floating charge.

        The ability of Concordia Bus Nordic AB to repay the notes and related interest is dependent upon its receipt of sufficient cash flows from its subsidiaries' underlying operations, including Swebus. The ability to receive such cash flows is subject to certain restrictions under the laws of Sweden. Should Concordia Bus Nordic AB not be able to receive cash flows sufficient to pay the interest and principal on the borrowings when they come due or should Concordia Bus Nordic AB violate the covenants of the borrowing agreement causing the amount to become due immediately, the guarantees and security given by Swebus may be drawn upon by the noteholders which could have an material adverse impact on the financial condition and results of operations of Swebus and, consequently, could impact Swebus' ability to continue as a going concern. The financial statements of Swebus have been prepared under the assumption that such guarantees and security will not be drawn upon.

Note 15. Related party transactions

        Concordia Bus Management A/S, an affiliated company 100% owned by Concordia Bus BV, has provided management services to Swebus. Also, Concordia Bus Nordic AB has provided certain IT-related and management services to Swebus. Fees for management and IT-services charged to Swebus amounted to SEK 91 million, SEK 48 million, and SEK 45 million for years ended February 28, 2002, February 28, 2003, and February 29, 2004, respectively.

        Swebus does not own any buses. All buses are leased from external parties or internally from companies within the Concordia group. Buses leased internally are leased from Swebus Busco AB. All internal leases are classified as operational leases. Leasing fees charged from Swebus Busco to Swebus amounted to SEK 234 million, SEK 315 million and SEK 306 million for the years ended February 28, 2002, February 28, 2003, and February 29, 2004, respectively.

        Historically, Swebus has obtained long-term financing from its direct and indirect parent company Concordia Bus AB and Concordia Nordic AB who have external borrowings. Swebus has historically had receivables due from affiliated companies which include certain non-interest bearing trade receivables. Swebus had long-term liabilities payable to affiliated companies of SEK 446 at February 28, 2003, but no liabilities payable to affiliated companies at February 29, 2004. Swebus had long-term receivables due from affiliated companies of SEK 639 at February 28, 2003 compared to receivables of SEK 197 (of which SEK 9 was short-term) at February 29, 2004. Interest expense to affiliated companies, net of interest income from affiliated companies was SEK 109, SEK 2, and SEK 8 for the years ended February 28, 2002, February 28, 2003, and February 29, 2004, respectively.

Note 16.  Reconciliation to accounting principles generally accepted in the United States of America

        Accounting policies used by the Swebus AB conform with accounting principles generally accepted in Sweden ("Swedish GAAP") which differ in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). Below are

descriptions of these differences and a reconciliation of net loss, shareholder's equity and cash flows to U.S. GAAP.

	Note		Year ended February 28, 2003	Year ended February 29, 2004
Net loss under Swedish GAAP			(123)	(164)
Adjustments:
Push-down accounting	(a	)	—	—
Restructuring	(b	)	—	6
Tax effect of U.S. GAAP adjustments			—	(2)

Net loss under U.S. GAAP			(123)	(160)

Weighted-average number of shares outstanding			3,000	3,000
Primary and diluted net loss per share under U.S. GAAP (in thousands of SEK)			(41)	(53)

	Note		February 28, 2003	February 29, 2004
Shareholder's equity under Swedish GAAP			275	235
Adjustments:
Push-down accounting	(a	)	459	459
Restructuring	(b	)	—	6
Tax effect of U.S. GAAP adjustments			—	(2)

Shareholder's equity under U.S. GAAP			734	698

        There were no significant differences between Swedish GAAP and U.S. GAAP in regards to reporting cash flows from operating, investing and financing activities in the statements of cash flows. There were no significant noncash investing or financing activities during the years ended February 29, 2004 and February 28, 2003 other than that Swebus entered into capital leases resulting in the recognition of capitalized vehicle costs and related capital lease obligations of SEK 21 for the year ended February 29, 2004 and SEK 1 million for the year ended February 28, 2003.

(a)   Push-down accounting

        Goodwill is recorded under U.S. GAAP whereas no goodwill is recorded for Swedish GAAP. The amount of goodwill for U.S. GAAP purposes is a result of the fact that approximately SEK 550 million of goodwill, which was created when Swebus was acquired together with other affiliated companies on January 14, 2000, was not required to be pushed down to the financial statements of Swebus in accordance with Swedish GAAP. U.S. GAAP requires such goodwill be pushed down since Swebus became wholly owned by one shareholder as a result of the acquisition.

        Effective March 1, 2002, Swebus adopted Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets," for U.S. GAAP purposes. SFAS No. 142 requires goodwill to no longer be amortized, but instead be tested for impairment upon adoption of SFAS No. 142, as well as on an annual basis, and more frequently if circumstances indicate a possible impairment. If the carrying value of goodwill exceeds its fair value, an impairment loss is recognized. Prior to adopting SFAS No. 142, for U.S. GAAP purposes, Swebus amortized goodwill balances over their estimated economic lives, not to exceed twenty years, and assessed the balances for impairment whenever events or changes in circumstances indicated that the carrying amounts may not be recoverable. Since Swebus AB does not have any goodwill recorded under Swedish GAAP, the Swedish GAAP net loss does not include any goodwill amortization. Consequently, there is no adjustment necessary to reverse amortization recorded for Swedish GAAP to derive the net loss under U.S. GAAP.

        Upon the adoption of SFAS No. 142, the transition provisions of SFAS No. 141, "Business Combinations," also became effective requiring, in certain circumstances, the reclassification of amounts between recognized goodwill and other intangibles relating to previous business combinations. The transition provisions of SFAS No. 141 did not affect any of Swebus' previously reported goodwill under U.S. GAAP.

        Under SFAS No. 142, the U.S. GAAP goodwill impairment test is performed at the reporting unit level and is comprised of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the fair value of the applicable reporting unit to its carrying value, including goodwill. Swebus' measurement of fair value is based on an evaluation of both future discounted cash flows, consistent with those utilized in SBC's annual planning process, and public company trading multiples. If the carrying value exceeds fair value, a second step is performed, which compares the implied fair value of the applicable reporting unit's goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any. Subsequent reversal of a recognized impairment loss is prohibited.

        Upon adoption of SFAS No. 142, Swebus performed transitional impairment tests of goodwill under U.S. GAAP. As a result of these impairment tests, no impairment charges were recognized at the date of adoption. Subsequent annual impairment tests are performed, at a minimum, on goodwill in conjunction with Swebus' annual planning process. No impairments were recorded under U.S. GAAP as a result of the annual impairment tests.

(b)   Restructuring

        For Swedish GAAP, Swebus recorded a restructuring provision of SEK 6 million at February 29, 2004, relating to one-time, employee termination costs pertaining to the close-down of operations in Gothenburg, Sweden which will occur after February 29, 2004. As the employees must continue working for longer than a minimum retention period to receive the termination benefit, the termination costs are deemed to have future benefit under U.S. GAAP. As a result, under U.S. GAAP, the termination costs cannot be recognized as a provision at February 29, 2004. Instead, the fair value of the obligation at February 29, 2004 will be recognized for U.S. GAAP ratably over the estimated remaining service period of the employees.

(c)   Changes in shareholder's equity under U.S. GAAP

Shareholder's Equity
Shareholder's equity March 1, 2002	748
Group contribution from shareholder	151
Tax effect on group contribution from shareholder	(42)
Net loss	(123)

Shareholder's equity February 28, 2003	734
Group contribution from shareholder	172
Tax effect on group contribution from shareholder	(48)
Net loss	(160)

Shareholder's February 29, 2004	698

(d)   New accounting principles for U.S. GAAP

  Costs of Exit or Disposal Activities

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Under SFAS No. 146, a company measures costs associated with an exit or disposal activity at fair value and recognizes costs in the period in which the liability is incurred rather than at the date of a commitment to an exit or disposal plan. Swebus was required to apply SFAS No. 146 on a prospective basis to all exit and disposal activities initiated after December 31, 2002. The application of SFAS No. 146 during the year ended February 29, 2004 did not have any impact on Swebus' financial position or results of operations except as described in (b), above.

  Accounting for Certain Guarantees

        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 applies to certain guarantees that a company gives to third parties and requires that a company recognize, at the inception of giving the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee even if it is not probable that payments will be required under the guarantee. Swebus was required to apply FIN No. 45 on a prospective basis to applicable guarantees issued or modified after December 31, 2002. The application of FIN No. 45 during the year ended February 29, 2004 did not have any impact on Swebus' financial position or results of operations.

  Consolidation of Variable Interest Entities

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," which was later revised in December 2003. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities for the year ended February 28, 2005. The adoption of the applicable provisions of FIN No. 46 during the year ended February 29, 2004 did not have any impact on Swebus' financial position or results of operations. The remaining provisions become effective after February 29, 2004, but management does not expect that such provisions will have a material impact on Swebus' financial position or results of operations.

  Certain Rescissions, Amendments and Technical Corrections

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." SFAS No. 145 also amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Lastly, SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Certain provisions of SFAS No. 145 became effective during the year ended February 28, 2003 but did not have any impact on Swebus' financial position or results of operations. The remaining provisions became effective during the year ending February 29, 2004, but did not have any impact on Swebus' financial position or results of operations.

  Asset Retirement Obligations

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." Under SFAS No. 143, a company is required to recognize the fair value of a liability for legal and constructive obligations associated with the retirement of tangible, long-lived assets in the period incurred, if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset. The adoption of SFAS No. 143 on March 1, 2003 did not have any impact on Swebus' financial position or results of operations.

  Accounting Guidance on Derivatives Amended and Clarified

        During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, SFAS No. 149 clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The application of SFAS No. 149 during the year ending February 29, 2004 did not have any impact on Swebus' financial position or results of operations.

  Financial Instruments with Characteristics of both Liabilities and Equity

        During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires a company to classify as liabilities (or assets in some circumstances) three types of freestanding financial instruments that embody obligations for a company. One type is mandatorily redeemable shares, which a company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require a company to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. Under previous accounting rules, a company could account for those three types of instruments as equity. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. SFAS No. 150 is effective for financial instruments entered into by Swebus or modified after May 31, 2003, and otherwise is effective for Swebus beginning March 1, 2004. The application of SFAS No. 150 during the year ending February 29, 2004 to instruments which were new or modified after May 31, 2003 did not have any impact on Swebus' results of operations or financial position. The application of SFAS No. 150 to all other instruments beginning March 1, 2004 did not have any impact on Swebus' results of operations or financial position.

  Revenue Arrangements with Multiple Deliverables

        In November 2002, the Emerging Issues Task Force of the FASB reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21), providing further guidance on how to account for multiple element revenue contracts. EITF 00-21 is effective for Swebus for all revenue arrangements entered into on or after September 1, 2003. The application of EITF 00-21 to revenue arrangements entered into on or after September 1, 2003 did not have any impact on Swebus' results of operations or financial position.

Note 17.   Accounts receivable

        Accounts receivable and related allowance for doubtful accounts was as follows:

	February 28, 2003	February 29, 2004
Accounts receivable	269	251
Less: Allowance for doubtful accounts	(1)	(8)

Net accounts receivable	268	243

        As Swebus' customers are primarily governmental, Swebus has not experienced significant uncollectibility problems historically. Changes in the allowance for doubtful accounts were as follows:

Allowance for doubtful accounts receivable:	Year Ended February 28, 2002	Year Ended February 28, 2003	Year Ended February 29, 2004
Beginning balance	(1)	(4)	(1)
Additions to allowance charged to expense	(3)	1	(7)
Accounts receivable written off against the allowance	0	2	0

Ending balance	(4)	(1)	(8)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the Board of Directors and Shareholder of Ingeniør M. O. Schøyens Bilcentraler AS

        We have audited the accompanying balance sheets of Ingeniør M. O. Schøyens Bilcentraler AS (the "Company") as of February 28, 2003 and February 29, 2004, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2003 and February 29, 2004, and the results of its operations and its cash flows for the years then ended conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche AS
Oslo, Norway
May 25, 2004

INGENIØR M. O. SCHØYENS BILCENTRALER AS

STATEMENTS OF OPERATIONS

(all amounts in thousands of NOK, except share and per share amounts)

	Notes	Year Ended February 28, 2003	Year Ended February 29, 2004
REVENUES		379,486	341,656

OPERATING COSTS
Employee costs		(221,002)	(189,170)
Depreciation and amortization		(40,742)	(20,114)
Operating lease rental expense	4	(45,376)	(41,437)
Other operating costs	8	(102,968)	(94,645)

TOTAL OPERATING COSTS		(410,088)	(345,366)

OPERATING LOSS		(30,602)	(3,710)

OTHER INCOME AND EXPENSE
Interest income—third party		2,008	700
Interest income (expense)—affiliated company	8	(708)	920
Foreign exchange gain (loss)		2,816	(571)
Other		(1,272)	(184)

Other income and expense, net		2,844	865

Loss before income taxes		(27,758)	(2,845)
Income taxes	5	7,646	690

Net loss		(20,112)	(2,155)

Weighted-average number of shares outstanding during the year		750	750
Net loss per share, basic and diluted (NOK)		(26,816)	(2,873)

The accompanying notes are an integral part of these financial statements.

INGENIØR M. O. SCHØYENS BILCENTRALER AS

BALANCE SHEETS

(all amounts in thousands of NOK, except share and per share amounts)

	Notes	February 28, 2003	February 29, 2004
ASSETS
Current assets:
Cash and cash equivalents		23,812	25,498
Materials and supplies inventories		6,250	5,000
Accounts receivable, net	2	11,585	20,617
Receivable from affiliated company	8	8,061	4,433
Prepayments and other accrued income		12,693	18,429

Total Current Assets		62,401	73,977

Non-Current Assets:
Vehicles, net	3	49,205	31,668
Machinery and fixtures, net	3	2,533	2,356
Deferred income tax assets	5	3,837	4,527
Prepaid pension costs	6	10,212	10,013
Goodwill		209,138	209,138
Other financial assets		5	4,005

Total Non-Current Assets		274,930	261,707

TOTAL ASSETS		337,331	335,684

LIABILITIES
Current Liabilities:
Accounts payable		11,459	22,065
Accrued and other current liabilities	7	42,466	41,685
Payable to affiliated company	8	—	62

Total Current Liabilities		53,925	63,812

Non-Current Liabilities:
Pension obligation	6	17,241	15,259
Provision for loss-making contracts		17,540	10,416
Payable to affiliated company	8	5,123	4,849

Total Non-Current Liabilities		39,904	30,524

TOTAL LIABILITIES		93,829	94,336

COMMITMENTS AND CONTINGENCIES	9	—	—
SHAREHOLDER'S EQUITY
Share capital (750 shares authorized, issued and outstanding at par value NOK 1,000)	10	750	750
Retained earnings	10	242,752	240,598

TOTAL SHAREHOLDER'S EQUITY		243,502	241,348

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY		337,331	335,684

The accompanying notes are an integral part of these financial statements.

INGENIØR M. O. SCHØYENS BILCENTRALER AS

STATEMENTS OF CASH FLOWS

(all amounts in thousands of NOK)

	Year Ended February 28, 2003	Year Ended February 29, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(20,112)	(2,155)
Depreciation	40,742	20,114
Gain of sale tangible fixed assets	(8,149)	(273)
Decrease in inventories	2,178	1,250
Increase in accounts receivable	(8)	(9,032)
Decrease (increase) in short-term receivables from affiliates	(2,561)	3,628
Increase in prepayments and other accrued income	(902)	(5,736)
Increase in accounts payable	1,105	10,606
Decrease in accrued and other current liabilities	(10,701)	(781)
Increase in short-term payables to affiliates	—	62
Increase (decrease) in provision for loss making contracts	4,347	(7,124)
Change in deferred income tax assets	(7,646)	(690)
Other changes in current assets and liabilities	5,183	(5,758)

Net cash provided by operating activities	3,476	4,111

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of fixed assets	25,335	344
Purchases of fixed assets	(854)	(2,496)

Net cash provided by (used in) investing activities	24,481	(2,152)

CASH FLOWS FROM FINANCING ACTIVITIES
Collection of long-term receivables	6,000	—
Repayment of borrowing from affiliated companies	(36,592)	(273)

Net cash used in financing activities	(30,592)	(273)

Net increase (decrease) in cash and cash equivalents	(2,635)	1,686
Cash and cash equivalents at the beginning of the year	26,447	23,812

Cash and cash equivalents at the end of the year	23,812	25,498

Cash payments for interest	1,791	417

Cash payments (refunds) for income taxes	84	(84)

The accompanying notes are an integral part of these financial statements.

INGENIØR M. O. SCHØYENS BILCENTRALER AS

NOTES TO FINANCIAL STATEMENTS

(All amounts in thousands of NOK unless otherwise stated)

Note 1: Organization and accounting principles

Organization

        Ingeniør M. O. Schøyens Bilcentraler AS ("SBC") is a Norwegian ordinary limited liability company, wholly owned by Concordia Bus Nordic AB (reg no 556031-8569) with its registered office in Stockholm, Sweden. The final operational parent company is Concordia Bus BV. The primary operations of SBC consist of providing regular bus services under contract to transit authorities in Norway.

        During January 2004, SBC's shareholder, Concordia Bus Nordic AB, issued EUR 130 million of 9.125% senior secured notes due August 1, 2009. Concordia Bus Nordic AB pledged its shares in certain of its subsidiaries, including SBC, as collateral for the senior secured notes, and SBC, together with other affiliated companies, is a guarantor of the notes. See Note 9.

Accounting Principles

        The financial statements of SBC have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). SBC's accounting policies, as described below, have been applied consistently in all periods presented.

Currency

        These financial statements have been prepared in NOK. References to "NOK" are to Norwegian currency.

Revenue recognition

        The majority of SBC's revenues arise from contracts with local public transportation authorities having contract terms of up to 6 years ("CPTA contracts").

  •
  CPTA contracts generally provide SBC with fixed fee revenue in return for the contracted bus services. Accordingly, all ticket revenues collected by SBC on such contracts, referred to as gross agreements, are forwarded to the local public transportation authorities, and SBC receives its fixed fees regardless of the number of passengers transported. Under some contracts, SBC receives fees from the local transportation authority after providing services. Under other contracts, SBC receives fees in advance of providing services. Regardless of the timing of receiving the fees from the local public transportation authorities, SBC recognizes revenue on a straight-line basis over the period of the contract and, accordingly, accrues for earned fee revenue or defers unearned fee revenue as appropriate. Such fixed fees are generally subject to periodic adjustment for certain changes in costs incurred or cost indices. In recognizing the fee revenue over the period of the contract, SBC records adjustments to the fee revenue during the contract period based on the agreed cost adjustment mechanism contained in the contracts.

  •
  Revenues earned by SBC on certain other CPTA contracts, referred to as net agreements, are based on or consider the number of passengers transported. Revenues for these contracts are recognized on the date of travel by the passenger.

        Revenue also includes rental income, sale of fuel and diesel and from engineering services. The revenue resulting from other operating activities is recognized when the product is delivered or the service is performed or, in terms of leasing revenues, on a straight-line basis over the term of lease.

        Where appropriate, revenue amounts are shown net of value-added taxes.

Income Taxes

        The total income tax expense of SBC consists of current and deferred income taxes. Deferred income tax primarily consists of estimated tax on changes in untaxed reserves for the year and the unused portions of income tax loss carryforwards to the extent that these losses can be used in the future as a reduction of future taxable income. The deferred income tax position is calculated using the enacted tax statutory rate. Deferred tax assets are reduced to amounts which are deemed to be more likely than not recoverable from future sources of taxable income.

Cost and depreciation of fixed assets

        Fixed assets are valued at cost, less accumulated depreciation and impairment charges. Annual depreciation is computed using a straight-line method based over the following estimated useful lives:

Years
Vehicles	10
Machinery and fixtures	3–5

Impairment of fixed assets

        Impairment reviews of tangible fixed assets are performed whenever there is an indication of possible impairment. The carrying values of fixed assets are not considered to be recoverable when the expected cash flows from those assets are less than their carrying values. An impairment loss is determined based on the amount by which the carrying value exceeds the fair value of those assets. Losses on fixed assets to be disposed of are determined in a similar manner, taking into account the selling price reduced by the costs of disposal.

Impairment of goodwill

        Goodwill was created in SBC when it was acquired on February 1, 2001 by Concordia Bus AB (publ). The goodwill which arose from the acquisition has been pushed down to SBC's balance sheet.

        Goodwill is not amortized but is instead tested for impairment annually, or more frequently if there are indications that it might be impaired. The goodwill impairment test is comprised of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the fair value of SBC to its carrying value, including goodwill. SBC's measurement of fair value is based on an evaluation of both future discounted cash flows, consistent with those utilized in SBC's annual planning process, and public company trading multiples. If the carrying value exceeds fair value, a second step is performed, which compares the implied fair value of SBC's goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any. Subsequent reversal of a recognized impairment loss is prohibited.

        During the years ended February 28, 2003 and February 29, 2004, no impairments were recorded during the years ended February 28, 2003 and February 29, 2004 as a result of the annual impairment tests.

Accounts receivable

        Accounts receivable are carried at amounts estimated to be collectible.

Receivables and payables in foreign currencies

        Receivables and payables in foreign currencies are valued using the rate as of the balance sheet date. Gains and losses on trade receivables and payables are reported under operating profit (loss). Gains and losses related to other receivables and payables are reported under financial income and expense.

Inventories

        Inventories are valued at the lower of cost, using the first-in first-out method, or market value after provision for obsolescence.

Loss making contracts

        A significant portion of SBC's revenues are derived from five to eight-year year contracts with municipalities to provide bus services in a particular area. Under the terms of the contracts, the revenues are generally indexed at a rate corresponding to a mix of indices. Due to changes in circumstances and because costs have generally increased more quickly than revenues, such contracts may become loss making. Cancellation of contracts is generally not possible without incurring significant penalties. SBC records a provision for such loss making contracts at the lowest level for which there are separate identifiable cash independent cash flows. Losses are recognized in the period in which management determines that cumulative losses will be incurred on a particular contract. The loss is computed after taking into account direct costs related to the service provided under the contract including depreciation or operating rentals on the related buses which will be used to meet the service obligation. Provisions for loss making contracts have been made on an individual basis for the contracts where contractual revenues do not cover the estimated costs without regard to other profitable contracts. The provision is calculated as the difference between the estimated costs to fulfil the contractual commitment and the contractual revenues.

Leasing

        Leases are classified in the financial statements as either capital leases or operating leases. A capital lease transfers to SBC the significant economic risks and rewards of ownership. If this is not the case, the lease is an operating lease for SBC. For each capital lease, a fixed asset is reported in the balance sheet and a corresponding lease obligation is recorded as a liability. In the statement of operations, the costs of capital leases are reported as depreciation of the carrying value of the fixed asset and interest expense on the lease obligation. For operating leases, no asset or liability is recorded in the balance sheet. In the statement of operations, the periodic rental payments for operating leases are expensed on a straight-line basis.

        During the years ended February 28, 2003 and February 29, 2004, all of SBC's leases were operating leases.

Cash and cash equivalents

        The cash flow statement is derived from the statement of operations and other changes between opening and closing balance sheets. The cash and bank balances in the cash flow statement includes bank deposits, securities and time deposits.

        Included in cash and cash equivalents are restricted deposits related to taxes collected to be remitted to taxing authorities in the amount of NOK 10,200 and NOK 8,400 at February 28, 2003 and February 29, 2004, respectively. An equal amount is recorded as a liability due to the taxing authorities.

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities to the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Fair values of financial instruments

        The fair values of SBC's financial instruments approximate their carrying values.

Segment information

        SBC operates primarily in one segment, the CPTA business in Norway.

Net loss per share

        Net loss per share is computed by dividing the annual net loss by the weighted-average number of shares outstanding during the year. There were no dilutive share equivalents outstanding during any of the periods presented and, thus, diluted net loss per share is equal to the basic net loss per share.

New accounting policies

Costs of Exist or Disposal Activities

        In June 2002, the U.S. Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Under SFAS No. 146, a company measures costs associated with an exit or disposal activity at fair value and recognizes costs in the period in which the liability is incurred rather than at the date of a commitment to an exit or disposal plan. SBC was required to apply SFAS No. 146 on a prospective basis to all exit and disposal activities initiated after December 31, 2002. The application of SFAS No. 146 during the year ended February 29, 2004 did not have any impact on SBC's financial position or results of operations.

Accounting for Certain Guarantees

        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 applies to certain guarantees that a company gives to third parties and requires that a company recognize, at the inception of giving the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee even if it is not probable that payments will be required under the guarantee. SBC was required to apply FIN No. 45 on a prospective basis to applicable guarantees issued or modified after December 31, 2002. The application of FIN No. 45 during the year ended February 29, 2004 did not have any impact on SBC's financial position or results of operations.

Consolidation of Variable Interest Entities

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," which was later revised in December 2003. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities for the year ended February 28, 2005. The adoption of the applicable provisions of FIN No. 46 during the year ended February 29, 2004 did not have any impact on the SBC's financial position or results of operations. The remaining provisions become effective after February 24, 2004, but management does not expect that such provisions will have a material impact on the SBC's financial position or results of operations.

Certain Rescissions, Amendments and Technical Corrections

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." SFAS No. 145 also amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Lastly, SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Certain provisions of SFAS No. 145 became effective during the year ended February 28, 2003 but did not have any impact on SBC's financial position or results of operations. The remaining provisions became effective during the year ending February 29, 2004 but did not have any impact on SBC's financial position or results of operations.

Asset Retirement Obligations

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." Under SFAS No. 143, a company is required to recognize the fair value of a liability for legal and constructive obligations associated with the retirement of tangible, long-lived assets in the period incurred, if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset. The adoption of SFAS No. 143 on March 1, 2003 did not have any impact on SBC's financial position or results of operations.

Accounting Guidance on Derivatives Amended and Clarified

        During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, SFAS No. 149 clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The application of SFAS No. 149 during the year ending February 29, 2004 did not have any impact on SBC's financial position or results of operations.

Financial Instruments with Characteristics of both Liabilities and Equity

        During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires a company to classify as liabilities (or assets in some circumstances) three types of freestanding financial instruments that embody obligations for a company. One type is mandatorily redeemable shares, which a company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require a company to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. Under previous accounting rules, a company could account for those three types of instruments as equity. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. SFAS No. 150 is effective for financial instruments entered into by SBC or modified after May 31, 2003, and otherwise is effective for Concordia beginning March 1, 2004. The application of SFAS No. 150 during the year ending February 29, 2004 to instruments which were new or modified after May 31, 2003 did not have any impact on SBC's results of operations or financial position. The application of SFAS No. 150 to all other instruments beginning March 1, 2004 did not have any impact on SBC's results of operations or financial position.

Revenue Arrangements with Multiple Deliverables

        In November 2002, the Emerging Issues Task Force of the FASB reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21), providing further guidance on how to account for multiple element revenue contracts. EITF 00-21 is effective for SBC for all revenue arrangements entered into on or after September 1, 2003. The application of EITF 00-21 to revenue arrangements entered into on or after September 1, 2003 did not have any impact on SBC's results of operations or financial position.

Note 2. Accounts receivable

        Accounts receivable and related allowance for doubtful accounts was as follows:

	February 28, 2003	February 29, 2004
Accounts receivable	12,105	21,171
Less: Allowance for doubtful accounts	(520)	(554)

Net accounts receivable	11,585	20,617

        As SBC's customers are all governmental, SBC has not experienced significant uncollectibility problems historically. Changes in the allowance for doubtful accounts were as follows:

Allowance for doubtful accounts receivable	Year Ended February 28, 2003	Year Ended February 29, 2004
Beginning balance	(127)	(520)
Additions to allowance charged to expense	(447)	(45)
Accounts receivable written off against the allowance	54	11

Ending balance	(520)	(554)

Note 3. Fixed assets

        Fixed assets and related accumulated depreciation was as follows:

	February 28, 2003	February 29, 2004
Vehicles	140,167	140,839
Less: Accumulated depreciation	(90,962)	(109,171)

Net book value	49,205	31,668

Machinery and fixtures	15,275	16,308
Less: Accumulated depreciation	(12,742)	(13,952)

Net book value	2,533	2,356

Note 4. Operating leases

        As of February 29, 2004, SBC was leasing 147 buses from unrelated third parties, and also real estate from an affiliated company (see Note 8). The estimated future annual rental payments under the non-cancellable operating leases are as follows as of February 29, 2004:

Years ending February 28/29	Estimated lease rentals
2005	34,849
2006	31,289
2007	22,665
2008	11,766
2009	6,708
2010	441

Total	107,718

Note 5. Income taxes

        The following is a reconciliation of the difference between the expected income tax, based on the statutory rate of 28%, and the actual effective income tax:

	Year Ended February 28, 2003	Year Ended February 29, 2004
Expected income tax benefit at statutory rate (28%)	7,772	797
Non-deductible expenses	(126)	(107)

Actual income tax benefit	7,646	690

        The following are the components of the net deferred income tax assets recorded in the balance sheets:

	February 28, 2003	February 29, 2004
Pension obligation	1,968	1,469
Provisions for loss-making contracts	4,911	2,916
Depreciation	(4,825)	(1,361)
Taxable loss carry-forwards	1,637	1,348
Other	146	155

Deferred income tax asset, net	3,837	4,527

        According to Norwegian tax laws, tax loss carryforwards can be carried forward for ten years for use against taxable income. SBC's tax loss carryforwards, if unused, will begin to expire in 2012. SBC's analysis shows that it is more likely than not that the Company will be able to use its taxable loss carry-forwards. Therefore, the Company has recognized a deferred tax asset relating to these taxable losses.

        The following are the components of the tax benefits recorded in the statements of operations:

	Year Ended February 28, 2003	Year Ended February 29, 2004
Current taxes	—	—
Deferred income taxes	7,646	690

Income tax benefit	7,646	690

Note 6. Pension obligations and costs

        Prior to January 1, 2004, SBC offered two defined benefit pension plans to company employees.

        One of the plans was for employees who begin work with SBC before the age of 58 years. Such plan is funded and has 670 plan participants at February 29, 2004. The plan assets are invested in a combination of equity securities, government guaranteed bonds, real estate and other high-grade long-term investments.

        The other plan was for employees who begin work at the age of 58 years or later. Such plan is not funded and includes 511 plan participants at February 29, 2004.

        Beginning January 1, 2004, the two defined benefit plans were closed to new enrollments. Instead, new employees must enroll in SBC's defined contribution plan.

        For the defined contributions plans, an actuarial valuation is carried out annually as of year end. The valuations for 2003 and 2004 were based on the following actuarial assumptions:

Assumptions as of February 28/29	2003	2004
Discount rate	7.0%	7.0%
Rate of compensation increase	3.0%	3.0%
Expected pension increase	2.5%	2.5%
Adjustment to the social security base	3.0%	3.0%
Expected return on plan assets	7.0%	6.0%

        The "Social Security Base" relates to the Norwegian governments' regulation of public pension agreements.

        The net periodic pension expense is included in employee costs in the statements of operations and is comprised of the following components:

	Year Ended February 28, 2003	Year Ended February 29, 2004
Service cost	4,038	4,071
Interest cost	8,114	8,085
Expected return on plan assets	(6,983)	(6,714)
Amortization of net actuarial (gain) loss	789	1,357

Net periodic pension cost	5,958	6,799

        The changes in the benefit obligation and plan assets, as well as the funded status and recorded balances were as follows as of and for the years ended February 28, 2003 and February 29, 2004:

	2003	2004
Change in benefit obligation
Benefit obligation at beginning of year	119,413	124,574
Service cost	4,038	4,071
Interest cost	8,114	8,085
Actuarial (gain) loss	—	(54)
Benefits paid	(6,991)	(8,389)
Other	—	14,425

Benefit obligation at end of year	124,574	142,712

Change in plan assets
Fair value of plan assets at beginning of year	95,182	97,065
Actual return on plan assets	6,983	6,714
Employer contribution	2,712	4,498
Benefits paid	(6,991)	(5,393)
Other	(821)	7,517

Fair value of plan assets at end of year	97,065	110,401

Reconciliation of Funded Status to amount recognized in the Statement of Financial Position
Funded status	(27,509)	(32,311)
Unrecognized net loss	20,480	27,065

Net accrued benefit obligation	(7,029)	(5,246)

        A reconciliation of the above disclosures, which are combined for SBC's two plans, to the amounts recorded in the balance sheets is as follows:

	February 28, 2003	February 29, 2004
Plan with net prepaid pension asset—funded plan	10,212	10,013
Plan with net pension obligation—unfunded plan	(17,241)	(15,259)

Net accrued pension benefit obligation	(7,029)	(5,246)

        In regards to the plan having a net pension obligation, the following is the funded status of that plan, before consideration of unrecognized items:

	February 28, 2003	February 29, 2004
Accumulated unfunded pension obligations before unrecognized items	(23,103)	(17,795)

Note 7. Accrued and other current liabilities

        Accrued and other current liabilities was comprised of the following:

	February 28, 2003	February 29, 2004
Payroll taxes withheld from employees	7,834	8,416
Accrued social security taxes	7,276	6,493
Accrued salaries and holiday pay	24,453	23,311
Unearned income from customers	173	362
Other current liabilities	2,730	3,103

Total	42,466	41,685

Note 8. Transactions with affiliated companies and employees

        As SBC is a wholly-owned subsidiary of a larger group of companies (see Note 1), SBC has certain transactions with companies in the larger group of companies ("affiliates"). Such transactions primarily involve lending/borrowings, management fees, real estate rental, and guarantees and pledges made by SBC in regards to the debt of affiliated companies.

        SBC's statements of operations include the following transactions with affiliates:

	Year Ended February 28, 2003	Year Ended February 29, 2004
Transactions included in other operating costs:
Management fees	2,313	744
Rental expenses	12,394	12,057

Total	14,707	12,801

Transactions included in interest income (expenses)—affiliated companies:
Revenue from SBC guarantee to the benefit of affiliates	812	815
Interest income	233	497
Interest expense	(1,753)	(392)

Total	(708)	920

        The real estate rental has been based on estimated market value. Rentals are paid in advance by SBC and SBC receives interest on such advance. Interest received on such advances was NOK 424 for 2003 and NOK 224 for 2004.

        See Note 9 for details regarding the guarantees and securities granted by SBC to affiliated companies.

        SBC's balance sheets include the following balances with affiliates:

	February 28, 2003	February 29, 2004
Long-term payable to affiliate	(5,123)	(4,849)
Short-term receivable from affiliate	8,061	4,433
Short-term payable to affiliate	—	(62)

Net receivable from (payable to) affiliated company	2,938	(478)

        The long-term payable balances with affiliates accrued interest at an average rate of 6% during the years ended February 28, 2003 and February 29, 2004. The short-term receivables and payables are not interest bearing.

        SBC also had NOK 765 in receivables due from employees as of February 29, 2004 and NOK 725 as of February 28, 2003.

Note 9. Commitments and contingencies

        During January 2004, SBC's shareholder, Concordia Bus Nordic AB, issued EUR 130 million of 9.125% senior secured notes due August 1, 2009. Concordia Bus Nordic AB pledged its shares in certain of its subsidiaries, including SBC, as collateral for the senior secured notes, and SBC, together with other affiliated companies, is a guarantor of the notes. In addition, SBC has pledged, as security for the notes, its receivables, machinery and equipment, inventory, bank accounts, and all of its owned buses.

        The ability of Concordia Bus Nordic AB to repay the notes and related interest is dependent upon its receipt of sufficient cash flows from its subsidiaries' underlying operations, including SBC. The ability to receive such cash flows is subject to certain restrictions under the law of Norway. Should Concordia Bus Nordic AB not be able to receive cash flows sufficient to pay the interest and principal on the borrowings when they come due or should Concordia Bus Nordic AB violate the covenants of the borrowing agreement causing the amount to become due immediately, the guarantees and pledges given by SBC may be drawn upon by the noteholders which could have an material adverse impact on the financial condition and results of operations of SBC and, consequently, could impact SBC's ability to continue as a going concern. The financial statements of SBC have been prepared under the assumption that such guarantees and pledges will not be drawn upon.

Note 10. Changes in shareholder's equity

	Share Capital	Retained earnings	Total Shareholder's Equity
Balance at March 1, 2002	750	262,865	263,615
Net loss for the year	—	(20,112)	(20,112)

Balance at February 28, 2003	750	242,752	243,502
Net loss for the year	—	(2,155)	(2,155)

Balance at February 29, 2004	750	240,598	241,348

PRINCIPAL OFFICE OF
CONCORDIA BUS NORDIC AB (PUBL)
Solna Strandväg 78
SE-171 54
Solna, Sweden

LEGAL ADVISORS TO CONCORDIA BUS NORDIC AB (PUBL)
United States Counsel Clifford Chance Limited Liability Partnership 10 Upper Bank Street London E14 5JJ
Swedish Counsel to Concordia Advokatfirman Lindahl KB Sergels Torg 12 P.O. Box 14240 SE-104 40 Stockholm, Sweden	Finnish Counsel to Concordia Hannes Snellman Attorneys at Law Ltd. Eteläranta 8 00130 Helsinki P.O. Box 333 00131 Helsinki, Finland	Norwegian Counsel to Concordia Advokatfirmaet Haavind Vislie DA P.O. Box 359 Sentrum N-0101 Oslo, Norway — and — Bugge, Arentz-Hansen & Rasmussen P.O. Box 1524 Vika N-0117 Oslo, Norway

AUDITORS OF
CONCORDIA BUS NORDIC AB
Deloitte & Touche AB
Rehnsgatan 11
SE-113 79
Stockholm, Sweden

TRUSTEE Deutsche Bank Trust Company Americas 60 Wall Street, 27th Floor New York, NY 10005-2858	PRINCIPAL PAYING AGENT Deutsche Bank AG London Winchester House 1 Great Winchester Street London EC2N 2DB
SECURITY TRUSTEE Deutsche Trustee Company Limited Winchester House 1 Great Winchester Street London EC2N 2DB	LUXEMBOURG PAYING AGENT, TRANSFER AGENT, REGISTRAR AND LISTING AGENT Deutsche Bank Luxembourg S.A. 2, Boulevard Konrad Adenauer L-1115 Luxembourg

PART II

Item 20. Indemnification of Directors and Officers

        With respect to Concordia Bus Nordic AB (publ), Concordia Bus Nordic Holding AB, Swebus AB, Swebus Busco AB, Swebus Express AB, Interbus AB, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB and Malmfältens Omnibus AB their Articles of Association contain no provisions under which any member of their Boards of Directors or their Senior Managements are indemnified in any manner against any liabilities which may be incurred in such capacities. However, their respective Articles of Association provide for the adoption of a resolution at the annual shareholders' meeting to discharge the Boards of Directors and the Managing Directors from liability for the performance of their respective duties in the financial year concerned. Under Swedish law, this discharge is not absolute and would not be effective as to any matters not disclosed to shareholders. Certain officers and members of their respective Boards of Directors are, to a limited extent, insured under an insurance policy covering Concordia Bus BV and its subsidiaries, against damages resulting from their conduct when acting in their capacities as such.

        Article 9 of the Articles of Association of Concordia Bus Finland Oy Ab provides for the adoption of a resolution at the General Meeting of the Shareholders to discharge the Board of Directors and the Managing Director from liability for the performance of their respective duties in the financial year concerned. Under Finnish law this discharge from liability is not absolute. Pursuant to the Finnish Companies Act (i) a decision of the General Meeting of the Shareholders on discharge from liability or its decision not to bring an action for damages shall not preclude the company from bringing the action if the General Meeting of the Shareholders has not received essentially correct or full information on a decision or measure upon which the action is based; (ii) if the company is declared bankrupt or insolvency proceedings initiated upon an application made within two years from the date when the General Meeting of the Shareholders granted a discharge from liability or decided not to bring an action, the bankruptcy estate or, in case of restructuring, the liquidator, shall have the right to bring the said action notwithstanding this decision or; (iii) if, the General Meeting of the Shareholders has granted discharge from liability or has otherwise decide not to bring an action for damages, but shareholders representing a specified majority have voted against such decision. However, the members of the Board of Directors and the Managing Director are, to a limited extent, insured under a liability insurance, against damages resulting from their conduct when acting in their capacities as such.

        The Articles of Association of Ingeniør M.O. Schøyens Bilcentraler A.S. contain no provisions under which any member of the Board of Directors or Senior Management is indemnified in any manner against any liability which he may incur in his capacity as such. However, pursuant to the Norwegian Limited Companies Act the shareholders' meeting of Ingeniør M.O. Schøyens Bilcentraler A.S. may adopt a resolution discharging the Board of Directors and the Managing Director from liability for the performance of their respective duties. Under Norwegian law, this discharge is not absolute and would not be effective as to any matters not disclosed to the shareholders.

Item 21. Exhibits and Financial Statement Schedules

3.1	Articles of Association of Concordia Bus Nordic AB (publ).†
3.2	Articles of Association of Concordia Bus Nordic Holding AB.†
3.3	Articles of Association of Swebus AB.†
3.4	Articles of Association of Swebus Busco AB.†

3.5	Articles of Association of Swebus Express AB.†
3.6	Articles of Association of Interbus AB.†
3.7	Articles of Association of Ingeniør M.O. Schøyens Bilcentraler AS.†
3.8	Articles of Association of Concordia Bus Finland Oy Ab.†
3.9	Articles of Association of Swebus Fastigheter AB.†
3.10	Articles of Association of Alpus AB.†
3.11	Articles of Association of Enköping-Bålsta Fastighetsbolag AB.†
3.12	Articles of Association of Malmfältens Omnibus AB.†
4.1
Indenture, dated January 22, 2004, between Concordia Bus Nordic AB (publ), Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB and Deutsche Bank Trust Company Americas, in respect of Concordia Bus Nordic AB's €130,000,000 9.125% Senior Secured Notes due August 1, 2009.†
4.2	Form of 9.125% Senior Secured Notes due 2009 (included in Exhibit 4.1).†
4.3
Exchange and Registration Rights Agreement dated January 22, 2004, between Concordia Bus Nordic AB (publ), Goldman Sachs International, J.P. Morgan Securities, Ltd., Swebus AB, Swebus Busco AB, Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB in respect of €130,000,000 9.125% Senior Secured Notes due August 1, 2009, of Concordia Bus Nordic AB (publ).†
4.4	Subscription and Shareholders' Agreement, dated October 27, 1999, by and among Concordia Bus B.V., Schøyen Gruppen A/S, Bus Holdings S.A.R.l. and Goldman Sachs International.*
5.1	Opinion of Clifford Chance Limited Liability Partnership, U.S. counsel to Concordia Bus Nordic AB (publ) as to the validity of the notes.
5.2	Opinion of Advokatfirman Lindahl HB, Swedish counsel to Concordia Bus Nordic AB (publ) as to the validity of the notes.
5.3	Opinion of Bugge, Arentz-Hansen & Rasmussen, Norwegian counsel to Concordia Bus Nordic AB (publ).
5.4	Opinion of Hannes Snellman Attorneys at Law Ltd, Finnish counsel to Concordia Bus Nordic AB (publ).
8.1	Opinion of Clifford Chance Limited Liability Partnership, U.S. counsel as to tax matters (included in Exhibit 5.1).
8.2	Opinion of Advokatfirman Lindahl HB, Swedish counsel as to tax matters (included in Exhibit 5.1).
10.1
Purchase Agreement, dated January 16, 2004, by and among Goldman Sachs International, J.P. Morgan Securities, Ltd., Swebus AB, Swebus Busco AB, Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB in respect of €130,000,000 9.125% Senior Secured Notes due August 1, 2009, of Concordia Bus Nordic AB (publ).†

10.2
Security Trustee Agreement, dated January 22, 2004, by and among Deutsche Trustee Company Limited as Security Trustee, Deutsche Bank Trust Company Americas as Trustee, Concordia Bus Nordic Holding AB, Swebus AB, Swebus Busco AB, Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB.†
10.3
Amended and Restated Subordinated Loan Agreement, dated December 22, 2003 and amended and restated on January 22, 2004, between Concordia Bus AB (publ), Concordia Bus Nordic AB (publ) and Deutsche Bank Trust Company.†
10.4	Amended and Restated Subordinated Loan Agreement dated January 21, 2004 between Concordia Bus Nordic AB (publ), Concordia Bus AB and Deutsche Trustee Company Limited as Security Trustee.†
10.5	Agreement Relating to First Ranking Pledge of Buses, dated January 22, 2004, between Swebus Busco AB as Pledgor and Deutsche Trustee Company Limited as Security Trustee.†
10.6	Agreement Relating to Second Ranking Pledge of Buses, dated January 22, 2004, between Swebus Busco AB as Pledgor and Concordia Bus Nordic AB (publ).†
10.7
Share Pledge Agreement, dated January 22, 2004, between Swebus Fastigheter AB as Pledgor and Deutsche Trustee Company Limited as Security Trustee regarding shares in Alpus AB, Enköping-Bålsta Fastighetsbolag AB and Malmfältens Omnibus AB.†
10.8
Share Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic Holding AB as Pledgor and Deutsche Trustee Company Limted as Security Trustee in respect of shares in Concordia Bus Nordic AB (publ).†
10.9
Share Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic AB (publ) as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of shares in Swebus Express AB, Interbus AB, Swebus AB, Swebus Fastigheter AB and Swebus Busco AB.†
10.10
Share Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic AB (publ) as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of shares in Concordia Bus Finland Oy Ab.†
10.11
First Priority Pledge of Shares, dated January 22, 2004, between Concordia Bus Nordic AB (publ) as Pledgor and Deutsche Trustee Company Limted as Security Trustee in respect of shares in Ingeniør M.O. Schøyens Bilcentraler A.S.†
10.12	Pledge Agreement, dated January 22, 2004, between Concordia Bus Finland Oy Ab as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge and bearer notes.†
10.13	First Ranking Pledge of Floating Charge, dated January 22, 2004, between Alpus AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.14	First Ranking Pledge of Floating Charge, dated January 22, 2004, between Enköping-Bålsta Fastighetsbolag AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†

10.15	First Ranking Pledge of Floating Charge, dated January 22, 2004, between Malmfältens Omnibus AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.16	First Ranking Pledge Agreement, dated January 22, 2004, between Swebus AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.17	Second Pledge of Floating Charge, dated January 22, 2004, between Swebus AB and Concordia Bus Nordic AB (publ) in respect of floating charge.†
10.18	Pledge of Accounts, dated January 22, 2004, between Ingeniør M.O. Schøyens Bilcentraler A.S. and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.19	Intragroup Loan Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic AB (publ), as Pledgor, and Deutsche Trustee Company Limited, as Security Trustee.†
10.20	Declaration of Pledge of Ingeniør M.O. Schøyens Bilcentraler A.S. of Trade Receivables, dated January 22, 2004.†
11.1	Statement re computation of per share earnings.†
12.1	Statement re: computation of ratios.†
21.1	Subsidiaries of registrant.†
23.1	Consent of Deloitte & Touche AB.
23.2	Consent of Deloitte & Touche AB.
23.3	Consent of Deloitte & Touche AS.
23.4	Consent of Clifford Chance Limited Liability Partnership, U.S. counsel (included in Exhibit 5.1).
23.5	Consent of Advokatfirman Lindahl HB (included in Exhibit 5.2).
23.6	Consent of Bugge, Arentz-Hansen & Rasmussen (included in Exhibit 5.3).
23.7	Consent of Hannes Snellman Attorneys at Law Ltd. (included in Exhibit 5.4).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of eligibility of trustee on Form T-1.†
99.1	Letter of Transmittal.

*
Incorporated by reference from Concordia Bus AB(publ)'s Registration Statement on Form F-4, filed with the Commission on May 15, 2000 under Registration Number 333-11948.

†
Previously filed.

Item 22. Undertakings

        (a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned Registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

        (c)   The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning the exchange offer that was not the subject of and included in this Registration Statement when it becomes effective.

        (d)   The undersigned Registrants hereby undertake: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof: (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and (4) to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering and to file a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Concordia Bus Nordic AB (publ) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

CONCORDIA BUS NORDIC AB (PUBL)
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ RAGNER NORBACK Ragner Norback	Principal Executive Officer and Director
/s/ JAN SELJEMO
Jan Seljemo	Principal Financial and Accounting Officer
/s/ FRODE LARSEN Frode Larsen	Director
/s/ GEORG KERVEL Georg Kervel	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Concordia Bus Nordic Holding AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

CONCORDIA BUS NORDIC HOLDING AB
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director

/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ HARALD ARNKVAERN Harald Arnkvaern	Director
Robin Doumar	Director
/s/ RICHARD SHARP Richard Sharp	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Swebus AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

SWEBUS AB
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ JAN BOSEAUS Jan Olof Allan Bosaeus	Principal Executive Officer
/s/ JAN SELJEMO
Jan Seljemo	Principal Financial and Accounting Officer
/s/ GEORG KERVEL Georg Kervel	Director
/s/ FRODE LARSEN Frode Larsen	Director
John Krister Johnsson	Director
Erik Linnarsson	Director
/s/ STIG NYMAN Stig Roland Nyman	Director
Claes Henrik Björnsson Birath	Director
/s/ JAN INGMAR FORS Jan Ingmar Fors	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Swebus Busco AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

SWEBUS BUSCO AB
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director
/s/ JAN SELJEMO
Jan Seljemo	Principal Financial and Accounting Officer
/s/ MATHIAS CRONA Mathias Crona	Director
/s/ THOMAS SJÖBERG Leif Thomas Sjöberg	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Swebus Express AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

SWEBUS EXPRESS AB
By:	/s/ FRODE LARSEN Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ STEFAN CARLÉN Stefan Carlén	Principal Executive Officer
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ FRODE LARSEN Frode Larsen	Director
/s/ LARS-ERIK THOMAS LARSSON Lars-Erik Thomas Larsson	Director
/s/ SÖREN PER ENAR PERSSON Sören Per Enar Persson	Director
Erik Linnarsson	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Interbus AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

INTERBUS AB
By:	/s/ FRODE LARSEN Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRED PER-ERIK ERICSON Fred Per-Erik Ericson	Principal Executive Officer
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ FRODE LARSEN Frode Larsen	Director
/s/ JOHAN BLOMQUIST Johan Blomquist	Director
Eric Linnarsson	Director
/s/ KENT AKE PRIM Kent Ake Prim	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ingeniør M.O. Schøyens Bilcentraler A.S. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

INGENIØR M.O. SCHØYENS BILCENTRALER A.S.
By:	/s/ FRODE LARSEN Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ GEORG KERVEL Georg Kervel	Director
/s/ ANNE M. NICOLAYSEN Anne Merete Stoltz Nicolaysen	Director
Kjetil Waal	Director
Kjell Saether	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Concordia Bus Finland Oy Ab has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

CONCORDIA BUS FINLAND OY AB
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ JOUNI JUHANI GUSTAFSSON Jouni Juhani Gustafsson	Principal Executive Officer and Director
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ FRODE LARSEN Frode Larsen	Director
/s/ MIKAEL DAMSTÉN Berndt Mikael Damstén	Director
/s/ GEORG KERVEL Georg Kervel	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Swebus Fastigheter AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

SWEBUS FASTIGHETER AB
By:	/s/ FRODE LARSEN Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ THOMAS SJÖBERG Leif Thomas Sjöberg	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Alpus AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

ALPUS AB
By:	/s/ FRODE LARSEN Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ THOMAS SJÖBERG Leif Thomas Sjöberg	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Enköping-Bålsta Fastighetsbolag AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

ENKÖPING-BÅLSTA FASTIGHETSBOLAG AB
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ THOMAS SJÖBERG Leif Thomas Sjöberg	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Malmfältens Omnibus AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway on August 12, 2004.

MALMFÄLTENS OMNIBUS AB
By:	/s/ FRODE LARSEN
Authorized Signatory

POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frode Larsen and Jan Seljemo (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of the 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), and any securities of Blue Sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Exchange Notes for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Exchange Notes, to any and all amendments including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on August 12, 2004.

Signature	Title

/s/ FRODE LARSEN Frode Larsen	Principal Executive Officer and Director
/s/ JAN SELJEMO Jan Seljemo	Principal Financial and Accounting Officer
/s/ THOMAS SJÖBERG Leif Thomas Sjöberg	Director
Puglisi & Associates		Authorized Representative in the United States
By:	/s/ DONALD PUGLISI

3.1	Articles of Association of Concordia Bus Nordic AB (publ).†
3.2	Articles of Association of Concordia Bus Nordic Holding AB.†
3.3	Articles of Association of Swebus AB.†
3.4	Articles of Association of Swebus Busco AB.†
3.5	Articles of Association of Swebus Express AB.†
3.6	Articles of Association of Interbus AB.†
3.7	Articles of Association of Ingeniør M.O. Schøyens Bilcentraler AS.†
3.8	Articles of Association of Concordia Bus Finland Oy Ab.†
3.9	Articles of Association of Swebus Fastigheter AB.†
3.10	Articles of Association of Alpus AB.†
3.11	Articles of Association of Enköping-Bålsta Fastighetsbolag AB.†
3.12	Articles of Association of Malmfältens Omnibus AB.†
4.1
Indenture, dated January 22, 2004, between Concordia Bus Nordic AB (publ), Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB and Deutsche Bank Trust Company Americas, in respect of Concordia Bus Nordic AB's €130,000,000 9.125% Senior Secured Notes due August 1, 2009.†
4.2	Form of 9.125% Senior Secured Notes due 2009 (included in Exhibit 4.1).†
4.3
Exchange and Registration Rights Agreement dated January 22, 2004, between Concordia Bus Nordic AB (publ), Goldman Sachs International, J.P. Morgan Securities, Ltd., Swebus AB, Swebus Busco AB, Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB in respect of €130,000,000 9.125% Senior Secured Notes due August 1, 2009, of Concordia Bus Nordic AB (publ).†
4.4	Subscription and Shareholders' Agreement, dated October 27, 1999, by and among Concordia Bus B.V., Schøyen Gruppen A/S, Bus Holdings S.a.r.l and Goldman Sachs International.*
5.1	Opinion of Clifford Chance Limited Liability Partnership, U.S. counsel to Concordia Bus Nordic AB (publ) as to the validity of the notes.
5.2	Opinion of Advokatfirman Lindahl HB, Swedish counsel to Concordia Bus Nordic AB (publ) as to the validity of the notes.
5.3	Opinion of Bugge, Arentz-Hansen & Rasmussen, Norwegian counsel to Concordia Bus Nordic AB (publ).
5.4	Opinion of Hannes Snellman Attorneys at Law Ltd, Finnish counsel to Concordia Bus Nordic AB (publ).
8.1	Opinion of Clifford Chance Limited Liability Partnership, U.S. counsel as to tax matters (included in Exhibit 5.1).

8.2	Opinion of Advokatfirman Lindahl HB, Swedish counsel as to tax matters (included in Exhibit 5.1).
10.1
Purchase Agreement, dated January 16, 2004, by and among Goldman Sachs International, J.P. Morgan Securities, Ltd., Swebus AB, Swebus Busco AB, Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB in respect of €130,000,000 9.125% Senior Secured Notes due August 1, 2009, of Concordia Bus Nordic AB (publ).†
10.2
Security Trustee Agreement, dated January 22, 2004, by and among Deutsche Trustee Company Limited as Security Trustee, Deutsche Bank Trust Company Americas as Trustee, Concordia Bus Nordic Holding AB, Swebus AB, Swebus Busco AB, Swebus Express Bus AB, Interbus AB, Ingeniør M.O. Schøyens Bilcentraler A.S., Concordia Bus Finland Oy Ab, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighetsbolag AB, and Malmfältens Omnibus AB.†
10.3
Amended and Restated Subordinated Loan Agreement, dated December 22, 2003 and amended and restated on January 22, 2004, between Concordia Bus AB (publ), Concordia Bus Nordic AB (publ) and Deutsche Bank Trust Company.†
10.4	Amended and Restated Subordinated Loan Agreement dated January 21, 2004 between Concordia Bus Nordic AB (publ), Concordia Bus AB and Deutsche Trustee Company Limited as Security Trustee.†
10.5	Agreement Relating to First Ranking Pledge of Buses, dated January 22, 2004, between Swebus Busco AB as Pledgor and Deutsche Trustee Company Limited as Security Trustee.†
10.6	Agreement Relating to Second Ranking Pledge of Buses, dated January 22, 2004, between Swebus Busco AB as Pledgor and Concordia Bus Nordic AB (publ).†
10.7
Share Pledge Agreement, dated January 22, 2004, between Swebus Fastigheter AB as Pledgor and Deutsche Trustee Company Limited as Security Trustee regarding shares in Alpus AB, Enköping-Bålsta Fastighetsbolag AB and Malmfältens Omnibus AB.†
10.8
Share Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic Holding AB as Pledgor and Deutsche Trustee Company Limted as Security Trustee in respect of shares in Concordia Bus Nordic AB (publ).†
10.9
Share Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic AB (publ) as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of shares in Swebus Express AB, Interbus AB, Swebus AB, Swebus Fastigheter AB and Swebus Busco AB.†
10.10
Share Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic AB (publ) as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of shares in Concordia Bus Finland Oy Ab.†
10.11
First Priority Pledge of Shares, dated January 22, 2004, between Concordia Bus Nordic AB (publ) as Pledgor and Deutsche Trustee Company Limted as Security Trustee in respect of shares in Ingeniør M.O. Schøyens Bilcentraler A.S.†
10.12	Pledge Agreement, dated January 22, 2004, between Concordia Bus Finland Oy Ab as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge and bearer notes.†

10.13	First Ranking Pledge of Floating Charge, dated January 22, 2004, between Alpus AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.14	First Ranking Pledge of Floating Charge, dated January 22, 2004, between Enköping-Bålsta Fastighetsbolag AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.15	First Ranking Pledge of Floating Charge, dated January 22, 2004, between Malmfältens Omnibus AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.16	First Ranking Pledge Agreement, dated January 22, 2004, between Swebus AB and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.17	Second Pledge of Floating Charge, dated January 22, 2004, between Swebus AB and Concordia Bus Nordic AB (publ) in respect of floating charge.†
10.18	Pledge of Accounts, dated January 22, 2004, between Ingeniør M.O. Schøyens Bilcentraler A.S. and Deutsche Trustee Company Limited as Security Trustee in respect of floating charge.†
10.19	Intragroup Loan Pledge Agreement, dated January 22, 2004, between Concordia Bus Nordic AB (publ), as Pledgor, and Deutsche Trustee Company Limited, as Security Trustee.†
10.20	Declaration of Pledge of Ingeniør M.O. Schøyens Bilcentraler A.S. of Trade Receivables, dated January 22, 2004.†
11.1	Statement re computation of per share earnings.†
12.1	Statement re computation of ratios.†
21.1	Subsidiaries of registrant.†
23.1	Consent of Deloitte & Touche AB.
23.2	Consent of Deloitte & Touche AB.
23.3	Consent of Deloitte & Touche AS.
23.4	Consent of Clifford Chance Limited Liability Partnership, U.S. counsel (included in Exhibit 5.1).
23.5	Consent of Advokatfirman Lindahl HB (included in Exhibit 5.2).
23.6	Consent of Bugge, Arentz-Hansen & Rasmussen (included in Exhibit 5.3).
23.7	Consent of Hannes Snellman Attorneys at Law Ltd. (included in Exhibit 5.4).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of eligibility of trustee on Form T-1.†
99.1	Letter of Transmittal.

*
Incorporated by reference from Concordia Bus AB (publ)'s Registration Statement on Form F-4, filed with the Commission on May 15, 2000 under Registration Number 333-11948.

†
Previously filed.